As filed with the Securities and Exchange Commission on August 30, 2004

Registration Nos. 333-58878, 333-58878-01, 333-58878-03,

333-58878-05 through 333-58878-08;

333-75778, 333-75778-01, 333-75778-03,

333-75778-04, 333-75778-06 through

333-75778-08; and 333-107168, 333-107168-01

through 333-107168-06

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 6 TO FORM S-4 REGISTRATION STATEMENT (NOS. 333-58878 THROUGH 333-58878-08) UNDER THE SECURITIES ACT OF 1933	POST-EFFECTIVE AMENDMENT NO. 6 TO FORM S-4 REGISTRATION STATEMENT (NOS. 333-75778 THROUGH 333-75778-08) UNDER THE SECURITIES ACT OF 1933	POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-4 REGISTRATION STATEMENT (NOS. 333-107168 THROUGH 333-107168-06) UNDER THE SECURITIES ACT OF 1933

EACH ON FORM S-1

TRITON PCS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	4812	23-2930873
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

TRITON MANAGEMENT COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	4812	23-2940271
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

TRITON PCS FINANCE COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	4812	51-0393831
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

TRITON PCS HOLDINGS COMPANY L.L.C.

(Exact Name of Registrant as Specified in its Charter)

Delaware	4812	23-2941874
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

TRITON PCS EQUIPMENT COMPANY L.L.C.

(Exact Name of Registrant as Specified in its Charter)

Delaware	4812	23-2974315
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

TRITON PCS OPERATING COMPANY L.L.C.

(Exact Name of Registrant as Specified in its Charter)

Delaware	4812	23-2974309
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

TRITON PCS INVESTMENT COMPANY L.L.C.

(Exact Name of Registrant as Specified in its Charter)

Delaware	4812	23-2999957
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1100 Cassatt Road

Berwyn, Pennsylvania 19312

(610) 651-5900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David D. Clark

Triton PCS, Inc.

Chief Financial Officer and

Executive Vice President

1100 Cassatt Road

Berwyn, Pennsylvania 19312

(610) 651-5900

(Name, address, including zip code, and telephone number, including area code, of registrant’s agent for service)

Please address a copy of all communications to:

Thomas D. Twedt Dow, Lohnes & Albertson, PLLC 1200 New Hampshire Ave. N.W. Suite 800 Washington, D.C. 20036-6802 (202) 776-2000	William A. Robinson Triton PCS, Inc. 1100 Cassatt Road Berwyn, Pennsylvania 19312 (610) 651-5900

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), the Prospectus included in this Registration Statement is a combined Prospectus and relates to: Registration Statement Nos. 333-58878, 333-58878-01, 333-58878-03, 333-58878-05 through 333-58878-08 filed by the Registrants on April 13, 2001 and declared effective by the Securities and Exchange Commission (the “Commission”) on May 2, 2001; Registration Statement Nos. 333-75778, 333-75778-01, 333-75778-03, 333-75778-04, 333-75778-06 through 333-75778-08 filed by the Registrants on December 21, 2001 and declared effective by the Commission on January 9, 2002; and Registration Statement Nos. 333-107168, 333-107168-01 through 333-107168-06, filed by the Registrants on July 18, 2003 and declared effective by the Commission on July 28, 2003. This Registration Statement constitutes Post-Effective Amendment No. 6 to Registration Statement Nos. 333-58878, 333-58878-01, 333-58878-03, 333-58878-05 through 333-58878-08; Post-Effective Amendment No. 6 to Registration Statement Nos. 333-75778, 333-75778-01, 333-75778-03, 333-75778-04, 333-75778-06 through 333-75778-08; and Post-Effective Amendment No. 2 to Registration Statement Nos. 333-107168, 333-107168-01 through 333-107168-06, each of which shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act. The registration statements amended hereby are collectively referred to herein, with this Registration Statement, as the “Registration Statement.”

This post-effective amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

EXPLANATORY NOTE

This Registration Statement contains a Prospectus relating to certain market making transactions in the 9 3/8% Senior Subordinated Notes due 2011 (the “9 3/8% notes”), the 8 3/4% Senior Subordinated Notes due 2011 (the “8 3/4% notes”) and the 8 1/2% Senior Notes due 2013 (the “8 1/2% notes”) of Triton PCS, Inc. to be carried out, from time to time, by J.P. Morgan Securities Inc. The information contained herein updates and combines certain information contained in three registration statements previously filed with, and declared effective by, the Securities and Exchange Commission: registration statement nos. 333-58878 through 333-58878-08 (relating to the 9 3/8% notes), registration statement nos. 333-75778 through 333-75778-08 (relating to the 8 3/4% notes) and registration statements nos. 333-107168 through 333-107168-06 (relating to the 8 1/2% notes).

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an off to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 20, 2004

Prospectus

Triton PCS, Inc.

$350,000,000 9 3/8% Senior Subordinated Notes due 2011

$400,000,000 8 3/4% Senior Subordinated Notes due 2011

$725,000,000 8 1/2% Senior Notes due 2013

This prospectus has been prepared for use by J.P. Morgan Securities Inc. in connection with offers and sales of the 9 3/8% notes, the 8 3/4% notes and 8 1/2% notes in market-making transactions in the over-the-counter market. Such sales will be made at prices related to prevailing market prices at the time of sale. J.P. Morgan Securities Inc. may act as principal or agent in these transactions. Triton PCS, Inc. will not receive any of the proceeds of these sales. The closings of the offering of the notes referred to in this prospectus, which constituted the delivery of the notes by Triton, occurred on January 19, 2001, in the case of the 9 3/8% notes, on November 14, 2001, in the case of the 8 3/4% notes and on June 13, 2003 in the case of the 8 1/2% notes. See “Plan of Distribution.”

Triton:

•	We are a leading provider of wireless personal communications services in the Southeastern United States.
•	Triton PCS, Inc., 1100 Cassatt Road, Berwyn, Pennsylvania 19312 (610) 651-5900

The 9 3/8% Senior Subordinated Notes due 2011:

•	Aggregate Principal Amount: $350,000,000
•	Maturity Date: February 1, 2011
•	Interest Payment Date: Semi-annually on each February 1 and August 1.
•	Redemption: The 9 3/8% notes will be redeemable on or after February 1, 2006. Up to 35% of the aggregate principal amount of the 9 3/8% notes are redeemable prior to February 1, 2004 with net proceeds from one or more equity offerings.

The 8 3/4% Senior Subordinated Notes due 2011:

•	Aggregate Principal Amount: $400,000,000
•	Maturity Date: November 15, 2011
•	Interest Payment: Semi-annually on each November 15 and May 15.
•	Redemption: The 8 3/4% notes will be redeemable on or after November 15, 2006. Up to 35% of the aggregate principal amount of the 8 3/4% notes are redeemable prior to November 15, 2004 with net proceeds from one or more equity offerings.

The 8 1/2% Senior Notes due 2013:

•	Aggregate Principal Amount: $725,000,000
•	Maturity Date: June 1, 2013
•	Interest Payment: Semi-annually on each June 1 and December 1.
•	Redemption: The 8 1/2% notes will be redeemable on or after June 1, 2008. Up to 35% of the aggregate principal amount of the 8 1/2% notes are redeemable prior to June 1, 2006 with net proceeds from one or more equity offerings.

Ranking:  The 8 1/2% notes and the related guarantees constitute senior unsecured obligations and rank equally in right of payment with all of our existing and future unsecured and unsubordinated debt and senior in right of payment to all of our existing and future subordinated debt. The 8 1/2% notes and the related guarantees effectively rank junior in right of payment to all of our existing and future secured debt to the extent of the value of the assets securing such debt. The 9 3/8% notes, the 8 3/4% notes, and their respective guarantees are general, unsecured obligations of ours and our subsidiaries and rank subordinate in right of payment to all current and future senior debt, including the 8 1/2% notes and the related guarantees, as well as secured debt. The 9 3/8% notes, the 8 3/4% notes and the related guarantees all rank pari passu with each other.

This investment involves risk. See “ Risk Factors” beginning on page 9.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [            ], 2004.

In making your investment decision, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances imply that the information herein is correct as of any date subsequent to the date on the cover of this prospectus.

Triton PCS, Inc. is a Delaware corporation. Triton PCS, Inc. and its subsidiaries are direct and indirect wholly-owned subsidiaries of Triton PCS Holdings, Inc., a Delaware corporation. Our principal executive offices are located at 1100 Cassatt Road, Berwyn, Pennsylvania 19312, and our telephone number at that address is (610) 651-5900. Our World Wide Web site address is http://www.tritonpcs.com. The information in our website is not part of this prospectus.

In this prospectus, unless the context requires otherwise, Holdings refers to Triton PCS Holdings, Inc. and Triton, Triton PCS, we, us and our refer to Triton PCS, Inc. and its wholly-owned subsidiaries. AT&T Wireless PCS refers to AT&T Wireless PCS, LLC, AT&T Wireless refers to AT&T Wireless Services, Inc. and AT&T refers to AT&T Corp.

The term 11% notes refers to our 11% senior subordinated discount notes due 2008, which we redeemed in 2003, the term 9 3/8% notes refers to our 9 3/8% senior subordinated notes due 2011, the term 8 3/4% notes refers to our 8 3/4% senior subordinated notes due 2011 and the term 8 1/2% notes refers to our 8 1/2% senior notes due 2013. The term notes refers to the 9 3/8% notes, the 8 3/4% notes and the 8 1/2% notes, collectively, unless the context requires otherwise.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any note offered hereby by any person in any jurisdiction in which it is unlawful for such person to make an offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances imply that there has been no change in the affairs of our company or its subsidiaries or that the information set forth herein is correct as of any date subsequent to the date hereof.

This prospectus has been prepared based on information provided by us and by other sources that we believe are reliable. This prospectus summarizes certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of what we discuss in this prospectus.

You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice.

i

SUMMARY

This summary highlights selected information about Triton and other information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the notes. You should carefully read this entire prospectus, including the risks of investing in the notes discussed under “Risk Factors” and our financial statements and the related notes to the financial statements appearing elsewhere in this prospectus.

Triton

We are a leading provider of wireless communications services in the southeastern United States. As of June 30, 2004, our wireless communications licenses covered approximately 13.8 million potential customers in a contiguous geographic area encompassing portions of Virginia, North Carolina, South Carolina, Tennessee, Georgia and Kentucky. In February 1998, we entered into a joint venture with AT&T Wireless. As part of this agreement, AT&T Wireless contributed personal communications services licenses for 20 MHz of authorized frequencies covering 11.3 million potential customers within defined areas of our region in exchange for an equity position in Holdings. Since that time, we have expanded our coverage area to include an additional 2.5 million potential customers through acquisitions and license exchanges with AT&T Wireless. As part of these transactions with AT&T Wireless, we were granted the right to be the exclusive provider of wireless mobility services using co-branding with AT&T within our region. We believe our markets are strategically attractive because of their proximity to the Washington, D.C., Charlotte, North Carolina and Atlanta, Georgia markets, which collectively cover a population of more than 28.5 million individuals. Our strategy is to provide extensive coverage to customers within our region, to offer our customers high-quality, innovative voice and data services with coast-to-coast coverage and to benefit from roaming revenues generated by AT&T Wireless’ and other carriers’ wireless customers who roam into our covered area.

Recent Developments

On July 7, 2004, Holdings entered into a non-binding letter of intent with Cingular Wireless and AT&T Wireless. Under the terms of this letter of intent, Holdings would cause Triton to exchange its network assets and customers in Virginia for $175.0 million in cash from Cingular Wireless and certain AT&T Wireless network assets and customers in Raleigh, Charlotte, Greensboro and Burlington, North Carolina, Puerto Rico and the U.S. Virgin Islands. As a result of the proposed transaction, our potential customers would increase from 13.8 million to 18.1 million, and we would gain entrance into 5 of the top 50 basic trading areas in the United States. Employees in the affected markets would transition to Triton or AT&T Wireless, as appropriate, with the respective assets that are being exchanged. The exchange transactions contemplated by the non-binding letter of intent are subject to the negotiation and execution of definitive agreements and the subsequent receipt of customary regulatory approvals.

Also on July 7, 2004, Holdings entered into a definitive agreement with Cingular Wireless, AT&T Wireless and AT&T Wireless PCS. Pursuant to that agreement, subject to the satisfaction of certain closing conditions (including the completion of the merger between AT&T Wireless and Cingular Wireless), AT&T Wireless PCS has agreed to surrender to Holdings all of the Holdings stock owned by AT&T Wireless PCS, including all of Holdings’ Series A preferred stock and Series D preferred stock. Upon the surrender of that stock, the First Amended and Restated Stockholders Agreement among Holdings and certain of its stockholders will terminate. Such termination will allow AT&T Wireless and its affiliates to operate in regions where we presently operate, and will also allow us to operate beyond our current operating territory in geographical areas where we currently are prohibited. AT&T Wireless also has agreed to transfer to Holdings at the closing all of AT&T Wireless’ interest in Affiliate License Co., L.L.C., which controls the “SUNCOM” brand name and related trademarks.

AT&T Wireless has further agreed to waive the payment of the $3.5 million cash dividend previously declared by Holdings on the Series A preferred stock. Further, Holdings, Cingular Wireless and AT&T Wireless have agreed to enter into mutual releases relating to claims arising under certain specified existing contracts among the parties.

In addition, on July 7, 2004, we entered into a separate agreement with Cingular Wireless, AT&T Wireless and AT&T Wireless PCS, under which, subject to the satisfaction of certain closing conditions (including the completion of the merger between AT&T Wireless and Cingular Wireless and the closing of the first agreement described above), our roaming agreements with AT&T Wireless and Cingular Wireless will be amended to extend the terms and reduce the roaming rates payable to us and our affiliates thereunder. In addition, AT&T Wireless will transfer certain FCC licenses covering Savannah, Georgia, and Asheville, Wilmington and Jacksonville, North Carolina, to us in exchange for certain FCC licenses held by Triton covering Savannah and Augusta, Georgia. As additional consideration for this license exchange, Cingular Wireless has also agreed to pay us approximately $4.6 million.

The consummation of all of the transactions under the agreements and the non-binding letter of intent described above is contingent upon the prior completion of Cingular Wireless’ acquisition of AT&T Wireless, which is presently expected to occur in late 2004.

9 3/8% Notes

Securities Outstanding	$350,000,000 aggregate principal amount of 9 3/8% senior subordinated notes due 2011.

Maturity Date	February 1, 2011.

Interest Payment Dates	February 1 and August 1.

Optional Redemption

We may redeem the 9 3/8% notes, in whole or in part, at any time at the redemption prices set forth in the “Description of the 9 3/8% Notes” section under the heading “Optional Redemption,” plus accrued and unpaid interest to the redemption date.

Ranking

The 9 3/8% notes constitute unsecured obligations of Triton and rank subordinate in right of payment to all of our existing and future senior debt, including the 8 1/2% notes, capital lease obligations and any indebtedness under our credit facility. The 9 3/8% notes rank pari passu with our 8 3/4% notes. At June 30, 2004, there was approximately $726.5 million of outstanding indebtedness to which the 9 3/8% notes were subordinated. In addition, at such date, we could borrow up to $100.0 million of additional indebtedness under our credit facility, all of which would constitute senior debt.

Guarantees

The 9 3/8% notes are fully and unconditionally guaranteed on a senior subordinated basis by all of our domestic subsidiaries other than the subsidiaries holding our real property and leasehold interests and our Federal Communications Commission (FCC) licenses. See “Risk Factors” and “Description of the 9 3/8% Notes”. The guarantees are general unsecured obligations of the guarantors and rank subordinate in right of payment to all existing and future senior debt of such guarantors, including such guarantors’ guarantee of indebtedness under our credit facility. The guarantees rank equal in right of payment with any other senior subordinated indebtedness of the guarantors. Holdings is not a guarantor of the 9 3/8% notes.

Change of Control

Upon a change of control, each holder of the 9 3/8% notes may require us to repurchase such holder’s 9 3/8% notes, in whole or in part, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the purchase date. Our credit facility prohibits the purchase of outstanding 9 3/8% notes prior to repayment of the borrowings under our credit facility. We cannot assure you that upon a change of control we will have sufficient funds to repurchase any of the 9 3/8% notes.

Certain Covenants

The indenture governing the 9 3/8% notes contains certain covenants that, among other things, limit our ability or the ability of any of our restricted subsidiaries to incur additional indebtedness, make certain restricted payments and investments, create liens, permit dividend or other payment restrictions to apply to subsidiaries, enter into certain transactions with affiliates or related persons or consummate certain merger, consolidation or similar transactions. In addition, in certain circumstances, we will be required to offer to purchase the 9 3/8% notes at 100% of the principal amount thereof plus accrued and unpaid interest with the net proceeds of certain asset sales. These covenants are subject to a number of significant exceptions and qualifications.

Form of 9 3/8% notes

The 9 3/8% notes are represented by one or more permanent global securities deposited with The Bank of New York, as book-entry depositary, for the benefit of DTC. You will not receive 9 3/8% notes in registered form unless one of the events set forth under the heading “Book-Entry; Delivery and Form” occurs. Instead, beneficial interests in the 9 3/8% notes are shown on, and transfers of the 9 3/8% notes are effected only through, records maintained in book-entry form by DTC with respect to its participants.

The 8 3/4% Notes

Securities Outstanding	$400,000,000 aggregate principal amount of 8 3/4% senior subordinated notes due 2011.

Maturity Date	November 15, 2011.

Interest Payment Dates	November 15 and May 15.

Optional Redemption

We may redeem the 8 3/4% notes, in whole or in part, at any time on or after November 15, 2006 at the redemption prices set forth in the “Description of the 8 3/4% Notes” section under the heading “Optional Redemption,” plus accrued and unpaid interest to the redemption date. Prior to November 15, 2004, we may redeem up to 35% of the principal amount of the 8 3/4% notes with the cash proceeds we have received from one or more public offerings of our or Holdings’ capital stock (other than disqualified stock) at a redemption price of 108.75% of the principal amount thereof, plus accrued and unpaid interest to the redemption date; provided, however, that at least 65% of the aggregate principal amount of the 8 3/4% notes originally issued remains outstanding immediately after any such redemption.

Ranking

The 8 3/4% notes constitute unsecured obligations of Triton and rank subordinate in right of payment to all of our existing and future senior debt, including the 8 1/2% notes, capital lease obligations and any indebtedness under our credit facility. The 8 3/4% notes rank pari passu with our 9 3/8% notes. At June 30, 2004, there was approximately $726.5 million of outstanding indebtedness to which the 8 3/4% notes were subordinated. In addition, at such date, we could borrow up to $100.0 million of additional indebtedness under our credit facility, all of which would constitute senior debt.

Guarantee

The 8 3/4% notes are fully and unconditionally guaranteed on a senior subordinated basis by all of our domestic subsidiaries other than the subsidiaries holding our real property and leasehold interests and our FCC licenses. See “Risk Factors” and “Description of the 8 3/4% Notes.” The guarantees are general unsecured obligations of the guarantors and rank subordinate in right of payment to all existing and future senior debt of such guarantors, including such guarantors’ guarantee of indebtedness under our credit facility. The guarantees rank equal in right of payment with any other senior subordinated indebtedness of the guarantors. Holdings is not a guarantor of the 8 3/4% notes.

Change of Control

Upon a change of control, each holder of the 8 3/4% notes may require us to repurchase such holder’s 8 3/4% notes, in whole or in part, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the purchase date. Our credit facility prohibits the purchase of outstanding 8 3/4% notes prior to repayment of the borrowings under our credit facility. We cannot assure you that upon a change of control we will have sufficient funds to repurchase any of the 8 3/4% notes.

Certain Covenants

The indenture governing the 8 3/4% notes contains certain covenants that, among other things, limit our ability or the ability of any of our restricted subsidiaries, to incur additional indebtedness, make certain restricted payments and investments, create liens, permit dividend or other payment restrictions to apply to subsidiaries, enter into certain transactions with affiliates or related persons or consummate certain merger, consolidation or similar transactions. In addition, in certain circumstances, we will be required to offer to purchase the 8 3/4% notes at 100% of the principal amount thereof plus accrued and unpaid interest with the net proceeds of certain asset sales. These covenants are subject to a number of significant exceptions and qualifications.

Form of 8 3/4% notes

The 8 3/4% notes are represented by one or more permanent global securities deposited with The Bank of New York, as book-entry depositary, for the benefit of DTC. You will not receive 8 3/4% notes in registered form unless one of the events set forth under the heading “Book-Entry; Delivery and Form” occurs. Instead, beneficial interests in the 8 3/4% notes are shown on, and transfers of the 8 3/4% notes are effected only through, records maintained in book-entry form by DTC with respect to its participants.

The 8 1/2% Notes

Securities Outstanding	$725,000,000 aggregate principal amount of 8 1/2% senior notes due 2013.

Maturity Date	June 1, 2013.

Interest Payment Dates	June 1 and December 1.

Optional Redemption

We may redeem the 8 1/2% notes, in whole or in part, at any time on or after June 1, 2008 at the redemption prices set forth in the “Description of the 8 1/2% Notes” section under the heading “Optional Redemption,” plus accrued and unpaid interest to the redemption date. Prior to June 1, 2006, we may redeem up to 35% of the principal amount of the 8 1/2% notes with the cash proceeds we have received from one or more public offerings of our or Holdings’ capital stock (other than disqualified stock) at a redemption price of 108.5% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date; provided, however, that at least 65% of the aggregate principal amount of the 8 1/2% notes originally issued remains outstanding immediately after any such redemption.

Ranking

The 8 1/2% notes constitute senior unsecured obligations of ours and rank equally in right of payment with all of our existing and future senior unsecured and unsubordinated debt, senior in right of payment to all of our existing and future subordinated debt and effectively rank junior in right of payment to all of our secured debt, including capital lease obligations and borrowings, if any, under our credit facility, to the extent of the value of the assets securing such debt. The 8 1/2% notes rank senior to the 9 3/8% notes and the 8 3/4% notes. At June 30, 2004, we had $1.5 million of outstanding capital lease obligations, and we could borrow up to $100.0 million under our credit facility, all of which would constitute secured debt.

Guarantee

The 8 1/2% notes are fully and unconditionally guaranteed on a senior basis by all of our current direct and indirect domestic subsidiaries other than the subsidiaries holding our real property and leasehold interests and our FCC licenses. See “Risk Factors” and “Description of the 8 1/2% Notes.” The guarantees are unsecured obligations of the guarantors and rank equally in right of payment with all of the guarantors’ exiting and future senior unsecured and unsubordinated debt and are effectively subordinated in right of payment to all of the guarantors’ secured debt, including borrowings, if any, under our credit facility, to the extent of the value of the assets securing such debt. Holdings is not a guarantor of the 8 1/2% notes.

Change of Control

Upon a change of control, each holder of the 8 1/2% notes may require us to repurchase such holder’s 8 1/2% notes, in whole or in part, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest and additional interest, if any, to the purchase date. Our revolving credit facility restricts the purchase of the 8 1/2% notes prior to repayment of the borrowings under our credit facility. We currently have no borrowings under our credit facility.

Certain Covenants

The indenture governing the 8 1/2% notes contains certain covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to incur additional indebtedness, make certain restricted payments and investments, create liens, permit dividend restrictions or other payment restrictions to apply to subsidiaries, enter into certain transactions with affiliates or related persons or consummate certain merger, consolidation or similar transactions. In addition, in certain circumstances, we will be required to offer to purchase the 8 1/2% notes at 100% of the principal amount thereof plus accrued and unpaid interest with the net proceeds of certain asset sales. These covenants are subject to a number of significant exceptions and qualifications.

Form of 8 1/2% notes

The 8 1/2% notes are represented by permanent global securities deposited with The Bank of New York, as book-entry depositary, for the benefit of DTC. You will not receive 8 1/2% notes in registered form unless one of the events set forth under the heading “Book-Entry; Delivery and Form” occurs. Instead, beneficial interests in the 8 1/2% notes are shown on, and transfers of the 8 1/2% notes are effected only through, records maintained in book-entry form by DTC with respect to its participants.

RISK FACTORS

You should consider carefully the risks and uncertainties described below and the other information in this prospectus, including the financial statements and related notes, before deciding to invest in the notes. While these are the risks and uncertainties we believe are most important for you to consider, you should know that they are not the only risks or uncertainties facing us or which may adversely affect our business. If any of the following risks or uncertainties actually occurs, our business, financial condition or results of operations would likely suffer.

Risks Related to Our Indebtedness

We have substantial indebtedness, and servicing our indebtedness could reduce funds available to grow our business.

We are highly leveraged. As of June 30, 2004, we had total consolidated long-term obligations of approximately $1.4 billion. Our high level of indebtedness could interfere with our ability to grow. For example, it could:

•	increase our vulnerability to general adverse economic and industry conditions;

•	limit our ability to obtain additional financing;

•	require the dedication of a substantial portion of our cash flow from operations to the payment of principal of, and interest on, our indebtedness;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry; and

•	place us at a competitive disadvantage relative to less leveraged competitors.

Our ability to generate sufficient cash flow from operations to pay the principal of, and interest on, our indebtedness is uncertain. In particular, if we do not meet our anticipated revenue growth and operating expense targets, our future debt service obligations could exceed cash available to us. Further, we may not be able to refinance any of our indebtedness on commercially reasonable terms or at all.

Our future growth may require significant additional capital, and our substantial indebtedness could impair our ability to fund our capital requirements.

We believe that we have sufficient funds to finance our planned capital expenditures for network construction, but we may require additional capital in the event, unforeseen delays, cost overruns, unanticipated expenses, regulatory changes, engineering design changes and other technological risks or if we acquire additional licenses. For example, if we successfully reach and consummate a definitive agreement with Cingular Wireless and AT&T Wireless consistent with the existing non-binding letter of intent, then the assets we acquire in Puerto Rico and the U.S. Virgin Islands may require additional investment in capital expenditures. Currently, planned capital expenditures primarily consist of the continued expansion of GSM/GPRS technology to provide advanced wireless data services to our subscribers. GSM digital technology will also position us to earn roaming revenue from other wireless carriers, such as AT&T Wireless and Cingular Wireless, who are selling GSM handsets. Sources of funding for our future capital requirements may include any or all of the following:

•	public offerings or private placements of equity and debt securities;

•	commercial bank loans; and

•	equipment lease financing.

Due to our highly leveraged capital structure, additional financing may not be available to us, or, if it were available, it may not be available on a timely basis, on terms acceptable to us and within the limitations contained in the indentures governing our 9 3/8% notes, our 8 3/4% notes, our 8 1/2% notes, and the documentation governing our revolving credit facility or any new financing arrangements. Failure to obtain any appropriate financing, should the need for it develop, could result in the delay or abandonment of our development and expansion plans and our failure to meet regulatory requirements. It could also impair our ability to meet our debt service requirements and could have a material adverse effect on our business.

Our debt instruments contain restrictive covenants that may limit our operating flexibility.

The indentures governing our 9 3/8% notes, our 8 3/4% notes and our 8 1/2% notes contain, and the documentation governing our revolving credit facility contains, significant covenants that limit our ability to engage in various transactions. Our new revolving credit facility also requires satisfaction of specified financial performance criteria. In addition, under each of these documents, the occurrence of specific events, in some cases after notice and grace periods, would constitute an event of default permitting acceleration of the respective indebtedness.

These events include:

•	failure to comply with a document’s covenants;

•	material inaccuracies of representations and warranties;

•	specified defaults under or acceleration of other indebtedness; and

•	events of bankruptcy or insolvency.

The limitations imposed by our outstanding indebtedness are substantial, and failure to comply with them could have a material adverse effect on our business. We are in full compliance with our debt covenants as of the date of this prospectus.

We may be subject to laws relating to fraudulent conveyance.

Various fraudulent conveyance laws have been enacted for the protection of creditors and may be used by a court to subordinate or avoid the notes or any of the guarantees in favor of other existing or future creditors. If a court in a lawsuit on behalf of any unpaid creditor of Triton or any of its subsidiaries or a representative of those creditors were to find that, at the time Triton and its subsidiaries issued the notes and the guarantees, Triton or any of its subsidiaries:

•	intended to hinder, delay or defraud any existing or future creditor or contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others; or

•	did not receive fair consideration or reasonably equivalent value for issuing the notes or any of the guarantees; and

Triton or any of its subsidiaries:

•	was insolvent;

•	was rendered insolvent by reason of that issuance;

•	was engaged or about to engage in a business or transaction for which the remaining assets of Triton and its subsidiaries constituted unreasonably small capital to carry on their business; or

•	intended to incur, or believed that Triton or its subsidiaries would incur, debts beyond the respective entity’s ability to pay as they matured,

the court could void Triton’s or its subsidiaries’ obligations under the notes and/or the guarantees and void the transactions. Alternatively, the noteholders’ claims could be subordinated to claims of the other creditors. Based upon financial and other information currently available to Triton, Triton believes:

•	the notes and the guarantees were incurred for proper purposes and in good faith;

•	Triton and its subsidiaries were solvent after issuing the notes; and

•	Triton and its subsidiaries were able to pay their debts as they matured.

Triton also believes it had sufficient capital for carrying on its business.

Risks Related to Our Business and Industry

We are dependent upon roaming revenue, and its seasonality will subject our revenue and operating income to seasonal fluctuations.

In 2001, 2002 and 2003, approximately 23.5%, 24.5% and 22.3%, respectively, of our revenues were derived from roaming charges incurred by other wireless providers for use of our network by their customers who had traveled within our coverage area. Most of that revenue was derived from AT&T Wireless’ and Cingular Wireless’ customers. If roaming minutes of use by either company were to decline significantly, we would not be able to maintain the roaming revenue we have historically realized. In our July 7, 2004 agreements with Cingular Wireless and AT&T Wireless, we agreed to reduce the roaming rates Cingular Wireless and AT&T Wireless pay to us for their customers’ use of our network. In addition, we will no longer be the exclusive provider of AT&T Wireless branded service in our markets, which we believe may reduce roaming minutes of use by Cingular Wireless’ and AT&T Wireless’ customers. See “The consummation of our agreements with AT&T Wireless and Cingular will have a material impact on our business and results of operations, which we cannot currently predict”.

Our coverage area includes a number of resort areas that contribute to our roaming revenue. As a result, our roaming revenue increases during vacation periods, introducing a measure of seasonality to our revenue and operating income.

The consummation of our agreements with AT&T Wireless and Cingular will have a material impact on our business and results of operations, which we cannot currently predict.

Currently, Holdings is a party to a non-binding letter of intent with Cingular Wireless and AT&T Wireless pursuant to which Holdings would cause Triton to exchange its network assets in Virginia for certain network assets of AT&T Wireless in North Carolina, Puerto Rico and the U.S. Virgin Islands and $175 million in cash. Currently, Holdings is working with Cingular Wireless and AT&T Wireless to prepare a definitive agreement governing this proposed transaction. Should Holdings reach a definitive agreement and should the transaction close, we will no longer operate in Virginia, a market we know well, and we will begin to operate in Puerto Rico and the U.S. Virgin Islands, a new market for us. We may not be able to successfully integrate our operations and compete in the Puerto Rico and U.S. Virgin Island market due to the general economic, business, political and social conditions in the Caribbean region, including the effects of world events and weather conditions on tourism in Puerto Rico and the U.S. Virgin Islands. We also expect that the Puerto Rico and U.S. Virgin Island market will generate less roaming revenue than the Virginia market. In addition, we may be required to make capital expenditures to upgrade the existing PCS network in Puerto Rico and the U.S. Virgin Islands to the same technological standard of our GSM/GPRS network.

On July 7, 2004, Holdings entered into a definitive agreement with Cingular Wireless, AT&T Wireless and AT&T Wireless PCS. Pursuant to that agreement, subject to the satisfaction of certain closing conditions, AT&T Wireless PCS has agreed to surrender to Holdings all of Holdings’ Series A and Series D preferred stock held by AT&T Wireless PCS. Upon surrender by AT&T Wireless PCS of the Series A and Series D preferred stock, Holdings’ First Amended and Restated Stockholders Agreement will terminate. Such termination will allow AT&T Wireless and its affiliates to operate in regions where Holdings presently has the right to provide AT&T Wireless branded service. In addition, on July 7, 2004, we entered into a separate agreement with Cingular Wireless, AT&T Wireless and AT&T Wireless PCS under which, subject to the satisfaction of certain closing conditions, our roaming agreements with AT&T Wireless and Cingular Wireless will be amended to extend their terms and reduce the roaming rates payable to us.

Upon the closing of these two definitive agreements and the termination of Holdings’ First Amended and Restated Stockholders Agreement, we will be subject to increased competition within our markets, as the restrictions under the First Amended and Restated Stockholders Agreement on AT&T Wireless’ ability to compete in our markets will no longer exist. In addition, Cingular Wireless and AT&T Wireless will pay us reduced roaming fees when their customers roam into our markets. Since Cingular Wireless and AT&T Wireless (or the combined company after the merger) will be able to compete directly with us in our markets, the roaming revenue we receive from Cingular Wireless and AT&T Wireless will likely be reduced.

The closing and implementation of the definitive agreements described above is, and the closing of the definitive agreement prepared pursuant to the non-binding letter of intent will be, contingent on the closing of the Cingular Wireless/AT&T Wireless merger. The Cingular Wireless/AT&T Wireless merger is subject to a number of closing conditions, including the receipt of Federal Communications Commission and federal antitrust approvals, neither of which have been granted as of the date of this prospectus. We have no control over whether these approvals will be granted or whether the merger will close. Should the Cingular Wireless/AT&T Wireless merger agreement terminate, each of the definitive agreements described above will terminate, and we expect to return to the same position we were in before we entered into these definitive agreements and the non-binding letter of intent.

We have incurred, and may continue to incur, net losses.

We have incurred net losses during the development, construction and upgrade of our personal communications services network and may continue to incur such losses as we continue to build our customer base. Our profitability will primarily depend on our ability to:

•	market our services successfully;

•	achieve our projected market penetration;

•	manage customer turnover rates effectively;

•	price our services competitively; and

•	control our operating and non-operating expenses.

We may not be able to successfully accomplish these tasks, and if we do not, we may not be able to achieve profitability. Personal communications services systems have a limited operating history in the United States, and our operation of these systems in our markets may not become profitable.

Our inability to effectively manage our planned growth could adversely affect our operations.

We have experienced rapid growth and development in a relatively short period of time and expect to continue to experience growth in the future. The management of such growth will require, among other things, continued development of our financial and management controls and management information systems, stringent control of costs, increased marketing activities, ability to attract and retain qualified management personnel and the training of new personnel. Failure to successfully manage our expected growth and development could have a material adverse effect on our business, results of operations and financial condition.

The wireless industry is experiencing rapid technological change, and we may lose customers if we fail to keep up with these changes.

The wireless telecommunications industry is experiencing significant technological change, as evidenced by the ongoing improvements in the capacity and quality of digital technology, the development and commercial acceptance of advanced wireless data services, shorter development cycles for new products and enhancements and changes in end-user requirements and preferences. We may lose customers if we fail to keep up with these changes.

Many personal communications services providers have experienced a high rate of customer turnover, which, if it affects us, may reduce our revenues.

Many providers in the personal communications services industry have experienced a high rate of customer turnover. The rate of customer turnover may be the result of several factors, including network coverage, reliability issues such as blocked and dropped calls, handset problems, non-use of phones, change of employment, affordability, customer care concerns and other competitive factors. Our strategy to address customer turnover may not be successful, or the rate of customer turnover may be unacceptable. A high rate of customer turnover could reduce our revenues and could have a material adverse effect on our competitive position and results of operations.

We are dependent on our FCC licenses, and our business could be harmed by adverse regulatory changes.

The FCC regulates the licensing, construction, operation, sale and interconnection arrangements of wireless telecommunications systems to varying degrees, as do some state and local regulatory agencies. In addition, the FCC, in conjunction with the Federal Aviation Administration (FAA) regulates tower marking and lighting. We cannot assure you that the FCC, the FAA or the state and local agencies having jurisdiction over our business will not adopt regulations or take other actions that would adversely affect our business.

One of our principal assets is our portfolio of FCC licenses to provide cellular and personal communications services. Our loss of any of these licenses would have a material adverse effect on our business. Our personal communications services licenses are subject to renewal beginning in 2005 and our cellular license for Myrtle Beach is subject to renewal in 2010. Our FCC licenses are also subject to fines or to potential revocation if we do not comply with the FCC’s rules.

Our success depends on our ability to attract and retain qualified personnel.

A small number of key executive officers manage our business. Their loss could have a material adverse effect on our operations. We believe that our future success will also depend in large part on our continued ability to attract and retain highly qualified technical and management personnel. We believe that there is, and will continue to be, intense competition for qualified personnel in the personal communications services industry as the emerging personal communications services market develops, and we cannot assure you that we will be successful in retaining our key personnel or in attracting and retaining other highly qualified technical and management personnel. We do not presently maintain key-man life insurance on any of our executives or other employees.

We will likely incur operating costs due to unauthorized use of our network.

As do most companies in the wireless industry, we will likely incur costs associated with the unauthorized use of our network, including administrative and capital costs associated with detecting, monitoring and reducing the incidence of fraud. Fraud impacts interconnection costs, capacity costs, administrative costs, fraud prevention costs and payments to other carriers for unbillable fraudulent roaming.

If hand-held phones pose health and safety risks, we may be subject to new regulations, and there may be a decrease in demand for our services.

Media reports have suggested that, and studies have been undertaken to determine whether, certain radio frequency emissions from wireless handsets may be linked to various health concerns, including cancer, and may interfere with various electronic medical devices, including hearing aids and pacemakers. In addition, lawsuits have been filed against other participants in the wireless industry alleging various adverse health consequences as a result of wireless phone usage. While many of these lawsuits were dismissed because of a lack of scientific evidence linking wireless handsets with cancer, other lawsuits were recently sent back to the trial court for further review. In addition, future lawsuits could be filed based on new evidence.

If consumers’ health concerns over radio frequency emissions increase, they may be discouraged from using wireless handsets, and regulators may impose restrictions on the location and operation of cell sites. These concerns could have an adverse effect on the wireless communications industry and expose wireless providers to further litigation, which, even if not successful, can be costly to defend. We cannot assure you that government authorities will not increase regulation of wireless handsets and cell sites as a result of these health concerns or that wireless companies will not be held liable for costs or damages associated with these concerns. The actual or perceived risk of radio frequency emissions could also adversely affect us through a reduced subscriber growth rate, a reduction in subscribers, reduced network usage per subscriber or reduced financing available to the wireless communications industry.

Our institutional investors invest in other wireless communications services companies, and conflicts of interest may arise from these investments and from other directorships held by Holdings’ directors that may not be resolved in our favor.

Our principal institutional investors, or their affiliates, may have investments in wireless communications services companies other than Triton. These institutional investors may in the future invest in other entities that compete with us. In addition, several of Holdings’ directors serve as directors of other communications services companies. As a result, these directors may be subject to conflicts of interest during their tenure as directors of Holdings. Because of these potential conflicts, these directors may be required to disclose periodically financial or business opportunities to us and to the other companies to which they owe fiduciary duties.

Risks Related to the Notes

Payment of principal and interest on the 9 3/8% notes, the 8 3/4% notes and the 8 1/2% notes are subordinate to Triton’s senior secured debt and the 9 3/8% notes and the 8 3/4% notes are subordinate to the 8 1/2% notes.

Triton has granted its lenders under its new revolving credit facility a security interest in substantially all of its assets and those of certain of its existing and subsequently acquired or organized domestic subsidiaries, including a first priority pledge of all of the capital stock and other equity interests of all of its domestic subsidiaries, and Holdings has granted a pledge of the capital stock of Triton. In the event of a default on secured indebtedness, the parties granted security interests will have a prior secured claim on the capital stock of Triton and its subsidiaries as well as Triton’s assets and the assets of its subsidiaries in which liens have been granted. If the parties should attempt to foreclose on their collateral, Triton’s financial condition and the value of the 9 3/8% notes, the 8 3/4% notes and the 8 1/2% notes would be materially adversely affected.

The 8 1/2% notes and the guarantees related to these notes are senior unsecured obligations of Triton that rank senior in right of payment to all current and future subordinated debt, including the 9 3/8% notes and the 8 3/4% notes. Holders of secured obligations of Triton will have claims that are prior to claims of the holders of the 8 1/2% notes with respect to the assets securing those obligations. In the event of a liquidation, dissolution, reorganization, bankruptcy or any similar proceeding, Triton’s assets and those of its subsidiaries will be available to pay obligations on the notes and the guarantees related to the notes only after holders of its senior secured debt have been paid the value of the assets securing such debt. Accordingly, there may not be sufficient funds remaining to pay amounts due on all or any of the 8 1/2% notes or the subordinated obligations (as discussed below) of the 9 3/8% notes and the 8 3/4% notes.

The 9 3/8% notes and the 8 3/4% notes and guarantees related to these notes are unsecured obligations of Triton and its subsidiaries that rank equally with each other but are subordinated in right of payment to all current and future senior debt, such as the 8 1/2% notes, as well as secured debt. In the event of a liquidation, dissolution, reorganization, bankruptcy or any similar proceeding, Triton’s assets and those of its subsidiaries will be available to pay obligations on the 9 3/8% notes and the 8 3/4% notes and the guarantees related to these notes only after its senior debt and secured debt has been paid in full. Accordingly, there may not be sufficient funds remaining to pay amounts due on all or any of the 9 3/8% notes and the 8 3/4% notes.

At June 30, 2004, we had outstanding approximately $1.5 million of secured debt, which related to our capital lease obligations, $725.0 million aggregate principal amount of senior indebtedness and $750.0 million aggregate principal amount of subordinated indebtedness. In addition, at such date, we could borrow up to $100.0 million of additional indebtedness under our credit facility, all of which would constitute secured debt.

There is no public trading market for the notes, and your ability to sell your notes is limited.

We cannot assure you as to the liquidity of any markets that have developed or may develop for the notes, the ability of holders of the notes to sell their notes or the price at which holders may be able to sell their notes. Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. At the time of issuance, the initial purchasers of the notes, including J.P. Morgan Securities Inc., advised Triton that they intended to make a market in the notes. However, none of the initial purchasers is obligated to do so and any market-making may be discontinued by any of them at any time without notice. In addition, market-making activity will be subject to the limits imposed by the Securities Act of 1933 and the Securities Exchange Act of 1934. No active trading market may exist for the notes, and any trading market which does develop may not be liquid. Because J.P. Morgan Securities Inc. is deemed to be our affiliate, J.P. Morgan Securities Inc. is required to deliver a current “market making” prospectus and otherwise comply with the registration requirements of the Securities Act of 1933, as amended, in any secondary market sale of the 9 3/8% notes, the 8 3/4% notes or the 8 1/2% notes. Accordingly, the ability of J.P. Morgan Securities Inc. to make a market in the 9 3/8% notes, the 8 3/4% notes or the 8 1/2% notes may, in part, depend on our ability to maintain a current market making prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as anticipate, believe, could, estimate, expect, intend, may, should, will and would or similar words. Our forward-looking statements also include the facts and assumptions underlying such statements or projections. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other “forward-looking” information. The factors listed in the “Risk Factors” section, as well as any cautionary language in this prospectus, provide examples of risk, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Before you invest in the notes, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus could have a material adverse effect on our business, results of operations and financial condition.

USE OF PROCEEDS

We will not receive any proceeds from offers and sales of notes by J.P. Morgan Securities Inc. through market making activities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our deficiency of earnings to fixed charges for the periods indicated. The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings, as defined. Earnings include income before taxes, plus fixed charges, plus amortization of capitalized interest, less capitalized interest costs. Fixed charges include interest expense, which is inclusive of amortization of debt discount and amortization of capitalized expenses related to debt, capitalized interest, and one-third of rental expense attributable to the interest factor. On this basis, earnings for the periods shown were not adequate to cover fixed charges; therefore, the amount of the deficiency is shown.

	Year Ended December 31,					Six Months Ended June 30,
	1999	2000	2001	2002	2003	2003	2004
Deficiency of earning to fixed charges:	$(161,660)	$(183,554)	$(199,691)	$(134,910)	$(139,694)	$(88,591)	$(56,581)

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following tables present selected financial data derived from the financial statements of Triton for the years ended December 31, 1999, 2000, 2001, 2002 and 2003 as well as for the six-month periods ended June 30, 2003 and 2004. In addition, subscriber data for the same periods is presented. The following financial information is qualified by reference to and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	Year Ended December 31,					Six Months Ended June 30,
	1999	2000	2001	2002	2003	2003	2004
	(in thousands)
Statement of Operations Data:
Revenues:
Service	$61,798	$220,940	$387,381	$502,402	$576,359	$279,346	$303,122
Roaming	44,281	98,492	126,909	175,405	180,314	92,094	72,156
Equipment	25,405	34,477	25,810	38,178	53,426	23,491	35,171

Total revenues	131,484	353,909	540,100	715,985	810,099	394,931	410,449

Expenses:
Cost of service and equipment (excluding the below amortization, excluding depreciation of $15,964, $63,183, $90,851, $114,007, $130,639, $61,646 and $71,913, respectively, and excluding non-cash compensation of $142, $1,026, $2,544, $3,646, $3,300, $1,751 and $1,626, respectively)	107,521	194,686	248,013	296,598	348,856	166,331	187,285
Selling, general and administrative (excluding depreciation of $4,531, $13,072, $16,657, $16,072, $18,155, $8,652 and $9,111, respectively, and excluding non-cash compensation of $3,167, $7,241, $14,647, $17,784, $25,510, $15,755 and $9,868, respectively)	100,187	181,565	228,259	253,129	235,677	115,886	123,053
Termination benefits and other related charges	—	—	—	—	2,731	2,350	—
Non-cash compensation	3,309	8,267	17,191	21,430	28,810	17,506	11,494
Depreciation and asset disposal(1)	20,495	76,255	107,508	130,079	148,794	70,298	81,024
Amortization	14,126	17,876	19,225	4,926	4,300	2,070	3,602

Total operating expenses	245,638	478,649	620,196	706,162	769,168	374,441	406,458

Income/(loss) from operations	(114,154)	(124,740)	(80,096)	9,823	40,931	20,490	3,991
Interest expense	(41,061)	(55,903)	(117,499)	(144,086)	(141,210)	(74,925)	(62,258)
Other expense(2)	—	(326)	(18,034)	(7,693)	(2,898)	(2,898)	—
Debt extinguishment costs	—	—	—	—	(41,171)	(34,080)	—
Interest and other income	4,852	4,957	18,322	6,292	2,285	1,292	571
Gain on sale of marketable securities, net	1,003	—	—	—	—	—	—

Loss before taxes	$(149,360)	$(176,012)	$(197,307)	$(135,664)	$(142,063)	$(90,121)	$(57,696)
Income tax provision	—	(746)	(1,083)	(24,650)	(11,907)	(6,018)	(6,857)

Net loss	$(149,360)	$(176,758)	$(198,390)	$(160,314)	$(153,970)	$(96,139)	$(64,553)

	As of December 31,					As of June 30,
	1999	2000	2001	2002	2003	2003	2004
	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$186,251	$1,617	$371,088	$212,450	$105,966	$245,121	$69,156
Working capital (deficiency)	134,669	(54,157)	283,655	172,612	52,545	111,628	48,031
Property, plant and equipment, net	421,864	662,990	793,175	796,503	788,870	770,698	749,903
Intangible assets, net	315,538	300,161	283,847	395,249	488,883	491,050	486,246
Total assets	979,797	1,065,718	1,682,683	1,618,093	1,519,933	1,641,814	1,457,081
Long-term debt and capital lease obligations	504,636	728,485	1,344,291	1,413,263	1,443,788	1,442,916	1,432,367
Stockholder’s equity (deficit)	328,113	159,653	76,085	(59,664)	(179,308)	(132,781)	(232,856)

	Year Ended December 31,					Six Months Ended June 30,
	1999	2000	2001	2002	2003	2003	2004
	(in thousands, except subscriber data)
Other Data:
Subscribers (end of period)	195,204	446,401	685,653	830,159	894,659	880,685	919,073
Cash flows from:
Operating activities	$(61,071)	$(22,105)	$(3,321)	$54,271	$136,919	$71,275	$13,833
Investing activities	(191,538)	(346,444)	(318,181)	(236,637)	(174,366)	(74,170)	(39,584)
Financing activities	292,688	183,915	690,973	23,728	(69,037)	35,566	(11,059)

(1)	Includes a gain of $10.9 million and losses of $0.0 million, $0.2 million, $3.9 million, $4.4 million, $0.1 million and $0.1 million on the sale of property and equipment for the years ended December 31, 1999, 2000, 2001, 2002 and 2003, and for the six months ended June 30, 2003 and 2004, respectively.

(2)	Includes losses of $0.0 million, $0.0 million, $12.9 million, $5.4 million, $2.0 million, $2.0 million and $0.0 million on our interest rate swap arrangements for the years ended December 31, 1999, 2000, 2001, 2002 and 2003, and for the six months end June 30, 2003 and 2004, respectively.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis is based upon our consolidated financial statements as of the dates and for the periods presented in this section. You should read this discussion and analysis in conjunction with our consolidated financial statements and the related notes contained elsewhere in this prospectus.

We are a leading provider of wireless communications services in the southeastern United States. As of June 30, 2004, our wireless communications licenses covered approximately 13.8 million potential customers in a contiguous geographic area encompassing portions of Virginia, North Carolina, South Carolina, Tennessee, Georgia and Kentucky. Our markets have attractive demographic characteristics for wireless communications services and, according to the U.S. Census Bureau, include 10 of the top 100 markets in the country with population densities that are 80% greater than the national average. We currently provide wireless voice and data services over two overlapping networks. One network uses TDMA technology, which we have successfully launched in all of our markets. The second network utilizes GSM/GPRS technology, which is capable of providing enhanced voice and data services. As of June 30, 2004, we had successfully completed our GSM/GPRS build-out, which included the overlay of 2,277 of our cell sites and the deployment of two GSM/GPRS switches.

Since we began offering service in our markets, our subscriber base and total revenues have grown dramatically. From our initial launch of personal communications services in January 1999 to December 31, 2003, our subscriber base has sustained continued growth year over year, with an additional 64,500 net subscribers added during the twelve months ended December 31, 2003. As the result of our growing subscriber base, total revenues have increased from $131.5 million for the year ending December 31, 1999 to $810.1 million for the year ending December 31, 2003. Revenues consist primarily of monthly access, airtime, long distance and roaming charges billed to our subscribers, equipment revenues generated by the sale of wireless handsets and accessories to our subscribers and roaming revenues generated by charges to other wireless carriers for their subscribers’ use of our network. Roaming minutes generated by non-Triton subscribers increased from a monthly high of 16.5 million minutes in 1999 to a monthly high of 104.1 million minutes in 2003, with total roaming minutes rising to 1.1 billion minutes in 2003, which represents a 15.3% increase over 2002. Our net loss has increased from a loss of $149.4 million for the year ended December 31, 1999 to a net loss of $154.0 million for the year ended December 31, 2003. The net loss increase is primarily due to debt extinguishment costs incurred during the year ended December 31, 2003 related to the retirement of our old credit facility and our 11% senior subordinated notes due 2011, offset primarily by increased leverage on fixed costs. Our accumulated deficit increased to $875.5 million as of December 31, 2003 as a result of our net loss for the current year. Since the inception of our personal communications services in January 1999, our long-term debt has increased from $465.7 million to $1.4 billion as of December 31, 2003. This increase is due primarily to the increased funding required to build-out our network.

We currently cannot predict what impact our agreements (both definitive and non-binding) with Cingular Wireless and AT&T Wireless will have on our results of operatons. See “Summary—Recent Developments” and “Risk Factors—The consummation of our agreements with AT&T Wireless and Cingular will have a material impact on our business and results of operations, which we cannot currently predict”.

Critical Accounting Polices and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to bad debts, inventories, income taxes, contingencies and litigation. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

•	We recognize revenues as services are rendered. Unbilled revenues result from service provided from the billing cycle date to the end of the month and from other carrier’s customers using our network. In accordance with Emerging Issues Task Force, or EITF, 00-21 “Accounting for Revenue Arrangements with Multiple Deliverables”, in a subscriber activation, the total proceeds are allocated to the associated deliverables. When equipment cost exceeds equipment revenue, referred to as equipment margin, the activation fee collected, up to the amount of the equipment margin, is recognized immediately as equipment revenue. Any subscriber activation fee collected in excess of the equipment margin is deferred and recognized over the estimated subscriber’s life. Equipment sales are a separate earnings process from other services we offer and are recognized upon delivery to the customer and reflect charges to customers for wireless handset equipment purchases.

•	We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our subscribers to make required payments. If the financial condition of a material portion of our subscribers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

•	We write down our inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those we projected, additional inventory write-downs may be required.

•	We record a valuation allowance to reduce our deferred tax assets to the amount that is more likely than not to be realized. While we have considered future taxable income and ongoing prudent and feasible tax planning strategies in assessing the need for the valuation allowance, in the event we were to determine that we would be able to realize our deferred tax assets in the future in excess of its net recorded amount, an adjustment to the net deferred tax asset would increase income in the period we made that determination. Likewise, should we determine that we would not be able to realize all or part of our net deferred tax asset in the future, an adjustment to the net deferred tax asset would be charged to income in the period we made that determination.

•	We assess the impairment of long-lived assets, other than indefinite-lived intangible assets, whenever events or changes in circumstances indicate the carrying value may not be recoverable. Factors we consider important that could trigger an impairment review include significant underperformance relative to historical or projected future operating results or significant changes in the manner of use of the assets or in the strategy for our overall business. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. When we determine that the carrying value of a long-lived asset is not recoverable, we measure any impairment based upon a projected discounted cash flow method using a discount rate we determine to be commensurate with the risk involved. Our primary indefinite-lived intangible assets are FCC licenses. We test investments in FCC licenses for impairment annually or more frequently if events or changes in circumstances indicate that the FCC licenses may be impaired. The impairment test consists of a comparison of the fair value with the carrying value. We aggregate all of our FCC licenses for the purpose of performing the impairment test as the licenses are operated as a single asset and, as such, are essentially inseparable from one another.

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We estimate the useful lives of our property, plant and equipment and our finite-lived intangible assets in order to calculate depreciation and amortization expense on these assets. We periodically evaluate our useful lives, considering such factors as industry trends, new technologies and significant changes in the manner of use of the assets or in the strategy for our overall business. The actual useful lives may be different than our estimated useful lives, which would thereby result in different carrying values of our property, plant, equipment and intangible assets. These evaluations could result in a change in our depreciable lives and, therefore, our depreciation and amortization expense in future periods.

Revenue

We derive our revenue from the following sources:

•	Service. We sell wireless personal communications services. The various types of service revenue associated with wireless communications services for our subscribers include monthly recurring charges and monthly non-recurring airtime charges for local, long distance and roaming airtime used in excess of pre-subscribed usage. Our customers’ roaming charges are rate plan dependent and are based on the number of pooled minutes included in their plans. Service revenue also includes non-recurring activation service charges.

•	Equipment. We sell wireless personal communications handsets, data devices and accessories that are used by our customers in connection with our wireless services. Equipment sales are a separate earnings process from other services offered by Triton, and we recognize equipment sales upon delivery to the customer and reflect charges to customers for wireless handset equipment purchases.

•	Roaming. We charge per minute fees and per kilobyte fees to other wireless telecommunications companies for their customers’ use of our network facilities to place and receive wireless services. In addition, our roaming revenue is contingent upon our roaming partners’ subscriber growth and their use of our network.

We believe our roaming revenues will be subject to seasonality. We expect to derive increased revenues from roaming during vacation periods, reflecting the large number of tourists visiting resorts in our coverage area. Although we expect the growth of the wireless industry to continue, we expect roaming minutes to continue to decrease, and as a result, we expect roaming revenue to decrease in the foreseeable future.

Costs and Expenses

Our costs of services and equipment include:

•	Equipment. We purchase personal communications services handsets and accessories from third party vendors to resell to our customers for use in connection with our services. Because we subsidize the sale of handsets to encourage the use of our services, the cost of handsets is higher than the resale price to the customer. We do not manufacture any of this equipment.

•	Roaming Fees. We incur fees to other wireless communications companies based on airtime usage by our customers on other wireless communications networks.

•	Transport and Variable Interconnect. We incur charges associated with interconnection with other wireline and wireless carriers’ networks. These fees include monthly connection costs and other fees based on minutes of use by our customers.

•	Variable Long Distance. We pay usage charges to other communications companies for long distance service provided to our customers. These variable charges are based on our subscribers’ usage, applied at pre-negotiated rates with the other carriers.

•	Cell Site Costs. We incur expenses for the rent of towers, network facilities, engineering operations, field technicians and related utility and maintenance charges.

Other expenses include:

•	Selling, General and Administrative. Our selling expense includes advertising and promotional costs, commission expense for our sales associates and agents and fixed charges such as store rent and retail associates’ salaries. General and administrative expense includes customer care, billing, financial services and bad debt, information technology, finance, accounting and legal services. Functions such as customer care, billing, finance, accounting and legal services are centralized in order to achieve economies of scale.

•	Depreciation and Amortization. Depreciation of property and equipment is computed using the straight-line method, generally over three to twelve years, based upon estimated useful lives. Leasehold improvements are amortized over the lesser of the useful lives of the assets or the term of the lease. Network development costs incurred to ready our network for use are capitalized. Depreciation of network development costs begins when the network equipment is ready for its intended use and is depreciated over the estimated useful life of the asset. Prior to January 1, 2002, our personal communications services licenses and our cellular licenses were being amortized over a period of 40 years. In 2002, we adopted Statement of Financial Accounting Standards, or SFAS, No. 142 “Goodwill and Other Intangible Assets”, and as a result, we ceased to amortize our FCC licenses, which we believe qualify as having an indefinite life. In the first quarter of 2004, we accelerated the amortization of our brand license agreement with AT&T Wireless as a result of their proposed merger with Cingular Wireless and the understanding that the post-merger company will not utilize the AT&T brand. In addition, in the second quarter of 2004, we accelerated the depreciation on our TDMA wireless communications equipment, which resulted from the successful launch of our overlapping next generation GSM/GPRS network in all of our covered markets.

•	Termination benefits and other related charges. For the year ended December 31, 2003, we recorded expenses related to a workforce reduction that occurred in January 2003. The expenses consisted primarily of one-time termination benefits and relocation expenses.

•	Non-cash Compensation. As of June 30, 2004, we recorded $28.5 million of deferred compensation associated with the issuances of Holdings’ common and preferred stock to employees. We will recognize this compensation over three to five years as the stock vests.

•	Interest Expense (Income). Interest expense through June 30, 2004 consists of interest on our 9 3/8% senior subordinated notes due 2011, our 8 3/4% senior subordinated notes due 2011, and our 8 1/2% senior notes due 2013, net of capitalized interest. Interest expense is also recorded for commitment fees paid on the undrawn portion of our credit facility and the amortization of deferred costs incurred in the connection with our issuance of debt instruments. Interest income is earned primarily on our cash and cash equivalents.

•	Other Expense. Other expense primarily includes the mark-to-market of our interest rate swaps that did not qualify as hedges, which were retired in June 2003.

•	Debt extinguishment costs. For the year ended December 31, 2003, we recorded expenses related to the retirement of our old credit facility and our 11% subordinated notes. These expenses consisted primarily of a premium paid to holders of the 11% subordinated notes who tendered their notes, tender offer fees and the write-off of deferred financing costs.

•	Income Tax Expense. Income tax expense primarily includes non-cash tax adjustments resulting from Triton having to establish a valuation allowance against its deferred tax assets, as Triton is no longer able to reasonably estimate the period of reversal for deferred tax liabilities related to licensing costs as the result of the adoption of SFAS No. 142. As a result, we may not rely on the reversal, if any, of deferred tax liabilities associated with licensing costs as a means to realize our deferred tax assets, which primarily represent net operating loss carryforwards. Additionally, due to a lack of earnings history, we cannot rely, for accounting purposes, on forecasts of future earnings as a means to realize our deferred tax assets. Accordingly, we have determined that, pursuant to the provisions of SFAS No. 109, deferred tax valuation allowances are required on those deferred tax assets.

Our ability to improve our margins will depend on our ability to manage our variable costs, including selling, general and administrative expense, costs per gross added subscriber and costs of maintaining and upgrading our network. We expect our operating costs to grow as our operations expand and our customer base and call volumes increase. Over time, these expenses should represent a reduced percentage of revenues as our customer base grows.

Results of Operations

Six Months Ended June 30, 2004 Compared to the Six Months Ended June 30, 2003

Subscribers

Net subscriber additions were 24,414 and 50,526 for the six months ended June 30, 2004 and 2003, respectively. The decrease was primarily due to higher subscriber churn on a larger subscriber base, partially offset by a slight increase in gross subscriber additions. Subscriber churn is calculated by dividing subscriber deactivations by our average subscriber base for the respective period. Total subscribers were 919,073 as of June 30, 2004, an increase of 4.4% over our subscriber total as of June 30, 2003. The increase in subscribers was primarily due to continued productivity from our company-owned retail stores, effective marketing of our GSM/GPRS rate plans and the success of service offerings designed to attract credit-challenged customers. During the six months ended June 30, 2004, all of our gross subscriber additions were on a one or two year service contract.

Churn

Subscriber churn was 2.5% and 2.1% for the six months ended June 30, 2004 and 2003, respectively. This increase stems primarily from increased voluntary subscriber deactivations resulting from the implementation of a service plan restructuring during the second quarter of 2004, which increased fees on our UnPlan offering. In addition, as mandated by the FCC, we began offering local number portability or, LNP, to the final 31 of our 37 markets on May 24, 2004, which caused an increase in deactivations during the second quarter. We believe that churn may remain relatively flat in the foreseeable future, as higher churn on credit challenged customers will offset the reduced impact of the second quarter price increases and LNP.

Average Revenue Per User

Average revenue per user, or ARPU, was $55.71 and $55.04 for the six months ended June 30, 2004 and 2003, respectively. ARPU reflects the average amount billed to subscribers based on rate plan offerings. ARPU is exclusive of service revenue credits made to retain existing subscribers of $0.40 and $0.81 per average subscriber for the six months ended June 30, 2004 and 2003, respectively. ARPU is calculated by dividing service revenue, excluding service revenue credits made to existing subscribers, by our average subscriber base for the respective period. For more details regarding our calculation of ARPU, refer to “Reconciliation of Non-GAAP Financial Measures” below.

We continue to focus on attracting new customers with rate plans that provide more value to the customer at a higher average customer bill. The ARPU increase of $0.67, or 1.2%, was primarily the result of service plan price increases implemented during the second quarter of 2004 and increases in fees charged to recoup expenditures incurred to comply with federal mandates. These increases were partially offset by decreased billable overage charges in the first half of 2004. As the result of the anticipated mix of new rate plan offerings, we expect ARPU to remain relatively flat in the foreseeable future.

Revenues

Total revenue increased 4.0% to $410.5 million for the six months ended June 30, 2004 from $394.9 million for the six months ended June 30, 2003. Service revenue for the six months ended June 30, 2004 was $303.1 million, an increase of $23.8 million or 8.5%, compared to $279.3 million for the six months ended June 30, 2003. The increase in service revenue was due primarily to growth of subscribers as well as an increase in ARPU. We expect subscriber growth to continue, and hence, we expect service revenue to continue to increase.

Roaming revenue was $72.2 million for the six months ended June 30, 2004, a decrease of $19.9 million, or 21.6%, compared to $92.1 million for the six months ended June 30, 2003. The decrease in roaming revenue was the result of decreased roaming minutes of use and reductions in roaming rates contractually agreed to with other carriers. Roaming minutes for the six months ended June 30, 2004 were 481.5 million, which represents a 7.2% decrease over the six months ended June 30, 2003. The decrease in minutes resulted from certain factors affecting the traffic from our largest roaming partners. This included AT&T Wireless’ reduced customer growth and practices to discourage roaming on our network as well as Cingular’s successful transition to GSM/GPRS, which allows them to utilize their own network in a large portion of our territory. These decreases were partially offset by increased GSM/GPRS roaming minutes of use resulting from the successful completion of our GSM/GPRS overlay and the implementation of a new roaming agreement with T- Mobile. Although we expect the growth of the wireless industry to continue in the foreseeable future, we expect that roaming revenues could decrease in the foreseeable future due to the industry trend of declining roaming rates. Equipment revenue was $35.2 million for the six months ended June 30, 2004, an increase of $11.7 million or 49.8%, compared to $23.5 million for the six months ended June 30, 2003. Equipment revenue includes the revenue earned on the sale of a handset or handset accessories to new and existing subscribers. The equipment revenue increase was due primarily to an increase in handset sales to existing subscribers as well as increased costs resulting from the transition of TDMA handsets to GSM/GPRS handsets, which offer more advanced capabilities. In addition, on July 1, 2003, we adopted EITF 00-21 “Accounting for Revenue Arrangements with Multiple Deliverables,” which requires that the total revenue proceeds of a transaction be allocated to the associated deliverables. When equipment cost exceeds equipment revenue, referred to as equipment margin, in a subscriber activation transaction, the activation fee collected up to the amount of the equipment margin is recognized immediately as equipment revenue. Prior to adopting EITF 00-21, this activation revenue was deferred and recognized over the average life of a subscriber.

Cost of Service

Cost of service (excluding amortization, depreciation and non-cash compensation) was $122.9 million for the six months ended June 30, 2004, an increase of $3.5 million, or 2.9%, compared to $119.4 million for the six months ended June 30, 2003. The increase was related to operating two network technologies as well as a higher volume of traffic on our network driven by rate plan offerings and subscriber growth. In addition, roaming minutes of use by our subscribers increased due to higher overall usage. As a result of the variable components of cost of service, such as interconnect and toll, our cost of service may increase in conjunction with our anticipated subscriber growth. Cost of service as a percentage of service revenue was 40.6% and 42.8% for the six months ended June 30, 2004 and 2003, respectively. The decrease of 2.2% was primarily attributable to a lower incollect expense yield per minute of use as well as our continued leveraging of certain costs of service expenses, including cell site rent and interconnect costs against an increasing revenue base. Cost of service as a percentage of service revenue may decline in the future as we expect to leverage the fixed components of cost of service against increased revenue.

Cost of Equipment

Cost of equipment was $64.3 million for the six months ended June 30, 2004, an increase of $17.4 million, or 37.1%, compared to $46.9 million for the six months ended June 30, 2003. Cost of equipment includes the cost associated with the sale of a handset or handset accessories to new and existing subscribers. The cost of equipment increase was driven primarily by an increase in handset sales to existing subscribers and increased costs of handsets resulting from the transition of TDMA handsets to GSM/GPRS handsets, which offer more advanced capabilities.

Selling, General and Administrative Expense

Selling, general and administrative expenses (excluding amortization, depreciation and non-cash compensation) were $123.1 million for the six months ended June 30, 2004, an increase of $7.2 million, or 6.2%, compared to $115.9 million for the six months ended June 30, 2003. Selling expenses increased by $1.0 million, or 2.1%, primarily due to an increase in fixed acquisition costs, including headcount costs, for the six months ended June 30, 2004. General and administrative expenses increased $6.2 million, or 9.3%, primarily due to increases in headcount costs, legal fees and consulting fees. As a result of the variable components of selling, general and administrative expense, such as customer care personnel and billing costs, our selling, general and administrative expenses may increase in conjunction with anticipated subscriber growth. General and administrative expense as a percentage of service revenue was 23.9% and 23.7% for the six months ended June 30, 2004 and 2003, respectively. This 0.2% increase is primarily attributable to an increase in the expenses discussed above. These negative factors were partially offset by increased customer care efficiency and lower bad debt expense during the six months ended June 30, 2004. General and administrative expenses as a percentage of service revenue may decline in the future as we expect to leverage our fixed general and administrative costs, such as headcount and rent expense, against increased revenue.

Cost Per Gross Addition

Cost per gross addition, or CPGA, was $420 and $422 for the six months ended June 30, 2004 and 2003, respectively. The CPGA decrease of $2, or 0.5%, was primarily the result of decreased advertising and promotional spending for the six months ended June 30, 2004, offset partially by increased fixed acquisition costs. CPGA is calculated by dividing the sum of equipment margin for handsets sold to new subscribers (equipment revenues less cost of equipment, which costs have historically exceeded the related revenues) and selling expenses related to adding new subscribers by total gross subscriber additions during the relevant period. Retail customer service expenses and the equipment margin on handsets sold to existing subscribers, including handset upgrade transactions, are excluded, as these costs are incurred specifically for existing subscribers. For more details regarding our calculation of CPGA, refer to “Reconciliation of Non-GAAP Financial Measures” below.

Termination Benefits and Other Related Charges

There were no termination benefits and other related charges for the six months ended June 30, 2004. Termination benefits and other related charges were $2.4 million for the six months ended June 30, 2003. These expenses, which consisted primarily of severance and relocation costs, resulted from the streamlining of our operations during January 2003.

Non-cash Compensation Expense

Non-cash compensation expense was $11.5 million for the six months ended June 30, 2004, a decrease of $6.0 million, or 34.3%, compared to $17.5 million for the six months ended June 30, 2003. Non-cash compensation represents the amortization of restricted stock, valued at the date of grant, over the applicable vesting period. In addition, contributions and accruals for contributions of Holdings’ Class A common stock made to our 401(k) savings plan are also included in non-cash compensation. The decrease reflects a reduced number of restricted shares of Holdings’ Class A common stock that vested during the second quarter of 2004. This decrease was the result of the acceleration of a portion of our retired chief operating officer’s restricted shares during the second quarter of 2003 in accordance with his retirement agreement.

Depreciation, Asset Disposal and Amortization Expense

Depreciation, asset disposal and amortization expense was $84.6 million for the six months ended June 30, 2004, an increase of $12.2 million, or 16.9%, compared to $72.4 million for the six months ended June 30, 2003. The increase was primarily due to the growth in the depreciable asset base resulting from capital expenditures. Also contributing to the increase was approximately $4.7 million of accelerated depreciation on our TDMA wireless communication equipment which resulted from the successful launch of our overlapping next generation GSM/GPRS network in all of our covered markets. Finally, we accelerated the amortization of our brand license agreement with AT&T Wireless as a result of their proposed merger with Cingular Wireless and the understanding that the post-merger company will not utilize the AT&T brand.

Interest Expense

Interest expense was $62.3 million, net of capitalized interest of $0.6 million, for the six months ended June 30, 2004. Interest expense was $74.9 million, net of capitalized interest of $1.1 million, for the six months ended June 30, 2003. The decrease of $12.6 million, or 16.8%, relates primarily to a decrease of $24.9 million of interest expense on our 11% subordinated notes, which we repurchased in June and July 2003, a decrease of $12.2 million of interest expense on our former bank credit facility, which was retired in June 2003, offset partially by an increase of $23.8 million of interest expense related to our June 2003 offering of $725.0 million aggregate principal amount 8 1/2% senior notes, and a decrease of $0.5 million in capitalized interest for the six months ended June 30, 2004.

We had a weighted average interest rate of 8.22% for the six months ended June 30, 2004, on our average obligation for our senior and subordinated debt and our undrawn bank credit facility, compared with the 9.50% weighted average interest rate for the six months ended June 30, 2003.

Other Expense

Other expense was $2.9 million for the six months ended June 30, 2003. Of this amount, $2.0 million represents the loss on our former interest rate swap derivative instruments which were extinguished in June 2003. The remaining amount of $0.9 million represents losses incurred from our investment in Lafayette Communications Company, L.L.C. During June 2003, Lafayette acquired the Company’s 39% ownership interest in Lafayette for nominal consideration. As a result, we no longer hold an interest in or relationship with Lafayette. We incurred no other expense during the six months ended June 30, 2004.

Debt Extinguishment Costs

Debt extinguishment costs were $34.1 million for the six months ended June 30, 2003. These expenses, which consisted primarily of tender offer premium, tender offer fees and the write-off of deferred financing costs, resulted from the repurchase of $408.6 million aggregated principal amount of our 11% subordinated notes during June 2003 and the repayment of all outstanding borrowings under our former bank credit facility. There were no debt extinguishment costs for the six months ended June 30, 2004.

Interest and Other Income

Interest and other income was $0.6 million for the six months ended June 30, 2004, a decrease of $0.7 million, or 53.8%, compared to $1.3 million for the six months ended June 30, 2003. This decrease was due primarily to the combination of lower average interest rates on lower average cash balances.

Income Tax Expense

Income tax expense was $6.9 million for the six months ended June 30, 2004, an increase of $0.9 million, or 15%, compared to $6.0 million for the six months ended June 30, 2003. The increase was due primarily to the amortization of a larger tax basis associated with our FCC licenses. Pursuant to our adoption of SFAS No. 142, we can no longer reasonably estimate the period of reversal, if any, for the deferred tax liabilities related to our licensing costs, therefore, we will continue to incur deferred tax expense as additional deferred tax liabilities associated with the amortization of the tax basis of our FCC licenses are incurred.

Net Loss

Net loss was $64.6 million and $96.1 million for the six months ended June 30, 2004 and 2003, respectively. The net loss decrease of $31.5 million resulted primarily from the items discussed above.

Year ended December 31, 2003 compared to the year ended December 31, 2002

Net subscriber additions were 64,500 for the year ended December 31, 2003, bringing our total subscribers to 894,659 as of December 31, 2003, an increase of 7.8% over our subscriber total as of December 31, 2002. Our strategy of shifting our channel mix to more cost-effective, company-owned retail locations and strategically-aligned agents adversely impacted new subscriber additions, as several inefficient agent relationships were terminated. New subscriber additions were also impacted by the bankruptcy of our largest independent agent during the third quarter of 2003. This independent agent historically had contributed approximately 8% to 10% of our monthly gross subscriber additions. Collectively, the loss of these agents resulted in the gross subscriber additions shortfall as compared to the prior year. During the year ended December 31, 2003, 100% of our gross subscriber additions were on a one or two year service contract.

Subscriber churn was 2.31% and 2.16% for the years ended December 31, 2003 and 2002, respectively. We believe that our churn rate remains consistently low compared to industry average due to our high quality system performance, our commitment to quality customer service and our focused retention efforts.

The FCC mandated that wireless carriers provide for local number portability in certain markets by November 24, 2003 and by May 24, 2004 in all remaining markets. Six of our thirty-seven markets were included in the November 24, 2003 deadline. LNP allows subscribers to keep their wireless phone number when switching to a different service provider. LNP did not have a material impact on subscriber churn in 2003, but we anticipate that number portability could increase churn in the future.

ARPU was $55.78 and $56.07 for the years ended December 31, 2003 and 2002, respectively. ARPU reflects the average amount billed to subscribers based on rate plan offerings. ARPU is exclusive of service revenue credits made to retain existing subscribers of $0.72 and $0.93 for the years ended December 31, 2003 and 2002, respectively. For more details regarding our calculation of ARPU, refer to “Reconciliation of Non-GAAP Financial Measures” below.

We continue to focus on attracting new customers with rate plans that provide more value to the customer at a higher average customer bill. The ARPU decrease of $0.29, or 0.5%, was primarily the result of a change in our rate plan mix, as many existing high ARPU subscribers migrated to the UnPlan to take advantage of that plan’s unlimited minutes for calls from the subscriber’s local calling area at a lower monthly cost. We believe that most high-ARPU subscribers who will migrate to the UnPlan have done so. The shift in rate plan mix was largely offset by price increases. Anticipated new product offerings in the pay-in-advance and prepaid markets, which may be at lower price points, could cause ARPU to decline over time.

Total revenue increased 13.1% to $810.1 million for the year ended December 31, 2003 from $716.0 million for the year ended December 31, 2002. Service revenue for the year ended December 31, 2003 was $576.4 million, an increase of $74.0 million or 14.7%, compared to $502.4 million for the year ended December 31, 2002. The increase in service revenue was due primarily to growth of subscribers, partially offset by a slight decrease in ARPU. We expect subscriber growth to continue, and hence, we expect service revenue to continue to increase. Roaming revenue was $180.3 million for the year ended December 31, 2003, an increase of $4.9 million, or 2.8%, compared to $175.4 million for the year ended December 31, 2002. The net increase in roaming revenue was the result of increased roaming minutes of use resulting from the expansion of our network, the implementation of roaming agreements with such carriers as Cingular Wireless and the overall growth in the wireless industry, partially offset by any reductions in roaming rates contractually agreed to with other carriers. Roaming minutes for the year ended December 31, 2003 were 1.1 billion, which represents a 15.3% increase over the year ended December 31, 2002. We expect the growth of the wireless industry to continue, and as a result, we expect roaming minutes to continue to increase, which will be offset by contractual rate decreases that occurred during 2003. As a result, we expect roaming revenue to remain relatively flat in the foreseeable future. Equipment revenue was $53.4 million for the year ended December 31, 2003, an increase of $15.2 million or 39.8%, compared to $38.2 million for the year ended December 31, 2002. Equipment revenue includes the revenue earned in the sale of a handset or handset accessories to new and existing subscribers. In addition, equipment revenue includes the fair value of handsets received from a subscriber in a handset upgrade transaction. The equipment revenue increase was due primarily to an increase in handset sales to existing subscribers and an increase in the sale of excess subscriber returned handsets to third party wholesalers and resellers. In addition, on July 1, 2003, we adopted EITF 00-21 “Accounting for Revenue Arrangements with Multiple Deliverables”, which requires that the total revenue proceeds of a transaction be allocated to the associated deliverables. When equipment cost exceeds equipment revenue, referred to as equipment margin, in a subscriber activation transaction, the activation fee collected up to the amount of the equipment margin, is recognized immediately as equipment revenue. Previously, this activation revenue was deferred and recognized over the average life of a subscriber.

Cost of service (excluding amortization, depreciation and non-cash compensation) was $244.2 million for the year ended December 31, 2003, an increase of $32.0 million or 15.1%, compared to $212.2 million for the year ended December 31, 2002. The increase was related to a higher volume of traffic on our network driven by rate plan offerings and subscriber growth as well as higher roaming minutes of use. As a result of the variable components of cost of service, such as interconnect and toll, our cost of service may increase in conjunction with anticipated subscriber growth. Cost of service as a percentage of revenue, excluding equipment revenue, was 32.3% and 31.3% for the years ended December 31, 2003, and 2002, respectively. The increase of 1.0% was primarily attributable to increased costs to operate our GSM/GPRS network and to expand and maintain our wireless network to support an increased number of minutes of use on our TDMA network. Cost of service as a percentage of revenue, excluding equipment revenue, may decline in the future as we continue to leverage our fixed cost of service against increased revenue.

Cost of equipment was $104.6 million for the year ended December 31, 2003, an increase of $20.2 million or 23.9%, compared to $84.4 million for the year ended December 31, 2002. Cost of equipment includes the cost associated with the sale of a handset or handset accessories to new and existing subscribers. The cost of equipment increase was due primarily to an increase in handset sales to existing subscribers, as well as increased sales of excess subscriber returned handsets to third party wholesaler and resellers.

Selling, general and administrative expenses (excluding amortization, depreciation and non-cash compensation) were $235.7 million for the year ended December 31, 2003, a decrease of $17.4 million, or 6.9%, compared to $253.1 million for the year ended December 31, 2002. Selling expenses decreased by $7.4 million or 6.8%, primarily due to lower fixed costs resulting from the streamlining of our operations during the first quarter of 2003 as well as decreased spending on advertising and promotions in 2003. General and administrative expenses decreased by $10.0 million or 6.9%, primarily due to decreased bad debt expense, which was $8.5 million and $18.9 million for the year ended December 31, 2003 and 2002, respectively. As a result of the variable components of selling, general and administrative expense, such as customer care personnel and billing costs, our selling, general and administrative expenses may increase in conjunction with anticipated subscriber growth. General and administrative expenses as a percentage of revenue, excluding equipment revenue, was 17.8% and 21.4% for the years ended December 31, 2003 and 2002, respectively. The decrease of 3.6% is primarily attributable to increased customer care efficiency and focused collection efforts, which controlled bad debt expense, and increased leverage of other fixed costs. General and administrative expense as a percentage of revenue, excluding equipment revenue, may decline in the future as we continue to further leverage our fixed general and administrative costs, such as headcount and rent expense, against increased revenue.

CPGA was $437 and $421 for the years ended December 31, 2003 and 2002, respectively. The CPGA increase of $16, or 3.8%, was primarily the result of increased equipment margin due to equipment promotions we offered and decreased leverage on fixed acquisition costs such as store rent expense and sales and marketing overhead costs, as the result of lower gross subscriber additions, partially offset by the streamlining of our operations in the first quarter of 2003. Retail customer service expenses and the equipment margin on handsets sold to existing subscribers, including handset upgrade transactions, are excluded, as these costs are incurred specifically for existing subscribers. For more details regarding our calculation of CPGA, refer to “Reconciliation of Non-GAAP Financial Measures” below.

Termination benefits and other related costs were $2.7 million for the year ended December 31, 2003. These expenses, which consisted primarily of severance and relocation costs, resulted from the streamlining of our operations during January 2003. There were no termination benefits and other related costs for the year ended December 31, 2002. We expect that the termination benefits will result in approximately $10.0 million of savings in each subsequent fiscal year.

Non-cash compensation expense was $28.8 million for the year ended December 31, 2003, an increase of $7.4 million or 34.6%, compared to $21.4 million for the year ended December 31, 2002. Non-cash compensation represents the amortization of restricted stock, valued at the date of grant, over the applicable vesting period. The increase is attributable to the vesting of an increased number of restricted shares of Holdings’ Class A common stock awarded to management in prior years. The increase in the number of vested restricted shares was primarily the result of the acceleration of a portion of our retired Chief Operating Officer’s restricted shares in accordance with his retirement agreement.

Depreciation and amortization expenses were $153.1 million for the year ended December 31, 2003, an increase of $18.1 million or 13.4%, compared to $135.0 million for the year ended December 31, 2002. The increase relates primarily to increased depreciation expense due to the growth in our depreciable asset base resulting from capital expenditures. In addition, we recognized a $4.4 million loss in connection with the disposal of certain cell site equipment deemed to be obsolete during the year ended December 31, 2003. For the year ended December 31, 2002, there was a $3.9 million loss recognized in connection with management’s decision not to complete the construction of certain cell sites. Depreciation will continue to increase as additional portions of our network are placed into service and the GPRS/GSM overlay is completed.

Interest expense was $141.2 million, net of capitalized interest of $1.7 million, for the year ended December 31, 2003. Interest expense was $144.1 million, net of capitalized interest of $4.2 million, for the year ended December 31, 2002. The decrease of $2.9 million, or 2.0%, relates primarily to a decrease of $24.8 million of interest expense on our 11% notes, which were repurchased in July 2003, and a decrease of $14.2 million of interest expense on our former bank credit facility, which was retired in June of 2003, partially offset by an increase of $32.9 million of interest expense related to our June 2003 private placement of $725.0 million aggregate principal amount of 8 1/2% notes, a decrease of $2.5 million in capitalized interest for the year ended December 31, 2003 and $0.7 million of accreted interest expense related to an asset retirement obligation for our leased facilities recorded in accordance with SFAS No. 143 “Accounting for Obligations Associated with the Retirement of Long-Lived Assets”.

We had a weighted average interest rate of 9.06% for the year ended December 31, 2003, on our average borrowings under our former and current bank credit facility and our average obligation for our senior and subordinated debt, as compared with the 9.69% weighted average interest rate for the year ended December 31, 2002.

Other expense was $2.9 million and $7.7 million for the years ended December 31, 2003 and 2002, respectively. The decrease of $4.8 million, or 62.3%, relates primarily to a decrease in the loss on our former interest rate swap derivative instruments, which were extinguished in June of 2003. Loss on derivative instruments was $2.0 million and $5.4 million for the year ended December 31, 2003 and 2002, respectively.

Debt extinguishment costs were $41.2 million for the year ended December 31, 2003. These expenses, which consisted primarily of tender offer premium, tender offer fees and the write-off of deferred financing costs, resulted from the repurchase of $512.0 million aggregate principal amount of our 11% notes and repayment of all outstanding borrowings under our former bank credit facility. There were no debt extinguishment costs for the year ended December 31, 2002.

Interest and other income was $2.3 million for the year ended December 31, 2003, a decrease of $4.0 million, or 63.5%, compared to $6.3 million for the year ended December 31, 2002. The decrease was due primarily to lower average interest rates on lower average cash balances.

Income tax expense was $11.9 million for the year ended December 31, 2003, a decrease of $12.8 million, or 51.8%, compared to $24.7 million for the year ended December 31, 2002. The decrease was due primarily to a non-cash tax adjustment in the first quarter of 2002 to establish a valuation allowance against our deferred tax assets, as we are no longer able to reasonably estimate the period of reversal, if any, for deferred tax liabilities related to licensing costs as the result of the adoption of SFAS No. 142. We will continue to incur deferred tax expense as additional deferred tax liabilities associated with the amortization of the tax basis of our FCC licenses are incurred.

Net loss was $154.0 million and $160.3 million for the years ended December 31, 2003 and 2002, respectively. The net loss decrease of $6.3 million, or 3.9% resulted primarily from the items discussed above.

Year ended December 31, 2002 compared to the year ended December 31, 2001

Net subscriber additions were 144,506 for the year ended December 31, 2002, bringing our total subscribers to 830,159 as of December 31, 2002, an increase of 21.1% over our subscriber total as of December 31, 2001. The increase in subscribers was primarily due to continued demand for our digital service offerings and pricing plans. During the year ended December 31, 2002, 100% of our gross subscriber additions were post-pay on a one or two year service contract.

Subscriber churn was 2.16% and 1.95% for the years ended December 31, 2002 and 2001, respectively.

ARPU was $56.07 and $58.78 for the years ended December 31, 2002 and 2001, respectively. Subscriber ARPU reflects the average amount billed to subscribers based on rate plan offerings. Subscriber ARPU excludes service revenue credits made to retain existing subscribers of $0.93 and $1.30 for the years ended December 31, 2002 and 2001, respectively. The $2.71 decrease, or 4.6%, was primarily the result of a change in our rate plan mix, as many existing high ARPU subscribers migrated to the UnPlan to take advantage of the plan’s unlimited minutes for calls from the subscriber’s local calling area at a lower monthly cost.

Total revenue increased 32.6% to $716.0 million for the year ended December 31, 2002 from $540.1 million for the year ended December 31, 2001. Service revenue for the year ended December 31, 2002 was $502.4 million, an increase of $115.0 million or 29.7%, compared to $387.4 million for the year ended December 31, 2001. The increase in service revenue was due primarily to growth of subscribers. Roaming revenue was $175.4 million for the year ended December 31, 2002, an increase of $48.5 million, or 38.2%, compared to $126.9 million for the year ended December 31, 2001. The increase in roaming revenue was the result of increased roaming minutes of use resulting from the expansion of our network, the implementation of new roaming agreements with such carriers as Cingular Wireless and the overall growth in the wireless industry. Equipment revenue was $38.2 million for the year ended December 31, 2002, an increase of $12.4 million or 48.1%, compared to $25.8 million for the year ended December 31, 2001. The equipment revenues increase was due primarily to an increase in the sale of phone upgrades to existing subscribers.

Cost of service (excluding amortization, depreciation and non-cash compensation) was $212.2 million for the year ended December 31, 2002, an increase of $37.7 million or 21.6%, compared to $174.5 million for the year ended December 31, 2001. The increase was related to the higher volume of traffic on our network driven by subscriber growth and higher roaming minutes of use. Cost of service as a percentage of revenue, excluding equipment revenue, was 31.3% and 33.9% for the years ended December 31, 2002, and 2001, respectively. The decrease of 2.6% was primarily attributable to increased leverage on fixed interconnect and cell site costs.

Cost of equipment was $84.4 million for the year ended December 31, 2002, an increase of $10.9 million or 14.8%, compared to $73.5 million for the year ended December 31, 2001. Cost of equipment includes the cost associated with the sale of a handset or handset accessories to new and existing subscribers. The increase in cost of equipment was driven primarily by an increase in the sale of phone upgrades to existing customers.

Selling, general and administrative expenses (excluding amortization, depreciation and non-cash compensation) were $253.1 million for the year ended December 31, 2002, an increase of $24.8 million, or

10.9%, compared to $228.3 million for the year ended December 31, 2001. Selling expenses increased by $3.3 million or 3.1%, primarily due to increased commissions offered to sales associates and agent distributors to promote the UnPlan. General and administrative expenses increased by $21.5 million or 17.4%, primarily due to expansion of the number of customer care representatives to support our customer growth. Although our collection effort remained focused, bad debt expense increased from $12.1 million in 2001 to $18.9 million in 2002. The increase of $6.8 million was the result of the growth of our subscriber base and higher involuntary churn. General and administrative expenses as a percentage of revenue, excluding equipment revenue, was 21.4% and 24.0% for the years ended December 31, 2002 and 2001, respectively. The decrease of 2.6% is primarily attributable to increased customer care efficiency and increased leverage on other fixed costs.

Non-cash compensation expense was $21.4 million for the year ended December 31, 2002, an increase of $4.2 million or 24.4%, compared to $17.2 million for the year ended December 31, 2001. The increase is attributable to the vesting of an increased number of restricted shares of Holdings’ Class A common stock awarded to management in prior years.

Depreciation and amortization expenses were $135.0 million for the year ended December 31, 2002, an increase of $8.3 million or 6.6%, compared to $126.7 million for the year ended December 31, 2001. The increase relates primarily to increased depreciation expense due to the growth in our depreciable asset base resulting from capital expenditures, partially offset by the effect of ceasing amortization on our FCC licenses in accordance with SFAS 142. In addition, we incurred $3.9 million of charges during 2002 as the result of losses on the sale of fixed assets as well as charges to accelerate depreciation on certain assets as a result of management’s decision not to complete the construction of certain network infrastructure.

Interest expense was $144.1 million, net of capitalized interest of $4.2 million, for the year ended December 31, 2002. Interest expense was $117.5 million, net of capitalized interest of $5.9 million, for the year ended December 31, 2001. The increase of $26.6 million, or 22.6%, relates primarily to increases of interest expense on our January 2001 private placement of $350.0 million aggregate principal amount of 9 3/8% notes and our November 2001 private placement of $400.0 million aggregate principal amount of 8 3/4% notes, offset partially by a decrease of interest expense on our bank credit facility. The aggregate interest expense of these debt instruments increased from $74.9 million for the year ended December 31, 2001 to $94.2 million for the year ended December 31, 2002. Interest expense also increased $5.1 million due to the accretion of interest on our May 1998 private placement of $512.0 million aggregate principal amount of 11% notes and a decrease in capitalized interest of $1.7 million for the year ended December 31, 2002.

We had a weighted average interest rate of 9.69% for the year ended December 31, 2002, on our average borrowings under our bank credit facility and our average obligation for the senior subordinated debt, as compared with the 9.43% weighted average interest rate for the year ended December 31, 2001.

Other expense was $7.7 million and $18.0 million for the years ended December 31, 2002 and 2001, respectively. The decrease of $10.3 million, or 57.2%, relates primarily to a decrease in the loss on the mark to market of our interest rate swaps, which was $5.4 million and $12.9 million for the years ended December 31, 2002 and 2001, respectively. The losses were recognized as the result of the change in fair value of our interest rate swap derivative instruments, which did not qualify as hedges. These interest rate swaps do not qualify as hedges as the result of the repayment, in November of 2001, of previously matched variable rate debt under our bank facility with proceeds from our 8 3/4% note offering. In addition, write-offs of deferred financing costs decreased from $4.0 million for the year ended December 31, 2001 to $0.4 million for the year ended December 31, 2002. These write-offs were a result of the early repayment of a portion of our credit facility.

Interest and other income was $6.3 million for the year ended December 31, 2002, a decrease of $12.0 million, or 65.6%, compared to $18.3 million for the year ended December 31, 2001. The decrease of $12.0 million was due primarily to lower average interest rates on lower average cash balances.

Income tax expense was $24.7 million for the year ended December 31, 2002, an increase of $23.6 million compared to $1.1 million for the year ended December 31, 2001. The increase was due primarily to non-cash tax adjustments to establish a valuation allowance against our deferred tax assets as we are no longer able to reasonably estimate the period of reversal, if any, for deferred tax liabilities related to licensing costs as the result of the adoption of SFAS No. 142 on January 1, 2002. As a result, we may not rely on the reversal of deferred tax liabilities associated with licensing costs as a means to realize our deferred tax assets, which primarily represent net operating loss carryforwards. Additionally, due to a lack of earnings history, we cannot rely, for accounting purposes, on forecasts of future earnings as a means to realize our deferred tax assets. Accordingly, we have determined that, pursuant to the provisions of SFAS No. 109, deferred tax valuation allowances are required on those deferred tax assets.

Net loss was $160.3 million and $198.4 million for the years ended December 31, 2002 and 2001, respectively. The net loss decrease of $38.1 million, or 19.2% resulted primarily from the items discussed above.

Liquidity and Capital Resources

The construction of our network and the marketing and distribution of wireless communications products and services have required, and will continue to require, substantial capital. Capital outlays have included license acquisition costs, capital expenditures for network construction, funding of operating cash flow losses and other working capital costs, debt service and financing fees and expenses. We believe that cash on hand and available credit facility borrowings will be sufficient to meet our projected capital through the next twelve months. Although we estimate that these funds will be sufficient to finance our continued growth, we may have additional capital requirements, which could be substantial, for future upgrades and advances in new technology. If necessary, we may need to access external sources of capital including the issuance of public equity or debt securities. Our need to obtain additional cash from external sources will be impacted by our ability to reduce costs and to continue to achieve subscriber and revenue growth. In January 2003, we completed a reduction in our workforce, eliminating 157 positions, which we expect to result in approximately $10.0 million of operating cost reductions during 2004.

Capital Needs

We currently anticipate that our future capital needs will principally consist of funds required for:

•	capital expenditures to expand and enhance our network;

•	operating expenses related to our network;

•	operating expenses related to the acquisition and retention of subscribers;

•	debt service requirements related to our long-term debt and capital lease obligations;

•	potential material increases in the cost of compliance with regulatory mandates; and

•	other general corporate expenditures.

We expect capital expenditures and the acquisition of FCC licenses, which were made historically to enhance and expand our wireless network in order to increase capacity and to satisfy subscriber needs and competitive requirements, to continue to decrease as we continue to utilize our newly completed GSM/GPRS network. Although we anticipate an overall decrease in capital expenditures as the result of the completion of our GSM/GPRS overlay, we will continue to upgrade our network capacity and service quality to support our anticipated subscriber needs and growth. We estimate that capital expenditures will be approximately $100.0 million to $110.0 million for 2004.

We currently cannot predict what impact our agreements (both definitive and non-binding) with Cingular Wireless and AT&T Wireless will have on our future capital needs. See “Summary—Recent Developments” and “Risk Factors—The consummation of our agreements with AT&T Wireless and Cingular will have a material impact on our business and results of operations, which we cannot currently predict”.

Capital Resources

As of June 30, 2004, our capital resources included $69.2 million of cash and $100.0 million of available credit facility borrowings, resulting in total liquidity of $169.2 million to fund our operations. Historically, we have been unable to fund our capital expenditures and license acquisition costs with the cash generated by our operating activities. Therefore, we have met the cash needs of our business principally by raising capital from issuances of debt and equity securities. To the extent we can generate sufficient cash flow from our operating activities, we will be able to use less of our available liquidity and will have less, if any, need to raise capital from the capital markets. To the extent we generate lower cash flow from our operating activities, we will be required to use more of our available liquidity to fund operations or raise additional capital from the capital markets. We may be unable to raise additional capital on acceptable terms, if at all. Our ability to generate cash flow from operating activities is dependent upon, among other things:

•	the amount of revenue we are able to generate from our customers;

•	the amount of operating expenses required to provide our services;

•	the cost of acquiring and retaining customers, including the subsidies we incur to provide handsets to both our new and existing customers; and

•	our ability to continue to grow our customer base.

Preferred Stock.    As part of our joint venture agreement with AT&T Wireless, Holdings issued 732,371 shares of Series A preferred stock to AT&T Wireless PCS. The Series A preferred stock provides for cumulative dividends at an annual rate of 10% on the $100 liquidation value per share plus unpaid dividends. These dividends accrue and are payable quarterly; however, Holdings may defer all cash payments due to the holders until June 30, 2008, and quarterly dividends are payable in cash thereafter. Holdings’ Board of Directors declared a $3.5 million cash dividend payment with respect to the Series A preferred stock for the first quarter of 2004. AT&T Wireless, the sole holder of Holdings’ Series A preferred stock, has agreed to waive payment of this dividend upon its surrender of the Series A preferred stock pursuant to AT&T Wireless’ July 7, 2004 agreement with Holdings. See “Summary—Recent Developments” for additional information regarding this agreement.

The Series A preferred stock is redeemable at the option of its holders beginning in 2018 and at Holdings’ option, at its liquidation value plus unpaid dividends on or after February 4, 2008. On and after February 4, 2006, the Series A preferred stock is also convertible at the option of its holders for shares of Holdings’ Class A common stock having a market value equal to the liquidation value plus unpaid dividends on the Series A preferred stock. Holdings may not pay dividends on, or, subject to specified exceptions, repurchase shares of Holdings’ common stock without the consent of the holders of the Series A preferred stock. AT&T Wireless has agreed to surrender its Holdings stock, including the Series A preferred stock, subject to certain conditions. See “Summary—Recent Developments” for additional information regarding this agreement.

Credit Facility.    On June 12, 2003, we retired our previously existing bank credit facility with a portion of the net proceeds from the private sale of our 8 1/2% notes and entered into a new revolving credit facility. For a detailed description of our credit facility, see “Description of Credit Facility.” As of December 31, 2003, we had no outstanding borrowings under the current credit facility. In connection with the retirement of the former credit facility, we recognized deferred financing costs of approximately $3.7 million.

The retirement of the former credit facility required us to terminate our former interest rate swaps. As a result, we extinguished all 13 of our former swaps in effect at that time, which had a total notional amount of $480.0 million, for aggregate cash consideration of $23.7 million, which amount included accrued and unpaid interest through the termination date. In the fourth quarter of 2003, we entered into three new interest rate swaps, which have a total notional amount of $155.0 million dollars. During March 2004, we entered into a new interest rate swap agreement for an aggregate notional amount of $115.0 million and during April 2004, we entered into a new interest rate swap agreement for an aggregate notional amount of $30.0 million. See “Quantitative and Qualitative Disclosures About Market Risk”, for additional information regarding the current swaps.

The terms of the current credit facility will permit us, subject to various terms and conditions, including compliance with specified financial covenants, to draw up to the remaining amount available under the current credit facility to finance working capital requirements, capital expenditures, permitted acquisitions and for other corporate purposes. Borrowings under the current credit facility are subject to customary terms and conditions. As of June 30, 2004, we were in compliance with all such covenants.

Senior Notes.    On June 13, 2003, we completed the private sale of $725.0 million principal amount of our 8 1/2% Senior Notes due 2013 under rule 144 and Regulation S of the Securities Act. For a detailed description of the 8 1/2% notes, see “Description of the 8 1/2% Notes.” The net proceeds of the offering, after deducting the initial purchasers’ discount and estimated expenses of $14.5 million, were approximately $710.5 million. These net proceeds were used to retire our former credit facility and to repurchase the then outstanding $512.0 million aggregate principal amount of 11% notes. On July 18, 2003, we closed our registered exchange offer of $725.0 million principal amount of our 8 1/2% notes due 2013 for $725.0 million principal amount of our newly issued 8 1/2% notes, which have been registered under the Securities Act.

Senior Subordinated Notes.    On January 19, 2001, we completed the private placement of $350.0 million principal amount of 9 3/8% notes under Rule 144A and Regulation S of the Securities Act. The proceeds of the offering, after deducting the initial purchasers’ discount and estimated expenses, were $337.5 million. For a detailed description of the 9 3/8% notes, see “Description of the 9 3/8% Notes.” On June 15, 2001, we closed our registered exchange offer of $350.0 million principal amount of our 9 3/8% notes for $350.0 million principal amount of our newly issued 9 3/8% notes, which have been registered under the Securities Act.

On November 14, 2001, we completed the private placement of $400.0 million principal amount of 8 3/4% notes under Rule 144A and Regulation S of the Securities Act. The proceeds of the offering, after deducting the initial purchasers’ discount and estimated expenses, were approximately $390.0 million. For a detailed description of the 8 3/4% notes, see “Description of the 8 3/4% Notes.” On February 14, 2002, we closed our registered exchange offer of $400.0 million principal amount 8 3/4% notes for $400.0 million principal amount of newly issued 8 3/4% notes, which have been registered under the Securities Act.

On May 30, 2003, we commenced a tender offer to purchase any and all of our then outstanding $512.0 million aggregate principal amount 11% notes. On June 13, 2003, we used a portion of the proceeds from the sale of the 8 1/2% notes to purchase approximately $408.6 million principal amount 11% notes deemed to have been validly tendered pursuant to the tender offer for aggregate cash consideration of approximately $438.3 million, representing the tender offer consideration plus accrued and unpaid interest from the last interest payment date to, but excluding, June 13, 2003. In accordance with the terms of the indenture governing the 11% notes, we redeemed the remaining $103.4 million aggregate principal amount of outstanding 11% notes on July 14, 2003, the redemption date, for $111.4 million in the aggregate, which amount consisted of a redemption price of 105.5% of the principal amount of the 11% notes plus accrued and unpaid interest to, but not including, the redemption date. In connection with the repurchase of and redemption of the 11% notes, we incurred total costs of approximately $37.5 million for the year ended December 31, 2003, which primarily included the tender offer premium, tender offer fee and write-off of deferred financing costs related to the 11% notes.

Credit Ratings.    Our credit ratings impact our ability to obtain short and long-term financing and the cost of such financing. In determining our credit ratings, the rating agencies consider a number of factors, including our profitability, operating cash flow, total debt outstanding, interest requirements, liquidity needs and availability of liquidity. Other factors considered may include our business strategy, the condition of our industry and our position within the industry. Although we understand that these are among the factors considered by the rating agencies, each agency might calculate and weigh each factor differently. A rating is not a recommendation to buy, sell or hold a security, and ratings are subject to revision at any time by the assigning agency.

Our credit ratings as of June 30, 2004 were as follows:

Rating Agency	Senior Debt Rating	Subordinated Debt Rating	Outlook
Moody’s	B2	B3	Negative
Standard & Poor’s	B+	B-	Negative

More information about Moody’s and Standard and Poor’s ratings generally can be found at their respective websites at http://www.moodys.com and http://www.standardandpoors.com. The information at these websites is not part of this prospectus, has not been reviewed or verified by us and is referenced for information purposes only.

Equity Offering.    On February 28, 2001, Holdings issued and sold 3,500,000 shares of Class A common stock in a public offering at $32.00 per share and raised approximately $106.1 million, net of $5.9 million of costs.

Historical Cash Flow

As of June 30, 2004, we had $69.2 million in cash and cash equivalents, compared to $106.0 million in cash and cash equivalents at December 31, 2003. Net working capital was $48.0 million as of June 30, 2004 and $52.5 million as of December 31, 2003. Cash provided by operating activities was $13.8 million for the six months ended June 30, 2004, a decrease of $57.5 million, or 80.6%, compared to $71.3 million for the six months ended June 30, 2003. The decrease in cash provided by operating activities was primarily due to decreased roaming revenue as well as an increase in cash used for working capital, which resulted predominantly from an increase in handset purchases during the first half of 2004. Significant handset purchases were required to facilitate sales to the existing subscriber base as well as to prepare for the transition to GSM/GPRS technology. Cash used in investing activities was $39.6 million for the six months ended June 30, 2004, a decrease of $34.6 million, or 46.6%, compared to $74.2 million for the six months ended June 30, 2003. The decrease in cash used in investing activities was primarily related to the acquisition of FCC licenses during the second quarter of 2003 for $28.3 million. There were no purchases of FCC licenses during the six months ended June 30, 2004. Net cash used in financing activities was $11.1 million for the six months ended June 30, 2004. Net cash provided by financing activities was $35.6 million for the six months ended June 30, 2003. The increase in cash used by financing activities of $46.7 million relates primarily to the June 2003 issuance of our 8 1/2% senior notes offset by the subsequent extinguishment of our 11% subordinated notes, former credit facility and former interest rate swaps.

As of December 31, 2003, we had $106.0 million in cash and cash equivalents, as compared to $212.5 million in cash and cash equivalents at December 31, 2002. Net working capital was $52.5 million at December 31, 2003 and $172.6 million at December 31, 2002. Cash provided by operating activities was $136.9 million for the year ended December 31, 2003, an increase of $82.6 million, or 152.1%, compared to $54.3 million for the year ended December 31, 2002. The increase in cash provided by operating activities was primarily due to a lower use of cash for working capital, which resulted predominantly from improved collection efforts related to our accounts receivable, improved management of handset models and levels of inventory in our retail stores and warehouse, and more efficient monitoring of our accounts payable. Cash used by investing activities was $174.4 million for the year ended December 31, 2003, a decrease of $62.2 million, or 26.3%, compared to $236.6 million for the year ended December 31, 2002. The decrease in cash used by investing activities was primarily related to a decrease in capital expenditures of $20.0 million and a decrease in FCC license acquisitions of $85.3 million, partially offset by a decrease in the net repayment from Lafayette Communications Company, LLC, a non-consolidated entity, of $43.8 million. Net cash used in financing activities was $69.0 million for the year ended December 31, 2003 as compared to net cash provided by financing activities of $23.7 million for the year ended December 31, 2002. The decrease in net cash provided by financing activities of $92.7 million, or 391.1%, was due primarily to the repayment of our former credit facility and our 11% notes, which totaled $720.0 million, as well as debt extinguishment costs and interest rate swap extinguishment payments, which totaled $51.7 million, related to the retirement of the former credit facility and our 11% notes. In addition, net draw downs on our credit facility decreased by $23.0 million as compared to the year ended December 31, 2002. These decreases in cash provided by financing activities were partially offset by proceeds of $710.5 million received from the issuance of our 8 1/2% notes during 2003.

As of December 31, 2002, we had $212.5 million in cash and cash equivalents, as compared to $371.1 million in cash and cash equivalents at December 31, 2001. Net working capital was $172.6 million at December 31, 2002 and $283.7 million at December 31, 2001. Cash provided by operating activities was $54.3 million for the year ended December 31, 2002, an increase of $57.6 million compared to $3.3 million of cash used in operating activities for the year ended December 31, 2001. The increase was primarily due to improved performance of our operations resulting from our achievement of certain economies of scale and from the growth in our customer base. Cash used in investing activities was $236.6 million for the year ended December 31, 2002, a decrease of $81.6 million, or 25.6%, compared to $318.2 million for the year ended December 31, 2001. The decrease in cash used in investing activities was primarily related to a decrease in capital expenditures of $48.8 million, a decrease in investments in and advances to non-consolidated entities of $85.6 million and an increase in repayments from non-consolidated entities of $57.9 million. These decreases were partially offset by increased payments for FCC license acquisitions of $113.7 million, which were made as part of our preparation for our GSM/GPRS network overlay. Capital expenditures were made to enhance and expand our wireless network in order to increase capacity and to satisfy subscriber needs and competitive requirements. Cash provided by financing activities was $23.7 million for the year ended December 31, 2002, a decrease of $667.3 million, or 96.6%, compared to $691.0 million for the year ended December 31, 2002. This decrease was predominantly the result of a decrease in debt issuances and capital contributions from parent, which were $729.0 million and $106.3, respectively, for the year ended December 31, 2001. These decreases in net cash provided by financing activities were partially offset by a decrease in the net repayment of our former credit facility of $170.7 million year over year.

Contractual Obligations and Commercial Commitments

The table below sets forth our best estimates as to the amounts and timing of future contractual payments for our contractual obligations as of December 31, 2003. These disclosures are also included in the notes to the consolidated financial statements, and the relevant footnotes are cross-referenced in the table below. The information in the table reflects future unconditional payments and is based upon, among other things, the terms of the relevant agreements and appropriate classification of items under accounting principles generally accepted in the United States, or GAAP, currently in effect. Future events, including additional issuances of our securities and refinancing of those securities, could cause actual payments to differ significantly from these amounts.

	Payments Due by Period(1)
	(Dollars in thousands)
Contractual Obligation	Total	Less than 1 year	1-2 years	3-5 years	After 5 Years	Financial Statement Footnote Reference
Long-term debt(2)	$1,442,879	$—	$—	$—	1,442,879	7
Capital lease obligations(3)	2,353	1,444	906	3	—	7
Interest obligations(4)	1,111,531	129,438	258,875	388,312	334,906	7
Operating leases(5)	308,994	48,254	75,695	71,181	113,864	11
Purchase obligations(6)	26,468	25,656	812	—	—	11

Total cash contractual obligations	$2,892,225	$204,792	$336,288	459,496	$1,891,649

(1)	Payments are included in the period by which they are contractually required to be made. Actual payments may be made prior to the contractually required date.

(2)	Amounts are equal to the annual maturities of our long-term debt.

(3)	Amounts are equal to the annual maturities of our capital lease obligations.

(4)	Amounts are equal to total interest payments on our 8 1/2%, 8 3/4% and 9 3/8% notes, and assume the notes are repaid and not refinanced at maturity. Amounts exclude any adjustments related to our interest rate swap agreements or potential drawdowns on our credit facility.

(5)	Represents our commitments associated with operating leases as of December 31, 2003. Payments due reflect fixed rent expense.

(6)	Amounts represent unconditional purchase obligations for network equipment and software related to our GSM/GPRS overlay, as well as certain committed amounts for the support of our administrative systems.

We are a party to various arrangements that are conditional in nature and obligate us to make payments only upon the occurrence of certain events, such as the delivery of functioning software or products. Because it is not possible to predict the timing or amounts that may be due under these conditional arrangements, no amounts have been included in the table above.

Off Balance Sheet Arrangements

As of June 30, 2004, we had no off balance sheet arrangements.

Reconciliation of Non-GAAP Financial Measures

We utilize certain financial measures that are not calculated in accordance with GAAP, to assess our financial performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented. The discussion of each non-GAAP financial measure we use in this report, other than cash cost per user, appear above under “Results of Operations.” A brief description of the calculation of each measure is included where the particular measure is first discussed. Our method of computation may or may not be comparable to other similarly titled measures of other companies. The following tables reconcile our non-GAAP financial measures with our financial statements presented in accordance with GAAP.

	Year Ended December 31,			Six Months Ended June 30,
Average revenue per user (ARPU)	2001	2002	2003	2003	2004
	(Dollars in thousands, except ARPU)
Service revenue	$387,381	$502,402	$576,359	$279,346	$303,122
Subscriber retention credits	8,771	8,510	7,512	4,163	2,211

Adjusted service revenue	396,152	510,912	583,871	$283,509	$305,333

Average subscribers	561,619	759,279	872,250	858,539	913,386
ARPU	$58.78	$56.07	$55.78	$55.04	$55.71

We believe ARPU, which calculates the average service revenue billed to an individual subscriber, is a useful measure to evaluate our past billable service revenue and to assist in forecasting our future billable service revenue. ARPU is exclusive of service revenue credits made to retain existing subscribers, as these are discretionary reductions of the amount billed to a subscriber. We have no contractual obligation to issue these credits; therefore, ARPU reflects the amount subscribers have contractually agreed to pay us based on their specific usage pattern. ARPU is calculated by dividing service revenue, exclusive of service revenue credits made to existing subscribers, by our average subscriber base for the respective period. For quarterly periods, average subscribers is calculated by adding subscribers at the beginning of the quarter to subscribers at the end of the quarter and dividing by two; for year-to-date periods, average subscribers is calculated by adding the average subscriber amount calculated for the quarterly periods during the period and dividing by the number of quarters in the period.

ARPU, plus roaming revenue less subscriber retention credits	Year Ended December 31,			Six Months Ended June 30,
	2001	2002	2003	2003	2004
	(Dollars in thousands, except ARPU)
Service revenue	$387,381	$502,402	$576,359	$279,346	$303,122
Roaming revenue	126,909	175,405	180,314	92,094	72,156

Service and roaming revenue	514,290	677,807	756,673	$371,440	$375,278

Average subscribers	561,619	759,279	872,250	858,539	913,386
ARPU	$76.31	$74.39	$72.29	$72.11	$68.48

We believe ARPU, plus roaming revenue less subscriber retention credits, which calculates the average service and roaming revenue per subscriber, provides a gauge to compare our service and roaming revenue to that of other wireless communications providers that may have significantly more or less subscribers and, therefore, more or less revenue on an aggregate basis. In addition, this metric minus cash costs per user, or CCPU, is an indicator of net cash flow generated on a per subscriber basis.

	Year Ended December 31,			Six Months Ended June 30,
CCPU and CPGA	2001	2002	2003	2003	2004
	(Dollars in thousands, except CCPU and CPGA)
Cost of service	$174,500	$212,221	$244,226	$119,433	$122,942
General and administrative expense	123,272	144,808	134,720	66,270	72,399
Total cost of equipment—transactions with existing subscribers	2,458	18,075	30,321	11,175	22,328

CCPU operating expenses	300,230	375,104	409,267	196,878	217,669

Selling expense(1)	104,987	108,321	100,957	49,616	50,654
Total cost of equipment—transactions with new subscribers(1)	71,055	66,302	74,309	35,723	42,015

CPGA operating expense	176,042	174,623	175,266	85,339	92,669

Termination benefits and other related charges	—	—	2,731	2,350	—
Non-cash compensation	17,191	21,430	28,810	17,506	11,494
Depreciation and asset disposal	107,508	130,079	148,794	70,298	81,024
Amortization	19,225	4,926	4,300	2,070	3,602

Total operation expenses	$620,196	$706,162	$769,168	$374,441	$406,458

CCPU operating expenses (from above)	$300,230	$375,104	$409,267	$196,878	$217,669
Equipment revenue—transactions with existing subscribers	—	(7,371)	(12,214)	(4,978)	(9,596)

CCPU costs, net	$300,230	$367,733	$397,053	$191,900	$208,073

Average subscribers	561,619	759,279	872,250	858,539	913,386
CCPU	$44.55	$40.36	$37.93	$37.25	$37.97

CPGA operating expenses (from above)	$176,042	$174,623	$175,266	$85,339	$92,669
Equipment revenue—transactions with new subscribers	(25,810)	(30,807)	(41,212)	(18,513)	(25,575)

CPGA cost, net	$150,232	$143,816	$134,054	$66,826	$67,094

Gross subscriber additions	370,358	341,271	306,600	158,450	159,810
CPGA	$406	$421	$437	$422	$420

We believe that CCPU, which calculates the cash cost to operate our business on a per subscriber basis, is a useful measure to compare our subscriber costs to that of other wireless communications providers. In addition to our subscriber costs, CCPU includes the costs of other carriers’ subscribers roaming on our network. CCPU is calculated as the total of GAAP operating expenses reported on our consolidated statements of operations, less equipment revenue related to transactions with existing subscribers, depreciation and asset disposal, amortization, non-cash compensation, termination benefits and related charges and operating costs incurred to acquire new subscribers (as described below and denoted by (1) in the above table), divided by our average subscribers for the period.

We believe CPGA is a useful measure that quantifies the incremental costs to acquire a new subscriber. This measure also provides a gauge to compare our average acquisition costs per new subscriber to that of other wireless communication providers. CPGA is calculated by dividing the sum of equipment margin for handsets sold to new subscribers (equipment revenue less cost of equipment, which costs have historically exceeded the related revenue) and selling expenses related to adding new subscribers by total gross subscriber additions during the relevant period. Retail customer service expenses are excluded from CPGA, as these costs are incurred specifically for existing subscribers.

Relationship with Lafayette Communications Company L.L.C.

On June 20, 2003, the Company acquired 12 personal communication service licenses in two separate transactions from Lafayette Communications Company L.L.C., or Lafayette, for an aggregate fair value of approximately $100.1 million. As a part of these transactions, Triton paid approximately $28.1 million to the FCC to satisfy Lafayette’s outstanding obligations due to the FCC. In addition, all loans receivable from Lafayette to Triton were satisfied in connection with these transactions. These licenses cover populations totaling approximately 4.3 million people, including all of South Carolina and parts of Virginia and Georgia.

On June 30, 2003, Lafayette acquired our 39% ownership interest in Lafayette for nominal consideration, and as a result, we no longer have an interest in or relationship with Lafayette.

Inflation

We do not believe that inflation has had a material impact on our operations.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are highly leveraged and, as a result, our cash flows and earnings are exposed to fluctuations in interest rates. Our debt obligations are U.S. dollar denominated. Our market risk, therefore, is the potential loss arising from adverse changes in interest rates. As of June 30, 2004, our debt can be categorized as follows:

Fixed interest rates:
Senior notes	$698,449
Senior subordinated notes	$733,500

Our interest rate risk management program focuses on minimizing exposure to interest rate movements, setting an optimal mixture of floating and fixed rate debt and minimizing liquidity risk. Historically, we have selectively entered into interest rate swaps to manage our interest rate exposure. Due to the repayment of our former credit facility on June 13, 2003, we terminated all 13 of our previously existing interest rate swaps for aggregate cash consideration of $23.7 million, which included accrued and unpaid interest though the date of termination.

During fourth quarter of 2003, we entered into three new interest rate swap agreements for a notional amount of $155.0 million. During March 2004, we entered into a new interest rate swap agreements for a notional amount of $115.0 million, and during April 2004, we entered into a new interest rate swap agreement for a notional amount of $30.0 million. Under these swaps, we pay a variable rate of interest and receive a fixed rate of interest. Swap counter parties are major commercial banks. Under these interest rate swap contracts, we agree to pay an amount equal to a specified variable-rate of interest times a notional principal amount and receive in turn an amount equal to a specified fixed-rate of interest times the same notional amount. The notional amounts of the contracts are not exchanged. Net interest positions are settled semi-annually.

Information, as of June 30, 2004 , for the interest rate swaps is as follows:

	Terms	Notional Amount	Fair Value
Swaps acting as hedges	10/20/2003-6/01/2013	$50,000,000	$(949,000)
	10/20/2003-6/01/2013	30,000,000	(664,000)
	11/10/2003-6/01/2013	75,000,000	(2,481,000)
	3/04/2004-6/01/2013	115,000,000	(7,511,000)
	4/04/2004-6/01/2013	30,000,000	(1,489,000)

	Total	$300,000,000	($13,094,000)

Our cash and cash equivalents consist of short-term assets having initial maturities of three months or less. While these investments are subject to a degree of interest rate risk, this risk is not considered to be material relative to our overall investment income position.

BUSINESS

Overview

We are a leading provider of wireless communications services in the southeastern United States. As of June 30, 2004, our wireless communications licenses covered approximately 13.8 million potential customers in a contiguous geographic area encompassing portions of Virginia, North Carolina, South Carolina, Tennessee, Georgia and Kentucky. In February 1998, we entered into a joint venture with AT&T Wireless. As part of this agreement, AT&T Wireless contributed personal communications services licenses for 20 MHz of authorized frequencies covering 11.3 million potential customers within defined areas of our region in exchange for an equity position in Holdings. Since that time, we have expanded our coverage area to include an additional 2.5 million potential customers through acquisitions and license exchanges with AT&T Wireless. As part of these transactions with AT&T Wireless, we were granted the right to be the exclusive provider of wireless mobility services using co-branding with AT&T within our region. We believe our markets are strategically attractive because of their proximity to the Washington, D.C., Charlotte, North Carolina and Atlanta, Georgia markets, which collectively cover a population of more than 28.5 million individuals. Our strategy is to provide extensive coverage to customers within our region, to offer our customers high-quality, innovative voice and data services with coast-to-coast coverage and to benefit from roaming revenues generated by AT&T Wireless’ and other carriers’ wireless customers who roam into our covered area.

Our goal is to provide our customers with simple, easy-to-use wireless services with coast-to-coast service, superior call quality, personalized customer care and competitive pricing. We utilize a mix of sales and distribution channels, including as of June 30, 2004, a network of 130 company-owned SunCom retail stores, local and nationally recognized retailers and 53 direct sales representatives covering corporate accounts.

Competitive Strengths

We have a number of competitive strengths, including the following:

•	Attractive Licensed Area. Our markets have favorable demographic characteristics for wireless communications services, such as population densities that are 80% greater than the national average.

•	Network Quality. We believe that the quality and extensive coverage of our network provide a strategic advantage over wireless communications providers against which we compete. We have successfully launched and offer personal communications service to approximately 13.8 million people in 37 markets. We have constructed a comprehensive network, which includes 2,282 cell sites and seven switches, using TDMA digital technology. We recently completed the overlay of our TDMA network with GSM/GPRS technology. This allows us to provide more advanced wireless data services to our subscribers as well as to earn roaming revenue from other wireless carriers who offer GSM/GPRS products. We have two GSM/GPRS switches and have added GSM/GPRS technology to 2,277 of our cell sites, and we are committed to the continued expansion of GSM/GPRS technology. Our network is compatible with AT&T Wireless’ network and with the networks of other wireless communications service providers that use either TDMA or GSM/GPRS technology.

•	Experienced Management. We have a management team with a high level of experience in the wireless communications industry. Our senior management team has extensive experience with wireless leaders such as AT&T Wireless, Verizon Communications and Horizon Cellular. Our senior management team also owns approximately 9.0% of Holdings’ outstanding Class A common stock.

•	Contiguous Service Area. We believe our contiguous service area allows us to cost effectively offer large regional calling areas to our customers and route a large number of minutes through our network, thereby reducing costs for interconnection with other networks. Further, we believe that we generate operational cost savings, including sales and marketing efficiencies, by operating in a contiguous service area.

Business Strategy

Our objective is to become the leading provider of wireless communications services in the markets we serve. We intend to achieve this objective by pursuing the following business strategies:

•	Operate a Superior, High-Quality Network. We are committed to making the capital investment required to maintain and operate a superior, high-quality network. We provide extensive coverage within our region and consistent quality performance, resulting in a high level of customer satisfaction. Greater than 99% of all calls attempted on our network are connected.

•	Provide Superior Coast-to-Coast and In-Market Coverage. Our market research indicates that scope and quality of coverage are extremely important to customers in their choice of a wireless service provider. We have designed extensive local calling areas, and we offer coast-to-coast coverage through our arrangements with AT&T Wireless, its affiliates and other third-party roaming partners. Our network covers those areas where people are most likely to take advantage of wireless coverage, such as suburbs, metropolitan areas and vacation locations.

•	Provide Enhanced Value. We offer our customers rate plans tailored to their personal needs at competitive prices. Our affordable, simple pricing plans, including the UnPlan, which provides unlimited calling from a subscriber’s local calling area for a fixed price, are designed to promote the use of wireless services.

•	Deliver Quality Customer Service. We believe that superior customer service is a critical element in attracting and retaining customers. Our point-of-sale activation process is designed to ensure quick and easy service initiation, including customer qualification. We also emphasize proactive and responsive customer care, including rapid call-answer times, welcome packages and anniversary calls. We currently operate state-of-the-art customer care facilities in Richmond, Virginia and Charleston, South Carolina, which house our customer service and collections personnel.

License Acquisition Transactions

On June 20, 2003, Lafayette (in two separate transactions) sold 12 personal communication service licenses to Triton for an aggregate fair value of approximately $100.1 million. As a part of these transactions, Triton paid approximately $28.1 million to the Federal Communications Commission, or the FCC, to satisfy Lafayette’s outstanding obligations due to the FCC. In addition, all loans receivable from Lafayette to Triton were satisfied in connection with these transactions. These licenses cover populations totaling approximately 4.3 million people, including all of South Carolina and parts of Virginia and Georgia.

Sales and Distribution

Our sales strategy is to utilize multiple distribution channels to minimize customer acquisition costs and to maximize penetration within our licensed service area. Our distribution channels include a network of company-owned retail stores, a direct sales force for corporate accounts, independent agent retailers, telesales and online sales. During 2003, we began shifting more of our channel mix to company owned channels and more strategically aligned agents.

•	Company-Owned Retail Stores. We make extensive use of company-owned retail stores for the distribution and sale of our handsets and services. We believe that company-owned retail stores offer a considerable competitive advantage by providing a strong local presence, which is required to achieve high retail penetration in suburban and rural areas and the lowest customer acquisition cost. We had 130 company-owned SunCom retail stores open as of June 30, 2004.

•

Direct Sales.    We focus our direct sales force on corporate users. As of June 30, 2004, our direct corporate sales force consisted of 53 dedicated professionals targeting wireless decision-makers within large corporations. We also benefit from AT&T Wireless’ national corporate accounts sales force, which supports the marketing of our services to AT&T Wireless’ large national accounts located in certain of our service areas.

•	Agent Distribution. We have negotiated distribution agreements with national and regional mass merchandisers and consumer electronics retailers.

•	Direct Marketing. We use direct marketing efforts such as direct mail and telemarketing to generate customer leads. Telesales allow us to maintain low selling costs and to sell additional features or customized services.

•	Website. Our web page provides current information about our markets, our product offerings and us. We have established an online store on our website, http://www.suncom.com. The online store conveys our marketing message and generates customers through online purchasing. We deliver all of the information a customer requires to make a purchasing decision on our website. Customers are able to choose rate plans, features, handsets and accessories. The online store provides a secure environment for transactions, and customers purchasing through the online store encounter a transaction experience similar to that of customers purchasing service through other channels.

Marketing Strategy

We have developed our marketing strategy based on market research within our markets. We believe that our simple, attractive pricing plans, superior customer care and targeted advertising will allow us to increase our subscriber base by maintaining customer satisfaction, thereby reducing customer turnover.

The following are key components of our marketing strategy:

•	Pricing. Our pricing plans are competitive and straightforward. We offer our customers large packages of minutes in both regional and national rate plans. Most of our rate plans allow customers to make and receive calls without paying additional roaming or long distance charges. It is by virtue of our extensive network and roaming arrangements with AT&T Wireless, its affiliates and other third-party roaming partners, that we can offer such competitive regional and national rate plans. We also offer the UnPlan, which provides unlimited calling from a subscriber’s local calling area at a fixed price.

•	Customer Care. We are committed to building strong customer relationships by providing our customers with service that exceeds expectations. We currently operate state-of-the-art customer care facilities in Richmond, Virginia and Charleston, South Carolina, which house our customer service and collections personnel. We supplement these facilities with customer care services provided by Convergys Corporation in Clarksville, Tennessee. Through the support of approximately 475 customer care representatives and a sophisticated customer care information system, inclusive of an IVR system implemented in 2003, we have been able to implement one ring customer care service using live operators and state-of-the-art call routing.

•	Advertising. We believe our most successful marketing strategy is to establish a strong local presence in each of our markets. We are directing our media and promotional efforts at the community level with advertisements in local publications and sponsorship of local and regional events. We combine our local efforts with mass marketing strategies and tactics to build the SunCom and AT&T brands locally. Our media effort includes television, radio, newspaper, magazine, outdoor and Internet advertisements to promote our brand name. In addition, we use newspaper and radio advertising and our web page to promote specific product offerings and direct marketing programs for targeted audiences.

Network Build-Out

The principal objective for the build-out of our network is to maximize service levels within targeted demographic segments and geographic areas. Our TDMA network services 37 markets, including 2,282 cell sites and seven switches as part of our TDMA network. In addition, we have overlaid 2,277 of our cell sites with GSM/GPRS technology and have deployed two GSM/GPRS switches. We offer GSM/GPRS service in all of our markets as of June 30, 2004.

Our digital wireless network connects to local exchange carriers. We have interconnection agreements with telephone companies operating or providing services in the area where we are currently operating our digital personal communications services network. We use AT&T as our long distance carrier.

Network Operations

We have agreements for switched interconnection/backhaul, long distance, roaming, network monitoring and information technology services in order to effectively maintain, operate and expand our network.

Switched Interconnection/Backhaul.    Our network is connected to the public switched telephone network to facilitate the origination and termination of traffic on our network.

Long Distance.    We have a wholesale long distance agreement with AT&T that provides preferred rates for long distance services.

Roaming.    Through our arrangements with AT&T Wireless, Cingular Wireless and other carriers, our customers have roaming capabilities on a nationwide network. Further, we have established roaming agreements with third-party carriers at preferred pricing, including in-region roaming agreements covering all of our launched service areas.

Network Monitoring Systems.    Our network monitoring service provides around-the-clock surveillance of our entire network. The network operations center is equipped with sophisticated systems that constantly monitor the status of all switches and cell sites, identify failures and dispatch technicians to resolve issues. Operations support systems are utilized to constantly monitor system quality and identify devices that fail to meet performance criteria. These same platforms generate statistics on system performance such as dropped calls, blocked calls and handoff failures. Our operations support center located in Richmond, Virginia performs maintenance on common network elements such as voice mail, home location registers and short message centers.

Network Digital Technology

Our network utilizes TDMA technology on the IS-136 platform. This technology allows for the use of advanced multi-mode handsets, which permit roaming across personal communications services and cellular frequencies, including both analog and digital cellular. This technology also allows for enhanced services and features, such as short-messaging, extended battery life, added call security and improved voice quality, and its hierarchical cell structure enables us to enhance network coverage with lower incremental investment through the deployment of micro, as opposed to full-size, cell sites. In order to provide more advanced wireless data and voice services, we have chosen to deploy GSM/GPRS technology as an overlay to our TDMA network. We have deployed GSM/GPRS technology in 2,277 of our existing cell sites to provide more advanced data and voice services to new subscribers and to our existing subscribers who may migrate to this technology. In addition, our GSM/GPRS deployment will enable us to earn roaming revenue from other wireless carriers who are selling GSM/GPRS handsets. TDMA and GSM/GPRS technology are currently used by two of the largest wireless communications companies in the United States, AT&T Wireless and Cingular Wireless, and a third, T-Mobile, solely utilizes GSM/GPRS technology.

Regulation

The FCC regulates aspects of the licensing, construction, operation, acquisition and sale of personal communications services and cellular systems in the United States pursuant to the Communications Act, as amended from time to time, and the associated rules, regulations and policies it promulgates. Many FCC requirements impose restrictions on our business and could increase our costs. The FCC does not currently regulate wireless communications service rates.

Personal communications services and cellular systems are subject to certain FAA regulations governing the location, lighting and construction of transmitter towers and antennas and may be subject to regulation under Federal environmental laws and the FCC’s environmental regulations. State or local zoning and land use regulations also apply to our activities.

We use common carrier point-to-point microwave facilities to connect the transmitter, receivers and signaling equipment for some personal communications services system or cellular cell or cell sites, and to link them to the main switching office. The FCC licenses these facilities separately and they are subject to regulation as to technical parameters and service.

Licensing of Cellular and Personal Communications Services Systems.    A broadband personal communications services system operates under a protected geographic service area license granted by the FCC for a particular market on one of six frequency blocks allocated for broadband personal communications services. Broadband personal communications services systems generally are used for two-way voice applications. Narrowband personal communications services, in contrast, are used for non-voice applications such as paging and data service and are separately licensed. The FCC has segmented the United States into personal communications services markets, resulting in 51 large regions called major trading areas, which are comprised of 493 smaller regions called basic trading areas. The FCC initially auctioned and awarded two broadband personal communications services licenses for each major trading area and four licenses for each basic trading area. The two major trading area licenses authorize the use of 30 MHz of spectrum. One of the basic trading area licenses is for 30 MHz of spectrum, and the other three are for 10 MHz each. The FCC permits licensees to split their licenses and assign a portion, on either a geographic or frequency basis or both, to a third party. Two cellular licenses, 25 MHz each, are also available in each market. Cellular markets are defined as either metropolitan or rural service areas and do not correspond to the broadband personal communications services markets. Specialized mobile radio service licenses also can be used for two-way voice applications. In total, eight or more licenses suitable for two-way voice applications are available in a given geographic area.

All personal communications services licenses have a 10-year term, at the end of which they must be renewed. The FCC will award a renewal expectancy to a personal communications services licensee that has:

•	provided substantial service during its past license term; and

•	substantially complied with applicable FCC rules and policies and the Communications Act.

Cellular radio licenses also generally expire after a 10-year term and are renewable for periods of 10 years upon application to the FCC. Licenses may be revoked for cause and license renewal applications denied if the FCC determines that a renewal would not serve the public interest. FCC rules provide that competing renewal applications for cellular licenses will be considered in comparative hearings and establish the qualifications for competing applications and the standards to be applied in hearings. Under current policies, the FCC will grant incumbent cellular licensees the same renewal expectancy granted to personal communications services licensees.

Build-Out and Microwave Relocation Obligations.    All personal communications services licensees must satisfy certain coverage requirements. In our case, we must construct facilities sufficient to offer radio signal coverage to one-third of the population of our service area within five years of the original license grants and to two-thirds of the population within ten years. Licensees that fail to meet the coverage requirements may be subject to forfeiture of their licenses. We have met the five-year construction deadline for all of our personal communications services licenses; our earliest ten-year construction deadline is in 2005. Our cellular license, which covers the Myrtle Beach area, is not subject to these coverage requirements. On September 10, 2003, the FCC adopted a Notice of Proposed Rulemaking seeking comment on proposals to expand licensee build-out requirements. Among the proposals examined were proposals to adopt additional coverage requirements beyond the initial 10-year license term and proposals to reclaim spectrum that is not in use by a defined period of time. In an Order adopted on July 8, 2004, the FCC acknowledged a preference for market-based mechanisms to facilitate spectrum access, but also stated that it may be appropriate at some time to revert to a re-licensing approach if spectrum is not being used. The FCC therefore sought further comment on possible re-licensing approaches and construction obligations for current and future licensees who hold licenses beyond their first term.

When it was licensed, personal communications services spectrum was encumbered by existing licensees that operate certain fixed microwave systems. To secure a sufficient amount of unencumbered spectrum to operate our personal communications services systems efficiently and with adequate population coverage, we have relocated several of these incumbent licensees. In an effort to balance the competing interests of existing microwave users and newly authorized personal communications services licensees, the FCC adopted:

•	a transition plan to relocate such microwave operators to other spectrum blocks; and

•	a cost sharing plan so that if the relocation of an incumbent benefits more than one personal communications services licensee, those licensees will share the cost of the relocation.

The transition and cost sharing plans expire on April 4, 2005, at which time remaining microwave incumbents in the personal communications services spectrum will be responsible for the costs of relocating to alternate spectrum locations. Our cellular license is not encumbered by existing microwave licenses.

Spectrum Caps and Secondary Markets.    Under the FCC’s former rules specifying spectrum aggregation limits affecting broadband personal communications services, specialized mobile radio services and cellular licensees, no entity could hold attributable interests in licenses for more than 55 MHz of personal communications services, cellular and certain specialized mobile radio services where there was significant overlap in any geographical area. In November 2001, the FCC voted to sunset the spectrum cap rule by eliminating it effective January 1, 2003. The FCC now evaluates commercial wireless transactions on a case-by-case basis to determine whether they will result in too much concentration in wireless markets.

In November 2000, the FCC adopted a Policy Statement and Notice of Proposed Rulemaking regarding secondary markets in radio spectrum. In the Notice of Proposed Rulemaking, the FCC tentatively concluded that spectrum licensees should be permitted to enter leasing agreements with third parties to promote greater use of unused spectrum. On May 15, 2003, the FCC adopted new rules that are intended to promote the development of a secondary market for wireless spectrum. They allow wireless licensees, such as Triton, to lease their spectrum to third parties on either a short-term or long-term basis. Two leasing options are available. The first, which requires prior FCC notice but not prior FCC approval, allows parties to lease spectrum as long as the licensee retains a certain degree of control over the license. The second, which requires prior FCC approval, allows parties to lease spectrum where the lessee is in actual control of the license, although the licensee retains legal control. In an Order adopted on July 8, 2004, the FCC expanded its spectrum leasing rules to additional wireless services and further streamlined the spectrum leasing process. While the text of the FCC’s Order has not yet been released, the news release indicates that the Order allows certain spectrum leasing agreements to be eligible for overnight electronic processing and creates a new regulatory option of “private commons.” Under the “private commons” spectrum leasing option, spectrum licensees can make their spectrum available for use by advanced technologies in a manner similar to that by which unlicensed users gain access to unlicensed spectrum.

New Spectrum Opportunities and Advanced Wireless Data Services.    In addition to the spectrum currently licensed for personal communications services, cellular and specialized mobile radio services, the FCC has allocated additional spectrum for wireless carrier use. While this spectrum may be used by new companies that would compete directly with us, this spectrum could also be acquired by existing wireless companies and used to provide advanced or third generation data services, such as those we plan to offer over our GSM/GPRS network. This new spectrum includes 30 MHz in the upper 700 MHz band that is currently used by television broadcasters during their transition to digital television and 90 MHz in the 1710-1755 and 2110-2155 MHz bands that had been used by both governmental and non-governmental users, including the multipoint distribution service. The FCC has also asked for public comment on whether spectrum in additional bands should be reallocated for mobile wireless use. New spectrum licenses will be awarded by auction. The FCC also has changed the spectrum allocation available to certain mobile satellite service operators to allow them to integrate an ancillary terrestrial component into their networks, thereby enabling mobile satellite service operators to provide terrestrial wireless services to consumers in spectrum previously reserved only for satellite services. It is unclear what impact, if any, these allocations will have on our current operations.

On June 18, 2004, the FCC announced it will auction over 200 broadband PCS licenses beginning January 12, 2005. These licenses were returned to the FCC as a result of license cancellation or termination and the list of licenses available for auction includes licenses within our current service area. The current auction rules restrict parties that do not qualify under the FCC’s rules as a “designated entity” (a small business), including us, from bidding on some of the licenses. However, numerous parties have petitioned the FCC to remove this restriction and allow all parties to bid on all licenses. Whether the FCC will lift the restriction cannot be determined at this time.

Transfers and Assignments of Cellular and Personal Communications Services Licenses.    The Communications Act and FCC rules require the FCC’s prior approval of the assignment or transfer of control of a license for a personal communications services or cellular system. However, in an Order adopted on July 8, 2004, the FCC determined that it will forbear from the prior approval requirement in certain situations. While the text of the FCC’s Order has not yet been released, the news release indicates that the FCC will provide for immediate processing of transfer and assignment applications where the parties certify that the proposed transaction meets specific criteria indicating the absence of potential public interest concerns. Transactions that meet these criteria will be eligible for overnight electronic processing. Non-controlling interests in an entity that holds an FCC license generally may be bought or sold without FCC approval.

We may also require approval of the Federal Trade Commission and the Department of Justice, as well as state or local regulatory authorities having competent jurisdiction, if we sell or acquire personal communications services or cellular interests over a certain size.

Foreign Ownership.    Under existing law, no more than 20% of an FCC licensee’s capital stock may be owned, directly or indirectly, or voted by non-U.S. citizens or their representatives, by a foreign government or its representatives or by a foreign corporation. If an FCC licensee is controlled by another entity, as is the case with our ownership structure, up to 25% of that entity’s capital stock may be owned or voted by non-US citizens or their representatives, by a foreign government or its representatives or by a foreign corporation. Foreign ownership above the 25% level may be allowed should the FCC find such higher levels not inconsistent with the public interest. The FCC has ruled that higher levels of foreign ownership, even up to 100%, are presumptively consistent with the public interest with respect to investors from certain nations. If our foreign ownership were to exceed the permitted level, the FCC could revoke our FCC licenses, although we could seek a declaratory ruling from the FCC allowing the foreign ownership or take other actions to reduce our foreign ownership percentage to avoid the loss of our licenses. We have no knowledge of any present foreign ownership in violation of these restrictions.

Enhanced 911 Services.    Commercial mobile radio service providers are required to transmit 911 calls and relay a caller’s automatic number identification and cell site to designated public safety answering points. This ability to relay a telephone number and originating cell site is known as Phase I enhanced 911 deployment. FCC regulations also require wireless carriers to identify within certain parameters the location of 911 callers by adoption of either network-based or handset-based technologies. This more exact location reporting is known as Phase II, and the FCC has adopted specific rules governing the accuracy of location information and deployment of the location capability.

FCC rules originally required carriers to provide Phase I service as of April 1, 1998, or within six months of a request from a public safety answering point, whichever is later, and to provide Phase II service as of October 1, 2001, or within six months of a request from a public safety answering point, whichever is later. Our Phase II service initial deadline was extended by the FCC to March 1, 2003, as was the deadline for other regional and local carriers. The six-month time frames for beginning Phase I or Phase II service do not apply if a public safety answering point does not have the equipment and other facilities necessary to receive and use the provided data. Public safety answering points and wireless carriers are permitted to extend these implementation timelines by mutual agreement.

Radiofrequency Emissions.    FCC guidelines adopted in 1996 limit the permissible human exposure to radiofrequency radiation from transmitters and other facilities. On December 11, 2001, the FCC’s Office of Engineering and Technology, or OET, dismissed a Petition for Inquiry filed by EMR Network to initiate a proceeding to revise the FCC’s radiofrequency guidelines. On January 10, 2002, EMR petitioned the FCC to overturn OET’s decision and open an inquiry, and that petition remains pending. On June 19, 2002, the FCC released revised standards for testing wireless handsets and other mobile devices for compliance with the current standards, and on June 12, 2003, the FCC adopted a Notice of Proposed Rulemaking seeking comment on proposed amendments to the current regulations relating to the compliance of transmitter facilities with radiofrequency guidelines and to procedures for evaluating radiofrequency exposure from mobile devices, such as handsets.

Media reports have suggested that, and studies have been undertaken to determine whether, certain radio frequency emissions from wireless handsets may be linked to various health concerns, including cancer, and may interfere with various electronic medical devices, including hearing aids and pacemakers. Concerns over radio frequency emissions may have the effect of discouraging the use of wireless handsets, which would decrease demand for our services. However, reports and fact sheets from the British National Radiological Protection Board and Swedish Radiation Protection Authority released in 2004, the National Cancer Institute released in January 2002, the American Health Foundation released in December 2000 and the Danish Cancer Society released in February 2001, found no evidence that cell phones cause cancer, although some of the reports indicated that further study might be appropriate. The National Cancer Institute, nonetheless, cautioned that the studies have limitations, given the relatively short amount of time cellular phones have been widely available. In January 2002, the Bioelectromagnetics Journal published a study that concluded that under extended exposure conditions, certain radio frequency emissions are capable of inducing chromosomal damage in human lymphocytes, and in February 2003, Environmental Health Perspectives published a study that concluded that exposure to certain levels of radio frequency emissions can kill brain cells in rats. Also in 2003, the Dutch government reported new research finding headaches and other health effects in individuals exposed to radiation from GSM base stations of third-generation mobile-phone systems. In addition, the Federal Trade Commission, or FTC, issued a consumer alert in February 2002 for cell phone users who want to limit their exposure to radio frequency emissions from their cell phones. The alert advised, among other things, that cell phone users should limit use of their cell phones to short conversations and avoid cell phone use in areas where the signal is poor. Additional studies of radio frequency emissions are ongoing. The ultimate findings of these studies will not be known until they are completed and made public. Several lawsuits seeking to force wireless carriers to supply headsets with phones and to compensate consumers who have purchased radiation-reducing devices were dismissed by the courts in 2002 because of a lack of scientific evidence, but other lawsuits remain pending. We cannot predict the effects of these or other health effects lawsuits on our business.

Interconnection.    Under amendments to the Communications Act enacted in 1996, all telecommunications carriers, including personal communications services and cellular licensees, have a duty to interconnect with other carriers and local exchange carriers have additional specific obligations to interconnect. The amendments and the FCC’s implementing rules modified the previous regime for interconnection between local exchange carriers and wireless communications services providers, such as Triton, and adopted a series of requirements that have benefited the wireless industry. These requirements included compensation to carriers for terminating traffic originated by other carriers; a ban on any charges to other carriers by originating carriers; and specific rules governing the prices that can be charged for terminating compensation. Under the rules, prices for termination of traffic and certain other functions provided by local exchange carriers are set using a methodology known as “total element long run incremental cost,” or TELRIC. TELRIC is a forward-looking cost model that sets prices based on what the cost would be to provide network elements or facilities over the most efficient technology and network configuration. As a result of these FCC rules, the charges that cellular and personal communications services operators pay to interconnect their traffic to the public switched telephone network have declined significantly from pre-1996 levels.

The initial FCC interconnection rules material to our operations have become final and unappealable following a May 2002 Supreme Court decision affirming the rules. Subsequently, the FCC issued a clarification of its interconnection rules, initiated a rulemaking to modify the TELRIC rules and initiated a third proceeding which collectively have created some uncertainty. More specifically:

•	In August 2003, the FCC released a clarification of its TELRIC rules that could increase our costs of interconnection.

•	In September 2003, the FCC initiated a rulemaking to consider broader modifications to the TELRIC rules, which could increase or decrease our costs of interconnection.

•	The FCC has initiated a proceeding that could greatly modify the current regime of payments for interconnection. If the FCC were to modify the current regime of payments for interconnection, our costs for interconnection could be reduced.

The Communications Act permits carriers to appeal public utility commission decisions to United States District Courts. Several state commissions challenged this provision based on the Eleventh Amendment, which gives states immunity from suits in Federal court, but on May 20, 2002, the Supreme Court upheld the appeal procedure.

Universal Service Funds.    Under the FCC’s rules, wireless providers are potentially eligible to receive universal service subsidies; however, they also are required to contribute to both federal and state universal service funds. The FCC rules require telecommunications carriers generally (subject to limited exemptions) to contribute to funding existing universal service programs for high cost carriers and low income customers and to new universal service programs to support services to schools, libraries and rural health care providers. These issues remain pending. On December 13, 2002, and January 30, 2003, the FCC released orders that increased, from 15 to 28.5 percent, the percentage of revenues that wireless providers must subject to universal service contributions to avoid having to calculate those contributions based on actual interstate traffic levels, and that required wireless providers to elect whether or not to use this “safe harbor” on a company-wide basis. On February 27, 2004, the Federal-State Joint Board on Universal Service issued a recommended decision proposing that the FCC modify the current universal service rules. If adopted, the proposals would limit support to a single connection per customer and would narrow the circumstances under which a new service provider would be able to qualify for support. On June 8, 2004, the FCC asked for public comment on the Federal-State Joint Board recommended decision. These changes would limit the ability of Triton, other wireless providers and other competitive carriers to obtain universal service support. Regardless of our ability to receive universal service funding for the supported services we provide, we are required to fund these federal programs and also may be required to contribute to state universal service programs.

Outage Reporting.    On August 4, 2004, the FCC adopted new rules that require wireless providers to report to the FCC about significant disruptions, network degradations or outages to their systems. Under the new rules, we are required to report to the FCC whenever we have a significant network disruption that lasts for at least 30 minutes and the number of end-user minutes potentially affected is at least 900,000. We also must report significant network problems that impact 911 usage or service at airports, nuclear power plants and key government and military facilities or when critical transmission and network control technologies are disrupted.

Electronic Surveillance.    The FCC has adopted rules requiring providers of wireless services that are interconnected to the public switched telephone network to provide functions to facilitate electronic surveillance by law enforcement officials. The Communications Assistance for Law Enforcement Act, or CALEA, requires telecommunications carriers to modify their equipment, facilities, and services to ensure that they are able to comply with authorized electronic surveillance. These modifications were required to be completed by June 30, 2000, unless carriers were granted temporary waivers, which Triton and many other wireless providers requested. One Triton waiver request remains pending at the FCC. Additional wireless carrier obligations to assist law enforcement agencies were adopted in response to the September 11 terrorist attacks as part of the USA Patriot Act.

On August 9, 2004, the FCC released a Notice of Proposed Rulemaking and Declaratory Ruling proposing new rules governing CALEA. The notice largely endorses proposals by federal law enforcement agencies in a filing in February 2004. If adopted, the rules proposed in the notice would subject a wide range of services to CALEA, greatly limit the availability of waivers from the CALEA rules and shift costs for complying with CALEA from law enforcement agencies to service providers and customers. These changes could increase Triton’s costs. The notice also determined that push-to-talk services, such as those offered by Nextel and Verizon, are subject to CALEA requirements.

Telephone Numbers.    Like other telecommunications carriers, Triton must have access to telephone numbers to serve its customers and to meet demand for new service. In a series of proceedings over the past six years, the FCC has adopted rules that could affect Triton’s access to and use of telephone numbers. The most significant FCC rules are intended to promote the efficient use of telephone numbers by all telecommunications carriers. Under these rules:

•	Carriers must meet specified number usage thresholds before they can obtain additional telephone numbers. The current threshold requires carriers to show that they are using 75% of all numbers assigned to them in a particular rate center. The FCC has adopted a “safety valve” mechanism that could permit carriers to obtain telephone numbers under certain circumstances even if they do not meet the usage thresholds.

•	Carriers must share blocks of telephone numbers, a requirement known as “number pooling.” Under number pooling, numbers previously assigned in blocks of 10,000 will be assigned in blocks of 1,000, which significantly increases the efficiency of number assignment. In connection with the number pooling requirement, the FCC also adopted rules intended to increase the availability of blocks of 1,000 numbers, including a requirement that numbers be assigned sequentially within existing blocks of 10,000 numbers.

•	Carriers must provide detailed reports on their number usage, and the reports are subject to third-party audits. Carriers that do not comply with reporting requirements are ineligible to receive numbering resources.

•	States may implement technology-specific and service-specific area code “overlays” to relieve the exhaustion of existing area codes, but only with specific FCC permission.

The FCC also has shown a willingness to delegate to the states a larger role in number conservation. Examples of state conservation methods include number pooling and number rationing. Since mid-1999, the FCC has granted interim number conservation authority to several state commissions, including North Carolina and South Carolina, states within our operating region.

The FCC’s number conservation rules could benefit or harm Triton and other telecommunications carriers. If the rules achieve the goal of reducing demand for telephone numbers, then the costs associated with potential changes to the telephone numbering system will be delayed or avoided. The rules may, however, affect individual carriers by making it more difficult for them to obtain and use telephone numbers. In particular, number pooling imposes significant costs on carriers to modify their systems and operations. In addition, technology-specific and service-specific area code overlays could result in segregation of wireless providers, including Triton, into separate area codes, which could have negative effects on customer perception of wireless service.

Wireless providers also are subject to a requirement that they implement telephone number portability, which enables customers to maintain their telephone numbers when they change carriers. Wireless number portability was implemented for the top 100 metropolitan statistical areas on November 24, 2003, and generally became available in the rest of the country on May 24, 2004. Under the FCC’s rules, numbers may be ported to and from both wireless and landline providers. Thus, while portability makes it easier for customers to change wireless providers, it also makes it easier for them to switch from landline to wireless service. Certain aspects of the FCC’s rules, including the obligation to port landline numbers to wireless providers, are subject to pending appeals to the United States Court of Appeals for the District of Columbia Circuit.

Environmental Processing.    Antenna structures used by Triton and other wireless providers are subject to the FCC’s rules implementing the National Environmental Policy Act and the National Historic Preservation Act, or the NHPA. Under these rules, any structure that may significantly affect the human environment or that may affect historic properties may not be constructed until the wireless provider has filed an environmental assessment and obtained approval from the FCC. Processing of environmental assessments can delay construction of antenna facilities, particularly if the FCC determines that additional information is required or if there is community opposition. In addition, several environmental groups unsuccessfully have requested changes in the FCC’s environmental processing rules, challenged specific environmental assessments as inadequate to meet statutory requirements and sought to have the FCC conduct a comprehensive assessment of the environmental effects of antenna tower construction. On February 13, 2003, several of these groups filed a petition with the United States Court of Appeals for the District of Columbia Circuit seeking to force the FCC to modify its environmental processing rules to address issues under the Migratory Bird Treaty Act. There is no schedule for court action on this petition. On August 20, 2003, the FCC released a Notice of Inquiry on the potential effects of towers on migratory birds and on September 17, 2003, the FCC announced that it had reached an agreement with the State of Michigan to study the effects of towers on bird populations. On May 1, 2003, the FCC announced its intent to develop a strategic plan to address environmental and historic preservation issues. On July 9, 2003, the FCC issued a Notice of Proposed Rulemaking on a proposed national agreement governing review of towers under the NHPA. If adopted, the agreement would define more clearly when historic preservation analysis is required for new and modified towers.

Rate Integration.    The FCC has determined that the interstate, interexchange offerings (commonly referred to as “long distance”) of wireless carriers are subject to the interstate, interexchange rate averaging and integration provisions of the Communications Act. Rate averaging and integration requires carriers to average interstate long distance wireless communications service rates between high cost and urban areas, and to offer comparable rates to all customers, including those living in Alaska, Hawaii, Puerto Rico, and the Virgin Islands. The United States Court of Appeals for the District of Columbia Circuit, however, rejected the FCC’s application of these requirements to wireless carriers, remanding the issue to the FCC to further consider whether wireless carriers should be required to average and integrate their long distance rates across all U.S. territories. This proceeding remains pending, but the Commission has stated that the rate averaging and integration rules will not be applied to wireless carriers during the pendency of the proceeding.

Privacy.    The FCC has adopted rules limiting the use of customer proprietary network information by telecommunications carriers, including Triton, in marketing a broad range of telecommunications and other services to their customers and the customers of affiliated companies. The rules give wireless carriers discretion to use customer proprietary network information, without customer approval, to market all information services used in the provision of wireless services. The FCC also allows all telephone companies to use customer proprietary network information to solicit lost customers. FCC rules require that customer permission be obtained affirmatively to use such information to market non-communications services or to provide such information to unrelated third parties, but give carriers flexibility in obtaining that consent. FCC rules also give customers the right to “opt out” from the use of customer proprietary network information by their carriers for the marketing of communications services and require carriers to give written or electronic notice of that right every two years.

Billing.    The FCC has detailed billing rules for landline telecommunications service providers and extended some of those rules to wireless carriers. Wireless carriers must comply with two fundamental rules: (i) clearly identify the name of the service provider for each charge; and (ii) display a toll-free inquiry number for customers on all “paper copy” bills. On May 25, 2004, the FCC released a Public Notice seeking comment on a petition filed by the National Association of State Utility Consumer Advocates, or NASUCA. The NASUCA petition asks the FCC to prohibit wireless and other carriers from using line-item charges on customer bills to recover their costs for various federal, state and local regulatory obligations. If the FCC adopts the proposals in the NASUCA petition we would be required to remove certain line-item charges that are currently listed on our customer bills. If we were unable to recoup these charges through other means, the proposals could have an impact on our revenues.

Access for Individuals with Disabilities.    The FCC requires telecommunications services providers, including Triton, to offer equipment and services that are accessible to and useable by persons with disabilities, if that equipment can be made available without much difficulty or expense. The rules require us to develop a process to evaluate the accessibility, usability and compatibility of covered services and equipment. On July 10, 2003, the FCC adopted new rules requiring that digital wireless phones be capable of effective use with hearing aids. Manufacturers must introduce compliant phones within two years and carriers of our size must offer compliant phones within three years; by February 18, 2008, at least 50 percent of the digital wireless phone models offered by us must be compatible. Wireless industry petitions to the FCC to reconsider these rules are pending. While we expect our vendors to develop equipment compatible with the rules, we cannot assure you that we will not be required to make material changes to our network, product line, or services.

Wireless Spam.    On August 4, 2004, the FCC adopted rules pursuant to the “Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003,” or the CAN-SPAM Act. While the text of the FCC’s Order has not yet been released, the news release indicates that the FCC has adopted a general prohibition on sending commercial messages to any address referencing an Internet domain associated with wireless subscriber messaging services. We will be permitted to send “transactional or relationship” messages to our subscribers and will be required to submit to the FCC the names of all Internet domains on which we offer mobile messaging services.

Public Safety Interference.    On July 8, 2004, the FCC adopted an Order to resolve interference that has been occurring between commercial, private and public safety wireless users in the 800 MHz band. While most of the interference issues have involved the Nextel network, interference problems have arisen in some markets due to the operations of commercial cellular providers. Because we operate a cellular system in Myrtle Beach, we will be subject to FCC’s new rules, under which we must respond to any interference problems according to specific timelines and guidelines. In addition, if a public safety wireless user can show that interference is causing a clear and imminent danger to life or property, the FCC can require a cellular provider to immediately discontinue operation pending the resolution of the interference problem.

State Regulation and Local Approvals

The Communications Act preempts state and local regulation of the entry of or the rates charged by any provider of private mobile radio service or of commercial mobile radio service, which includes personal communications services and cellular service. The Communications Act permits states to regulate the “other terms and conditions” of commercial mobile radio service. The FCC has not clearly defined what is meant by the “other terms and conditions” of commercial mobile radio service, but has upheld the legality of state universal service requirements on commercial mobile radio service carriers. The FCC also has held that private lawsuits based on state law claims concerning how wireless rates are promoted or disclosed may not be preempted by the Communications Act. Regulators and Attorneys General in several states are reviewing wireless carrier billing practices and network reliability and coverage issues. In some states regulators are pushing for new rules, and in others, Attorneys General are filing class action lawsuits against wireless carrier billing practices that are purportedly deceptive. Should similar regulations be adopted or lawsuits filed against wireless carriers in the Triton states, there could be a material adverse impact on our business. To try to protect ourself against potential lawsuits or state or federal regulation, we have adopted the Cellular Telecommunications & Internet Association, or CTIA, “Voluntary Consumer Code” that requires disclosure of certain billing and coverage information to consumers.

State and local governments are permitted to manage public rights of way and can require fair and reasonable compensation from telecommunications providers, including personal communications services providers, so long as the compensation required is publicly disclosed by the government. The siting of cells/base stations also remains subject to state and local jurisdiction, although proceedings are pending at the FCC relating to the scope of that authority. States also may impose competitively neutral requirements that are necessary for universal service or to defray the costs of state enhanced 911 services programs, to protect the public safety and welfare, to ensure continued service quality and to safeguard the rights of consumers.

There are several state and local legislative initiatives that are underway to ban the use of wireless phones in motor vehicles. New York and New Jersey have enacted statewide bans on driving while holding a wireless phone, and similar legislation has been introduced in other states, including Virginia, Georgia and Kentucky. Officials in a handful of communities, including the District of Columbia, have enacted ordinances banning or restricting the use of cell phones by drivers. Should this become a nationwide initiative, wireless communications services providers could experience a decline in the number of minutes used by subscribers. In general, states continue to consider restrictions on wireless phone use while driving, and some states are also beginning to collect data on whether wireless phone use contributes to traffic accidents. On the federal level, the National Transportation Safety Board has recommended a ban on the use of mobile phones while operating a motor vehicle for novice drivers.

The foregoing does not purport to describe all present and proposed federal, state and local regulations and legislation relating to the wireless telecommunications industry. Other existing federal regulations and, in many jurisdictions, state and local franchise requirements are the subject of a variety of judicial proceedings, legislative hearings and administrative and legislative proposals that could change, in varying degrees, the manner in which wireless providers operate. Neither the outcome of these proceedings nor their impact upon our operations or the wireless industry can be predicted at this time.

Competition

We compete directly with several wireless communications services providers, including enhanced specialized mobile radio providers, in each of our markets. We compete against five of the six nationwide competitors, Sprint PCS, Cingular Wireless, Verizon, T-Mobile and Nextel, in each of our markets; the sixth national carrier, AT&T Wireless, does not currently compete in our markets. See “Summary—Recent Developments” for additional information regarding potential competition with AT&T Wireless in the future. Within our Virginia market, additional competitors are ALLTEL Corporation, Ntelos, and U.S. Cellular. Within our North Carolina, South Carolina, Georgia and Tennessee markets, additional competitors are ALLTEL Corporation, Hargray Wireless, and U.S. Cellular. Historically, the most dominant competitors were the cellular incumbents, which in our markets were primarily Verizon (formerly Bell Atlantic Mobile Systems and GTE), ALLTEL Corporation and U.S. Cellular. However, with the advent of personal communications services, other carriers such as Cingular Wireless, Sprint PCS and T-Mobile have gained significant market share. We believe that we are a leading service provider based on the fact that we have been able to expand our subscriber base every year since inception and our annual incremental subscriber penetration rate (net subscriber additions divided by the total population in our service areas) is comparable to that of our competitors. Since our competitors do not disclose their subscriber count in specific regional service areas, we cannot accurately determine market share for each of these companies where we do business.

The principal competitive factors within our business consist of:

•	price, which includes the monthly charges we bill our wireless subscribers;

•	network quality, which is the coverage provided by our towers as well as roaming agreements with other national carriers that enable our customers to utilize their networks when traveling outside of our coverage area;

•	products offered, which include a variety of handsets and accessories with multiple capabilities, including data services and

•	quality customer care service, which includes the speed and accuracy of customer care resolution.

Upon review of these factors, we believe that we compete favorably in our current markets, as evidenced by our increasing subscriber base in each year since our inception. In addition to the above mentioned competitive factors, our ability to compete successfully will depend, in part, on our ability to anticipate and respond to other various competitive factors affecting the industry, including new services that may be introduced, changes in consumer preferences, demographic trends, economic conditions and competitors’ discount pricing and bundling strategies, all of which could adversely affect our operating margins.

Wireless providers increasingly are competing in the provision of both voice and non-voice services. Non-voice services, including data transmission, text messaging, e-mail and Internet access are now available from personal communications services providers and enhanced specialized mobile radio carriers such as Nextel. In many cases, non-voice services are offered in conjunction with or as adjuncts to voice services. Our GSM/GPRS overlay provides us the technology to offer more advanced wireless data services. Some of the national wireless carriers, such as AT&T Wireless, are beginning to bundle their wireless offerings with landline local or long distance services, a practice that could make these carriers’ wireless services more attractive to customers.

Intellectual Property

We use a regional brand name, SunCom. The SunCom service mark was registered by the United States Patent and Trademark Office on July 18, 2000 (Registration No. 2367621).

The AT&T globe design logo is a service mark owned by AT&T and registered with the United States Patent and Trademark Office. Under the terms of our license agreement with AT&T, we use the AT&T globe design logo and certain other service marks of AT&T royalty-free in connection with marketing, offering and providing wireless mobility telecommunications services using time division multiple access and GSM/GPRS digital technology and frequencies licensed by the FCC to end-users and resellers within our licensed area. The license agreement also grants us the right to use the licensed marks on certain permitted mobile phones.

AT&T has agreed not to grant to any other person a right or license to provide or resell, or act as agent for any person offering, those licensed services under the licensed marks in our licensed area except:

•	to any person who resells, or acts as our agent for, licensed services provided by us, or

•	any person who provides or resells wireless communications services to or from specific locations such as buildings or office complexes, even if the applicable subscriber equipment being used is capable of routine movement within a limited area and even if such subscriber equipment may be capable of obtaining other telecommunications services beyond that limited area and handing-off between the service to the specific location and those other telecommunications services.

In all other instances, AT&T reserves for itself and its affiliates the right to use the licensed marks in providing its services whether within or outside of our licensed area.

The license agreement contains numerous restrictions with respect to the use and modification of any of the licensed marks. The license agreement had an initial five-year term, which expired on February 4, 2003. The agreement has since been renewed through February 4, 2005. The agreement was also amended to include automatic renewals for one-year terms unless AT&T notifies us of its intention to terminate the agreement. Net book value of the license agreement was approximately $3.4 million as of December 31, 2003.

On February 17, 2004, AT&T Wireless and Cingular Wireless entered into an Agreement and Plan of Merger. Subsequent to the proposed merger, AT&T Wireless and Cingular have announced that the merged entity will not continue the use of AT&T brand, which will affect the benefits provided to the Company under its co-branding arrangement with AT&T Wireless. As a result, the Company has accelerated the amortization of the license agreement to fully amortize this intangible by December 31, 2004.

Employees

As of June 30, 2004, we had 1,916 employees. We believe our relations with our employees are good.

MANAGEMENT

All of the outstanding capital stock of Triton is owned by Holdings. The executive officers of Holdings are the executive officers of Triton and hold the same offices. The sole director of Triton is Michael E. Kalogris. As of August 20, 2004, the executive officers of Holdings and Triton and the directors of Holdings were as follows:

Name	Age	Position
Michael E. Kalogris	55	Chairman of the Board of Directors and Chief Executive Officer
David D. Clark	40	Executive Vice President, Chief Financial Officer and Secretary
William A. Robinson	38	Executive Vice President of Operations and Controller
Glen Mella	46	Senior Vice President of Marketing and Sales
Daniel E. Hopkins	39	Senior Vice President of Finance and Treasurer
Glen Robinson	45	Senior Vice President of Technology
Laura M. Shaw-Porter	38	Senior Vice President of Human Resources
Rohit M. Desai	65	Director
Scott I. Anderson	46	Director
Arnold L. Chavkin	53	Director
Mathias DeVito	73	Director
Eric Haskell	57	Director
David N. Watson	45	Director
Arnold Sheiffer	72	Director

Michael E. Kalogris has served as Chairman of the Board of Directors of Holdings and as Chief Executive Officer of Triton since its inception. Mr. Kalogris was previously the Chairman of Triton Cellular Partners, L.P., which specialized in acquiring and operating rural cellular properties. The assets of Triton Cellular Partners, L.P. were sold in 2000 for approximately $1.24 billion. Prior to Triton Cellular Partners, L.P., Mr. Kalogris was President and Chief Executive Officer of Horizon Cellular Group, which he joined on October 1, 1991. Under Mr. Kalogris’ leadership, Horizon Cellular Group became the fifth-largest independent cellular company in the United States, specializing in suburban markets and small cities encompassing approximately 3.2 million potential customers and was sold for approximately $575.0 million. Prior to joining Horizon Cellular Group, Mr. Kalogris served as President and Chief Executive Officer of Metrophone, a cellular carrier in Philadelphia, the nation’s fifth-largest market. Mr. Kalogris is a member of the board of directors of the Cellular Telecommunications Industry Association and serves on its Executive Committee. He is also a member of the advisory board of Waller Capital Media Partners and the board of directors of Paoli Hospital.

David D. Clark has served as Executive Vice President, Chief Financial Officer and Secretary of Triton since its inception. Mr. Clark served as Chief Financial Officer of Triton Cellular Partners, L.P. from inception through April 2000. Before joining Triton, he was a Managing Director at Furman Selz L.L.C. specializing in communications finance, which he joined in February 1996. Prior to joining Furman Selz, Mr. Clark spent over ten years at Citibank N.A. and Citicorp Securities Inc. as a lending officer and a high yield finance specialist.

William A. Robinson has served as Executive Vice President of Operations and Controller since April 2004, Senior Vice President of Operations and Controller of Triton since September 2003, Senior Vice President of Operations from January 2001 through August 2003 and as Vice President and Controller from March 1998 through December 2000. Before joining Triton, Mr. Robinson served as Director, Financial Reporting for Freedom Chemical Company from June 1997 through March 1998 and Director, Financial Analysis, Planning and Budgeting for Centeon L.L.C. from December 1995 through June 1997.

Glen Mella has served as Senior Vice President of Marketing and Sales of Triton since August 2003. Mr. Mella joined Triton from CRS Retail Systems, a provider of point-of-sale and multi-channel software to the retail industry, where he served as President of the Corporate Systems Group. Prior to that, Mr. Mella was

President and Chief Executive Officer of Found Inc., a software company based in Salt Lake City, which he joined in 2001. Found Inc. was acquired by CRS Retail Systems in October 2002. Mr. Mella previously served as Senior Vice President of Marketing and Business Development for TenFold Corporation of Salt Lake City from 1997 through 2001. Prior to that, Mr. Mella served as General Manger/Vice President of Marketing at Novell Inc. from 1993 through 1996, he also served as a Director of Marketing at Dial Corporation and as a Product Manager for Frito-Lay/Pepsi Company.

Daniel E. Hopkins has served as Senior Vice President and Treasurer of Triton since April 2001 and as Vice President and Treasurer from July 1998 through March 2001. Mr. Hopkins served as Vice President of Finance and Treasurer for Triton Cellular Partners, L.P. from July 1998 through April 2000. From May 1994 until joining Triton, he was a Vice President at PNC Bank, where he focused primarily on the financing of telecommunications ventures. Mr. Hopkins has over ten years of banking experience, primarily in the areas of Communications Finance and Acquisitions/Leveraged Finance.

Glen Robinson has served as Senior Vice President of Technology of Triton since January 2001 and as Senior Vice President of Engineering and Information Technology from April 2000 through December 2000. Before joining Triton, Mr. Robinson served as Chief Technology Officer of Triton Cellular Partners, L.P. from July 1998 through March 2000 and served as Director of Technical Operations for AT&T Wireless’ Philadelphia OCS and Pittsburgh Cellular Markets from September 1994 through June 1998. Mr. Robinson has over twenty years of telecommunications experience, primarily in the area of engineering.

Laura M. Shaw-Porter has served as Senior Vice President of Human Resources since September 2003 and as Vice President of Human Resources from February 1999 through August 2003. Ms. Shaw-Porter joined Triton as the Director of Human Resources in August 1998. Before joining Triton, Ms. Shaw-Porter served as Director of Human Resources for US Physicians, Inc. from 1993 through 1998.

Rohit M. Desai has served as a Director of Holdings since May 2002. Mr. Desai has been Chairman of the Board and President of Desai Capital Management Incorporated, a registered investment advisor, since 1984. He also serves as a director of The Rouse Company, Finlay Enterprises, Inc., Sitel Corporation and Independence Community Bank.

Scott I. Anderson has served as a Director of Holdings since February 1998. He is currently a member of the board of directors of Wireless Facilities, Inc., an observer to the board of directors of Telephia, Inc. and Callvision, Inc. and a principal of Cedar Grove Partners, LLC and Cedar Grove Investments. He was a director of TeleCorp PCS until its merger into AT&T Wireless Services, Inc. in February 2002. Mr. Anderson was previously Senior Vice President for Acquisitions and Development at AT&T Wireless Services, Inc., formerly McCaw Cellular Communications, Inc., which he joined in 1986, and a director of Horizon Cellular Group.

Arnold L. Chavkin has served as a Director of Holdings since February 1998. Mr. Chavkin was previously a member of the advisory board of Triton Cellular Partners, L.P. and is currently a director of ASAT Limited, Brand Services, Inc., Crown Media Holdings, Inc., Encore Acquisition Company and Latigo Petroleum, Inc. He also serves on the Advisory Investment Board of the Asia Development Partners Fund. Mr. Chavkin is the Chief Investment Officer in the New York office of J.P. Morgan Partners, LLC (formerly Chase Capital Partners). He participates in the general management of the firm, as well as having specific responsibility for overseeing the International and Industrial Growth activities and certain other investment focus areas for J.P. Morgan Partners, LLC. Prior to joining Chase Capital Partners, he was a member of Chemical Bank’s merchant banking group and a generalist in its corporate finance group specializing in mergers and acquisitions and private placements for the energy industry.

Mathias DeVito has served as a Director of Holdings since August 2003. Mr. DeVito is Chairman Emeritus of The Rouse Company. The Rouse Company owns and operates office and industrial buildings and large scale community developments across the United States. Mr. DeVito joined The Rouse Company as Senior Vice

President and General Counsel in 1970, in that same year, he became Executive Vice President and Chief Operations Officer. In 1973, he was elected President, and in 1979, he was elected Chief Executive Officer of The Rouse Company. In 1984, he assumed the additional post of Chairman of the Board. In 1995, Mr. DeVito retired as the Chief Executive Officer, and in 1997, he stepped down as the Chairman of the Board of The Rouse Company. Prior to joining the Rouse Company, Mr. DeVito was the Assistant Attorney General of Maryland from 1963 through 1964 and a partner in the law firm of Piper & Marbury, now known as Piper & Rudnick, from 1965 through 1970. Mr. DeVito also serves as a director of Mars Super Markets and Sitel Corporation, and is Chairman of the Advisory Boards of certain investment funds affiliated with Desai Capital Management. He is also a member of the Board of Trustees of the Maryland Institute, College of Art.

Eric Haskell has served as a Director of Holdings since November 2003. Mr. Haskell has been Vice President, Executive Senior Vice President and Chief Financial Officer of Systems & Computer Technology Corporation (SCT) since 1989. SCT is a global provider of technology solutions for colleges and universities. Prior to joining SCT in 1989 as Vice President and Chief Financial Officer, he was Chief Financial Officer for Williams Holdings, Inc., which he joined in 1976 and Transamerica Delaval which he joined in 1976. Mr. Haskell previously was a manager with Ernst & Ernst, now known as Ernst & Young. He also serves as a director of SCT.

David N. Watson has served as a Director of Holdings since January 2004. Mr. Watson has been Executive Vice President of Sales, Marketing and Customer Service for Comcast Cable, a cable and broadband communications provider since 1998. Prior to joining Comcast Cable in 1998, he served as President of Comcast Cellular Communications, Inc., which he joined as Senior Vice President of Sales and Marketing in 1991. Previously, Mr. Watson headed Sales and Marketing efforts at Bell Atlantic Mobile and Metrophone. He also as serves on the Board of Directors of InDemand, the Cable Telecommunications Association for Marketing (CTAM) and on the Education Committee of the Police Athletic League of Philadelphia.

Arnold Sheiffer has served as a director of Holdings since June 2004. Mr. Sheiffer is the retired chairman of New York-based Petry Media Corp., the nation’s largest independent spot television sales firm, representing 300 television stations and placing more than $1 billion in national advertising annually. He previously served as chairman and chief executive officer of SmartRoute Systems, Inc., based in Cambridge, Massachusetts. Prior to joining SmartRoute, he was managing director of New York-based Sandler Capital Management, a venture capital and hedge fund firm investing primarily in media and telecommunications. Earlier, at media representation firm Katz Media, Sheiffer served as chief financial officer and subsequently as chief operating officer. Mr. Sheiffer is also a trustee of the Radio Drama Network Foundation and serves on the boards of Goldentree Asset Management, Interep National Radio Sales and James Cable Inc.

Audit Committee

The current members of Holdings’ Audit Committee are Mr. Anderson, as chairman, Mr. DeVito, Mr. Haskell and Mr. Watson. Holdings’ Audit Committee also serves as the Audit Committee for Triton. Holdings’ Board of Directors has determined that Eric Haskell qualifies as an audit committee financial expert, as defined by SEC rules.

Compensation Committee

The current members of Holdings’ Compensation Committee are Mr. Chavkin, as chairman, Mr. Desai, Mr. DeVito and Mr. Watson.

Nominating / Corporate Governance Committee

The current members of Holdings’ Nominating / Corporate Governance Committee are Mr. Desai, as chairman, Mr. Chavkin, Mr. Anderson and Mr. Haskell.

Compensation of Directors

Non-employee members of the Board of Directors receive compensation of $15,000 per year, plus $2,500 for each meeting they attend in person or telephonically if scheduled as a conference call or $1,000 for each scheduled in-person meeting they participate in via conference call. Non-employee directors also receive compensation of $10,000 per year for each Committee on which they serve, plus $1,750 for each Committee meeting they attend in person or telephonically, and the Chairman of each Committee receives an additional $5,000 annual retainer. All directors are reimbursed for expenses for every Board and Committee meeting attended. Holdings’ Board was awarded a grant of 45,000 restricted shares to each non-employee director and, in recognition of his service as a director in 2003, an additional grant of 2,000 shares was awarded to Mr. DeVito. Non-employee director stock awards are subject to a three-year vesting schedule and certain selling restrictions.

Executive Compensation

The executive officers of Triton are the executive officers of Holdings. The following table sets forth the cash and non-cash compensation paid by Triton to its Chief Executive Officer and the four other most highly compensated executive officers for the years ended December 31, 2001, 2002 and 2003.

Summary Compensation Table

	Principal Position	Year	Annual Compensation			Restricted Stock Awards(1)	All Other Compensation(2)
Name			Salary	Bonus(3)	Other
Michael E. Kalogris	Chairman of the Board of Directors and Chief Executive Officer	2003 2002 2001	$448,288 412,000 411,481	$906,400 309,000 309,000	— — —	$680,225 — 25,603,500	$2,870 2,467 2,311

David D. Clark	Executive Vice President, Chief Financial Officer and Secretary	2003 2002 2001	$257,868 235,000 234,712	$517,000 176,250 206,000	— — —	$276,575 — 5,926,619	$5,298 5,590 5,340

William A. Robinson	Executive Vice President of Operations and Controller	2003 2002 2001	$183,260 174,969 166,346	$137,520 88,400 128,000	— — —	$123,095 420,000 1,192,611	$5,242 5,590 5,340

Daniel E. Hopkins	Senior Vice President and Treasurer	2003 2002 2001	$181,968 174,969 163,846	$228,572 132,600 149,000	— — —	$123,089 420,000 1,438,799	$5,242 5,590 5,340

Glen Robinson	Senior Vice President of Technology	2003 2002 2001	$181,968 174,969 168,852	$159,620 110,500 128,000	— — —	$104,650 420,000 984,750	$5,236 4,911 3,307

(1)	The executive officers named in the table held the following restricted shares of Holdings’ Class A common stock as of December 31, 2003, with the market value, based on the December 31, 2003 closing price of $5.58 per share, indicated: (a) Mr. Kalogris held 682,500 restricted shares, which had an aggregate value of $3,808,350, (b) Mr. Clark held 230,022 restricted shares, which had an aggregate value of $1,283,523, (c) Mr. Hopkins held 120,000 restricted shares, which had an aggregate value of $669,600, (d) Mr. G. Robinson held 120,000 restricted shares, which had an aggregate value of $669,600, and (e) Mr. W. Robinson held 120,002 restricted shares, which had an aggregate value of $669,611. All such shares of Class A common stock vest over a five-year period commencing on the date of grant, unless specifically noted below. The value of the Class A common stock, at the date of grant, ranged between $2.86 and $5.38 per share for all grants made in 2003, was $8.40 per share for all grants made in 2002, was $39.39 per share for all grants made in 2001, ranged between $38.00 and $46.44 per share in 2000 and ranged between $3.91 and $14.40 per share for all grants made in 1999.

The foregoing reflects the shares that remain subject to forfeiture at December 31, 2003. See “Principal Stockholders.”

In 2001, Mr. Kalogris received an award of 650,000 shares and Mr. Clark received an award of 150,460 shares which vest as follows: 15% vest per year for two years beginning May 1, 2002 and 35% vest per year for two years beginning May 1, 2004. In 2003, Mr. Kalogris received an award of 227,500 shares and Mr. Clark received an award of 92,500 shares which vest 100% as of May 1, 2006. In 2003, Mr. Hopkins received an award of 41,167 shares and Mr. W. Robinson received an award of 41,169 shares which vest as follows: 20.6% for the year ending May 1, 2005, 30.8% for the year ending May 1, 2006 and 48.6% for the year ending May 1, 2007. In 2003, Mr. G. Robinson received an award of 35,000 shares which vests 42.9% for the year ending May 1, 2006 and 57.1% for the year ending May 1, 2007. Notwithstanding the vesting schedules set forth above, all restricted shares vest in specified circumstances constituting a change of control.

(2)	Reflects matching contributions to Triton’s 401(k) plan made by Triton on behalf of the named executive officers during 2003 and insurance premiums paid by Triton during the same period for term life insurance secured for the benefit of the executive officers, as follows: Mr. Kalogris $2,798 and $72, respectively; Mr. Clark $5,226 and $72, respectively; Mr. Hopkins $5,170 and $72, respectively; Mr. G. Robinson $5,164 and $72, respectively; and Mr. W. Robinson $5,170 and $72, respectively.

(3)	Mr. Kalogris’ and Mr. Clark’s 2003 bonus includes a signing bonus paid in accordance with their amended employment agreements. Mr. Hopkins, Mr. G. Robinson and Mr. W. Robinson were each paid a bonus of $44,700 in 2003 in accordance with their Executive Retention Bonus Agreements.

Employment Agreements

On February 4, 1998, Triton entered into an employment agreement for a five-year term with Michael E. Kalogris, Chairman of Triton’s Board of Directors. On May 24, 2001, Triton entered into an employment agreement for a three-year term with David D. Clark, Triton’s Executive Vice President, Chief Financial Officer and Secretary, effective as of January 1, 2000. On May 6, 2003, each of these employment agreements was amended to extend the terms of Mr. Kalogris’ and Mr. Clark’s employment through February 3, 2006. The amended employment agreements also prohibit Mr. Kalogris and Mr. Clark, except in certain limited situations, from transferring their shares of Triton’s Class A common stock during the three-year extended period. Upon executing their revised employment agreements, Mr. Kalogris and Mr. Clark received a bonus in the amount of $453,200 and $258,500, respectively. These bonus amounts are refundable in the event Mr. Kalogris’ or Mr. Clark’s employment with Triton is terminated for cause or in the event of a resignation other than for good reason. Each of these employment agreements, however, may be terminated earlier by either the executive officer or Triton. Each of these executive officers may terminate his employment agreement:

•	at any time at his sole discretion upon 30 days’ prior written notice, in the case of Mr. Kalogris, and 60 days’ prior written notice, in the case of Mr. Clark; and

•	immediately, upon written notice for good reason, which includes:

(a)	if there is a change of control, as defined in the employment agreement;

(b)	in the case of Mr. Clark, if he is demoted or removed from any of his positions or offices other than in accordance with his respective employment agreement, and in the case of Mr. Kalogris, if he is demoted, removed or not re-elected as Chairman of Triton’s Board of Directors. However, so long as Mr. Kalogris remains a member of Triton’s Board of Directors and Triton’s Chief Executive Officer, it is not considered good reason if Mr. Kalogris is no longer Chairman of Triton’s Board of Directors;

(c)	there is a material diminishment of the executive officer’s responsibilities, duties or status and that diminishment is not rescinded within 30 days after receiving written notice of the diminishment;

(d)	Triton fails to pay or provide benefits to the executive officer when due and does not cure that failure within 10 days of receiving written notice of that failure;

(e)	Triton relocates its principal offices more than 30 miles from its current headquarters without the consent of the executive officer;

(f)	Triton purports to terminate the executive officer for cause for any reason other than those permitted as for cause reasons under the employment agreement; or

(g)	with respect to Mr. Clark, if Mr. Kalogris’ employment with Triton terminates during the term of Mr. Clark’s employment.

Triton may terminate each employment agreement:

•	at any time, upon written notice, without cause at Triton’s sole discretion;

•	for cause, as defined in the employment agreements; or

•	upon the death or disability of the executive officer.

If Mr. Kalogris’ employment is terminated on or after the initial term of the employment agreement or due to Triton’s failure to renew the agreement, Triton will pay him a severance benefit in the amount of his base salary at that time. Mr. Kalogris’ employment agreement provides for an initial annual base salary of $453,200, subject to annual increases at the discretion of the Compensation Committee of the Board of Directors, and an annual bonus in an amount up to 100% of his base salary based on Triton’s performance.

In the case of Mr. Kalogris, in the event of any change of control, regardless of whether Mr. Kalogris terminates his employment agreement, all of his previously unvested shares will vest immediately.

If Mr. Clark’s employment with Triton terminates, he will be entitled to receive the following:

•	unpaid salary earned for services rendered to Triton on or prior to the date of Mr. Clark’s termination of employment;

•	the vested portion of any stock award;

•	a prorated bonus, provided Mr. Clark’s employment is terminated for good reason, by Triton without cause, or due to death or disability;

•	a severance award equal to Mr. Clark’s base salary at the time of termination and payable over a 12-month period, provided that Mr. Clark’s employment is terminated for good reason, by Triton without cause, or due to disability; and

•	a portion of any unvested shares of Triton’s restricted stock issued to Mr. Clark, determined in accordance with the terms of the employment agreement.

Mr. Clark’s employment agreement provides for an initial annual base salary of $258,500, subject to annual increases at the discretion of the Compensation Committee of the Board of Directors, and an annual bonus in an amount up to 100% of his base salary based on Triton’s performance.

Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Triton pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Triton is a party to the following agreements with its management, its directors and its principal stockholders.

The Stockholders’ Agreement

General.    Triton has entered into an amended and restated stockholders’ agreement, dated as of October 27, 1999, with AT&T Wireless PCS LLC, which Triton refers to as AT&T Wireless PCS, its initial institutional investors, which Triton refers to as the cash equity investors, and certain of Triton’s current and former executive officers. Additional management stockholders and the independent directors have also agreed to be bound by the provisions of the stockholders’ agreement in connection with the issuance to them of Triton’s capital stock. The agreement, as amended, covers matters in connection with Triton’s management and operations and the sale, transfer or other disposition of Triton’s capital stock. References to “stockholders” in this section mean stockholders who are party to the stockholders’ agreement. AT&T Wireless has agreed, subject to certain conditions, to surrender all Holdings stock owned by AT&T Wireless, and upon such surrender, the Stockholders’ Agreement will terminate. See “Summary—Recent Developments.”

Board of Directors.    A board of directors divided into three classes and consisting of up to nine persons governs Triton. Actions of the board of directors require the affirmative vote of a majority of the entire board, although some transactions require a higher vote. The stockholders who are party to Triton’s stockholders’ agreement, other than J.P. Morgan SBIC LLC and Sixty Wall Street SBIC Fund, L.P., have agreed that they will vote their shares together to elect as two of Triton’s directors the nominees selected by Triton’s cash equity investors and, so long as AT&T Wireless PCS has the right to nominate a director under Triton’s certificate of incorporation, to elect the AT&T Wireless PCS nominee.

Representatives of AT&T Wireless PCS and several cash equity investors also have the right to attend each meeting of the board of directors as observers, provided that they continue to own a certain amount of Triton’s capital stock. A majority of disinterested directors must approve any transactions between Triton and its stockholders, except for transactions under the stockholders’, license, roaming and resale agreements described in this section and arm’s-length agreements with AT&T Wireless PCS and its affiliates.

Restrictions on Transfer; Rights of First Offer.    The stockholders’ agreement imposes restrictions with respect to the sale, transfer or other disposition of Triton’s capital stock held under the terms of the agreement. Subject to certain exceptions, stockholders holding shares of common stock may only transfer their shares of common stock after complying with rights of first offer and first negotiation granted to specified parties to the stockholders’ agreement. Additionally, holders of common stock and Series D preferred stock may transfer those shares at any time to an affiliated successor or an equity investor affiliate, and the cash equity investors may transfer or otherwise dispose of any of those shares held by them to any other cash equity investor.

AT&T Wireless PCS may not transfer or dispose of any of its shares of Series D preferred stock at any time other than to an affiliated successor. In addition, each stockholder who is a party to the stockholders’ agreement has agreed, subject to some exceptions, not to transfer or otherwise dispose of any shares of Triton’s capital stock to any of the three largest carriers of telecommunications services that as of February 4, 1998 constituted interexchange services, other than AT&T Wireless PCS and other specified wireless carriers.

Registration Rights.    The stockholders’ agreement grants certain demand and piggyback registration rights to the stockholders. The following stockholders may, subject to the restrictions on transfer described above, cause an underwritten demand registration, subject to customary proportionate cutback and blackout restrictions, so long as registration is reasonably expected to result in aggregate gross proceeds of at least $10.0 million to such stockholder:

•	AT&T Wireless PCS;

•	any stockholder or group of stockholders beneficially owning shares of Series C preferred stock or common stock, if the sale of the shares to be registered is reasonably expected to result in aggregate gross proceeds of at least $25.0 million; or

•	certain management stockholders beneficially owning at least 50.1% of the shares of common stock then beneficially owned by all such management stockholders together.

In addition to the demand registration rights, any stockholder may, subject to the restrictions on transfer described above, piggyback on a registration by Triton at any time, other than registrations on Forms S-4 or S-8, subject to customary proportionate cutback restrictions. The demand and piggyback registration rights and obligations survive until February 4, 2018.

Rights of Inclusion.    In the event of a proposed sale by any stockholder to any person other than an affiliated successor that would constitute 25% or more of the aggregate outstanding Series C preferred stock and common stock on a fully-diluted basis, excluding the Series A preferred stock, the other stockholders have the right to participate in any such proposed sale by exercising such right within 30 days after receipt of a notice informing them of such proposed sale. The purchaser may either purchase all stock offered by all stockholders electing to participate in such sale, or the purchaser may purchase stock from stockholders electing to participate in such sale on a pro-rata basis up to the aggregate dollar amount offered by the purchaser to the initial selling stockholder.

In a separate investors stockholders’ agreement, the cash equity investors have agreed that cash equity investors holding 66 2/3% or more of Triton’s Class A common stock and Class B non-voting common stock held by the cash equity investors, in the aggregate, who propose to sell their shares of common stock may require the other cash equity investors to also participate in any such sale. As a result, such cash equity investors may have the effective right to sell control of Triton.

Exclusivity.    The stockholders have agreed that during the term of the stockholders’ agreement, none of the stockholders nor their respective affiliates will provide or resell, or act as the agent for any person offering, within the territory defined in the stockholders’ agreement, wireless mobile telecommunications services initiated or terminated using frequencies licensed by the FCC and time division multiple access technology (the definition of which includes upgraded or successor standards) or, in certain circumstances such as if AT&T Wireless PCS and its affiliates move to a successor technology in a majority of the defined southeastern region, a successor technology. However, AT&T Wireless PCS and its affiliates may:

•	resell or act as agent for Triton;

•	provide or resell wireless telecommunications services to or from specific locations; and

•	resell wireless telecommunications services for another person in any area where Triton has not yet placed a system into commercial service.

AT&T Wireless PCS must provide Triton with at least 60 days’ prior written notice of its intention to engage in resales for another person, and only dual band/dual mode phones may be used in connection with the resale activities. Additionally, with respect to the markets listed in the roaming agreement, Triton and AT&T Wireless PCS have agreed to cause their respective affiliates in their home carrier capacities to program and direct the programming of customer equipment so that the other party, in its capacity as the serving carrier, is the preferred roaming provider in such markets. Each party also agrees to refrain from inducing any of its customers to change programming.

Certain Transactions.    If there is a merger, consolidation, asset acquisition or disposition or other business combination involving AT&T Corp., referred to as AT&T, and an entity that meets each and every one of the following three criteria:

•	derives from telecommunications businesses annual revenues in excess of $5.0 billion;

•	derives less than one-third of its aggregate revenues from the provision of wireless telecommunications; and

•	owns FCC licenses to offer and does offer wireless mobility telecommunications services serving more than 25% of the potential customers within the territory defined in the stockholders’ agreement.

then AT&T Wireless PCS will have the right, upon written notice, to terminate substantially all of its exclusivity obligations described above in a portion of the territory in which the other party owns an FCC license to offer commercial mobile radio service. However, upon such a termination, Triton has the right to cause AT&T Wireless PCS to exchange into shares of Series B preferred stock:

•	all of the shares of its Series A preferred stock; and

•	all of the shares of its Series D preferred stock, its Series C preferred stock or any common stock it may have received upon conversion of its Series D preferred stock into any one of them.

In the event that AT&T is required in any such transaction to dispose of any of its personal communications services systems in the Charlotte, North Carolina, Atlanta, Georgia, Baltimore, Maryland/Washington, D.C. or Richmond, Virginia basic trading areas, Triton has certain marketing rights. AT&T has agreed, for a period of 180 days, to jointly market with any of its applicable markets any of Triton’s personal communications services systems that are located within the major trading areas that include the applicable AT&T basic trading areas. Triton’s right is exercisable at any time within the period commencing with the date of the announcement by AT&T of any such transaction and terminating on the later of six months after consummation of the transaction or the date by which AT&T is required under applicable law to dispose of any such system.

Without the prior written consent of AT&T Wireless PCS, Triton and its subsidiaries may not effect any sale of substantially all the assets or liquidation, merger or consolidation of Triton or any of its subsidiaries or engage in any business other than permitted businesses. There are limited exceptions to this provision.

Acquisition of Cellular Licenses.    Triton may acquire cellular licenses if, among other circumstances, the board of directors determines such licenses are demonstrably superior alternatives to construction of a personal communications services system in the applicable area within the territory, provided that:

•	a majority of the cellular potential customers are within the territory defined in the stockholders’ agreement;

•	AT&T and its affiliates do not own commercial mobile radio service licenses in the area; and

•	Triton’s ownership of the cellular license will not cause AT&T or any affiliate to be in breach of any law or contract.

Equipment, Discounts and Roaming.    At Triton’s request, AT&T Wireless PCS will use all commercially reasonable efforts to assist Triton in obtaining discounts from any vendor with whom Triton is negotiating for the purchase of any infrastructure equipment or billing services and to enable Triton to become a party to the roaming agreements between AT&T Wireless PCS and its affiliates which operate other cellular and personal communications services systems so long as AT&T Wireless PCS, in its sole discretion, does not determine such activities to be adverse to its interests.

Resale Agreements.    At the request of AT&T Wireless PCS, Triton will enter into resale agreements relating to the territory defined in the stockholders’ agreement. The rates, terms and conditions of service that Triton provides shall be at least as favorable to AT&T Wireless PCS, taken as a whole, as the rates, terms and conditions provided by Triton to other customers.

Subsidiaries.    All of Triton’s subsidiaries must be direct or indirect wholly-owned subsidiaries.

Amendments.    Amendments to the stockholders’ agreement require the consent of the following stockholders:

•	a majority of the shares of each class of capital stock held by the parties to the stockholders’ agreement, including AT&T Wireless PCS;

•	two-thirds of the common stock beneficially owned by the cash equity investors; and

•	60.1% of the common stock beneficially owned by the management stockholders.

However, in the event any party to the stockholders’ agreement ceases to own any shares of capital stock, the party ceases to be a party to the stockholders’ agreement and his or her corresponding rights and obligations terminate.

Termination.    The stockholders’ agreement terminates upon the earliest to occur of:

•	the written consent of each party to the agreement;

•	February 4, 2009; or

•	one stockholder beneficially owning all of the shares of common stock.

However, certain provisions of the agreement expire on February 4, 2008, and some consent rights of AT&T Wireless PCS expire if it fails to own a specified amount of capital stock.

License Agreement

Under the terms of a network membership license agreement, dated as of February 4, 1998 and most recently amended as of October 31, 2003, between AT&T, AT&T Wireless Services, Inc., referred to as AT&T Wireless Services, and Triton, AT&T has granted Triton a royalty-free, non-transferable, non-exclusive, limited right and license to use various licensed marks solely in connection with specified licensed activities, as described below. The licensed marks include the logo containing the AT&T and globe design and the expression Member, AT&T Wireless Network. The licensed activities include:

•	the provision to end-users and resellers, solely within the territory specified in the agreement, of communications services on frequencies licensed to Triton for commercial mobile and radio service provided in accordance with the AT&T agreements; and

•	marketing and offering the licensed services within the territory specified in the agreement.

The license agreement also grants Triton the right and license to use the licensed marks on permitted mobile phones.

AT&T has agreed not to grant to any other person, other than a subsidiary of AT&T, a right or license to provide or resell, or act as agent for any person offering, the communications services Triton is offering within the territory under the licensed marks except to:

•	any person who resells, or acts as Triton’s agent for, communications services provided by Triton; or

•	any person who provides or resells wireless communications services to or from specific locations such as buildings or office complexes, even if the applicable subscriber equipment being used is capable of routine movement within a limited area and even if such subscriber equipment may be capable of obtaining other telecommunications services beyond that limited area and hand-off between the service to the specific location and such other telecommunications services.

In all other instances, except as described above, AT&T reserves for itself all rights of ownership and use of the licensed marks in connection with its marketing, offering or provision of services, whether within or without the territory.

The license agreement contains numerous restrictions with respect to Triton’s use and modification of any of the licensed marks. Triton is obligated to use commercially reasonable efforts to cause all licensed services that use the licensed marks to be of comparable quality to the licensed services AT&T markets and provides in areas comparable to Triton’s licensed territory, taking into account the relative stage of development of the areas and other factors. The license agreement also sets forth specific testing procedures to determine compliance with these standards and affords Triton a grace period to cure any instances of alleged noncompliance. Following the cure period, Triton must cease using the licensed marks until Triton is in compliance.

Triton may not assign or sublicense any of its rights under, or grant a security interest in, the license agreement. However, the license agreement may be, and has been, assigned to Triton’s lenders under Triton’s credit facility. After the expiration of any applicable grace and cure periods under the credit facility, Triton’s lenders may enforce Triton’s rights under the license agreement and assign the license agreement to any person with AT&T’s consent.

The license agreement had an initial five-year term, which expired on February 4, 2003. Since the initial agreement’s expiration, the agreement has been renewed through February 4, 2005. The agreement was also amended to include automatic renewals for one-year terms unless AT&T notifies the Company of its intention to terminate the agreement. The license agreement may be terminated at any time in the event of Triton’s significant breach, including Triton’s misuse of any licensed marks, Triton’s license or assignment of any of the rights in the license agreement, Triton’s failure to maintain AT&T’s quality standards or if Triton experiences a change of control. After the initial five-year period, AT&T may also terminate the license agreement upon the occurrence of specified transactions. See “—The Stockholders’ Agreement—Certain Transactions.”

Roaming Agreement

Under an intercarrier roamer service agreement, dated as of February 4, 1998, between AT&T Wireless, on behalf of its affiliates, and Triton, AT&T Wireless Services and Triton agreed to provide wireless mobile radio-telephone service for registered customers of the other party’s customers when they are out of their home carrier’s geographic area and in the geographic area where the serving carrier, itself or through affiliates, holds a license or permit to construct and operate a wireless mobile radio-telephone system and station. Each home carrier whose customers receive service from a serving carrier shall pay the serving carrier 100% of the wireless service charges and 100% of the pass-through charges, such as any toll or other charges. The roaming rate charges to AT&T Wireless Services for its customers roaming onto Triton’s network will decline over the next several years. In addition, on or after September 1, 2005, the parties may renegotiate the rate from time to time. In this regard, we have agreed to amend our roaming agreement with AT&T Wireless in connection with our agreements with Cingular Wireless and AT&T Wireless as further described in “Summary—Recent Developments.”

The roaming agreement has a term of 20 years expiring February 4, 2018, unless a party terminates earlier due to:

•	the other party’s uncured breach of any term of the roaming agreement;

•	the other party’s voluntary liquidation or dissolution; or

•	the FCC’s revocation or denial of the other party’s license or permit to provide commercial mobile radio service.

Neither party may assign or transfer the roaming agreement or any of its rights or obligations under the roaming agreement except to an assignee of all or part of its license or permit to provide commercial mobile radio service, provided that the assignee expressly assumes all or the applicable part of the assigning party’s obligations under the roaming agreement and becomes a party to the roaming agreement.

On October 4, 2002, AT&T Wireless Services and Triton entered into a supplement to its intercarrier roamer service agreement. The supplement primarily provides pricing, which rates shall be kept reasonably competitive in each geographic area, for the use of one party’s GSM/GPRS network by another party’s GSM/GPRS subscribers. The supplement has a four-year term and, unless either party provides the other with no less than 90 days notice prior to the expiration of the initial four-year term, thereafter continues month-to-month subject to termination by either party on 90 days notice.

Resale Agreement

Under the terms of the stockholders’ agreement, Triton is required, at the request of AT&T Wireless PCS, to enter into a resale agreement in an agreed-upon form. Under the resale agreement, AT&T Wireless or one of its affiliates will be granted the right to purchase and resell, on a nonexclusive basis, access to and usage of Triton’s services in Triton’s service area. AT&T Wireless or its reseller affiliate will pay Triton the charges, including usage and roaming charges, associated with services it requests under the agreement. Triton will retain the continuing right to market and sell its services to customers and potential customers.

Triton has agreed under the stockholders’ agreement that the rates, terms and conditions of service, taken as a whole, that it provides to AT&T Wireless or its reseller affiliate under the resale agreement shall be at least as favorable as, or if permitted by applicable law, superior to, the rates, terms and conditions of service, taken as a whole, to any other customer that purchases services from Triton. Triton will design the rate plan it will offer under the resale agreement to result in a discounted average actual rate per minute of use AT&T Wireless or its reseller affiliate pays for service at least 25% below the weighted average actual rate per minute that Triton bills its customers generally for access and air time. The terms of the stockholders’ agreement also require Triton and AT&T to negotiate commercially reasonable reductions to such resale rate based on increased volume commitments.

The resale agreement will have a term of 10 years and will renew automatically for successive one-year periods unless either party elects to terminate the agreement. Following the eleventh anniversary of the agreement, either party may terminate the agreement with 90 days’ prior written notice. Furthermore, AT&T Wireless or its reseller affiliate may terminate the agreement at any time for any reason on 180 days’ written notice.

Neither party may assign or transfer the resale agreement or any of its rights thereunder without the other party’s prior written consent, which will not be unreasonably withheld, except:

•	to an affiliate of that party at the time of the agreement’s execution;

•	by Triton to any of its operating subsidiaries; or

•	to an entity to whom the outstanding common stock or substantially all of the assets of Triton are transferred after first receiving FCC or other necessary approvals

Other Agreements with AT&T Wireless PCS and its Affiliates

Triton and AT&T Wireless PCS and its affiliates, from time to time, provide certain other services to each other, including referring each other to national accounts, providing development and engineering services related to network build-out and providing marketing assistance for certain services. Such services are provided at agreed rates, which are generally based on market rates.

On November 15, 2002, Triton acquired three 10 MHz A-block personal communication service licenses in Richmond, Norfolk and Roanoke, Virginia from AT&T Wireless PCS for approximately $65.1 million.

Other Related Party Transactions

Arnold L. Chavkin, one of Holdings’ directors, is an Executive Vice President of the entity that manages J.P. Morgan Partners (23A SBIC Manager), L.P., Sixty Wall Street SBIC Fund, L.P. and J.P. Morgan SBIC LLC.

J.P. Morgan Partners (23A SBIC), LLC, J.P. Morgan SBIC LLC and Sixty Wall Street SBIC Fund, L.P. are subsidiaries of JPMorgan Chase & Co. J.P. Morgan Partners (23A SBIC), LLC owns approximately 14.5% of Holdings’ Class A common stock. In addition, J.P. Morgan SBIC LLC owns 7,549,104 shares of Holdings’ Class B non-voting common stock, and Sixty Wall Street SBIC Fund, L.P. owns 376,995 shares of Holdings’ Class B non-voting common stock.

Affiliates of JPMorgan Chase & Co. have performed various financial advisory, investment banking and commercial banking services from time to time for Triton and its affiliates. J.P. Morgan Securities Inc. acted as an initial purchaser of our 9 3/8% notes issued in January 2001, our 8 3/4% notes issued in November 2001 and our 8 1/2% notes issued in June 2003.

An affiliate of JPMorgan Chase & Co. served as a lender and agent under our old credit facility and another affiliate serves as a lender and agent under our new credit facility. Each of the lenders and agents under our old credit facility received, and those under our new credit facility will receive, customary fees and expenses in connection with such credit facilities. For the years ended December 31, 2002 and 2003, affiliates of JPMorgan Chase & Co. received approximately $2,288,148 and $820,339, respectively, in their capacity as lender and agent under our old credit facility.

In February 2001, Holdings and certain selling stockholders sold an aggregate of 6.9 million shares of Class A common stock in a registered public offering, and in December 2001, certain selling stockholders sold an aggregate of 7.2 million shares of Class A common stock in a registered public offering. Affiliates of Arnold L. Chavkin and Rohit M. Desai, both currently directors of Holdings, were selling stockholders in both offerings. Pursuant to the registration rights provisions of the stockholders’ agreement, Holdings paid most of the expenses incurred in connection with these offerings, and the selling stockholders paid the underwriting discounts and commissions.

Triton has entered into letter agreements with several of its management employees and with its independent directors. Under the letter agreements, these individuals were issued shares of Holdings’ Class A common stock.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of July 31, 2004, the number of shares of Holdings’ Class A common stock beneficially owned by (i) each current director of Holdings, (ii) each Holdings director nominee, (iii) each current executive officer, (iv) all current directors and executive officers as a group and (iv) each of Triton’s stockholders who, based on Triton’s records, was known to Triton to be the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than 5% of Holdings’ 62,240,966 shares of Class A common stock outstanding as of July 31, 2004.

Name and Address of Beneficial Owner(1)	Number of Voting Shares Beneficially Owned		Percentage of Voting Shares Beneficially Owned
Michael E. Kalogris	3,231,839	(8)	5.2%
David D. Clark	697,981	(9)	1.1
Daniel E. Hopkins	236,339	(10)	*
William A. Robinson	434,543	(11)	*
Glen Robinson	264,502	(12)	*
Glen Mella	133,817	(13)	*
Laura Shaw-Porter	156,793	(14)	*
Scott I. Anderson	85,143	(15)	*
Arnold L. Chavkin(2)	64,000	(16)	*
Rohit M. Desai(3)	83,750	(17)	*
Mathias DeVito	47,000	(18)	*
Eric Haskell	45,000	(19)	*
David N. Watson	45,000	(20)	*
Arnold Sheiffer	55,000	(21)	*
J.P. Morgan Partners (23A SBIC), L.P.(2)	9,018,907		14.5
Desai Capital Management Incorporated(3)	9,177,409	(22)	14.7
AT&T Wireless PCS LLC(4)	12,504,720	(23)	16.7
T. Rowe Price Associates, Inc.(5)	3,217,300	(24)	5.2
Morgan Stanley(6)	3,095,035	(25)	5.0
K Capital Partners, LLC(7)	3,047,100	(26)	4.9
All directors and executive officers as a group (14 persons)	5,580,707		9.0%

*	Represents less than 1%.

(1)	Unless otherwise indicated, the address of each person listed in this table is c/o Triton Management Company, 1100 Cassatt Road, Berwyn, Pennsylvania 19312.

(2)	Mr. Chavkin is an Executive Vice President of the managing member of J.P. Morgan Partners (23A SBIC), L.P. and the Chief Investment Officer in the New York office of J.P. Morgan Partners, LLC. Mr. Chavkin disclaims beneficial ownership of any shares held by J.P. Morgan Partners (23A SBIC), L.P., except to the extent of his pecuniary interest therein. The address of J.P. Morgan Partners (23A SBIC), L.P. is c/o J.P. Morgan Partners, LLC, 1221 Avenue of the Americas, 39th Floor, New York, New York 10020. In addition to the shares of Class A common stock listed in the table, J.P. Morgan SBIC LLC and Sixty Wall Street SBIC Fund, L.P. hold 7,549,104 shares and 376,995 shares, respectively, of Class B non-voting common stock, which constitutes all of the outstanding shares of Class B non-voting common stock. The Class B non-voting common stock is convertible on a one-for-one basis into shares of Class A common stock, provided that J.P. Morgan SBIC LLC and Sixty Wall Street SBIC Fund, L.P. can only convert their shares at a time when they are not an affiliate of Triton or upon sale to a person that is not an affiliate of Triton. If J.P. Morgan SBIC LLC and Sixty Wall Street SBIC Fund, L.P. converted all of their shares of Class B non-voting common stock into Class A common stock, such shares would represent 11.3% of the outstanding shares of Class A common stock. J.P. Morgan Partners (23A SBIC) L.P., J.P. Morgan SBIC LLC and Sixty Wall Street SBIC Fund, L.P. are subsidiaries of J.P. Morgan Chase & Co.

(3)	Mr. Desai is Chairman of the Board and President of Desai Capital Management Incorporated. Mr. Desai disclaims beneficial ownership of any shares held by such entity. The address of Desai Capital Management Incorporated is 410 Park Avenue, New York, New York 10022.

(4)	The address of AT&T Wireless Services and AT&T Wireless PCS LLC is 7277 164th Avenue, NE, Building 1, Redmond, Washington 98052.

(5)	The information contained in the table and these footnotes with respect to T. Rowe Price Associates, Inc. is based solely on a filing on Schedule 13G filed with the Securities and Exchange Commission on February 12, 2004 reporting beneficial ownership as of December 31, 2003. The business address of the reporting party is 100 E. Pratt Street, Baltimore, Maryland 21202.

(6)	The information contained in the table and these footnotes with respect to Morgan Stanley is based solely on a filing on Schedule 13G reporting beneficial ownership filed with the Securities and Exchange Commission on February 17, 2004. The business address of the reporting entity is 1585 Broadway, New York, New York 10036.

(7)	The information contained in the table and these footnotes with respect to K. Capital Partners, LLC is based solely on a filing on Schedule 13G reporting beneficial ownership filed with the Securities and Exchange Commission on March 26, 2004. The business address of the reporting entity is 75 Park Plaza, Boston, Massachusetts 02116.

(8)	Includes 63,177 shares of Class A common held under an amended and restated common stock trust agreement for management employees and independent directors, of which Mr. Kalogris is trustee. Of the remaining 3,168,662 shares of Class A common stock reported in the table, 682,500 shares are subject to forfeiture in accordance with Mr. Kalogris’ employment agreement.

(9)	Of the 697,981 shares of Class A common stock reported in the table, 309,700 shares are subject to forfeiture according to the terms of Mr. Clark’s employment agreement.

(10)	Of the 236,339 shares of Class A common stock reported in the table, 124,221 shares are subject to forfeiture according to the terms of letter agreements, dated as of July 15, 1999, November 24, 2000, May 1, 2001, May 1, 2002, May 12, 2003 and May 19, 2004, between Triton and Mr. Hopkins.

(11)	Of the 434,543 shares of Class A common stock reported in the table, 374,223 shares are subject to forfeiture according to the terms of letter agreements, dated as of June 30, 1999, August 15, 2000, May 1, 2001, May 1, 2002, May 12, 2003 and May 19, 2004, between Triton and Mr. W. Robinson.

(12)	Includes 83,725 shares of Class A common stock held directly by Mr. G. Robinson’s spouse. Mr. G. Robinson disclaims beneficial ownership of any shares held by his spouse. Of the 180,777 shares of Class A common stock held by Mr. G. Robinson and reported in the table, 120,000 shares are subject to forfeiture according to the terms of letter agreements, dated as of May 23, 2000, May 1, 2001, May 1, 2002, May 12, 2003 and May 19, 2004, between Triton and Mr. G. Robinson.

(13)	Of the 133,817 shares of Class A common stock reported in the table, 120,000 shares are subject to forfeiture according to the terms of letter agreements, dated as of August 11, 2003 and May 19, 2004, between Triton and Mr. Mella.

(14)	Of the 156,793 shares of Class A common stock reported in the table, 122,221 shares are subject to forfeiture according to the terms of letter agreements, dated as of June 30, 1999, August 15, 2000, May 1, 2002, May 1, 2003 and May 19, 2004, between Triton and Ms. Shaw-Porter.

(15)	Of the 85,143 shares of Class A common stock reported in the table, 55,500 shares are subject to forfeiture according to the terms of agreements dated June 24, 2002 and May 25, 2004, between Triton and Mr. Anderson.

(16)	Of the 64,000 shares of Class A common stock reported in the table, 59,250 shares are subject to forfeiture according to the terms of agreements dated July 1, 2002 and May 25, 2004, between Triton and Mr. Chavkin.

(17)	Of the 83,750 shares of Class A common stock reported in the table, 59,250 shares are subject to forfeiture according to the terms of agreements dated July 1, 2002 and May 25, 2004, between Triton and Mr. Desai.

(18)	Of the 47,000 shares of Class A common stock reported in the table, 45,000 shares are subject to forfeiture according to the terms of agreements dated July 1, 2002 and May 25, 2004, between Triton and Mr. DeVito.

(19)	Of the 45,000 shares of Class A common stock reported in the table, 45,000 shares are subject to forfeiture according to the terms of agreements dated July 1, 2002 and May 25, 2004, between Triton and Mr. Haskell.

(20)	Of the 45,000 shares of Class A common stock reported in the table, 45,000 shares are subject to forfeiture according to the terms of agreements dated July 1, 2002 and May 25, 2004, between Triton and Mr. Watson

(21)	Of the 55,000 shares of Class A common stock reported in the table, 45,000 shares are subject to forfeiture according to the terms of agreements dated July 1, 2002 and May 25, 2004, between Triton and Mr. Sheiffer.

(22)	Consists of 4,936,832 shares of Class A common stock held by Private Equity Investors III, L.P. and 4,240,577 shares of Class A common stock held by Equity-Linked Investors-II, each an affiliate of Desai Capital Management Incorporated. The address for Private Equity Investors III, L.P. and Equity-Linked Investors-II is c/o Desai Capital Management Incorporated, 410 Park Avenue, New York, New York 10022.

(23)	Consists of 543,683.47 shares of Series D preferred stock convertible into 12,504,720 shares of Class A common stock. Shares of Series D preferred stock are convertible into an equivalent number of shares of Series C preferred stock at any time, and shares of Series C preferred stock are convertible into shares of Class A common stock or Class B non-voting common stock at any time. AT&T Wireless PCS also holds 786,253 shares of Triton’s Series A preferred stock. The Series A preferred stock provides for cumulative dividends at an annual rate of 10% on the $100 liquidation value per share plus unpaid dividends. These dividends accrue and are payable quarterly; however, we may defer all cash payments due to the holders until June 30, 2008, and quarterly dividends are payable in cash thereafter. Holdings’ Board of Directors declared a $3.5 million cash dividend payment with respect to the Series A preferred stock for the first quarter of 2004. AT&T Wireless, the sole holder of Holdings’ Series A preferred stock, has agreed to surrender its Holdings stock, including the Series A shares, and waive payment of this dividend upon such surrender pursuant to a July 7, 2004 agreement with Holdings. See “Summary—Recent Developments” for additional information regarding this agreement. As of June 30, 2004, the aggregate liquidation value plus accrued and unpaid dividends was $147.5 million. The Series A preferred stock is redeemable at the option of its holders beginning in 2018 and at our option, at its liquidation value plus unpaid dividends, on or after February 4, 2008. On and after February 4, 2006, the Series A preferred stock is also convertible at the option of its holders for shares of our Class A common stock having a market value equal to the liquidation value plus unpaid dividends on the Series A preferred stock.

(24)	These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(25)	Morgan Stanley is reporting solely in its capacity as the parent company of, and indirect beneficial owner of securities held by, Morgan Stanley Capital Services Inc., a wholly owned subsidiary of Morgan Stanley. Accounts managed on a discretionary basis by Morgan Stanley Capital Services Inc. are known to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from, the sale of Class A common stock; no such account holds more than 5% of the Class A common stock.

(26)	Of the 3,047,100 shares listed, 1,821,002 shares are beneficially owned by K Capital Offshore Master Fund (U.S. Dollar), L.P. and 1,116,098 shares are beneficially owned by Special K Capital Offshore Master Fund (U.S. Dollar), L.P., the business address of each of which is Walkers SPV Limited, Walker House, P.O. Box 908GT, Mary Street, George Town, Cayman Islands.

DESCRIPTION OF THE 9 3/8% NOTES

In this section, Triton, we, us and our each refers to Triton PCS, Inc. and not to any of its subsidiaries. The 9 3/8% notes were issued under an indenture, dated as of January 19, 2001, among Triton, the guarantors and The Bank of New York, as trustee.

The following is a summary of the material terms of the indenture governing the 9 3/8% notes. This summary does not include all the provisions of the indenture, nor does it include certain terms made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended. When we refer to particular provisions of the indenture, those provisions, including the definitions of certain terms, are qualified in their entirety by reference to the indenture, which we have previously filed with the SEC. In addition, some of the defined terms used in the indenture are defined in this prospectus under the subheading “—Certain Definitions.”

The 9 3/8% notes are general unsecured obligations of Triton. We may issue additional amounts of 9 3/8% notes in one or more series from time to time subject to the limitations set forth under “—Certain Covenants—Limitation on Incurrence of Indebtedness.” We will treat additional 9 3/8% notes as a single series for all purposes under the indenture. The 9 3/8% notes are senior subordinated obligations, subordinated in right of payment to all of Triton’s senior debt.

Principal, Maturity and Interest

The 9 3/8% notes will mature on February 1, 2011. Cash interest is payable semi-annually on February 1 and August 1 of each year to the holder in whose name a 9 3/8% note is registered at the close of business on the preceding January 15 or July 15, as the case may be. Cash interest on the 9 3/8% notes accrues from the most recent date to which interest has been paid or, if no interest has been paid. We compute cash interest on the 9 3/8% notes on the basis of a 360-day year of twelve 30-day months. Noteholders must surrender the 9 3/8% notes to the paying agent to collect principal payments. At our option, we may pay principal and interest at the trustee’s corporate trust office or by check mailed to a holder’s registered address.

Optional Redemption

The 9 3/8% notes are subject to redemption, at our option, in whole or in part, at any time prior to maturity, upon not less than 30 nor more than 60 days’ notice mailed to each holder of 9 3/8% notes to be redeemed at his or her registered address, and in amounts of $1,000 or an integral multiple of $1,000.

We will redeem the 9 3/8% notes at the following redemption prices, expressed as percentages of principal amount, plus accrued interest, if any, up to but excluding the date fixed for redemption and subject to the right of noteholders on the relevant record date to receive interest, if any, due on an interest payment date that is on or prior to the date fixed for redemption, if redeemed during the 12-month period beginning on February 1 of the years indicated:

Year	Redemption Price
2006	104.688%
2007	103.125%
2008	101.563%
2009 and thereafter	100.000%

The trustee may select the 9 3/8% notes for any partial redemption in accordance with the rules of any national securities exchange on which the 9 3/8% notes may be listed or, if they are not so listed, ratably, by lot or in any other manner as the trustee shall deem appropriate and fair. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. Notice of redemption will be mailed to the registered address of each holder of 9 3/8% notes to be redeemed prior to the redemption date. On and after the redemption date, the 9 3/8% notes or portions of 9 3/8% notes called for redemption will cease to accrue interest.

The 9 3/8% notes do not have the benefit of any sinking fund.

Ranking

Our obligations regarding payment of the principal of, premium, if any, and interest, including additional interest, as described under the subheading “—Certain Covenants,” on, and all other obligations in respect of each and all of the 9 3/8% notes shall be subordinated in right of payment, to the extent and in the manner provided in the indenture, to prior payment in full and in cash of all our existing and future senior debt, including the 8 1/2% notes and secured debt, such as borrowings, if any, under our credit facility and capital lease obligations. At December 31, 2003, we had outstanding $725.0 million aggregate principal amount of senior indebtedness and approximately $2.4 million of secured indebtedness, which related to our capital lease obligations.

All amounts of our senior debt due or to become due, including any interest accruing subsequent to an event of bankruptcy, regardless of whether the interest is an allowed claim enforceable against the debtor under the federal bankruptcy laws, upon:

•	any payment or distribution of any of our assets or securities of any kind or character and whether in cash, property or securities; or

•	any total or partial dissolution, winding up, total or partial liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings,

shall first be paid in full in cash, before the noteholders, or the trustee on their behalf, are entitled to receive any note payment of the principal of, premium, if any, or interest, including additional interest, on, or any other obligation in respect of, the 9 3/8% notes. Before any payment or distribution of any of our assets or securities of any kind or character, to which the noteholders or the trustee, on their behalf, would be entitled but for the subordination provisions of the indenture, we must make payment directly and proportionately to the holders of our senior debt or their representatives, or to the trustee or trustees under any other indenture under which we issued senior debt, to the extent necessary to pay all our senior debt in full, in cash, after giving effect to any concurrent payment, distribution or provision to or for the holders of that senior debt.

We will not make any direct or indirect note payment, deposit or distribution of any kind or character if at the time the payment is due a default exists in the payment of any portion of our obligations with respect to any or all of our designated senior debt unless the default has been cured or waived, or the designated senior debt holders have otherwise waived their right to payment in favor of the noteholders. This benefit applies to all of our designated senior debt at all times, including:

•	at maturity of any or all of our designated senior debt;

•	on account of mandatory redemption or prepayment of any or all of our designated senior debt;

•	on account of acceleration of any or all of our designated senior debt; or

•	otherwise

Thus, under these circumstances, we will not make note payments of principal of, premium, if any, or interest, including additional interest, on, or any other obligation in respect of the 9 3/8% notes, other than payments to noteholders from funds held in trust for their benefit, whether according to the terms of the 9 3/8% notes, or upon acceleration, by way of:

•	repurchase,

•	redemption,

•	defeasance, or otherwise.

Holders of designated senior debt may give the trustee notice of any default or event of default as a result of which the designated senior debt may be accelerated. Once the trustee has received this payment blockage notice, unless and until the default or event of default has been waived, cured or has ceased to exist, or the senior debt in question has been discharged or repaid in full, we may not make any note payments other than payments to noteholders from funds held in trust for their benefit for 179 days after the trustee received the payment blockage notice. However:

•	in no event will a payment blockage period extend beyond 179 days from the date the trustee received the payment blockage notice; and

•	there must be 180 days in any 360-day period during which no payment blockage period is in effect.

No more than one payment blockage period may be commenced with respect to the 9 3/8% notes during any period of 360 consecutive days. No default or event of default that existed or was continuing with respect to the designated senior debt on the date a payment blockage period commenced may trigger any other payment blockage period, whether or not within 360 consecutive days, unless the default or event of default has first been cured or waived for a period of not less than 90 consecutive days.

Our failure to make any payment or distribution for or on account of the 9 3/8% notes by reason of the provisions of the indenture described under this section will not be construed as preventing the occurrence of an event of default described in clauses (1) through (3) of “—Events of Default.”

By reason of the subordination provisions described above, in the event of our insolvency, funds which otherwise would be payable to noteholders will be paid to holders of our senior debt to the extent necessary to repay that senior debt in full, and we may be unable to meet fully our obligations with respect to the 9 3/8% notes. Subject to the restrictions set forth in the indenture, in the future we may incur additional senior debt.

The Guarantees

The indenture provides that the guarantors of the 9 3/8% notes will, jointly and severally, unconditionally guarantee on a senior subordinated basis all of our obligations under the indenture, including our obligation to pay principal, premium, if any, and interest with respect to the 9 3/8% notes. As of the date of this prospectus, all of our direct and indirect subsidiaries other than Triton PCS Property Company L.L.C and Triton PCS License Company L.L.C. are guarantors on a full, unconditional, and joint and several basis. Such non-guarantor subsidiaries have no revenues, no outstanding indebtedness and hold assets with a carrying value of approximately $480.7 million as of December 31, 2003. Holdings, our direct parent and sole stockholder, is not a guarantor. Each guarantor is limited to the maximum amount which, after the guarantor gives effect to all other contingent and fixed liabilities, will result in its obligations under the guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

We will not permit any of our subsidiaries to become a direct or indirect obligor under, or in respect of, any senior credit facilities without causing the subsidiary to become a guarantor of our obligations under the 9 3/8% notes. Any subsidiary in that situation shall:

•	execute and deliver a supplemental indenture in a form reasonably satisfactory to the trustee. Under the terms of the supplemental indenture, the subsidiary shall unconditionally guarantee all of our obligations under the 9 3/8% notes and the indenture on the terms set forth in the indenture; and

•	deliver to the trustee an opinion of counsel that the supplemental indenture has been duly authorized, executed and delivered by the subsidiary and constitutes a valid and legally binding and enforceable obligation of the subsidiary.

Any guarantor that is no longer a direct or indirect obligor, including as a guarantor, under or in respect of all senior credit facilities shall be released from its guarantee upon delivery of an officers’ certificate to the trustee certifying to that effect.

In addition, the indenture provides that if we or any subsidiary sells all of a guarantor’s capital stock, including by issuance or otherwise, in a transaction constituting an asset disposition or which would constitute an asset disposition except that the aggregate consideration was not in excess of $5.0 million, and:

•	the net available proceeds from the asset disposition are used in accordance with the covenant limiting asset dispositions; or

•	we deliver to the trustee an officers’ certificate to the effect that the net available proceeds from the asset disposition will be used in accordance with the covenant limiting asset dispositions within specified time limits, then the guarantor shall be released and discharged from its guarantee obligations upon use of the proceeds, in the case of the first clause above, or upon delivery of the certificate, in the case of the second clause above.

We may, at our option, cause any of our subsidiaries to be a guarantor. Each guarantor’s obligations under its guarantee are subordinated in right of payment to the prior payment in full of the guarantor’s senior debt on the same basis as our obligations on the 9 3/8% notes are subordinated to our senior debt. Each guarantee will rank ratably in right of payment with any other senior subordinated indebtedness of the guarantor and senior in right of payment to any future subordinated indebtedness of each guarantor.

Certain Covenants

The indenture contains, among others, the following covenants.

Limitation on Incurrence of Indebtedness

The indenture provides that we will not, and will not cause or permit any restricted subsidiary to, directly or indirectly, incur any indebtedness, including acquired indebtedness, except:

(1)	indebtedness incurred by us, if after giving effect to the incurrence, receipt and application or use of the net proceeds, including, without limitation, to repay indebtedness, complete an asset acquisition or make any restricted payment:

(a)	the ratio of total consolidated indebtedness to annualized pro forma consolidated operating cash flow is less than:

•	7.0 to 1.0, if we incur the indebtedness prior to July 1, 2004, or

•	6.0 to 1.0, if we incur the indebtedness on or after July 1, 2004; or

(b)	total consolidated indebtedness is equal to or less than 75% of total invested capital, but only regarding indebtedness we incur prior to July 1, 2004;

(2)	indebtedness that we and our restricted subsidiaries incur under one or more senior credit facilities, in a principal amount at any one time outstanding not to exceed $750.0 million in the aggregate for all such senior credit facilities, including amounts outstanding under senior credit facilities on January 19, 2001;

(3)	indebtedness that we and our restricted subsidiaries have outstanding from time to time according to the terms of any vendor credit arrangement;

(4)	indebtedness we owe to any restricted subsidiary or indebtedness a restricted subsidiary owes to us or to another restricted subsidiary. However, upon either:

(a)	a restricted subsidiary’s or our transfer or disposition of any indebtedness permitted under this clause to a person other than us or another restricted subsidiary; or

(b)	the issuance of shares other than directors’ qualifying shares, or the sale, transfer or other disposition of shares of such restricted subsidiary’s capital stock, or other ownership interests, including by consolidation or merger, to a person other than us or a restricted subsidiary, the exception provided by this paragraph (4) shall no longer be applicable to that indebtedness and the indebtedness shall be deemed to have been incurred at the time of the issuance, sale, transfer or other disposition, as the case may be;

(5)	indebtedness under any interest rate agreement to the extent entered into to protect us or a restricted subsidiary from fluctuations in interest rates on any other indebtedness permitted by the indenture, including the 9 3/8% notes, and not for speculative purposes;

(6)	indebtedness incurred to refinance any indebtedness incurred under the 9 3/8% notes, the 11% notes, the guarantees of any such notes, or paragraphs (1) or (3) above. However, such indebtedness may not exceed:

(a)	the principal amount, or accreted value, if less, of the indebtedness so refinanced,

plus

(b)	the amount of any premium that must be paid in connection with the refinancing according to its terms, or the amount of any premium the issuer of the indebtedness reasonably determines is necessary to accomplish the refinancing by means of:

•	a tender offer;

•	an exchange offer; or

•	a privately negotiated repurchase,

plus

(c)	the expenses that the issuer of the indebtedness reasonably incurs in connection with the refinancing.

Further, any refinancing of indebtedness that is ranked ratably with the 9 3/8% notes must be made equal with or subordinate to the 9 3/8% notes in right of payment and any refinancing of indebtedness that is subordinate to the 9 3/8% notes in right of payment must be made subordinate to the 9 3/8% notes on terms no less favorable to the noteholders than those contained in the indebtedness being refinanced. Either way, the refinancing indebtedness may not have an average life less than the remaining average life of the indebtedness being refinanced, either by its terms or by the terms of any agreement or instrument under whose terms the indebtedness is issued. Finally we, or the obligor on the indebtedness being refinanced, must be the party incurring the refinancing indebtedness;

(7)	our indebtedness under the 9 3/8% notes and the guarantors’ indebtedness under the guarantee of the 9 3/8% notes incurred in accordance with the indenture;

(8)	our or any restricted subsidiary’s capital lease obligations regarding leasing of tower sites and equipment. However, capital lease obligations shall not exceed $25.0 million in aggregate principal amount at any time outstanding;

(9)	our or any restricted subsidiary’s indebtedness consisting of a guarantee of indebtedness permitted to be incurred by another provision of this covenant;

(10)	our or any restricted subsidiary’s indebtedness in respect of statutory obligations, performance, surety or appeal bonds or other obligations of a like nature incurred in the ordinary course of business; and

(11)	our indebtedness not otherwise permitted to be incurred under clauses (1) through (10) above which, together with any other outstanding indebtedness incurred under this clause, has an aggregate principal amount not in excess of $75.0 million at any time outstanding.

Indebtedness of an entity that exists at the time the entity becomes a restricted subsidiary, or that is secured by a lien on an asset we or a restricted subsidiary acquired, whether or not the acquiring entity assumes the indebtedness, shall be deemed incurred at the time the entity becomes a restricted subsidiary or at the time of the asset acquisition, as the case may be.

For purposes of determining compliance with this covenant, in the event that an item of indebtedness meets the criteria of more than one of the categories of indebtedness permitted under clauses (1) through (11) above, we may, in our sole discretion, classify the item of indebtedness in any manner that complies with this covenant and may from time to time reclassify the item of indebtedness in any manner that would comply with this covenant at the time of the reclassification. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of indebtedness for purposes of this covenant.

Limitation on Layered Debt

The indenture provides that we will not:

(1)	directly or indirectly, incur any indebtedness that by its terms would expressly rank senior to the 9 3/8% notes and subordinate to any other of our indebtedness in right of payment; and

(2)	cause or permit any guarantor of the 9 3/8% notes to, and no guarantor of the 9 3/8% notes will, directly or indirectly, incur any indebtedness that by its terms would expressly rank senior to its guarantee of the 9 3/8% notes and rank subordinate to any other of the guarantor’s indebtedness in right of payment. However, no indebtedness shall be deemed to be subordinated solely by virtue of being unsecured.

Limitation on Restricted Payments

The indenture provides that we will not, and will not cause or permit any restricted subsidiary to, directly or indirectly, engage in the transactions set forth below, each of which constitutes a restricted payment:

(1)	declare or pay any dividend, or make any distribution of any kind or character, whether in cash, property or securities, in respect of any class of our capital stock, excluding any dividends or distributions payable solely in shares of our qualified stock or in options, warrants or other rights to acquire our qualified stock;

(2)	purchase, redeem, or otherwise acquire or retire for value any shares of our capital stock, any options, warrants or rights to purchase or acquire shares of our capital stock or any securities convertible or exchangeable into shares of our capital stock, other than any such shares of capital stock, options, warrants, rights or securities that are owned by us or by a restricted subsidiary;

(3)	make any investment other than a permitted investment in any entity, other than us or a restricted subsidiary; or

(4)	redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to its scheduled maturity, repayment or any sinking fund payment, subordinated indebtedness;

if, at the time of such restricted payment:

(A)	a default or an event of default has occurred and is continuing at the time of or after giving effect to the restricted payment;

(B)	immediately after giving effect to the restricted payment, we could not incur at least $1.00 of additional indebtedness under clause (1) of “—Limitation on Incurrence of Indebtedness” above; and

(C)	immediately upon giving effect to the restricted payment, the aggregate amount of all restricted payments declared or made on or after December 31, 2000, including any designation amount, as defined below in “—Limitation on Designations of Unrestricted Subsidiaries” exceeds the sum, without duplication, of:

(a)	the amount of:

•	our consolidated cash flow after December 31, 2000 through the end of the latest full fiscal quarter for which our consolidated financial statements are available preceding the date of the restricted payment, treated as a single accounting period, less

•	150% of our cumulative consolidated interest expense after December 31, 2000 through the end of the latest full fiscal quarter for which our consolidated financial statements are available preceding the date of the restricted payment, treated as a single accounting period, plus

(b)	the aggregate net cash proceeds, other than excluded cash proceeds, which we received as a capital contribution in respect of, or from the proceeds of a sale of, qualified stock made after April 29, 1998, excluding in each case:

•	the proceeds from a sale of qualified stock to a restricted subsidiary; and

•	the proceeds from a sale, other than from a public sale, of qualified stock, if the proceeds are applied to optionally redeem 9 3/8% notes on or prior to February 1, 2004;

plus

(c)	the aggregate net cash proceeds we or any restricted subsidiary received from the sale, disposition or repayment, other than to us or a restricted subsidiary, of any investment made after April 29, 1998 that constituted a restricted payment in an amount equal to the lesser of:

•	the return of capital with respect to the investment, and

•	the initial amount of the investment, in either case, less the cost of disposition of the investment,

plus

(d)	an amount equal to the consolidated net investment on the date of revocation of the designation of any subsidiary as an unrestricted subsidiary made by us and/or any of our restricted subsidiaries in any subsidiary that has been designated as an unrestricted subsidiary after April 29, 1998, upon its redesignation as a restricted subsidiary in accordance with the covenant described under “—Limitation on Designations of Unrestricted Subsidiaries,”

less

(e)	the amount of all restricted payments made by us or our restricted subsidiaries between April 29, 1998 and on or prior to January 1, 2001.

For purposes of the preceding clause (b), the value of the aggregate net cash proceeds we receive from, or as a capital contribution in connection with, the issuance of qualified stock, either upon the conversion of convertible indebtedness of ours or of any of our restricted subsidiaries, in exchange for outstanding indebtedness of ours or of any of our restricted subsidiaries or upon the exercise of options, warrants or rights, will be the net cash proceeds received by us or any of our restricted subsidiaries upon the issuance of such indebtedness, options, warrants or rights plus the incremental amount received upon their conversions, exchange or exercise.

For purposes of the preceding clause (d), the value of the consolidated net investment, on the date of revocation of the designation of any subsidiary as an unrestricted subsidiary, shall be equal to the fair market value of the aggregate amount of our and/or any restricted subsidiary’s investments in the subsidiary on the applicable date of designation.

For purposes of determining the amount expended for restricted payments, cash distributed shall be valued at its face amount and property other than cash shall be valued at its fair market value on the date we or a restricted subsidiary makes the restricted payment, as the case may be.

The provisions of this covenant do not prohibit:

(i)	payment of any dividend or distribution within 60 days after the date the dividend is declared, if payment of the dividend at the date of declaration would comply with the provisions of the indenture;

(ii)	so long as no default or event of default under the indenture has occurred and is continuing, our purchase, redemption, retirement or other acquisition of any of our capital stock out of the net cash proceeds of a substantially concurrent capital contribution to us in connection with qualified stock or out of the net cash proceeds we receive from a substantially concurrent issuance or sale, other than to a restricted subsidiary, of our qualified stock. However, the net cash proceeds:

•	shall be excluded from clause (C)(b) above, and

•	if from a sale other than a public sale, shall not be applied to any optional redemption of the 9 3/8% notes on or prior to February 1, 2004;

(iii)	so long as no default or event of default under the indenture has occurred and is continuing, our purchase, redemption, retirement, defeasance or other acquisition of our subordinated indebtedness made by exchange for or conversion into, or out of the net cash proceeds we receive from, or out of a capital contribution made to us in connection with a concurrent issuance and sale, other than to a restricted subsidiary, of

(a)	qualified stock, provided that the net cash proceeds from the qualified stock:

•	shall be excluded from clause (C)(b) above, and

•	if from a sale other than a public sale, shall not be applied to any optional redemption of the 9 3/8% notes, on or prior to February 1, 2004, or

(b)	other subordinated indebtedness of ours that has an average life equal to or greater than the average life of the subordinated indebtedness being purchased, redeemed, retired, defeased or otherwise acquired;

(iv)	so long as no default or event of default under the indenture has occurred and is continuing, the making of a direct or indirect investment constituting a restricted payment in an amount not to exceed the amount of the proceeds of a capital contribution in respect of qualified stock or from our issuance or sale, other than to a restricted subsidiary, of our qualified stock. However, the net cash proceeds:

•	shall be excluded from clause (C)(b) above, and

•	if from a sale other than a public sale, shall not be applied to any optional redemption of the 9 3/8% notes on or prior to February 1, 2004; or

(v)	so long as no default or event of default under the indenture has occurred and is continuing, dividends or distributions we make to Holdings for repurchase, redemption, acquisition or retirement for value of any capital stock of Holdings held by any member of its management or to us or to any of our subsidiaries pursuant to any management equity subscription agreement, stock option agreement or other similar agreement. However:

•	the aggregate amount of these dividends or distributions shall not exceed $2.0 million in any twelve-month period,

•	any unused amount in any twelve-month period may be carried forward to one or more future periods, and

•	the amount available to us as of January 19, 2001 under this clause (v) shall be equal to $2.0 million plus the amount available to us as of January 19, 2001 for such payments pursuant to the comparable clause of the indenture governing the terms of our 11% notes.

Restricted payments made pursuant to clauses (i) and (v) above shall be included in making the determination of available amounts under clause (C) above, and restricted payments made pursuant to clauses (ii), (iii) and (iv) above shall not be included in making the determination of available amounts under clause (C) above.

Limitation on Restrictions Affecting Restricted Subsidiaries

The indenture provides that we will not, and will not cause or permit any restricted subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual encumbrance or restriction of any kind on the ability of any restricted subsidiary to:

(1)	pay, directly or indirectly, dividends, in cash or otherwise, or make any other distributions in respect of its capital stock or pay any indebtedness or other obligation owed to us or any other restricted subsidiary;

(2)	make any investment in us or any other restricted subsidiary; or

(3)	transfer any of its property or assets to us or to any other restricted subsidiary, except for encumbrances or restrictions existing under or by reason of:

(a)	any agreement in effect on the January 19, 2001 as that agreement was in effect on January 19, 2001;

(b)	any senior credit facilities;

(c)	any agreement relating to any indebtedness incurred by a restricted subsidiary prior to the date on which we acquired it, and outstanding and not incurred in anticipation or contemplation of becoming a restricted subsidiary, so long as the encumbrance or restriction does not apply to any property or assets of ours or of any restricted subsidiary other than the acquired restricted subsidiary;

(d)	customary provisions contained in an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of a restricted subsidiary, so long as the encumbrance or restriction is applicable only to the restricted subsidiary or its property and assets;

(e)	any agreement effecting a refinancing or amendment of indebtedness incurred under any agreement referred to in sub-clause (a) above, so long as the provisions contained in the refinancing or amended agreement relating to the encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the original agreement in the reasonable judgment of:

•	The board of Holdings if, at the time of the refinancing or amendment, we are a subsidiary of Holdings, or

•	Our board if, at the time of the refinancing or amendment, we are not a subsidiary of Holdings;

(f)	the indenture;

(g)	applicable law or any applicable rule, regulation or order;

(h)	customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any restricted subsidiary;

(i)	purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the type referred to in clause (3) of this covenant;

(j)	restrictions of the type referred to in clause (3) of this covenant contained in security agreements securing indebtedness of a restricted subsidiary to the extent those liens were otherwise incurred in accordance with the covenant described under “—Limitation on Liens” below and restrict the transfer of property subject to the agreements; or

(k)	customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business.

Limitation on Liens

The indenture provides that we will not, and will not cause or permit any restricted subsidiary to, directly or indirectly, create, cause, incur or suffer to exist any lien on or with respect to our capital stock, property or assets, or those of the restricted subsidiary, owned on January 19, 2001 or thereafter created or acquired to secure any indebtedness, without making, or causing the restricted subsidiary to make, effective provision for securing the 9 3/8% notes and all other amounts due under the indenture equally and ratably with the indebtedness or, in the event the indebtedness is subordinated indebtedness, prior to the indebtedness as to the property or assets for so long as the indebtedness shall be so secured.

The restrictions set forth in the preceding paragraph do not apply to:

(1)	liens existing on January 19, 2001 securing indebtedness existing on January 19, 2001;

(2)	liens securing senior debt, including liens securing indebtedness under any senior credit facilities and any corresponding guarantees, to the extent that the covenant described under “—Limitation on Incurrence of Indebtedness” above permits the incurrence of indebtedness thus secured;

(3)	liens securing only the 9 3/8% notes and the guarantees of the 9 3/8% notes, if any;

(4)	liens in favor of us or any guarantor of the 9 3/8% notes;

(5)	liens to secure indebtedness incurred in connection with vendor credit arrangements;

(6)	liens on property existing immediately prior to the acquisition of that property, and not created in connection with or in anticipation or contemplation of the financing of the acquisition;

(7)	liens on property of an entity existing at the time the entity is acquired or merged with or into or consolidated with us or any restricted subsidiary, and not created in connection with or in anticipation or contemplation of the business combination;

(8)	liens to secure the performance of statutory obligations, surety or appeal bonds or bid or performance bonds, or landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s or other similar liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP shall have been made;

(9)	liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, as long as any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made;

(10)	liens to secure indebtedness incurred to refinance in whole or in part, any indebtedness secured by liens referred to in clauses (1) through (9) above, so long as the liens do not extend to any additional category of property and the principal amount of indebtedness so secured is not increased, except for the amount of any premium required to be paid in connection with refinancing under the terms of the indebtedness refinanced or the amount of any premium we have reasonably determined is necessary to accomplish the refinancing by means of:

•	a tender offer,

•	an exchange offer, or

•	a privately negotiated repurchase,

plus

the expenses of the issuer of the indebtedness reasonably incurred in connection with the refinancing; and

(11)	liens in favor of the trustee as provided for in the indenture on money or property held or collected by the trustee in its capacity as trustee.

Limitation on Certain Asset Dispositions

The indenture provides that we will not, and will not cause or permit any restricted subsidiary to, directly or indirectly, make any asset dispositions unless:

(1)	we or the restricted subsidiary receive consideration for the asset disposition at least equal to the fair market value of the assets sold or disposed of, as determined by either:

(a)	the board of Holdings if, at the time of the asset disposition, we are a subsidiary of Holdings, or

(b)	our board if, at the time of the asset disposition, we are not a subsidiary of Holdings, in good faith and evidenced by a resolution of the appropriate board filed with the trustee;

(2)	other than in the case of a permitted asset swap, not less than 75% of the consideration received by us or our restricted subsidiary from the disposition consists of:

(a)	cash or cash equivalents,

(b)	the assumption of indebtedness other than non-recourse indebtedness or any subordinated indebtedness of ours or our restricted subsidiary or other obligations relating to the assets, accompanied by the irrevocable unconditional release of us or of the restricted subsidiary from all liability on the indebtedness or other obligations assumed, or

(c)	notes or other obligations received by us or the restricted subsidiary from the transferee that we or the restricted subsidiary convert into cash concurrently with the receipt of the 9 3/8% notes or other obligations, to the extent of the cash we actually receive; and

(3)	all net available proceeds, less any amounts invested within 365 days of such asset disposition:

(a)	to acquire all or substantially all of the assets of, or a majority of the voting stock of, an entity primarily engaged in a permitted business,

(b)	to make a capital expenditure, or

(c)	to acquire other long-term assets that are used or useful in a permitted business,

are applied, on or prior to the 365th day after the asset disposition, to the permanent reduction and prepayment of any of our senior debt then outstanding, including a permanent reduction of the commitments in respect thereof or to the making of an offer to purchase our outstanding 11% notes in accordance with the terms of the indenture governing the terms of such notes. Any net available proceeds, from any asset disposition subject to the immediately preceding sentence, that are not applied as provided in the immediately preceding sentence, shall be used promptly after the expiration of the 365th day after the asset disposition, or earlier if we so elect, to make an offer to purchase outstanding 9 3/8% notes, and other notes of ours that rank pari passu with the 9 3/8% notes to the extent required by the agreements governing the terms of any such other notes, at a purchase price in cash equal to 100% of the aggregate principal amount plus accrued and unpaid interest to the purchase date.

However, we may defer making any offer to purchase 9 3/8% notes until there are aggregate unutilized net available proceeds from asset dispositions otherwise subject to the two immediately preceding sentences, equal to or in excess of $15.0 million, at which time the entire unutilized net available proceeds from asset dispositions otherwise subject to the two immediately preceding sentences, and not just the amount in excess of $15.0 million, shall be applied as this covenant requires. We may use any remaining net available proceeds following the completion of the required offer to purchase for any other purpose, subject to the other provisions of the indenture, and the amount of net available proceeds then required to be otherwise applied in accordance with this covenant shall be reset to zero. These provisions will not apply to a transaction completed in compliance with the provisions of the indenture described under “—Mergers, Consolidations and Certain Sales of Assets” below.

Pending application as set forth above, the net available proceeds of any asset disposition may be invested in cash or cash equivalents or used to reduce temporarily indebtedness outstanding under any revolving credit agreement to which we are a party and under which we have incurred indebtedness.

In the event that we make an offer to purchase the 9 3/8% notes, we will comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

Limitation on Transactions with Affiliates

The indenture provides that we will not, and will not cause or permit any restricted subsidiary to, directly or indirectly, conduct any business or enter into, renew or extend any transaction with any of our respective affiliates or those of our subsidiaries, or any beneficial holder of 10% or more of any class of our or Holdings capital stock, including, without limitation, the purchase, sale, lease or exchange of property, the rendering of any service, or the making of any guarantee, loan, advance or investment, either directly or indirectly, unless the terms of the transaction are at least as favorable as the terms that we or the restricted subsidiary could obtain at that time in a comparable transaction made on an arm’s-length basis with a person who is not an affiliate. However, in any transaction involving aggregate consideration in excess of $10.0 million, we will deliver an officers’ certificate to the trustee stating that a majority of the disinterested directors of either:

•	the board of Holdings if, at the time of the transaction, we are a subsidiary of Holdings, or

•	our board if, at the time of the transaction, we are not a subsidiary of Holdings,

have determined, in their good faith judgment, that the terms of the transaction are at least as favorable as the terms that we or a restricted subsidiary could obtain in a comparable transaction made on an arm’s-length basis between unaffiliated parties. If the aggregate consideration is in excess of $25.0 million, we will also deliver to the trustee, prior to the closing of the transaction, the favorable written opinion of a nationally recognized accounting, appraisal or investment banking firm as to the fairness of the transaction to the noteholders, from a financial point of view.

Notwithstanding the foregoing, the restrictions set forth in this covenant do not apply to:

(1)	transactions between or among us and/or any restricted subsidiaries;

(2)	any restricted payment or permitted investment permitted by the covenant described under “—Limitation on Restricted Payments;”

(3)	directors’ fees, indemnification and similar arrangements, officers’ indemnification, employee stock option or employee benefit plans and employee salaries and bonuses paid or created in the ordinary course of business;

(4)	any other agreement in effect on January 19, 2001 as it shall be amended from time to time, so long as any material amendment complies with the provisions of the preceding paragraph of this covenant;

(5)	transactions with AT&T, AT&T Wireless, AT&T Wireless PCS, or any of their respective affiliates, relating to the marketing or provision of telecommunication services or related hardware, software or equipment on terms that are no less favorable, when taken as a whole, to us or our restricted subsidiaries, as applicable, than those available from unaffiliated third parties;

(6)	transactions involving the leasing, sharing or other use by us or any restricted subsidiary of communications network facilities, including, without limitation, cable, or fiber lines, equipment or transmission capacity, of any affiliate of ours or any beneficial holder of 10% or more of any class of capital stock of Triton or Holdings, on terms that are no less favorable, when taken as a whole, to us or our restricted subsidiary, as applicable, than those available from such related party to unaffiliated third parties;

(7)	transactions involving the provision of telecommunication services by a related party in the ordinary course of its business to us or any restricted subsidiary, or by us or any restricted subsidiary to a related party, on terms that are no less favorable, when taken as a whole, to us or the restricted subsidiary, as applicable, than those available from such related party to unaffiliated third parties;

(8)	any sales agency agreements under which an affiliate has the right to market any or all of our or any of our restricted subsidiaries’ products or services; and

(9)	customary commercial banking, investment banking, underwriting, placement agent or financial advisory fees paid in connection with services rendered to us and our subsidiaries in the ordinary course.

Limitation on Our Activities and the Activities of Our Restricted Subsidiaries

The indenture provides that we will not, and will not permit any restricted subsidiary to, engage in any business other than a permitted business, except to the extent it is not material to us and our restricted subsidiaries, taken as a whole.

Change of Control

Within 30 days following the closing date of a transaction resulting in a change of control, we will commence an offer to purchase all outstanding 9 3/8% notes at a purchase price in cash equal to 101% of the aggregate principal amount, plus accrued and unpaid interest, if any, to the purchase date.

We will complete the offer to purchase not earlier than 30 days and not later than 60 days after the commencement of the offer. Each note holder shall be entitled to tender all or any portion of the 9 3/8% notes he or she owns according to the terms of our offer to purchase, subject to the requirement that any portion of a 9 3/8% note tendered must be in an integral multiple of $1,000 principal amount.

In the event that we make an offer to purchase the 9 3/8% notes, we will comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

We will not be required to make an offer to purchase upon a change of control if a third party makes the offer to purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to an offer to purchase made by us and purchases all 9 3/8% notes validly tendered and not withdrawn under the third party’s offer to purchase.

With respect to a sale of assets referred to in the definition of change of control, the phrase “all or substantially all of our assets” will likely be interpreted under applicable law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of all or substantially all of our assets has occurred. In addition, we cannot assure you that we will be able to acquire 9 3/8% notes tendered upon the occurrence of a change of control. Our ability to pay cash to the noteholders upon a change of control may be limited to our then existing financial resources. We and some of our domestic subsidiaries are parties to an amended and restated credit agreement, dated September 14, 2000, which contains covenants prohibiting, or requiring waiver or consent of the lenders prior to, the repurchase of the 9 3/8% notes upon a change of control. Future debt agreements we enter into may provide the same. If we do not obtain a waiver or consent or repay the indebtedness, we will remain prohibited from repurchasing the 9 3/8% notes. In that event, our failure to purchase tendered 9 3/8% notes would constitute an event of default under the indenture, which in turn would constitute a default under the credit agreement and possibly other indebtedness. Neither our board of directors nor the trustee may waive any of the provisions relating to a repurchase upon a change of control.

The provisions summarized above will not prevent us from entering into transactions of the types described above with management or their affiliates. In addition, those provisions may not necessarily afford the noteholders protection in the event of a highly leveraged transaction, including a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the noteholders, because the transaction may not involve a shift in voting power or beneficial ownership, or, even if it does, it may not involve a shift of the magnitude required under the definition of change of control to trigger the provisions.

Provision of Financial Information

The indenture provides that, whether or not required by the SEC’s rules and regulations, so long as any 9 3/8% notes are outstanding, we will furnish to the noteholders:

(1)	all quarterly and annual financial information that we would be required to include on Forms 10-Q and 10-K if we were required to file those forms with the SEC, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section that describes our consolidated financial condition and results of operations and, with respect to the annual information only, a report by our certified independent accountants; and

(2)	all current reports that we would be required to file on Form 8-K if we were required to file those reports with the SEC,

in each case within the time period specified in the SEC’s rules and regulations. In addition, we will file a copy of all information and reports with the SEC for public availability within the time periods specified in the SEC’s rules and regulations, unless the SEC will not accept the filing, and make the information available to securities analysts and prospective investors upon request. We will also, for as long as any 9 3/8% notes remain outstanding, furnish to the noteholders and to securities analysts and prospective investors, upon their request, the information we are required to deliver under Rule 144A(d)(4) under the Securities Act.

Limitation on Designations of Unrestricted Subsidiaries

The indenture provides that we may designate any of our subsidiaries, other than Triton PCS License Company, L.L.C., Triton PCS Property Company, L.L.C. and Triton PCS Equipment Company, L.L.C., as an unrestricted subsidiary under the indenture only if:

(1)	no default or event of default has occurred and is continuing at the time of or after giving effect to the designation;

(2)	we would be permitted under the indenture to make an investment at the time of designation and, assuming the effectiveness of the designation, in an amount, referred to as a designation amount, equal to the fair market value of the aggregate amount of our investments in the subsidiary on that date; and

(3)	except in the case of a subsidiary in which we are investing under and as permitted by the fifth paragraph of the covenant “—Limitation on Restricted Payments,” we would be permitted to incur $1.00 of additional indebtedness under the first clause of “—Limitation on Incurrence of Indebtedness” at the time of designation, assuming the effectiveness of the designation.

In the event of any designation, we shall be deemed to have made an investment, constituting a restricted payment as described under “—Limitation on Restricted Payments” for all purposes of the indenture, in the designation amount. The indenture further provides that we will not, and will not permit any restricted subsidiary, at any time to:

(1)	provide direct or indirect credit support for, or a guarantee of, any indebtedness of any unrestricted subsidiary, including any undertaking, agreement or instrument evidencing the indebtedness;

(2)	be directly or indirectly liable for any indebtedness of any unrestricted subsidiary; or

(3)	be directly or indirectly liable for any indebtedness which provides that the holder may, upon notice, lapse of time or both, declare a default or cause payment to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any indebtedness of any unrestricted subsidiary, including any right to take enforcement action against the unrestricted subsidiary, except, in the case of clause (1) or (2) above, to the extent permitted under “—Limitation on Restricted Payments.”

The indenture further provides that we may revoke any designation of a subsidiary as an unrestricted subsidiary. The subsidiary shall then constitute a restricted subsidiary if:

(1)	no default has occurred and is continuing at the time of and after giving effect to the revocation; and

(2)	all liens and indebtedness of the unrestricted subsidiary outstanding immediately following the revocation would, if incurred at that time, have been permitted to be incurred for all purposes of the indenture.

All designations and revocations must be evidenced by resolutions of our board of directors delivered to the trustee certifying compliance with the provisions.

Mergers, Consolidations and Certain Sales of Assets

We will not consolidate or merge with or into any person, or sell, assign, lease, convey or otherwise dispose of, or cause or permit any restricted subsidiary to consolidate with or into any person or sell, assign, lease, convey or otherwise dispose of, all or substantially all of our assets, determined on a consolidated basis for us and our restricted subsidiaries, whether as an entirety or substantially an entirety in one transaction or a series of related transactions, including by way of liquidation or dissolution, to any person unless, in each case:

(1)	the entity formed by or surviving a consolidation or merger, if other than Triton or our restricted subsidiary, as the case may be, or to which the sale, assignment, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States, any State or the District of Columbia;

(2)	the surviving entity assumes by supplemental indenture all of our obligations under the 9 3/8% notes and the indenture;

(3)	immediately after giving effect to the transaction and the use of any resulting net proceeds, on a pro forma basis, we or the surviving entity, as the case may be, could incur at least $1.00 of indebtedness under the clause (1) of “—Limitation on Incurrence of Indebtedness” above;

(4)	immediately after giving effect to the transaction, and treating any indebtedness that becomes an obligation of ours or of our restricted subsidiaries as a result of the transaction, as having been incurred by us or our restricted subsidiary at the time of the transaction, no default or event of default has occurred and is continuing; and

(5)	if, as a result of the transaction, property or assets of ours or our restricted subsidiary would become subject to a lien not excepted from the provisions of the indenture described under “—Limitation on Liens” above, we, the restricted subsidiary or the surviving entity, as the case may be, shall have secured the 9 3/8% notes as required by that covenant.

The provisions of this paragraph shall not apply to any merger of a restricted subsidiary with or into Triton or any of its wholly-owned subsidiaries or the release of any guarantor of the 9 3/8% notes in accordance with the terms of the guarantee of the 9 3/8% notes and the indenture in connection with any transaction complying with the provisions of the indenture described under “—Limitation on Certain Asset Dispositions” above.

Events of Default

The following are events of default under the indenture:

(1)	we fail to pay the principal of, or premium, if any, on any 9 3/8% note when due, whether or not prohibited by the provisions of the indenture described under “—Ranking” above;

(2)	we fail to pay any interest on any 9 3/8% note when due, continued for 30 days, whether or not prohibited by the provisions of the indenture described under “—Ranking” above;

(3)	we default in the payment of the principal of and interest on 9 3/8% notes required to be purchased through an offer to purchase, as described under “—Certain Covenants—Change of Control” and “—Certain Covenants—Limitation on Certain Asset Dispositions” above, when due and payable, whether or not prohibited by the provisions of the indenture described under “—Ranking” above;

(4)	we fail to perform or comply with any of the provisions described under “—Certain Covenants—Mergers, Consolidations and Certain Sales of Assets” above;

(5)	we fail to perform any other covenant or agreement of ours under the indenture or the 9 3/8% notes, continued for 60 days after the trustee or holders of at least 25% in aggregate principal amount of the 9 3/8% notes submit written notice to us;

(6)	we default under the terms of one or more instruments evidencing or securing indebtedness of ours or any of our subsidiaries having an outstanding principal amount of $15.0 million or more individually or in the aggregate that has resulted in the acceleration of payment of such indebtedness or failure to pay principal when due at the final stated maturity of the indebtedness;

(7)	the rendering of a final judgment or judgments, not subject to appeal, against us or any of our restricted subsidiaries in an amount of $15.0 million or more which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

(8)	the occurrence of events of bankruptcy, insolvency or reorganization affecting us or any material subsidiary; or

(9)	any guarantee of the 9 3/8% notes of a material subsidiary ceases to be in full force and effect, is declared null and void and unenforceable, or is found to be invalid or any guarantor of the 9 3/8% notes denies its liability under the guarantee, other than by reason of a release of that guarantor from the guarantee in accordance with the terms of the indenture and the guarantee.

If an event of default, other than an event of default with respect to us described in clause (8) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding 9 3/8% notes may accelerate the maturity of all the 9 3/8% notes. However, after an acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding 9 3/8% notes may, under certain circumstances, rescind and annul the acceleration if all defaults, other than the non-payment of accelerated principal, have been cured or waived as provided in the indenture. If an event of default specified in clause (8) above with respect to us occurs, the outstanding 9 3/8% notes will become immediately due and payable without any declaration or other act on the part of the trustee or any note holder. For information as to waiver of defaults, see “—Modification and Waiver.”

The indenture provides that the trustee shall, within 90 days after the occurrence of any default or event of default with respect to the 9 3/8% notes, give the noteholders notice of all uncured defaults or events of default known to it. However, except in the case of an event of default or a default in any payment with respect to the 9 3/8% notes or a default or event of default in complying with the provisions described in “—Certain Covenants—Mergers, Consolidations and Certain Sales of Assets,” the trustee shall be protected in withholding notice if and so long as the board of directors or responsible officers of the trustee in good faith determine that the withholding of such notice is in the interest of the noteholders.

No note holder will have any right to pursue any remedy under the indenture, unless that holder has previously given to the trustee written notice of a continuing event of default and unless:

•	the holders of at least 25% in aggregate principal amount of the outstanding 9 3/8% notes have made written request, and, if requested by the trustee, offered reasonable indemnity, to the trustee to pursue a remedy as trustee; and

•	the trustee has not received from the holders of a majority in aggregate principal amount of the 9 3/8% notes a direction inconsistent with the request and has failed to pursue the remedy within 60 days.

However, these limitations do not apply to a suit instituted by a note holder for enforcement of payment of the principal of and premium, if any, or interest on a 9 3/8% note on or after the respective due dates set forth in the 9 3/8% notes.

We are required to furnish to the trustee an annual statement as to our performance of certain of our obligations under the indenture and as to any default in such performance.

Satisfaction and Discharge of Indenture; Defeasance

Subject to the subordination provisions of the 9 3/8% notes, we may terminate our substantive obligations and the substantive obligations of the guarantors of the 9 3/8% notes in respect of the 9 3/8% notes and the guarantees of the 9 3/8% notes by delivering all outstanding 9 3/8% notes to the trustee for cancellation and paying all sums payable by us on account of principal of, premium, if any, and interest on all the 9 3/8% notes or otherwise. In addition, we may, provided that no default or event of default has occurred and is continuing or would arise, or, with respect to a default or event of default specified in clause (8) of “—Events of Default” above, any time on or prior to the 91st calendar day after the date of the deposit, it being understood that this condition shall not be deemed satisfied until after the 91st day, and provided that it would not cause any default under any senior debt, terminate our substantive obligations and the substantive obligations of the guarantors in respect of the 9 3/8% notes and the guarantees, except for our obligation to pay the principal of, and premium, if any, on, and the interest on the 9 3/8% notes and the guarantors’ guarantee thereof by:

(1)	depositing with the trustee, under the terms of an irrevocable trust agreement, money or direct, non-callable United States government obligations sufficient, without reinvestment, to pay all remaining indebtedness on the 9 3/8% notes to maturity or to redemption;

(2)	delivering to the trustee either an opinion of counsel or a ruling directed to the trustee from the Internal Revenue Service to the effect that the noteholders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations;

(3)	delivering to the trustee an opinion of counsel to the effect that our option exercise under this paragraph will not result in our, the trustee or the trust created by our deposit of funds according to this provision becoming or being deemed to be an investment company under the Investment Company Act; and

(4)	delivering to the trustee an officers’ certificate and an opinion of counsel, each stating that there has been compliance with all of the foregoing conditions.

We also may, provided that no default or event of default has occurred and is continuing or would arise or, with respect to a default or event of default specified in clause (8) of “—Events of Default” above, any time on or prior to the 91st calendar day after the date of the deposit, it being understood that this condition shall not be deemed satisfied until after the 91st day, and provided that no default under any senior debt would result, terminate all of our substantive obligations and all of the substantive obligations of the guarantors in respect of the 9 3/8% notes and the guarantees of the 9 3/8% notes, including our obligation to pay the principal of, and premium, if any, on, and interest on the 9 3/8% notes and the guarantors’ guarantee by:

(1)	depositing with the trustee, under the terms of an irrevocable trust agreement, money or direct, non-callable United States government obligations sufficient, without reinvestment, to pay all remaining indebtedness on the 9 3/8% notes to maturity or to redemption;

(2)	delivering to the trustee either a ruling directed to the trustee from the Internal Revenue Service to the effect that the noteholders will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and termination of obligations or an opinion of counsel based upon such a ruling addressed to the trustee or a change in the applicable federal tax law since the date of the indenture, to that effect;

(3)	delivering to the trustee an opinion of counsel to the effect that our exercise of our option under this paragraph will not result in our, the trustee or the trust created by our deposit of funds pursuant to this provision becoming or being deemed to be an investment company under the Investment Company Act; and

(4)	delivering to the trustee an officers’ certificate and an opinion of counsel, each stating that there has been compliance with all of the foregoing conditions.

We may make an irrevocable deposit pursuant to this provision only if at the time of the proposed deposit we are not prohibited from doing so under the subordination provisions of the indenture or covenants in the instruments governing senior debt and we have delivered to the trustee and any paying agent an officers’ certificate to that effect.

Governing Law

The indenture, the 9 3/8% notes and the guarantees of the 9 3/8% notes are governed by the laws of the State of New York without regard to principles of conflicts of law.

Modification and Waiver

We, the guarantors of the 9 3/8% notes and the trustee may amend or supplement the indenture with the written consent of the holders of a majority in aggregate principal amount of the outstanding 9 3/8% notes. However, no such amendment or supplement may, without the consent of the holder of each 9 3/8% note affected by the change:

(1)	change the stated maturity of the principal of any 9 3/8% note;

(2)	alter the optional redemption or repurchase provisions of any 9 3/8% note or of the indenture in a manner adverse to the noteholders, other than, prior to the consummation of an asset disposition or occurrence of a change of control, certain provisions of the indenture relating to an offer to purchase;

(3)	reduce the principal amount of any 9 3/8% note;

(4)	reduce the rate of, or change the time for payment of interest on, any 9 3/8% note;

(5)	change the place or currency of payment of principal of or interest on any 9 3/8% note;

(6)	modify any provisions of the indenture relating to the waiver of past defaults, other than to add sections of the indenture subject to those provisions, or the right of the noteholders to institute suit for the enforcement of any payment on or with respect to any 9 3/8% note or the guarantees of the 9 3/8% notes, or the modification and amendment of the indenture and the 9 3/8% notes, other than to add sections of the indenture or the 9 3/8% notes which may not be amended, supplemented or waived without the consent of each note holder affected;

(7)	reduce the percentage of the principal amount of outstanding 9 3/8% notes necessary for amendment to or waiver of compliance with any provision of the indenture or the 9 3/8% notes or for waiver of any default;

(8)	waive a default in the payment of principal of, interest on, or redemption payment with respect to, any 9 3/8% note, except a rescission of acceleration of the 9 3/8% notes by the holders as provided in the indenture and a waiver of the payment default that resulted from acceleration;

(9)	modify the ranking or priority of the 9 3/8% notes or the guarantees, modify the definition of senior debt or designated senior debt or amend or modify the subordination provisions of the indenture in any manner adverse to the noteholders;

(10)	release any guarantor from any of its obligations under its guarantee or the indenture otherwise than in accordance with the indenture; or

(11)	modify any of the provisions, including the related definitions, relating to any offer to purchase required under the covenants described under “—Certain Covenants—Limitation on Certain Asset Dispositions” or “—Certain Covenants—Change of Control” in a manner materially adverse to the noteholders with respect to any asset disposition that has been completed or change of control that has occurred.

The holders of a majority in aggregate principal amount of the outstanding 9 3/8% notes, on behalf of all noteholders, may waive our compliance with certain restrictive provisions of the indenture. Subject to certain rights of the trustee, as provided in the indenture, the holders of a majority in aggregate principal amount of the outstanding 9 3/8% notes, on behalf of all noteholders, may waive any past default under the indenture, except a default in the payment of principal, premium or interest or a default arising from failure to purchase any 9 3/8% note tendered pursuant to an offer to purchase, or a default in respect of a provision that under the indenture cannot be modified or amended without the consent of the holder of each outstanding 9 3/8% note affected. Notwithstanding the previous paragraph, without the consent of any note holder, we, the guarantors of the 9 3/8% notes and the trustee may amend or supplement the indenture or the 9 3/8% notes:

(1)	to cure any ambiguity, defect or inconsistency, so long as such amendment or supplement does not adversely affect the rights of any note holder;

(2)	to provide for uncertificated 9 3/8% notes in addition to or in place of certificated 9 3/8% notes;

(3)	to provide for the assumption of our obligations to noteholders by our successor in the case of a merger, or consolidation or sale of all or substantially all of our assets;

(4)	to make any change that would provide additional rights or benefits to the noteholders or that does not materially adversely affect their legal rights under the indenture;

(5)	to comply with SEC requirements in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

(6)	for certain other purposes provided in the indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee or stockholder of ours or any of our subsidiaries, acting in that capacity, will have any liability for any obligations of ours or any guarantor under the 9 3/8% notes, the indenture, the guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each note holder, by accepting a 9 3/8% note, waives and releases all liability to this effect. This waiver and release are part of the consideration for issuance of the 9 3/8% notes. The waiver may not be effective to waive liabilities under the federal securities laws, and the SEC believes that this type of a waiver is against public policy.

The Trustee

The Bank of New York is the trustee for the indenture, and Triton has appointed it as registrar and paying agent with regard to the 9 3/8% notes.

The indenture provides that, except during the continuance of a default, the trustee will perform only the duties specifically set forth in the indenture. During the existence of a default, the trustee will exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in their exercise as a prudent person would exercise under the circumstances in the conduct of his or her own affairs. The indenture and provisions of the Trust Indenture Act it incorporates by reference contain limitations on the rights of the trustee, should it become a creditor of ours, of the guarantors of the 9 3/8% notes, or of any other obligor upon the 9 3/8% notes, to obtain payment of claims in certain cases or to realize on property it receives in respect of any claim as security or otherwise. The trustee is permitted to engage in other transactions with us or our affiliates. However, if it acquires any conflicting interest, as defined in the indenture or in the Trust Indenture Act, it must eliminate the conflict or resign.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the indenture. Please refer to the indenture for the full definition of all terms listed below, as well as any other terms we use in this section without providing a definition here.

Annualized Pro Forma Consolidated Operating Cash Flow means consolidated cash flow for the latest two full fiscal quarters for which our consolidated financial statements are available, multiplied by two. For purposes of calculating consolidated cash flow for any period, for purposes of this definition only:

•	any of our subsidiaries that is a restricted subsidiary on the date of the transaction giving rise to the need to calculate annualized pro forma consolidated operating cash flow shall be deemed to have been a restricted subsidiary at all times during that period; and

•	any of our subsidiaries that are not a restricted subsidiary on the transaction date shall be deemed not to have been a restricted subsidiary at any time during such period.

In addition to, and without limitation of, the previous paragraph, for purposes of this definition only, consolidated cash flow shall be calculated after giving effect on a pro forma basis for the applicable period to, without duplication, any asset dispositions or asset acquisitions, including any asset acquisition giving rise to the need to make this calculation as a result of our or one of our restricted subsidiaries, including any entity that becomes a restricted subsidiary as a result of the asset acquisition, incurring, assuming or otherwise being liable for acquired indebtedness occurring during the period commencing on the first day of the two fiscal quarter period to and including the transaction date, as if that asset sale or asset acquisition occurred on the first day of the reference period.

Asset Acquisition means:

(i)	any purchase or other acquisition (by means of transfer of cash or other property to others or payment for property or services for the account or use of others, or otherwise) of equity interests of any entity by us or any restricted subsidiary, in either case pursuant to which such entity shall become a restricted subsidiary or shall be merged with or into us or any restricted subsidiary or

(ii)	any acquisition by us or any restricted subsidiary of the property or assets of any entity that constitute all or substantially all of an operating unit or line of business of such entity.

Asset Disposition means any sale, transfer or other disposition, including, without limitation, by merger, consolidation or sale-and-leaseback transaction, of:

(i)	shares of capital stock of a subsidiary of ours, other than directors’ qualifying shares,

(ii)	any FCC license for the provision of wireless telecommunications services held by us or any restricted subsidiary, whether by sale of capital stock or otherwise, or

(iii)	property or assets of ours or any subsidiary of ours;

however, an asset disposition shall not include

(a)	any sale, transfer or other disposition of shares of capital stock, property or assets by a restricted subsidiary to us or to any other restricted subsidiary or by us to any restricted subsidiary,

(b)	any sale, transfer or other disposition of defaulted receivables for collection or any sale, transfer or other disposition of property or assets in the ordinary course of business,

(c)	any sale, transfer or other disposition that does not, together with all related sales, transfers or dispositions, involve aggregate consideration in excess of $5.0 million,

(d)	the sale, lease, conveyance or disposition or other transfer of all or substantially all of our assets as permitted under “—Certain Covenants—Mergers, Consolidations and Certain Sales of Assets” above or

(e)	any disposition that constitutes a change of control.

Average Life means, as of the date of determination, with respect to any indebtedness for borrowed money or preferred stock, the quotient obtained by dividing:

•	the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal or liquidation value payments of the indebtedness or preferred stock, respectively, and the amount of the principal or liquidation value payments, by,

•	the sum of all principal or liquidation value payments.

Capital Lease Obligations of any entity means the obligations to pay rent or other amounts under a lease of, or other indebtedness arrangements conveying the right to use, real or personal property of such entity which are required to be classified and accounted for as a capital lease or liability on the face of a balance sheet of such entity in accordance with GAAP. The amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

Cash Equivalents means:

(1)	direct obligations of, or obligations whose principal and interest are unconditionally guaranteed by, the United States of America, or by any of its agencies to the extent the obligations are backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition;

(2)	investments in commercial paper maturing within 365 days from the date of acquisition and having, at the date of acquisition, the highest credit rating obtainable from Standard & Poor’s Corporation or from Moody’s Investors Service;

(3)	investments in certificates of deposit, banker’s acceptances and time deposits maturing within 365 days from the date of acquisition issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any state which has a combined capital and surplus and undivided profits of not less than $500.0 million;

(4)	fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (1) above and entered into with a financial institution satisfying the criteria described in clause (3) above; and

(5)	money market funds substantially all of whose assets comprise securities of the type described in clauses (1) through (3) above.

Change of Control means the occurrence of one or more of the following events:

(1)	Any person or group, as such terms are used in Section 13(d) and 14(d) of the Exchange Act, other than a permitted holder or permitted holders, or a person or group controlled by a permitted holder or permitted holders, is or becomes the beneficial owner, as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all securities that person has the right to acquire within one year, upon the happening of an event or otherwise, directly or indirectly, of:

•	securities of Holdings representing 50% or more of the combined voting power of Holdings’ then outstanding voting stock, or

•	our securities representing 50% or more of the combined voting power of our then outstanding voting stock;

(2)	the following individuals cease for any reason to constitute more than a majority of the number of directors then serving on the board of Holdings or us:

•	individuals who, on January 19, 2001, constitute the board, and

•	any new director, other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including a consent solicitation relating to the election of directors of Holdings or us, whose appointment or election by the board or nomination for election by our stockholders was approved by the vote of at least two-thirds of the directors then still in office or whose appointment, election or nomination was previously so approved or recommended; or

(3)	the stockholders of Holdings or of Triton shall approve any plan of liquidation, whether or not otherwise in compliance with the provisions of the indenture.

For purposes of the foregoing, the transfer, by lease, assignment, sale or otherwise, in a single transaction or series of transactions, of all or substantially all of the properties or assets of one or more of our subsidiaries, the capital stock of which constitutes all or substantially all of our properties and assets, shall be deemed to be the transfer of all or substantially all of our properties and assets.

Consolidated Cash Flow of any entity means, for any period, that entity’s consolidated net income for the period:

(1)	increased, to the extent consolidated net income for the period has been reduced, by the sum of, without duplication:

(a)	the entity’s consolidated interest expense for the period, plus

(b)	the entity’s consolidated income tax expense for the period, plus

(c)	the consolidated depreciation and amortization expense of the entity and its restricted subsidiaries for the period, plus

(d)	any other non-cash charges of the entity and its restricted subsidiaries for the period except for any non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period; and

(2)	decreased, to the extent consolidated net income for the period has been increased, by any non-cash gains from asset dispositions.

Consolidated Income Tax Expense of any entity means, for any period, the consolidated provision for the income taxes of that entity and its restricted subsidiaries for the period, calculated on a consolidated basis in accordance with GAAP.

Consolidated Interest Expense for any entity means, for any period, without duplication:

(1)	the consolidated interest expense included in a consolidated income statement, without deduction of interest or finance charge income, of that entity and its restricted subsidiaries for that period calculated on a consolidated basis in accordance with GAAP, including:

(a)	any amortization of debt discount,

(b)	the net costs under interest rate agreements,

(c)	all capitalized interest,

(d)	the interest portion of any deferred payment obligation, and

(e)	all amortization of any premiums, fees and expenses payable in connection with the incurrence of any indebtedness; plus

(2)	the interest component of capital lease obligations paid, accrued and/or scheduled to be paid or accrued by the entity and its restricted subsidiaries during the period as determined on a consolidated basis in accordance with GAAP.

Consolidated Net Income of any entity means, for any period the consolidated net income, or loss, of the entity and its restricted subsidiaries for the period determined on a consolidated basis in accordance with GAAP. However, the following items are excluded from the determination of consolidated net income:

(1)	the net income, or loss, of any entity acquired by the entity or its restricted subsidiaries in a pooling-of-interests transaction for any period prior to the date of the transaction;

(2)	the net income, but not loss, of any of the other entity’s restricted subsidiaries which is subject to restrictions preventing or limiting payment of dividends or making of distributions to that entity to the extent of those restrictions, regardless of any waiver;

(3)	the net income of any other entity, other than a restricted subsidiary of the first entity, except to the extent of the amount of dividends or other distributions representing the first entity’s proportionate share of the second entity’s net income, for the period actually paid in cash to the first entity by the second entity during the period;

(4)	gains or losses, other than for purposes of calculating consolidated net income under the provisions described in clause (C) of “—Certain Covenants—Limitation on Restricted Payments,” on asset dispositions by the entity or its restricted subsidiaries;

(5)	all extraordinary gains but not, other than for purposes of calculating consolidated net income under the provisions described in clause (3) of “—Certain Covenants—Limitation on Restricted Payments,” losses, determined in accordance with GAAP; and

(6)	in the case of a successor to the referent entity by consolidation or merger or as a transferee of the referent entity’s assets, any earnings or losses of the successor corporation prior to the consolidation, merger or transfer of assets.

Credit Agreement means the credit facility dated February 3, 1998, among us, certain of our domestic subsidiaries, the agent and certain banks referred to therein, as such agreement is amended and restated through January 19, 2001 and from time to time thereafter.

Designated Senior Debt means:

(i)	so long as any indebtedness under one or more senior credit facilities is outstanding or any lender has any commitment to extend credit to us thereunder, the senior debt incurred under any such senior credit facility and

(ii)	so long as outstanding, any other senior debt which has at the time of initial issuance an aggregate outstanding principal amount in excess of $25.0 million which has been so designated as designated senior debt by our board at the time of initial issuance in a resolution delivered to the trustee.

Disqualified Stock of any entity means any capital stock of the entity which, by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, under a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity of the 9 3/8% notes.

Equity Offering means any public or private sale of qualified stock made on a primary basis by us, or Holdings or a special purpose corporation, including through the issuance or sale of qualified stock to one or more strategic equity investors; provided that proceeds from such issuance or sale of any qualified stock sold by Holdings or the special purpose corporation, as the case may be, will be required, prior to any redemption of 9 3/8% notes prior to February 1, 2004, to be contributed as equity in exchange for qualified stock to, or to be used to purchase qualified stock in, us.

Excluded Cash Proceeds means the first $122.0 million of net cash proceeds we received prior to January 19, 2001 from capital contributions in respect of our qualified stock or from the issuance or sale, other than to a restricted subsidiary, of our qualified stock.

Indebtedness means, without duplication, with respect to any entity, whether recourse is to all or a portion of the assets of the entity and whether or not contingent:

(1)	every obligation of the entity for money borrowed;

(2)	every obligation of the entity evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

(3)	every reimbursement obligation of the entity with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of that entity;

(4)	every obligation of the entity issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith;

(5)	every capital lease obligation of the entity;

(6)	every net obligation under interest rate swap or similar agreements of the entity; and

(7)	every obligation of the type referred to in clauses (1) through (6) above of a second entity and all dividends of the second entity the payment of which, in either case, the first entity has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise.

Indebtedness shall include the liquidation preference and any mandatory redemption payment obligations in respect of any disqualified stock of ours and any of our restricted subsidiaries, and any preferred stock of a subsidiary of ours.

Indebtedness shall never be calculated taking into account any cash and cash equivalents held by the first entity. Indebtedness shall not include obligations arising from agreements of ours and any of our restricted subsidiaries to provide for indemnification, adjustment of purchase price, earn-out, or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business or assets of a restricted subsidiary. The amount of any indebtedness outstanding as of any date shall be:

(A)	its accreted value, in the case of any indebtedness issued with original issue discount;

(B)	principal amount thereof, in the case of any indebtedness other than indebtedness issued with original issue discount; and

(C)	the greater of the maximum repurchase or redemption price or liquidation preference, in the case of any disqualified stock or preferred stock.

Investment by any person means any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to, by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise, or purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidence of indebtedness issued by, any other person.

Lien means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, easement, other than any easement not materially impairing usefulness or marketability, encumbrance, preference, priority or other security agreement with respect to such property or assets, including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing.

Material Subsidiary means, at any date of determination,

(a)	any restricted subsidiary that, together with its subsidiaries that constitute restricted subsidiaries,

(i)	for our most recent fiscal year accounted for more than 10.0% of our consolidated revenues and that of our restricted subsidiaries, or

(ii)	as of the end of such fiscal year, owned more than 10.0% of our consolidated assets and that of our restricted subsidiaries, all as set forth on our consolidated financial statements for such year prepared in conformity with GAAP, and

(b)	any restricted subsidiary which, when aggregated with all other restricted subsidiaries that are not otherwise material subsidiaries and as to which any event described in clause (8) of “—Events of Default” above has occurred, would constitute a material subsidiary under clause (a) of this definition.

Net Available Proceeds from any asset disposition by any entity means cash or readily marketable cash equivalents received, including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquirer of indebtedness or other obligations relating to the properties or assets or received in any other non-cash form, by the entity, including any cash received by way of deferred payment or upon the monetization or other disposition of any non-cash consideration, including notes or other securities received in connection with the asset disposition, net of:

•	all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such asset disposition;

•	all payments made by the entity or any of its restricted subsidiaries on any indebtedness that is secured by the assets in accordance with the terms of any lien upon or with respect to the assets or which must by the terms of the lien, or in order to obtain a necessary consent to the asset disposition or by applicable law, be repaid out of the proceeds from the asset disposition;

•	all payments made with respect to liabilities associated with the assets which are the subject of the asset disposition, including, without limitation, trade payables and other accrued liabilities;

•	appropriate amounts to be provided by the entity or any of its restricted subsidiaries, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with the assets and retained by the entity or any restricted subsidiary, as the case may be, after the asset disposition, including, liabilities under any indemnification obligations and severance and other employee termination costs associated with the asset disposition, until such time as the amounts are no longer reserved or the reserve is no longer necessary, at which time any remaining amounts will become net available proceeds to be allocated in accordance with the provisions of clause (3) of the covenant described under “—Certain Covenants—Limitation on Certain Asset Dispositions;” and

•	all distributions and other payments made to minority interest holders in restricted subsidiaries of the entity or joint ventures as a result of the asset disposition.

Net Investment means the excess of:

(1)	the aggregate amount of all investments made in any unrestricted subsidiary or joint venture by us or any of our restricted subsidiaries on or after April 29, 1998 which, in the case of an investment made other than in cash, shall be the fair market value of the investment as determined in good faith by the board of Triton or the restricted subsidiary; over

(2)	the aggregate amount returned in cash on or with respect to those investments whether through interest payments, principal payments, dividends or other distributions or payments, provided that these payments or distributions shall not be, and have not been, included in clause (C) of “—Certain Covenants—Limitation on Restricted Payments.”

Furthermore, with respect to all investments made in any unrestricted subsidiary or joint venture, the amounts referred to in clause (2) above with respect to those investments shall not exceed the aggregate amount of all investments made in the unrestricted subsidiary or joint venture.

Offer to Purchase means a written offer sent by us by first class mail, postage prepaid, to each note holder at his or her address appearing in the register for the 9 3/8% notes on the date of the offer, offering to purchase up to the aggregate principal amount of the 9 3/8% notes, at the purchase price specified in the offer, as determined under the terms of the indenture.

Unless otherwise required by applicable law, the offer shall specify an expiration date, which shall be not less than 30 days nor more than 60 days after the date of the offer, and a settlement date, referred to herein as the purchase date, for purchase of the 9 3/8% notes within five business days after the expiration date. We will notify the trustee at least 15 business days, or any shorter period acceptable to the trustee, prior to mailing the offer, of our obligation to make an offer to purchase. We will mail the offer, or, at our request, the trustee will mail the offer in our name and at our expense. The offer will contain all the information required by applicable law. The offer will contain all instructions and materials necessary to enable noteholders to tender 9 3/8% notes under the terms of the offer to purchase. The offer will also state:

•	the section of the indenture under which we are making the offer to purchase;

•	the expiration date and the purchase date;

•	the aggregate principal amount of the outstanding 9 3/8% notes we are offering to purchase, and, if less than 100%, the manner by which we determined that amount;

•	the purchase price to be paid by us for each $1,000 aggregate principal amount of 9 3/8% notes accepted for payment, as specified under the terms of the indenture;

•	that the note holder may tender all or any portion of the 9 3/8% notes registered in his or her name and that any portion of a 9 3/8% note tendered must be tendered in an integral multiple of $1,000 principal amount;

•	the place or places where noteholders may surrender 9 3/8% notes for tender;

•	that interest on any 9 3/8% note not tendered, or tendered but not purchased, will continue to accrue;

•	that on the purchase date the purchase price will become due and payable upon each 9 3/8% note being accepted for payment, and that interest shall cease to accrue on the purchased 9 3/8% notes on and after the purchase date;

•	that each note holder electing to tender all or any portion of a 9 3/8% note will be required to surrender the 9 3/8% note at the place or places specified in the offer prior to the close of business on the expiration date. If we or the trustee so requires, the note holder must duly endorse the 9 3/8% note, or accompany it with a written instrument of transfer in form satisfactory to us and the trustee and duly executed by the note holder or the note holder’s attorney duly authorized in writing;

•	that noteholders will be entitled to withdraw all or any portion of 9 3/8% notes tendered if we or our paying agent receive, not later than the close of business on the fifth business day next preceding the expiration date, a facsimile transmission or letter setting forth the note holder’s name, the principal amount of the 9 3/8% notes tendered, the certificate number of the 9 3/8% notes tendered and a statement that the note holder is withdrawing all or a portion of his or her tender;

•	that:

(a)	we will purchase all 9 3/8% notes in an aggregate principal amount less than or equal to the purchase amount that are duly tendered and not withdrawn; and

(b)	if 9 3/8% notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn, we will purchase 9 3/8% notes having an aggregate principal amount equal to the purchase amount on a proportionate basis, with adjustments as we may deem appropriate so that we will purchase only 9 3/8% notes in denominations of $1,000 or integral multiples of $1,000; and

•

that in the case of any note holder whose 9 3/8% note is purchased only in part, we will execute and the trustee will authenticate and deliver to the note holder without service charge, a new note or notes of any authorized denomination as the note holder requests in writing, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the 9 3/8% note so tendered.

An offer to purchase shall be governed by and effected in accordance with the provisions above pertaining to any offer.

Permitted Asset Swap means any exchange of assets by us or a restricted subsidiary of ours where we and/or our restricted subsidiaries receive consideration at least 75% of which consists of (a) cash, (b) assets that are used or useful in a permitted business or (c) any combination thereof.

Permitted Business means:

•	the delivery or distribution of telecommunications, voice, data or video services;

•	any business or activity reasonably related or ancillary to those listed above, including, any business we or a restricted subsidiary conducts on January 19, 2001, and the acquisition, holding or exploitation of any license relating to the delivery of those services; or

•	any other business or activity in which we and the restricted subsidiaries expressly contemplate engaging under the provisions of our certificate of incorporation and bylaws as in effect on January 19, 2001.

Permitted Holder means:

•	each of AT&T, AT&T Wireless, AT&T Wireless PCS, Chase Capital Partners, J.P. Morgan Investment Corporation, Desai Capital Management Incorporated, and any of their respective affiliates and the respective successors, by merger, consolidation, transfer or otherwise, to all or substantially all of the respective businesses and assets of any of them; and

•	any person or group, as such terms are used in Section 13(d) and 14(d) of the Exchange Act, controlled by one or more entities identified above.

Permitted Investments means:

•	investments in cash equivalents;

•	investments representing capital stock or obligations issued to us or any restricted subsidiary in the course of good faith settlement of claims against any other entity or by reason of a composition or readjustment of debt or a reorganization of our or any of our restricted subsidiaries’ debtors;

•	deposits, including interest-bearing deposits, we maintain in the ordinary course of business in banks;

•	any investment in any entity; however, after giving effect to any investment, the entity must be a restricted subsidiary or must merge, consolidate or amalgamate with or into, or transfer or convey substantially all of its assets to, or liquidate into, us or one of our restricted subsidiaries;

•	trade receivables and prepaid expenses, in each case arising in the ordinary course of business, so long as such receivables and prepaid expenses would be recorded as assets of that entity in accordance with GAAP;

•	endorsements for collection or deposit in the ordinary course of business by that entity of bank drafts and similar negotiable instruments of a second entity, received as payment for ordinary course of business trade receivables;

•	any interest rate agreements with an unaffiliated entity otherwise permitted by clause (5) or (6) under “—Certain Covenants—Limitation on Incurrence of Indebtedness”;

•	investments received as consideration for an asset disposition in compliance with the provisions of the indenture described under “—Certain Covenants—Limitation on Certain Asset Dispositions”;

•	loans or advances to our employees or those of any restricted subsidiary in the ordinary course of business in an aggregate amount not to exceed $5.0 million at any one time outstanding;

•	any investment acquired by us or any of our restricted subsidiaries as a result of a foreclosure by us or any of our restricted subsidiaries or in connection with the settlement of any outstanding indebtedness or trade payable;

•	loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, each incurred in the ordinary course of business; and

•	other investments, with each such investment being valued as of the date made and without giving effect to subsequent changes in value, in an aggregate amount not to exceed $7.5 million at any one time outstanding.

Preferred Stock, as applied to the capital stock of any entity, means capital stock of such entity of any class or classes, however designated, that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such entity, to shares of capital stock of any other class of such entity.

Qualified Stock means any capital stock of Triton or Holdings or a special purpose corporation other than disqualified stock.

Restricted Subsidiary means any subsidiary of ours other than an unrestricted subsidiary.

Senior Credit Facilities means upon the initial issuance of the 9 3/8% notes, the credit agreement and, at any time thereafter, may include the credit agreement and/or any other agreement providing for loans by banks, trust companies and/or other institutions principally engaged in the business of lending money to businesses under a credit facility, loan agreement or similar agreement.

Senior Debt means, with respect to any entity at any date,

(i)	in the case of us or the guarantors of the 9 3/8% notes, all indebtedness and other payment obligations under one or more senior credit facilities, including principal, premium, if any, and interest on such indebtedness and all other amounts due on or in connection with such indebtedness including all charges, fees, expenses, reimbursement obligations, guarantees and indemnity payments,

(ii)	all other indebtedness of such entity for borrowed money or under vendor credit arrangements, including principal, premium, if any and interest on such indebtedness, unless the instrument under which such indebtedness for borrowed money is created, incurred, assumed or guaranteed expressly provides that such indebtedness for borrowed money is not senior or superior in right of payment to the 9 3/8% notes or the guarantees of the 9 3/8% notes, as the case may be, and all refinancing or modifications or amendments thereof, and

(iii)	all interest on any indebtedness referred to in clauses (i) and (ii) above accruing during the pendency of any bankruptcy or insolvency proceeding, whether or not allowed under the indebtedness.

Notwithstanding the foregoing, senior debt shall not include:

(a)	indebtedness that is, pursuant to its terms or any agreement relating to it or by operation of law, subordinated or junior in right of payment or otherwise to any other indebtedness of such entity, provided that no indebtedness shall be deemed to be subordinate or junior in right of payment or otherwise to any other indebtedness of an entity solely by reason of the other indebtedness being secured and such indebtedness not being secured,

(b)	the 9 3/8% notes,

(c)	any indebtedness of such entity to any of its subsidiaries,

(d)	indebtedness incurred in violation of the provisions of the indenture described under “—Certain Covenants—Limitation on Incurrence of Indebtedness,”

(e)	the existing 11% notes and the related guarantees, and

(f)	any indebtedness which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code, is without recourse to us.

Strategic Equity Investor means each of CB Capital Investors, J.P. Morgan Investment Corporation, Sixty Wall Street SBIC Fund, L.P., Private Equity Investors III, L.P., Equity-Linked Investors-II and Toronto Dominion Capital (USA), Inc., any of their affiliates or any other entity engaged in a permitted business whose total equity market capitalization exceeds $500.0 million.

Subordinated Indebtedness means any indebtedness of ours or of any guarantor of the 9 3/8% notes, whether outstanding on the date hereof or hereafter incurred, which is by its terms expressly subordinate or junior in right of payment to the 9 3/8% notes or the guarantee of the 9 3/8% notes of such guarantor, as the case may be.

Subsidiary of any person means:

(i)	a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such person or by one or more other subsidiaries of such person or by such person and one or more other subsidiaries thereof, or

(ii)	any other person, other than a corporation, in which such person, or one or more other subsidiaries of such person or such person and one or more other subsidiaries thereof, directly or indirectly, has at least a majority ownership and voting power relating to the policies, management and affairs thereof.

Total Consolidated Indebtedness means, at any date of determination, an amount equal to:

•	the accreted value of all indebtedness, in the case of any indebtedness issued with original issue discount; plus

•	the principal amount of all indebtedness, in the case of any other indebtedness, of ours and of our restricted subsidiaries outstanding as of the date of determination.

Total Equity Market Capitalization of any person means, as of any day of determination, the sum of:

the product of:

(a)	the aggregate number of the entity’s outstanding primary shares of common stock on that day, which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of that entity’s common stock, multiplied by

(b)	the average closing price of the common stock listed on a national securities exchange or the NASDAQ National Market System over the 20 consecutive business days immediately preceding the day of determination, plus

(c)	the liquidation value of any outstanding shares of that entity’s preferred stock on that day.

Total Invested Capital means, at any time of determination, the sum of, without duplication:

•	the total amount of equity contributed to us as of January 19, 2001, as set forth on our combined balance sheet;

plus

•	irrevocable binding commitments to purchase capital stock, other than disqualified stock, existing as of January 19, 2001;

plus

•	the aggregate net cash proceeds we received from capital contributions, the issuance or sale of capital stock, other than disqualified stock but including capital stock issued upon the conversion of convertible indebtedness or from the exercise of options, warrants or rights to purchase capital stock, other than disqualified stock, subsequent to January 19, 2001, other than to a restricted subsidiary. However, the aggregate net cash proceeds we received under the terms of this clause shall exclude any amounts included as commitments to purchase capital stock in the preceding clause;

plus

•	the aggregate net cash proceeds we or any restricted subsidiary received from the sale, disposition or repayment of any investment made after January 19, 2001 and constituting a restricted payment in an amount equal to the lesser of:

(a)	the return of capital with respect to the investment, and

(b)	the initial amount of the investment, in either case, less the cost of the disposition of the investment;

plus

•	an amount equal to the consolidated net investment on the date we and/or any of our restricted subsidiaries make in any subsidiary that has been designated as an unrestricted subsidiary after January 19, 2001, upon its re-designation as a restricted subsidiary in accordance with the covenant described under “—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries”;

plus

•	total consolidated indebtedness;

minus

•	the aggregate amount of all restricted payments, including any designation amount, but not a restricted payment of the type referred to in clause (iii) of “—Certain Covenants—Limitation on Restricted Payments,” declared or made on or after January 19, 2001.

Unrestricted Subsidiary means any of our subsidiaries, other than Triton PCS License Company, L.L.C., Triton PCS Equipment Company, L.L.C. or Triton PCS Property Company, L.L.C., designated after January 19, 2001 as such pursuant to and in compliance with the covenant described under “—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries.” Any such designation may be revoked by a resolution of our board delivered to the applicable trustee, subject to the provisions of such covenant.

Vendor Credit Arrangement means any indebtedness, including indebtedness under any credit facility, entered into with any vendor or supplier or any financial institution acting on behalf of a vendor or supplier. However, the net proceeds of the indebtedness must be utilized solely for the purpose of financing the cost, including the cost of design, development, site acquisition, construction, integration, handset manufacture or acquisition or microwave relocation, of assets used or usable in a permitted business, including, among other things, through the acquisition of capital stock of an entity engaged in a permitted business.

DESCRIPTION OF THE 8 3/4% NOTES

In this section, Triton, we, us and our each refers to Triton PCS, Inc. and not to any of its subsidiaries. The 8 3/4% notes were issued under an indenture dated as of November 14, 2001, among Triton, the guarantors and The Bank of New York, as trustee.

The following is a summary of the material terms of the indenture governing the 8 3/4% notes. This summary does not include all the provisions of the indenture, nor does it include certain terms made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended. When we refer to particular provisions of the indenture, those provisions, including the definitions of certain terms, are qualified in their entirety by reference to the indenture, which we have previously filed with the SEC. In addition, some of the defined terms used in the indenture are defined in this prospectus under the subheading “—Certain Definitions.”

The 8 3/4% notes are general unsecured obligations of Triton. We may issue additional amounts of 8 3/4% notes in one or more series from time to time subject to the limitations set forth under “—Certain Covenants—Limitation on Incurrence of Indebtedness.” We will treat additional 8 3/4% notes as a single series for all purposes under the indenture. The 8 3/4% notes are senior subordinated obligations, subordinated in right of payment to all of Triton’s senior debt.

Principal, Maturity and Interest

The 8 3/4% notes will mature on November 15, 2011. Cash interest is payable semi-annually on May 15 and November 15 of each year to the holder in whose name a 8 3/4% note is registered at the close of business on the preceding May 1 or November 1, as the case may be. Cash interest on the 8 3/4% notes accrues from the most recent date to which interest has been paid. We compute cash interest on the 8 3/4% notes on the basis of a 360-day year of twelve 30-day months. Noteholders must surrender the 8 3/4% notes to the paying agent to collect principal payments. At our option, we may pay principal and interest at the trustee’s corporate trust office or by check mailed to a holder’s registered address.

Optional Redemption

The 8 3/4% notes will be subject to redemption, at our option, in whole or in part, at any time on or after November 15, 2006 and prior to maturity, upon not less than 30 nor more than 60 days’ notice mailed to each holder of 8 3/4% notes to be redeemed at his or her registered address, and in amounts of $1,000 or an integral multiple of $1,000.

We will redeem the 8 3/4% notes at the following redemption prices, expressed as percentages of principal amount, plus accrued interest, if any, up to but excluding the date fixed for redemption and subject to the right of noteholders on the relevant record date to receive interest, if any, due on an interest payment date that is on or prior to the date fixed for redemption, if redeemed during the 12-month period beginning on November 15 of the years indicated:

Year	Redemption Price
2006	104.375%
2007	102.917%
2008	101.458%
2009 and thereafter	100.000%

In addition, on or prior to November 15, 2004, Triton may redeem up to 35% of the aggregate principal amount of 8 3/4% notes issued under the indenture, at a redemption price equal to 108.75% of the principal amount of the 8 3/4% notes being redeemed, plus accrued and unpaid interest, if any, with the net proceeds of one or more equity offerings of qualified stock of Triton or Holdings. However, at least 65% of the aggregate principal amount of 8 3/4% notes originally issued under the indenture must remain outstanding immediately after giving effect to the redemption. Notice of redemption under this paragraph must be mailed to noteholders not later than 60 days following the completion of the relevant equity offering.

The trustee may select the 8 3/4% notes for any partial redemption in accordance with the rules of any national securities exchange on which the 8 3/4% notes may be listed or, if they are not so listed, ratably, by lot or in any other manner as the trustee shall deem appropriate and fair. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. Notice of redemption will be mailed to the registered address of each holder of 8 3/4% notes to be redeemed prior to the redemption date. On and after the redemption date, the 8 3/4% notes or portions of 8 3/4% notes called for redemption will cease to accrue interest.

The 8 3/4% notes do not have the benefit of any sinking fund.

Ranking

Our obligations regarding payment of the principal of, premium, if any, and interest, including additional interest, as described under the subheading “—Certain Covenants,” on, and all other obligations in respect of each and all of the 8 3/4% notes shall be subordinated in right of payment, to the extent and in the manner provided in the indenture, to prior payment in full and in cash of all our existing and future senior debt, including the 8 1/2% notes and secured debt, such as borrowings, if any, under our credit facility and capital lease obligations. At December 31, 2003, we had outstanding $725.0 million aggregate principal amount of senior indebtedness and approximately $2.4 million of secured indebtedness, which related to our capital lease obligations.

All amounts of our senior debt due or to become due, including any interest accruing subsequent to an event of bankruptcy, regardless of whether the interest is an allowed claim enforceable against the debtor under the federal bankruptcy laws, upon:

•	any payment or distribution of any of our assets or securities of any kind or character and whether in cash, property or securities; or

•	any total or partial dissolution, winding up, total or partial liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings,

shall first be paid in full in cash, before the noteholders, or the trustee on their behalf, are entitled to receive any note payment of the principal of, premium, if any, or interest, including additional interest, on, or any other obligation in respect of, the 8 3/4% notes. Before any payment or distribution of any of our assets or securities of any kind or character to which the noteholders or the trustee, on their behalf, would be entitled but for the subordination provisions of the indenture, we must make payment directly and proportionately to the holders of our senior debt or their representatives, or to the trustee or trustees under any other indenture under which we issued senior debt, to the extent necessary to pay all our senior debt in full, in cash, after giving effect to any concurrent payment, distribution or provision to or for the holders of that senior debt.

We will not make any direct or indirect note payment, deposit or distribution of any kind or character if at the time the payment is due a default exists in the payment of any portion of our obligations with respect to any or all of our designated senior debt, unless the default has been cured or waived, or the designated senior debt holders have otherwise waived their right to payment in favor of the noteholders. This benefit applies to all of our designated senior debt at all times, including:

•	at maturity of any or all of our designated senior debt;

•	on account of mandatory redemption or prepayment of any or all of our designated senior debt;

•	on account of acceleration of any or all of our designated senior debt; or

•	otherwise.

Thus, under these circumstances, we will not make note payments of principal of, premium, if any, or interest, including additional interest, on, or any other obligation in respect of the 8 3/4% notes, other than payments to noteholders from funds held in trust for their benefit, whether according to the terms of the 8 3/4% notes, or upon acceleration, by way of:

•	repurchase,

•	redemption,

•	defeasance, or otherwise.

Holders of designated senior debt may give the trustee notice of any default or event of default as a result of which the designated senior debt may be accelerated. Once the trustee has received this payment blockage notice, unless and until the default or event of default has been waived, cured or has ceased to exist, or the senior debt in question has been discharged or repaid in full, we may not make any note payments, other than payments to noteholders from funds held in trust for their benefit, for 179 days after the trustee received the payment blockage notice. However:

•	in no event will a payment blockage period extend beyond 179 days from the date the trustee received the payment blockage notice; and

•	there must be 180 days in any 360-day period during which no payment blockage period is in effect.

No more than one payment blockage period may be commenced with respect to the 8 3/4% notes during any period of 360 consecutive days. No default or event of default that existed or was continuing with respect to the designated senior debt on the date a payment blockage period commenced may trigger any other payment blockage period, whether or not within 360 consecutive days, unless the default or event of default has first been cured or waived for a period of not less than 90 consecutive days.

Our failure to make any payment or distribution for or on account of the 8 3/4% notes by reason of the provisions of the indenture described under this section will not be construed as preventing the occurrence of an event of default described in clauses (1) through (3) of “—Events of Default.”

By reason of the subordination provisions described above, in the event of our insolvency, funds which otherwise would be payable to noteholders will be paid to holders of our senior debt to the extent necessary to repay that senior debt in full, and we may be unable to meet fully our obligations with respect to the 8 3/4% notes. Subject to the restrictions set forth in the indenture, in the future we may incur additional senior debt.

The Guarantees

The indenture provides that the guarantors of the 8 3/4% notes will, jointly and severally, unconditionally guarantee on a senior subordinated basis all of our obligations under the indenture, including our obligation to pay principal, premium, if any, and interest with respect to the 8 3/4% notes. As of the date of this prospectus, all of our direct and indirect subsidiaries other than Triton PCS Property Company L.L.C and Triton PCS License Company L.L.C. are guarantors on a full, unconditional, and joint and several basis. Such non-guarantor subsidiaries have no revenues, no outstanding indebtedness and hold assets with a carrying value of approximately $480.7 million as of December 31, 2003. Holdings, our direct parent and sole stockholder, is not a guarantor. Each guarantor is limited to the maximum amount which, after the guarantor gives effect to all other contingent and fixed liabilities, will result in its obligations under the guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

We will not permit any of our subsidiaries to become a direct or indirect obligor under, or in respect of, any senior credit facilities without causing the subsidiary to become a guarantor of our obligations under the 8 3/4% notes. Any subsidiary in that situation shall:

•	execute and deliver a supplemental indenture in a form reasonably satisfactory to the trustee. Under the terms of the supplemental indenture, the subsidiary shall unconditionally guarantee all of our obligations under the 8 3/4% notes and the indenture on the terms set forth in the indenture; and

•	deliver to the trustee an opinion of counsel that the supplemental indenture has been duly authorized, executed and delivered by the subsidiary and constitutes a valid and legally binding and enforceable obligation of the subsidiary.

Any guarantor that is no longer a direct or indirect obligor, including as a guarantor, under or in respect of all senior credit facilities shall be released from its guarantee upon delivery of an officers’ certificate to the trustee certifying to that effect.

In addition, the indenture provides that if we or any subsidiary sells all of a guarantor’s capital stock, including by issuance or otherwise, in a transaction constituting an asset disposition or which would constitute an asset disposition except that the aggregate consideration was not in excess of $5.0 million, and:

•	the net available proceeds from the asset disposition are used in accordance with the covenant limiting asset dispositions; or

•	we deliver to the trustee an officers’ certificate to the effect that the net available proceeds from the asset disposition will be used in accordance with the covenant limiting asset dispositions within specified time limits, then the guarantor shall be released and discharged from its guarantee obligations upon use of the proceeds, in the case of the first clause above, or upon delivery of the certificate, in the case of the second clause above.

We may, at our option, cause any of our subsidiaries to be a guarantor. Each guarantor’s obligations under its guarantee are subordinated in right of payment to the prior payment in full of the guarantor’s senior debt on the same basis as our obligations on the 8 3/4% notes are subordinated to our senior debt. Each guarantee will rank ratably in right of payment with any other senior subordinated indebtedness of the guarantor and senior in right of payment to any future subordinated indebtedness of each guarantor.

Certain Covenants

The indenture contains, among others, the following covenants.

Limitation on Incurrence of Indebtedness

The indenture provides that we will not, and will not cause or permit any restricted subsidiary to, directly or indirectly, incur any indebtedness, including acquired indebtedness, except:

(1)	indebtedness incurred by us, if after giving effect to the incurrence, receipt and application or use of the net proceeds, including, without limitation, to repay indebtedness, complete an asset acquisition or make any restricted payment:

(a)	the ratio of total consolidated indebtedness to annualized pro forma consolidated operating cash flow is less than:

•	7.0 to 1.0, if we incur the indebtedness prior to July 1, 2004, or

•	6.0 to 1.0, if we incur the indebtedness on or after July 1, 2004; or

(b)	total consolidated indebtedness is equal to or less than 75% of total invested capital, but only regarding indebtedness we incur prior to July 1, 2004;

(2)	indebtedness that we and our restricted subsidiaries incur under one or more senior credit facilities, in a principal amount at any one time outstanding not to exceed $750.0 million in the aggregate for all such senior credit facilities, including amounts outstanding under senior credit facilities on November 14, 2001;

(3)	indebtedness that we and our restricted subsidiaries have outstanding from time to time according to the terms of any vendor credit arrangement;

(4)	indebtedness we owe to any restricted subsidiary or indebtedness a restricted subsidiary owes to us or to another restricted subsidiary. However, upon either:

(a)	a restricted subsidiary’s or our transfer or disposition of any indebtedness permitted under this clause to a person other than us or another restricted subsidiary; or

(b)	the issuance of shares, other than directors’ qualifying shares, or the sale, transfer or other disposition of shares of such restricted subsidiary’s capital stock or other ownership interests, including by consolidation or merger, to a person other than us or a restricted subsidiary, the exception provided by this paragraph (4) shall no longer be applicable to that indebtedness and the indebtedness shall be deemed to have been incurred at the time of the issuance, sale, transfer or other disposition, as the case may be;

(5)	indebtedness under any interest rate agreement to the extent entered into to protect us or a restricted subsidiary from fluctuations in interest rates on any other indebtedness permitted by the indenture, including the 8 3/4% notes, and not for speculative purposes;

(6)	indebtedness incurred to refinance any indebtedness incurred under the 8 3/4% notes, our 11% notes, our 9 3/8% notes, the guarantees of any such notes, or paragraphs (1) or (3) above. However, such indebtedness may not exceed:

(a)	the principal amount, or accreted value, if less, of the indebtedness so refinanced plus

(b)	the amount of any premium that must be paid in connection with the refinancing according to its terms or the amount of any premium the issuer of the indebtedness reasonably determines is necessary to accomplish the refinancing by means of:

•	a tender offer;

•	an exchange offer; or

•	a privately negotiated repurchase

plus

(c)	the expenses that the issuer of the indebtedness reasonably incurs in connection with the refinancing.

Further, any refinancing of indebtedness that is ranked ratably with the 8 3/4% notes must be made equal with or subordinate to the 8 3/4% notes in right of payment, and any refinancing of indebtedness that is subordinate to the 8 3/4% notes in right of payment must be made subordinate to the 8 3/4% notes on terms no less favorable to the noteholders than those contained in the indebtedness being refinanced. Either way, the refinancing indebtedness may not have an average life less than the remaining average life of the indebtedness being refinanced, either by its terms or by the terms of any agreement or instrument under whose terms the indebtedness is issued. Finally we, or the obligor on the indebtedness being refinanced, must be the party incurring the refinancing indebtedness;

(7)	our indebtedness under the 8 3/4% notes and the guarantors’ indebtedness under the guarantee of the 8 3/4% notes incurred in accordance with the indenture;

(8)	our or any restricted subsidiary’s capital lease obligations regarding leasing of tower sites and equipment. However, capital lease obligations shall not exceed $25.0 million in aggregate principal amount at any time outstanding;

(9)	our or any restricted subsidiary’s indebtedness consisting of a guarantee of indebtedness permitted to be incurred by another provision of this covenant;

(10)	our or any restricted subsidiary’s indebtedness in respect of statutory obligations, performance, surety or appeal bonds or other obligations of a like nature incurred in the ordinary course of business; and

(11)	our indebtedness not otherwise permitted to be incurred under clauses (1) through (10) above which, together with any other outstanding indebtedness incurred under this clause, has an aggregate principal amount not in excess of $75.0 million at any time outstanding.

Indebtedness of an entity that exists at the time the entity becomes a restricted subsidiary, or that is secured by a lien on an asset we or a restricted subsidiary acquired, whether or not the acquiring entity assumes the indebtedness, shall be deemed incurred at the time the entity becomes a restricted subsidiary or at the time of the asset acquisition, as the case may be.

For purposes of determining compliance with this covenant, in the event that an item of indebtedness meets the criteria of more than one of the categories of indebtedness permitted under clauses (1) through (11) above, we may, in our sole discretion, classify the item of indebtedness in any manner that complies with this covenant and may from time to time reclassify the item of indebtedness in any manner that would comply with this covenant at the time of reclassification. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of indebtedness for purposes of this covenant.

Limitation on Layered Debt

The indenture provides that we will not:

(1)	directly or indirectly, incur any indebtedness that by its terms would expressly rank senior to the 8 3/4% notes and subordinate to any other of our indebtedness in right of payment; and

(2)	cause or permit any guarantor of the 8 3/4% notes to, and no guarantor of the 8 3/4% notes will, directly or indirectly, incur any indebtedness that by its terms would expressly rank senior to its guarantee of the 8 3/4% notes and rank subordinate to any other of the guarantor’s indebtedness in right of payment.

However, no indebtedness shall be deemed to be subordinated solely by virtue of being unsecured.

Limitation on Restricted Payments

The indenture provides that we will not, and will not cause or permit any restricted subsidiary to, directly or indirectly, engage in the transactions set forth below, each of which constitutes a restricted payment:

(1)	declare or pay any dividend, or make any distribution of any kind or character, whether in cash, property or securities, in respect of any class of our capital stock, excluding any dividends or distributions payable solely in shares of our qualified stock or in options, warrants or other rights to acquire our qualified stock;

(2)	purchase, redeem or otherwise acquire or retire for value any shares of our capital stock, any options, warrants or rights to purchase or acquire shares of our capital stock or any securities convertible or exchangeable into shares of our capital stock, other than any such shares of capital stock, options, warrants, rights or securities that are owned by us or by a restricted subsidiary;

(3)	make any investment other than a permitted investment in any entity, other than us or a restricted subsidiary; or

(4)	redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to its scheduled maturity, repayment or any sinking fund payment, subordinated indebtedness if, at the time of such restricted payment:

(A)	a default or an event of default has occurred and is continuing at the time of or after giving effect to the restricted payment;

(B)	immediately after giving effect to the restricted payment, we could not incur at least $1.00 of additional indebtedness under clause (1) of “—Limitation on Incurrence of Indebtedness” above; and

(C)	immediately upon giving effect to the restricted payment, the aggregate amount of all restricted payments declared or made on or after December 31, 2000, including any designation amount, as defined below in “—Limitation on Designations of Unrestricted Subsidiaries,” exceeds the sum, without duplication, of:

(a)	the amount of:

•	our consolidated cash flow after December 31, 2000 through the end of the latest full fiscal quarter for which our consolidated financial statements are available preceding the date of the restricted payment, treated as a single accounting period, less

•	150% of our cumulative consolidated interest expense after December 31, 2000 through the end of the latest full fiscal quarter for which our consolidated financial statements are available preceding the date of the restricted payment, treated as a single accounting period, plus

(b)	the aggregate net cash proceeds, other than excluded cash proceeds, which we received as a capital contribution in respect of, or from the proceeds of a sale of, qualified stock made after April 29, 1998, excluding in each case:

•	the proceeds from a sale of qualified stock to a restricted subsidiary; and

•	the proceeds from a sale, other than from a public sale, of qualified stock, if the proceeds are applied to optionally redeem 8 3/4% notes on or prior to February 1, 2004;

plus

(c)	the aggregate net cash proceeds we or any restricted subsidiary received from the sale, disposition or repayment, other than to us or a restricted subsidiary, of any investment made after April 29, 1998 that constituted a restricted payment in an amount equal to the lesser of:

•	the return of capital with respect to the investment, and

•	the initial amount of the investment, in either case, less the cost of disposition of the investment,

plus

(d)	an amount equal to the consolidated net investment, on the date of revocation of the designation of any subsidiary as an unrestricted subsidiary, made by us and/or any of our restricted subsidiaries, in any subsidiary that has been designated as an unrestricted subsidiary after April 29, 1998, upon its redesignation as a restricted subsidiary in accordance with the covenant described under “—Limitation on Designations of Unrestricted Subsidiaries,”

less

(e)	the amount of all restricted payments made by us or our restricted subsidiaries between April 29, 1998 and prior to January 1, 2001.

For purposes of the preceding clause (b), the value of the aggregate net cash proceeds we receive from, or as a capital contribution in connection with, the issuance of qualified stock, either upon the conversion of convertible indebtedness of ours or of any of our restricted subsidiaries, in exchange for outstanding indebtedness of ours or of any of our restricted subsidiaries or upon the exercise of options, warrants or rights, will be the net cash proceeds received by us or any of our restricted subsidiaries upon the issuance of such indebtedness, options, warrants or rights plus the incremental amount received upon their conversions, exchange or exercise.

For purposes of the preceding clause (d), the value of the consolidated net investment, on the date of revocation of the designation of any subsidiary as an unrestricted subsidiary, shall be equal to the fair market value of the aggregate amount of our and/or any restricted subsidiary’s investments in the subsidiary on the applicable date of designation.

For purposes of determining the amount expended for restricted payments, cash distributed shall be valued at its face amount and property other than cash shall be valued at its fair market value on the date we or a restricted subsidiary makes the restricted payment, as the case may be.

The provisions of this covenant do not prohibit:

(i)	payment of any dividend or distribution within 60 days after the date the dividend is declared, if payment of the dividend at the date of declaration would comply with the provisions of the indenture;

(ii)	so long as no default or event of default under the indenture has occurred and is continuing, our purchase, redemption, retirement or other acquisition of any of our capital stock out of the net cash proceeds of a substantially concurrent capital contribution to us in connection with qualified stock or out of the net cash proceeds we receive from a substantially concurrent issuance or sale, other than to a restricted subsidiary, of our qualified stock. However, the net cash proceeds:

•	shall be excluded from clause (C)(b) above, and

•	if from a sale other than a public sale, shall not be applied to any optional redemption of the 8 3/4% notes on or prior to February 1, 2004;

(iii)	so long as no default or event of default under the indenture has occurred and is continuing, our purchase, redemption, retirement, defeasance or other acquisition of our subordinated indebtedness made by exchange for or conversion into, or out of the net cash proceeds we receive from, or out of a capital contribution made to us in connection with a substantially concurrent issuance and sale, other than to a restricted subsidiary, of

(a)	qualified stock, provided that the net cash proceeds from the qualified stock:

•	shall be excluded from clause (C)(b) above, and

•	if from a sale other than a public sale, shall not be applied to any optional redemption of the 8 3/4% notes on or prior to February 1, 2004, or

(b)	other subordinated indebtedness of ours that has an average life equal to or greater than the average life of the subordinated indebtedness being purchased, redeemed, retired, defeased or otherwise acquired;

(iv)	so long as no default or event of default under the indenture has occurred and is continuing, the making of a direct or indirect investment constituting a restricted payment in an amount not to exceed the amount of the proceeds of a capital contribution in respect of qualified stock or from our issuance or sale, other than to a restricted subsidiary, of our qualified stock. However, the net cash proceeds:

•	Shall be excluded from clause (C)(b) above, and

•	if from a sale other than a public sale, shall not be applied to any optional redemption of the 8 3/4% notes on or prior to February 1, 2004; or

(v)	so long as no default or event of default under the indenture has occurred and is continuing, dividends or distributions we make to Holdings for repurchase, redemption, acquisition or retirement for value of any capital stock of Holdings held by any member of its management, or to us or to any of our subsidiaries pursuant to any management equity subscription agreement, stock option agreement or other similar agreement. However:

•	the aggregate amount of these dividends or distributions shall not exceed $2.0 million in any twelve-month period,

•	any unused amount in any twelve-month period may be carried forward to one or more future periods, and

•	the amount available to us as of November 14, 2001 under this clause (v) shall be equal to $2.0 million plus the amount available to us as of November 14, 2001 for such payments pursuant to the comparable clause of either the indenture governing the terms of our 11% notes or the indenture governing the terms of our 9 3/8% notes.

Restricted payments made pursuant to clauses (i) and (v) above shall be included in making the determination of available amounts under clause (C) above, and restricted payments made pursuant to clauses (ii), (iii) and (iv) above shall not be included in making the determination of available amounts under clause (C) above.

Limitation on Restrictions Affecting Restricted Subsidiaries

The indenture provides that we will not, and will not cause or permit any restricted subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual encumbrance or restriction of any kind on the ability of any restricted subsidiary to:

(1)	pay, directly or indirectly, dividends, in cash or otherwise, or make any other distributions in respect of its capital stock or pay any indebtedness or other obligation owed to us or any other restricted subsidiary;

(2)	make any investment in us or any other restricted subsidiary; or

(3)	transfer any of its property or assets to us or to any other restricted subsidiary, except for encumbrances or restrictions existing under or by reason of:

(a)	any agreement in effect on November 14, 2001 as that agreement was in effect on November 14, 2001;

(b)	any senior credit facilities;

(c)	any agreement relating to any indebtedness incurred by a restricted subsidiary prior to the date on which we acquired it, and outstanding and not incurred in anticipation or contemplation of becoming a restricted subsidiary, so long as the encumbrance or restriction does not apply to any property or assets of ours or of any restricted subsidiary other than the acquired restricted subsidiary;

(d)	customary provisions contained in an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of a restricted subsidiary, so long as the encumbrance or restriction is applicable only to the restricted subsidiary or its property and assets;

(e)	any agreement effecting a refinancing or amendment of indebtedness incurred under any agreement referred to in sub-clause (a) above, so long as the provisions contained in the refinancing or amended agreement relating to the encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the original agreement in the reasonable judgment of:

•	The board of Holdings if, at the time of the refinancing or amendment, we are a subsidiary of Holdings, or

•	Our board if, at the time of the refinancing or amendment, we are not a subsidiary of Holdings;

(f)	the indenture;

(g)	applicable law or any applicable rule, regulation or order;

(h)	customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any restricted subsidiary;

(i)	purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the type referred to in clause (3) of this covenant;

(j)	restrictions of the type referred to in clause (3) of this covenant contained in security agreements securing indebtedness of a restricted subsidiary to the extent those liens were otherwise incurred in accordance with the covenant described under “—Limitation on Liens” below and restrict the transfer of property subject to the agreements; or

(k)	customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business.

Limitation on Liens

The indenture provides that we will not, and will not cause or permit any restricted subsidiary to, directly or indirectly, create, cause, incur or suffer to exist any lien on or with respect to our capital stock, property or assets or those of the restricted subsidiary owned on November 14, 2001, or thereafter created or acquired to secure any indebtedness, without making, or causing the restricted subsidiary to make, effective provision for securing the 8 3/4% notes and all other amounts due under the indenture equally and ratably with the indebtedness or, in the event the indebtedness is subordinated indebtedness, prior to the indebtedness, as to the property or assets for so long as the indebtedness shall be so secured.

The restrictions set forth in the preceding paragraph do not apply to:

(1)	liens existing on November 14, 2001 securing indebtedness existing on November 14, 2001;

(2)	liens securing senior debt, including liens securing indebtedness under any senior credit facilities, and any corresponding guarantees, to the extent that the covenant described under “—Limitation on Incurrence of Indebtedness” above permits the incurrence of indebtedness thus secured;

(3)	liens securing only the 8 3/4% notes and the guarantees of the 8 3/4% notes, if any;

(4)	liens in favor of us or any guarantor of the 8 3/4% notes;

(5)	liens to secure indebtedness incurred in connection with vendor credit arrangements;

(6)	liens on property existing immediately prior to the acquisition of that property, and not created in connection with or in anticipation or contemplation of the financing of the acquisition;

(7)	liens on property of an entity existing at the time the entity is acquired or merged with or into or consolidated with us or any restricted subsidiary, and not created in connection with or in anticipation or contemplation of the business combination;

(8)	liens to secure the performance of statutory obligations, surety or appeal bonds or bid or performance bonds, or landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s or other similar liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP, shall have been made;

(9)	liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, as long as any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made;

(10)

liens to secure indebtedness incurred to refinance in whole or in part, any indebtedness secured by liens referred to in clauses (1) through (9) above, so long as the liens do not extend to any additional category of property and the principal amount of indebtedness so secured is not increased, except for the amount of any premium required to be paid in connection with refinancing under the terms of the indebtedness refinanced or the amount of any premium we have reasonably determined is necessary to accomplish the refinancing by means of

•	a tender offer,

•	an exchange offer, or

•	a privately negotiated repurchase,

plus

the expenses of the issuer of the indebtedness reasonably incurred in connection with the refinancing; and

(11)	liens in favor of the trustee as provided for in the indenture on money or property held or collected by the trustee in its capacity as trustee.

Limitation on Certain Asset Dispositions

The indenture provides that we will not, and will not cause or permit any restricted subsidiary to, directly or indirectly, make any asset dispositions unless:

(1)	we or the restricted subsidiary receive consideration for the asset disposition at least equal to the fair market value of the assets sold or disposed of, as determined by either:

(a)	the board of Holdings if, at the time of the asset disposition, we are a subsidiary of Holdings, or

(b)	our board if, at the time of the asset disposition, we are not a subsidiary of Holdings, in good faith and evidenced by a resolution of the appropriate board filed with the trustee;

(2)	other than in the case of a permitted asset swap, not less than 75% of the consideration received by us or our restricted subsidiary from the disposition consists of:

(a)	cash or cash equivalents,

(b)	the assumption of indebtedness, other than non-recourse indebtedness or any subordinated indebtedness, of ours or our restricted subsidiary or other obligations relating to the assets, accompanied by the irrevocable unconditional release of us or of the restricted subsidiary from all liability on the indebtedness or other obligations assumed, or

(c)	notes or other obligations received by us or the restricted subsidiary from the transferee that we or the restricted subsidiary convert into cash concurrently with the receipt of the 8 3/4% notes or other obligations, to the extent of the cash we actually receive; and

(3)	all net available proceeds, less any amounts invested within 365 days of such asset disposition:

(a)	to acquire all or substantially all of the assets of, or a majority of the voting stock of, an entity primarily engaged in a permitted business;

(b)	to make a capital expenditure; or

(c)	to acquire other long-term assets that are used or useful in a permitted business;

are applied, on or prior to the 365th day after the asset disposition, to the permanent reduction and prepayment of any of our senior debt then outstanding, including a permanent reduction of the commitments in respect thereof, or to the making of an offer to purchase our outstanding 11% notes or our 9 3/8% notes in accordance with the terms of the indenture governing the terms of such notes. Any net available proceeds from any asset disposition subject to the immediately preceding sentence that are not applied as provided in the immediately preceding sentence shall be used promptly after the expiration of the 365th day after the asset disposition, or earlier if we so elect, to make an offer to purchase outstanding 8 3/4% notes, and other notes of ours that rank pari passu with the 8 3/4% notes to the extent required by the agreements governing the terms of any such other notes, at a purchase price in cash equal to 100% of the aggregate principal amount plus accrued and unpaid interest to the purchase date.

However, we may defer making any offer to purchase 8 3/4% notes until there are aggregate unutilized net available proceeds from asset dispositions otherwise subject to the two immediately preceding sentences equal to or in excess of $15.0 million, at which time the entire unutilized net available proceeds from asset dispositions otherwise subject to the two immediately preceding sentences, and not just the amount in excess of $15.0 million, shall be applied as this covenant requires. We may use any remaining net available proceeds following the completion of the required offer to purchase for any other purpose, subject to the other provisions of the indenture, and the amount of net available proceeds then required to be otherwise applied in accordance with this covenant shall be reset to zero. These provisions will not apply to a transaction completed in compliance with the provisions of the indenture described under “—Mergers, Consolidations and Certain Sales of Assets” below.

Pending application as set forth above, the net available proceeds of any asset disposition may be invested in cash or cash equivalents or used to reduce temporarily indebtedness outstanding under any revolving credit agreement to which we are a party and under which we have incurred indebtedness.

In the event that we make an offer to purchase the 8 3/4% notes, we will comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

Limitation on Transactions with Affiliates

The indenture provides that we will not, and will not cause or permit any restricted subsidiary to, directly or indirectly, conduct any business or enter into, renew or extend any transaction with any of our respective affiliates or those of our subsidiaries, or any beneficial holder of 10% or more of any class of our or Holdings’ capital stock, including, without limitation, the purchase, sale, lease or exchange of property, the rendering of any service, or the making of any guarantee, loan, advance or investment, either directly or indirectly, unless the terms of the transaction are at least as favorable as the terms that we or the restricted subsidiary could obtain at that time in a comparable transaction made on an arm’s-length basis with a person who is not an affiliate. However, in any transaction involving aggregate consideration in excess of $10.0 million, we will deliver an officers’ certificate to the trustee stating that a majority of the disinterested directors of either:

•	the board of Holdings if, at the time of the transaction, we are a subsidiary of Holdings, or

•	our board if, at the time of the transaction, we are not a subsidiary of Holdings,

have determined, in their good faith judgment, that the terms of the transaction are at least as favorable as the terms that we or a restricted subsidiary could obtain in a comparable transaction made on an arm’s-length basis between unaffiliated parties. If the aggregate consideration is in excess of $25.0 million, we will also deliver to the trustee, prior to the closing of the transaction, the favorable written opinion of a nationally recognized accounting, appraisal or investment banking firm as to the fairness of the transaction to the noteholders, from a financial point of view.

Notwithstanding the foregoing, the restrictions set forth in this covenant do not apply to:

(1)	transactions between or among us and/or any restricted subsidiaries;

(2)	any restricted payment or permitted investment permitted by the covenant described under “—Limitation on Restricted Payments;”

(3)	directors’ fees, indemnification and similar arrangements, officers’ indemnification, employee stock option or employee benefit plans and employee salaries and bonuses paid or created in the ordinary course of business;

(4)	any other agreement in effect on November 14, 2001 as it shall be amended from time to time, so long as any material amendment complies with the provisions of the preceding paragraph of this covenant;

(5)	transactions with AT&T, AT&T Wireless, AT&T Wireless PCS, or any of their respective affiliates, relating to the marketing or provision of telecommunication services or related hardware, software or equipment on terms that are no less favorable, when taken as a whole, to us or our restricted subsidiaries, as applicable, than those available from unaffiliated third parties;

(6)	transactions involving the leasing, sharing or other use by us or any restricted subsidiary of communications network facilities, including, without limitation, cable or fiber lines, equipment or transmission capacity, of any affiliate of ours or any beneficial holder of 10% or more of any class of capital stock of Triton or Holdings on terms that are no less favorable, when taken as a whole, to us or our restricted subsidiary, as applicable, than those available from such related party to unaffiliated third parties;

(7)	transactions involving the provision of telecommunication services by a related party in the ordinary course of its business to us or any restricted subsidiary, or by us or any restricted subsidiary to a related party, on terms that are no less favorable, when taken as a whole, to us or the restricted subsidiary, as applicable, than those available from such related party to unaffiliated third parties;

(8)	any sales agency agreements under which an affiliate has the right to market any or all of our or any of our restricted subsidiaries’ products or services; and

(9)	customary commercial banking, investment banking, underwriting, placement agent or financial advisory fees paid in connection with services rendered to us and our subsidiaries in the ordinary course.

Limitation on Our Activities and the Activities of Our Restricted Subsidiaries

The indenture provides that we will not, and will not permit any restricted subsidiary to, engage in any business other than a permitted business, except to the extent it is not material to us and our restricted subsidiaries, taken as a whole.

Change of Control

Within 30 days following the closing date of a transaction resulting in a change of control, we will commence an offer to purchase all outstanding 8 3/4% notes at a purchase price in cash equal to 101% of the aggregate principal amount, plus accrued and unpaid interest, if any, to the purchase date.

We will complete the offer to purchase not earlier than 30 days and not later than 60 days after the commencement of the offer. Each note holder shall be entitled to tender all or any portion of the 8 3/4% notes he or she owns according to the terms of our offer to purchase, subject to the requirement that any portion of a 8 3/4% note tendered must be in an integral multiple of $1,000 principal amount.

In the event that we make an offer to purchase the 8 3/4% notes, we will comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

We will not be required to make an offer to purchase upon a change of control if a third party makes the offer to purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to an offer to purchase made by us and purchases all 8 3/4% notes validly tendered and not withdrawn under the third party’s offer to purchase.

With respect to a sale of assets referred to in the definition of change of control, the phrase “all or substantially all of our assets” will likely be interpreted under applicable law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of all or substantially all of our assets has occurred. In addition, we cannot assure you that we will be able to acquire 8 3/4% notes tendered upon the occurrence of a change of control.

Our ability to pay cash to the noteholders upon a change of control may be limited to our then existing financial resources. We and some of our domestic subsidiaries are parties to an amended and restated credit agreement, dated September 14, 2000, which contains covenants prohibiting, or requiring waiver or consent of the lenders prior to, the repurchase of the 8 3/4% notes upon a change of control. Future debt agreements we enter into may provide the same. If we do not obtain a waiver or consent or repay the indebtedness, we will remain prohibited from repurchasing the 8 3/4% notes. In that event, our failure to purchase tendered 8 3/4% notes would constitute an event of default under the indenture, which in turn would constitute a default under the credit agreement and possibly other indebtedness. Neither our board of directors nor the trustee may waive any of the provisions relating to a repurchase upon a change of control.

The provisions summarized above will not prevent us from entering into transactions of the types described above with management or their affiliates. In addition, those provisions may not necessarily afford the noteholders protection in the event of a highly leveraged transaction, including a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the noteholders because the transaction may not involve a shift in voting power or beneficial ownership, or, even if it does, it may not involve a shift of the magnitude required under the definition of change of control to trigger the provisions.

Provision of Financial Information

The indenture provides that, whether or not required by the SEC’s rules and regulations, so long as any 8 3/4% notes are outstanding, we will furnish to the noteholders:

(1)	all quarterly and annual financial information that we would be required to include on Forms 10-Q and 10-K if we were required to file those forms with the SEC, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section that describes our consolidated financial condition and results of operations and, with respect to the annual information only, a report by our certified independent accountants; and

(2)	all current reports that we would be required to file on Form 8-K if we were required to file those reports with the SEC, in each case within the time period specified in the SEC’s rules and regulations. In addition, we will file a copy of all information and reports with the SEC for public availability within the time periods specified in the SEC’s rules and regulations, unless the SEC will not accept the filing, and make the information available to securities analysts and prospective investors upon request. We will also, for as long as any 8 3/4% notes remain outstanding, furnish to the noteholders and to securities analysts and prospective investors, upon their request, the information we are required to deliver under Rule 144A(d)(4) under the Securities Act.

Limitation on Designations of Unrestricted Subsidiaries

The indenture provides that we may designate any of our subsidiaries, other than Triton PCS License Company, L.L.C., Triton PCS Property Company, L.L.C. and Triton PCS Equipment Company, L.L.C., as an unrestricted subsidiary under the indenture only if:

(1)	no default or event of default has occurred and is continuing at the time of or after giving effect to the designation;

(2)	we would be permitted under the indenture to make an investment at the time of designation and, assuming the effectiveness of the designation, in an amount, referred to as a designation amount, equal to the fair market value of the aggregate amount of our investments in the subsidiary on that date; and

(3)	except in the case of a subsidiary in which we are investing under and as permitted by the fifth paragraph of the covenant “—Limitation on Restricted Payments,” we would be permitted to incur $1.00 of additional indebtedness under the first clause of “—Limitation on Incurrence of Indebtedness” at the time of designation, assuming the effectiveness of the designation.

In the event of any designation, we shall be deemed to have made an investment, constituting a restricted payment as described under “—Limitation on Restricted Payments” for all purposes of the indenture, in the designation amount.

The indenture further provides that we will not, and will not permit any restricted subsidiary, at any time to:

(1)	provide direct or indirect credit support for, or a guarantee of, any indebtedness of any unrestricted subsidiary, including any undertaking, agreement or instrument evidencing the indebtedness;

(2)	be directly or indirectly liable for any indebtedness of any unrestricted subsidiary; or

(3)	be directly or indirectly liable for any indebtedness which provides that the holder may, upon notice, lapse of time or both, declare a default or cause payment to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any indebtedness of any unrestricted subsidiary, including any right to take enforcement action against the unrestricted subsidiary, except, in the case of clause (1) or (2) above, to the extent permitted under “—Limitation on Restricted Payments.”

The indenture further provides that we may revoke any designation of a subsidiary as an unrestricted subsidiary. The subsidiary shall then constitute a restricted subsidiary if:

(1)	no default has occurred and is continuing at the time of and after giving effect to the revocation; and

(2)	all liens and indebtedness of the unrestricted subsidiary outstanding immediately following the revocation would, if incurred at that time, have been permitted to be incurred for all purposes of the indenture.

All designations and revocations must be evidenced by resolutions of our board of directors delivered to the trustee certifying compliance with the provisions.

Mergers, Consolidations and Certain Sales of Assets

We will not consolidate or merge with or into any person, or sell, assign, lease, convey or otherwise dispose of, or cause or permit any restricted subsidiary to consolidate or merge with or into any person or sell, assign, lease, convey or otherwise dispose of, all or substantially all of our assets, determined on a consolidated basis for us and our restricted subsidiaries, whether as an entirety or substantially an entirety in one transaction or a series of related transactions, including by way of liquidation or dissolution, to any person unless, in each case:

(1)	the entity formed by or surviving a consolidation or merger, if other than Triton or our restricted subsidiary, as the case may be, or to which the sale, assignment, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States, any State or the District of Columbia;

(2)	the surviving entity assumes by supplemental indenture all of our obligations under the 8 3/4% notes and the indenture;

(3)	immediately after giving effect to the transaction and the use of any resulting net proceeds, on a pro forma basis, we or the surviving entity, as the case may be, could incur at least $1.00 of indebtedness under the clause (1) of “—Limitation on Incurrence of Indebtedness” above;

(4)	immediately after giving effect to the transaction, and treating any indebtedness that becomes an obligation of ours or of our restricted subsidiaries as a result of the transaction as having been incurred by us or our restricted subsidiary at the time of the transaction, no default or event of default has occurred and is continuing; and

(5)	if, as a result of the transaction, property or assets of ours or our restricted subsidiary would become subject to a lien not excepted from the provisions of the indenture described under “—Limitation on Liens” above, we, the restricted subsidiary or the surviving entity, as the case may be, shall have secured the 8 3/4% notes as required by that covenant.

The provisions of this paragraph shall not apply to any merger of a restricted subsidiary with or into Triton or any of its wholly-owned subsidiaries or the release of any guarantor of the 8 3/4% notes in accordance with the terms of the guarantee of the 8 3/4% notes and the indenture in connection with any transaction complying with the provisions of the indenture described under “—Limitation on Certain Asset Dispositions” above.

Events of Default

The following are events of default under the indenture:

(1)	we fail to pay the principal of, or premium, if any, on, any 8 3/4% note when due, whether or not prohibited by the provisions of the indenture described under “—Ranking” above;

(2)	we fail to pay any interest on any 8 3/4% note when due, continued for 30 days, whether or not prohibited by the provisions of the indenture described under “—Ranking” above;

(3)	we default in the payment of the principal of and interest on 8 3/4% notes required to be purchased through an offer to purchase, as described under “—Certain Covenants—Change of Control” and “—Certain Covenants—Limitation on Certain Asset Dispositions” above, when due and payable, whether or not prohibited by the provisions of the indenture described under “—Ranking” above;

(4)	we fail to perform or comply with any of the provisions described under “—Certain Covenants—Mergers, Consolidations and Certain Sales of Assets” above;

(5)	we fail to perform any other covenant or agreement of ours under the indenture or the 8 3/4% notes, continued for 60 days after the trustee or holders of at least 25% in aggregate principal amount of the 8 3/4% notes submit written notice to us;

(6)	we default under the terms of one or more instruments evidencing or securing indebtedness of ours or any of our subsidiaries having an outstanding principal amount of $15.0 million or more individually or in the aggregate that has resulted in the acceleration of payment of such indebtedness or failure to pay principal when due at the final stated maturity of the indebtedness;

(7)	the rendering of a final judgment or judgments, not subject to appeal, against us or any of our restricted subsidiaries in an amount of $15.0 million or more which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

(8)	the occurrence of events of bankruptcy, insolvency or reorganization affecting us or any material subsidiary; or

(9)	any guarantee of the 8 3/4% notes of a material subsidiary ceases to be in full force and effect, is declared null and void and unenforceable, or is found to be invalid or any guarantor of the 8 3/4% notes denies its liability under the guarantee, other than by reason of a release of that guarantor from the guarantee in accordance with the terms of the indenture and the guarantee.

If an event of default, other than an event of default with respect to us described in clause (8) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding 8 3/4% notes may accelerate the maturity of all the 8 3/4% notes. However, after an acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding 8 3/4% notes may, under certain circumstances, rescind and annul the acceleration if all defaults, other than the non-payment of accelerated principal, have been cured or waived as provided in the indenture. If an event of default specified in clause (8) above with respect to us occurs, the outstanding 8 3/4% notes will become immediately due and payable without any declaration or other act on the part of the trustee or any note holder. For information as to waiver of defaults, see “—Modification and Waiver.”

The indenture provides that the trustee shall, within 90 days after the occurrence of any default or event of default with respect to the 8 3/4% notes, give the noteholders notice of all uncured defaults or events of default known to it. However, except in the case of an event of default or a default in any payment with respect to the 8 3/4% notes or a default or event of default in complying with the provisions described in “—Certain Covenants—Mergers, Consolidations and Certain Sales of Assets,” the trustee shall be protected in withholding notice if and so long as the board of directors or responsible officers of the trustee in good faith determine that the withholding of such notice is in the interest of the noteholders.

No note holder will have any right to pursue any remedy under the indenture, unless that holder has previously given to the trustee written notice of a continuing event of default and unless:

•	the holders of at least 25% in aggregate principal amount of the outstanding 8 3/4% notes have made written request, and, if requested by the trustee, offered reasonable indemnity, to the trustee to pursue a remedy as trustee; and

•	the trustee has not received from the holders of a majority in aggregate principal amount of the 8 3/4% notes a direction inconsistent with the request and has failed to pursue the remedy within 60 days.

However, these limitations do not apply to a suit instituted by a note holder for enforcement of payment of the principal of and premium, if any, or interest on a 8 3/4% note on or after the respective due dates set forth in the 8 3/4% note.

We are required to furnish to the trustee an annual statement as to our performance of certain of our obligations under the indenture and as to any default in such performance.

Satisfaction and Discharge of Indenture; Defeasance

Subject to the subordination provisions of the 8 3/4% notes, we may terminate our substantive obligations and the substantive obligations of the guarantors of the 8 3/4% notes in respect of the 8 3/4% notes and the guarantees of the 8 3/4% notes by delivering all outstanding 8 3/4% notes to the trustee for cancellation and paying all sums payable by us on account of principal of, premium, if any, and interest on all the 8 3/4% notes or otherwise. In addition, we may, provided that no default or event of default has occurred and is continuing or would arise, or, with respect to a default or event of default specified in clause (8) of “—Events of Default” above, any time on or prior to the 91st calendar day after the date of the deposit, it being understood that this condition shall not be deemed satisfied until after the 91st day, and provided that it would not cause any default under any senior debt, terminate our substantive obligations and the substantive obligations of the guarantors in respect of the 8 3/4% notes and the guarantees, except for our obligation to pay the principal of, and premium, if any, on, and the interest on the 8 3/4% notes and the guarantors’ guarantee thereof by:

(1)	depositing with the trustee, under the terms of an irrevocable trust agreement, money or direct, non-callable United States government obligations sufficient, without reinvestment, to pay all remaining indebtedness on the 8 3/4% notes to maturity or to redemption;

(2)	delivering to the trustee either an opinion of counsel or a ruling directed to the trustee from the Internal Revenue Service to the effect that the noteholders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations;

(3)	delivering to the trustee an opinion of counsel to the effect that our option exercise under this paragraph will not result in our, the trustee or the trust created by our deposit of funds according to this provision becoming or being deemed to be an investment company under the Investment Company Act; and

(4)	delivering to the trustee an officers’ certificate and an opinion of counsel, each stating that there has been compliance with all of the foregoing conditions.

We also may, provided that no default or event of default has occurred and is continuing or would arise or, with respect to a default or event of default specified in clause (8) of “—Events of Default” above, any time on or prior to the 91st calendar day after the date of the deposit, it being understood that this condition shall not be deemed satisfied until after the 91st day, and provided that no default under any senior debt would result, terminate all of our substantive obligations and all of the substantive obligations of the guarantors in respect of the 8 3/4% notes and the guarantees of the 8 3/4% notes, including our obligation to pay the principal of, and premium, if any, on, and interest on the 8 3/4% notes and the guarantors’ guarantee by:

(1)	depositing with the trustee, under the terms of an irrevocable trust agreement, money or direct, non-callable United States government obligations sufficient, without reinvestment, to pay all remaining indebtedness on the 8 3/4% notes to maturity or to redemption;

(2)	delivering to the trustee either a ruling directed to the trustee from the Internal Revenue Service to the effect that the noteholders will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and termination of obligations, or an opinion of counsel based upon such a ruling addressed to the trustee, or a change in the applicable federal tax law since the date of the indenture, to that effect;

(3)	delivering to the trustee an opinion of counsel to the effect that our exercise of our option under this paragraph will not result in our, the trustee or the trust created by our deposit of funds pursuant to this provision becoming or being deemed to be an investment company under the Investment Company Act; and

(4)	delivering to the trustee an officers’ certificate and an opinion of counsel, each stating that there has been compliance with all of the foregoing conditions.

We may make an irrevocable deposit pursuant to this provision only if at the time of the proposed deposit we are not prohibited from doing so under the subordination provisions of the indenture or covenants in the instruments governing senior debt and we have delivered to the trustee and any paying agent an officers’ certificate to that effect.

Governing Law

The indenture, the 8 3/4% notes and the guarantees of the 8 3/4% notes are governed by the laws of the State of New York without regard to principles of conflicts of law.

Modification and Waiver

We, the guarantors of the 8 3/4% notes and the trustee may amend or supplement the indenture with the written consent of the holders of a majority in aggregate principal amount of the outstanding 8 3/4% notes. However, no such amendment or supplement may, without the consent of the holder of each 8 3/4% note affected by the change:

(1)	change the stated maturity of the principal of any 8 3/4% note;

(2)	alter the optional redemption or repurchase provisions of any 8 3/4% note or of the indenture in a manner adverse to the noteholders, other than, prior to the consummation of an asset disposition or occurrence of a change of control, certain provisions of the indenture relating to an offer to purchase;

(3)	reduce the principal amount of any 8 3/4% note;

(4)	reduce the rate of, or change the time for payment of interest on, any 8 3/4% note;

(5)	change the place or currency of payment of principal of or interest on any 8 3/4% note;

(6)

modify any provisions of the indenture relating to the waiver of past defaults, other than to add sections of the indenture subject to those provisions, or the right of the noteholders to institute suit for the enforcement of any payment on or with respect to any 8 3/4% note or the guarantees of the 8 3/4% notes, or the modification and amendment of the indenture and the 8 3/4% notes, other than to add sections of the indenture or the 8 3/4% notes which may not be amended, supplemented or waived without the consent of each note holder affected;

(7)	reduce the percentage of the principal amount of outstanding 8 3/4% notes necessary for amendment to or waiver of compliance with any provision of the indenture or the 8 3/4% notes or for waiver of any default;

(8)	waive a default in the payment of principal of, interest on, or redemption payment with respect to, any 8 3/4% note, except a rescission of acceleration of the 8 3/4% notes by the holders as provided in the indenture and a waiver of the payment default that resulted from acceleration;

(9)	modify the ranking or priority of the 8 3/4% notes or the guarantees, modify the definition of senior debt or designated senior debt or amend or modify the subordination provisions of the indenture in any manner adverse to the noteholders;

(10)	release any guarantor from any of its obligations under its guarantee or the indenture otherwise than in accordance with the indenture; or

(11)	modify any of the provisions, including the related definitions, relating to any offer to purchase required under the covenants described under “—Certain Covenants—Limitation on Certain Asset Dispositions” or “—Certain Covenants—Change of Control” in a manner materially adverse to the noteholders with respect to any asset disposition that has been completed or change of control that has occurred.

The holders of a majority in aggregate principal amount of the outstanding 8 3/4% notes, on behalf of all noteholders, may waive our compliance with certain restrictive provisions of the indenture. Subject to certain rights of the trustee, as provided in the indenture, the holders of a majority in aggregate principal amount of the outstanding 8 3/4% notes, on behalf of all noteholders, may waive any past default under the indenture except a default in the payment of principal, premium or interest or a default arising from failure to purchase any 8 3/4% note tendered pursuant to an offer to purchase, or a default in respect of a provision that under the indenture cannot be modified or amended without the consent of the holder of each outstanding 8 3/4% note affected. Notwithstanding the previous paragraph, without the consent of any note holder, we, the guarantors of the 8 3/4% notes and the trustee may amend or supplement the indenture or the 8 3/4% notes:

(1)	to cure any ambiguity, defect or inconsistency, so long as such amendment or supplement does not adversely affect the rights of any note holder;

(2)	to provide for uncertificated 8 3/4% notes in addition to or in place of certificated 8 3/4% notes;

(3)	to provide for the assumption of our obligations to noteholders by our successor in the case of a merger or consolidation or sale of all or substantially all of our assets;

(4)	to make any change that would provide additional rights or benefits to the noteholders or that does not materially adversely affect their legal rights under the indenture;

(5)	to comply with SEC requirements in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

(6)	for certain other purposes provided in the indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee or stockholder of ours or any of our subsidiaries, acting in that capacity, will have any liability for any obligations of ours or any guarantor under the 8 3/4% notes, the indenture, the guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each note holder, by accepting a 8 3/4% note, waives and releases all liability to this effect. This waiver and release are part of the consideration for issuance of the 8 3/4% notes. The waiver may not be effective to waive liabilities under the federal securities laws, and the SEC believes that this type of a waiver is against public policy.

The Trustee

The Bank of New York is the trustee for the indenture, and Triton has appointed it as registrar and paying agent with regard to the 8 3/4% notes.

The indenture provides that, except during the continuance of a default, the trustee will perform only the duties specifically set forth in the indenture. During the existence of a default, the trustee will exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in their exercise as a prudent person would exercise under the circumstances in the conduct of his or her own affairs. The indenture and provisions of the Trust Indenture Act it incorporates by reference contain limitations on the rights of the trustee, should it become a creditor of ours, of the guarantors of the 8 3/4% notes, or of any other obligor upon the 8 3/4% notes, to obtain payment of claims in certain cases or to realize on property it receives in respect of any claim as security or otherwise. The trustee is permitted to engage in other transactions with us or our affiliates. However, if it acquires any conflicting interest, as defined in the indenture or in the Trust Indenture Act, it must eliminate the conflict or resign.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the indenture. Please refer to the indenture for the full definition of all terms listed below, as well as any other terms we use in this section without providing a definition here.

Annualized Pro Forma Consolidated Operating Cash Flow means consolidated cash flow for the latest two full fiscal quarters for which our consolidated financial statements are available, multiplied by two. For purposes of calculating consolidated cash flow for any period, for purposes of this definition only:

•	any of our subsidiaries that is a restricted subsidiary on the date of the transaction giving rise to the need to calculate annualized pro forma consolidated operating cash flow shall be deemed to have been a restricted subsidiary at all times during that period; and

•	any of our subsidiaries that is not a restricted subsidiary on the transaction date shall be deemed not to have been a restricted subsidiary at any time during such period.

In addition to, and without limitation of, the previous paragraph, for purposes of this definition only, consolidated cash flow shall be calculated after giving effect on a pro forma basis for the applicable period to, without duplication, any asset dispositions or asset acquisitions, including any asset acquisition giving rise to the need to make this calculation as a result of our or one of our restricted subsidiaries, including any entity that becomes a restricted subsidiary as a result of the asset acquisition, incurring, assuming or otherwise being liable for acquired indebtedness, occurring during the period commencing on the first day of the two fiscal quarter period to and including the transaction date, as if that asset sale or asset acquisition occurred on the first day of the reference period.

Asset Acquisition means:

(i)	any purchase or other acquisition, by means of transfer of cash or other property to others or payment for property or services for the account or use of others, or otherwise, of equity interests of any entity by us or any restricted subsidiary, in either case pursuant to which such entity shall become a restricted subsidiary or shall be merged with or into us or any restricted subsidiary, or

(ii)	any acquisition by us or any restricted subsidiary of the property or assets of any entity that constitute all or substantially all of an operating unit or line of business of such entity.

Asset Disposition means any sale, transfer or other disposition, including, without limitation, by merger, consolidation or sale-and-leaseback transaction, of:

(i)	shares of capital stock of a subsidiary of ours, other than directors’ qualifying shares,

(ii)	any FCC license for the provision of wireless telecommunications services held by us or any restricted subsidiary, whether by sale of capital stock or otherwise, or

(iii)	property or assets of ours or any subsidiary of ours;

however, an asset disposition shall not include

(a)	any sale, transfer or other disposition of shares of capital stock, property or assets by a restricted subsidiary to us or to any other restricted subsidiary or by us to any restricted subsidiary,

(b)	any sale, transfer or other disposition of defaulted receivables for collection or any sale, transfer or other disposition of property or assets in the ordinary course of business,

(c)	any sale, transfer or other disposition that does not, together with all related sales, transfers or dispositions, involve aggregate consideration in excess of $5.0 million,

(d)	the sale, lease, conveyance or disposition or other transfer of all or substantially all of our assets as permitted under “—Certain Covenants—Mergers, Consolidations and Certain Sales of Assets” above or

(e)	any disposition that constitutes a change of control.

Average Life means, as of the date of determination, with respect to any indebtedness for borrowed money or preferred stock, the quotient obtained by dividing:

•	the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal or liquidation value payments of the indebtedness or preferred stock, respectively, and the amount of the principal or liquidation value payments, by,

•	the sum of all principal or liquidation value payments.

Capital Lease Obligations of any entity means the obligations to pay rent or other amounts under a lease of, or other indebtedness arrangements conveying the right to use, real or personal property of such entity which are required to be classified and accounted for as a capital lease or liability on the face of a balance sheet of such entity in accordance with GAAP. The amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

Cash Equivalents means:

(1)	direct obligations of, or obligations whose principal and interest are unconditionally guaranteed by, the United States of America, or by any of its agencies to the extent the obligations are backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition;

(2)	investments in commercial paper maturing within 365 days from the date of acquisition and having, at the date of acquisition, the highest credit rating obtainable from Standard & Poor’s Corporation or from Moody’s Investors Service;

(3)	investments in certificates of deposit, banker’s acceptances and time deposits maturing within 365 days from the date of acquisition issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any state which has a combined capital and surplus and undivided profits of not less than $500.0 million;

(4)	fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (1) above and entered into with a financial institution satisfying the criteria described in clause (3) above; and

(5)	money market funds substantially all of whose assets comprise securities of the type described in clauses (1) through (3) above.

Change of Control means the occurrence of one or more of the following events:

(1)	Any person or group, as such terms are used in Section 13(d) and 14(d) of the Exchange Act, other than a permitted holder or permitted holders, or a person or group controlled by a permitted holder or permitted holders, is or becomes the beneficial owner, as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all securities that that person has the right to acquire within one year, upon the happening of an event or otherwise, directly or indirectly, of:

•	securities of Holdings representing 50% or more of the combined voting power of Holdings’ then outstanding voting stock, or

•	our securities representing 50% or more of the combined voting power of our then outstanding voting stock;

(2)	the following individuals cease for any reason to constitute more than a majority of the number of directors then serving on the board of Holdings or us:

•	individuals who, on November 14, 2001, constitute the board, and

•	any new director, other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including a consent solicitation relating to the election of directors of Holdings or us, whose appointment or election by the board or nomination for election by our stockholders was approved by the vote of at least two-thirds of the directors then still in office or whose appointment, election or nomination was previously so approved or recommended; or

(3)	the stockholders of Holdings or of Triton shall approve any plan of liquidation, whether or not otherwise in compliance with the provisions of the indenture.

For purposes of the foregoing, the transfer, by lease, assignment, sale or otherwise, in a single transaction or series of transactions, of all or substantially all of the properties or assets of one or more of our subsidiaries, the capital stock of which constitutes all or substantially all of our properties and assets, shall be deemed to be the transfer of all or substantially all of our properties and assets.

Consolidated Cash Flow means, for any period, our consolidated net income for the period:

(1)	increased, to the extent consolidated net income for the period has been reduced, by the sum of, without duplication:

(a)	our consolidated interest expense for the period, plus

(b)	our consolidated income tax expense for the period, plus

(c)	our consolidated depreciation and amortization expense and our restricted subsidiaries for the period, plus

(d)	any other non-cash charges of our and of our restricted subsidiaries for the period except for any non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period; and

(2)	decreased, to the extent consolidated net income for the period has been increased, by any non-cash gains from asset dispositions.

Consolidated Income Tax Expense means, for any period, the consolidated provision for income taxes of Triton and our restricted subsidiaries for the period, calculated on a consolidated basis in accordance with GAAP.

Consolidated Interest Expense means, for any period, without duplication:

(1)	the consolidated interest expense included in a consolidated income statement, without deduction of interest or finance charge income, of Triton and our restricted subsidiaries for that period calculated on a consolidated basis in accordance with GAAP, including:

(a)	any amortization of debt discount,

(b)	the net costs under interest rate agreements,

(c)	all capitalized interest,

(d)	the interest portion of any deferred payment obligation, and

(e)	all amortization of any premiums, fees and expenses payable in connection with the incurrence of any indebtedness;

plus

(2)	the interest component of capital lease obligations paid, accrued and/or scheduled to be paid or accrued by us and our restricted subsidiaries during the period as determined on a consolidated basis in accordance with GAAP.

Consolidated Net Income means, for any period the consolidated net income, or loss, of Triton and our restricted subsidiaries for the period determined on a consolidated basis in accordance with GAAP. However, the following items are excluded from the determination of consolidated net income:

(1)	the net income, or loss, of any entity acquired by us or our restricted subsidiaries in a pooling-of-interests transaction for any period prior to the date of the transaction;

(2)	the net income, but not loss, of any our restricted subsidiaries which is subject to restrictions preventing or limiting payment of dividends or making of distributions to us to the extent of those restrictions, regardless of any waiver;

(3)	the net income of any entity, other than a restricted subsidiary of ours, except to the extent of the amount of dividends or other distributions representing the entity’s proportionate share of our and our restricted subsidiaries’ net income, for the period actually paid in cash to the entity by us or any of our restricted subsidiaries during the period;

(4)	gains or losses, other than for purposes of calculating consolidated net income under the provisions described in clause (C) of “—Certain Covenants—Limitation on Restricted Payments,” on asset dispositions by the entity or its restricted subsidiaries;

(5)	all extraordinary gains but not, other than for purposes of calculating consolidated net income under the provisions described in clause (3) of “—Certain Covenants—Limitation on Restricted Payments,” losses, determined in accordance with GAAP; and

(6)	in the case of a successor to the entity by consolidation or merger or as a transferee of the entity’s assets, any earnings or losses of the successor corporation prior to the consolidation, merger or transfer of assets.

Credit Agreement means the amended and restated credit facility dated as of September 14, 2000, among us, certain of our domestic subsidiaries, the agent and certain banks referred to therein, as such agreement is amended and restated through November 14, 2001 and from time to time thereafter.

Designated Senior Debt means:

(i)	so long as any indebtedness under one or more senior credit facilities is outstanding or any lender has any commitment to extend credit to us thereunder, the senior debt incurred under any such senior credit facility and

(ii)	so long as outstanding, any other senior debt which has at the time of initial issuance an aggregate outstanding principal amount in excess of $25.0 million which has been so designated as designated senior debt by our board at the time of initial issuance in a resolution delivered to the trustee.

Disqualified Stock of any entity means any capital stock of the entity which, by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, under a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity of the 8 3/4% notes.

Equity Offering means any public or private sale of qualified stock made on a primary basis by us, or Holdings or a special purpose corporation, including through the issuance or sale of qualified stock to one or more strategic equity investors; provided that proceeds from such issuance or sale of any qualified stock sold by Holdings or the special purpose corporation, as the case may be, will be required, prior to any redemption of 8 3/4% notes prior to February 1, 2004, to be contributed as equity in exchange for qualified stock to, or to be used to purchase qualified stock in, us.

Excluded Cash Proceeds means the first $122.0 million of net cash proceeds we received prior to January 19, 2001 from capital contributions in respect of our qualified stock or from the issuance or sale, other than to a restricted subsidiary, of our qualified stock.

Indebtedness means, without duplication, with respect to any entity, whether recourse is to all or a portion of the assets of the entity and whether or not contingent:

(1)	every obligation of the entity for money borrowed;

(2)	every obligation of the entity evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

(3)	every reimbursement obligation of the entity with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of that entity;

(4)	every obligation of the entity issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith;

(5)	every capital lease obligation of the entity;

(6)	every net obligation under interest rate swap or similar agreements of the entity; and

(7)	every obligation of the type referred to in clauses (1) through (6) above of a second entity and all dividends of the second entity the payment of which, in either case, the first entity has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise.

Indebtedness shall include the liquidation preference and any mandatory redemption payment obligations in respect of any disqualified stock of ours and any of our restricted subsidiaries, and any preferred stock of a subsidiary of ours.

Indebtedness shall never be calculated taking into account any cash and cash equivalents held by the first entity. Indebtedness shall not include obligations arising from agreements of ours and any of our restricted subsidiaries to provide for indemnification, adjustment of purchase price, earn-out, or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business or assets of a restricted subsidiary. The amount of any indebtedness outstanding as of any date shall be:

(A)	its accreted value, in the case of any indebtedness issued with original issue discount;

(B)	principal amount thereof, in the case of any indebtedness other than indebtedness issued with original issue discount; and

(C)	the greater of the maximum repurchase or redemption price or liquidation preference, in the case of any disqualified stock or preferred stock.

Investment by any person means any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to, by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise, or purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidence of indebtedness issued by, any other person.

Lien means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, easement, other than any easement not materially impairing usefulness or marketability, encumbrance, preference, priority or other security agreement with respect to such property or assets, including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing.

Material Subsidiary means, at any date of determination,

(a)	any restricted subsidiary that, together with its subsidiaries that constitute restricted subsidiaries,

(i)	for our most recent fiscal year accounted for more than 10.0% of our consolidated revenues and that of our restricted subsidiaries, or

(ii)	as of the end of such fiscal year, owned more than 10.0% of our consolidated assets and that of our restricted subsidiaries, all as set forth on our consolidated financial statements for such year prepared in conformity with GAAP, and

(b)	any restricted subsidiary which, when aggregated with all other restricted subsidiaries that are not otherwise material subsidiaries and as to which any event described in clause (8) of “—Events of Default” above has occurred, would constitute a material subsidiary under clause (a) of this definition.

Net Available Proceeds from any asset disposition by any entity means cash or readily marketable cash equivalents received, including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquirer of indebtedness or other obligations relating to the properties or assets or received in any other non-cash form, by the entity, including any cash received by way of deferred payment or upon the monetization or other disposition of any non-cash consideration, including notes or other securities received in connection with the asset disposition, net of:

•	all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such asset disposition;

•	all payments made by the entity or any of its restricted subsidiaries on any indebtedness that is secured by the assets in accordance with the terms of any lien upon or with respect to the assets or which must by the terms of the lien, or in order to obtain a necessary consent to the asset disposition or by applicable law, be repaid out of the proceeds from the asset disposition;

•	all payments made with respect to liabilities associated with the assets which are the subject of the asset disposition, including, without limitation, trade payables and other accrued liabilities;

•	appropriate amounts to be provided by the entity or any of its restricted subsidiaries, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with the assets and retained by the entity or any restricted subsidiary, as the case may be, after the asset disposition, including, liabilities under any indemnification obligations and severance and other employee termination costs associated with the asset disposition, until such time as the amounts are no longer reserved or the reserve is no longer necessary, at which time any remaining amounts will become net available proceeds to be allocated in accordance with the provisions of clause (3) of the covenant described under “—Certain Covenants—Limitation on Certain Asset Dispositions;” and

•	all distributions and other payments made to minority interest holders in restricted subsidiaries of the entity or joint ventures as a result of the asset disposition.

Net Investment means the excess of:

(1)	the aggregate amount of all investments made in any unrestricted subsidiary or joint venture by us or any of our restricted subsidiaries on or after April 29, 1998, which, in the case of an investment made other than in cash, shall be the fair market value of the investment as determined in good faith by the board of Triton or our restricted subsidiary; over

(2)	the aggregate amount returned in cash on or with respect to those investments whether through interest payments, principal payments, dividends or other distributions or payments, provided that these payments or distributions shall not be, and have not been, included in clause (C) of “—Certain Covenants—Limitation on Restricted Payments.”

Furthermore, with respect to all investments made in any unrestricted subsidiary or joint venture, the amounts referred to in clause (2) above with respect to those investments shall not exceed the aggregate amount of all investments made in the unrestricted subsidiary or joint venture.

Offer to Purchase means a written offer sent by us by first class mail, postage prepaid, to each note holder at his or her address appearing in the register for the 8 3/4% notes on the date of the offer, offering to purchase up to the aggregate principal amount of the 8 3/4% notes at the purchase price specified in the offer, as determined under the terms of the indenture.

Unless otherwise required by applicable law, the offer shall specify an expiration date, which shall be not less than 30 days nor more than 60 days after the date of the offer, and a settlement date, referred to herein as the purchase date, for purchase of the 8 3/4% notes within five business days after the expiration date. We will notify the trustee at least 15 business days, or any shorter period acceptable to the trustee, prior to mailing the offer, of our obligation to make an offer to purchase. We will mail the offer, or, at our request, the trustee will mail the offer in our name and at our expense. The offer will contain all the information required by applicable law. The offer will contain all instructions and materials necessary to enable noteholders to tender 8 3/4% notes under the terms of the offer to purchase. The offer will also state:

•	the section of the indenture under which we are making the offer to purchase;

•	the expiration date and the purchase date;

•	the aggregate principal amount of the outstanding 8 3/4% notes we are offering to purchase, and, if less than 100%, the manner by which we determined that amount;

•	the purchase price to be paid by us for each $1,000 aggregate principal amount of 8 3/4% notes accepted for payment, as specified under the terms of the indenture;

•	that the note holder may tender all or any portion of the 8 3/4% notes registered in his or her name and that any portion of a 8 3/4% note tendered must be tendered in an integral multiple of $1,000 principal amount;

•	the place or places where noteholders may surrender 8 3/4% notes for tender;

•	that interest on any 8 3/4% note not tendered, or tendered but not purchased, will continue to accrue;

•	that on the purchase date the purchase price will become due and payable upon each 8 3/4% note being accepted for payment, and that interest shall cease to accrue on the purchased 8 3/4% notes on and after the purchase date;

•	that each note holder electing to tender all or any portion of a 8 3/4% note will be required to surrender the 8 3/4% note at the place or places specified in the offer prior to the close of business on the expiration date. If we or the trustee so requires, the note holder must duly endorse the 8 3/4% note or accompany it with a written instrument of transfer in form satisfactory to us and the trustee and duly executed by the note holder or the note holder’s attorney duly authorized in writing;

•

that noteholders will be entitled to withdraw all or any portion of 8 3/4% notes tendered if we or our paying agent receive, not later than the close of business on the fifth business day next preceding the expiration date, a facsimile transmission or letter setting forth the note holder’s name, the principal amount of the 8 3/4% notes tendered, the certificate number of the 8 3/4% notes tendered and a statement that the note holder is withdrawing all or a portion of his or her tender;

•	that:

(a)	we will purchase all 8 3/4% notes in an aggregate principal amount less than or equal to the purchase amount that are duly tendered and not withdrawn, and

(b)	if 8 3/4% notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn, we will purchase 8 3/4% notes having an aggregate principal amount equal to the purchase amount on a proportionate basis, with adjustments as we may deem appropriate so that we will purchase only 8 3/4% notes in denominations of $1,000 or integral multiples of $1,000; and

•	that in the case of any note holder whose 8 3/4% note is purchased only in part, we will execute and the trustee will authenticate and deliver to the note holder without service charge, a new note or notes of any authorized denomination as the note holder requests in writing, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the 8 3/4% note so tendered.

An offer to purchase shall be governed by and effected in accordance with the provisions above pertaining to any offer.

Permitted Asset Swap means any exchange of assets by us or a restricted subsidiary of ours where we and/or our restricted subsidiaries receive consideration at least 75% of which consists of (a) cash, (b) assets that are used or useful in a permitted business or (c) any combination thereof.

Permitted Business means:

•	the delivery or distribution of telecommunications, voice, data or video services;

•	any business or activity reasonably related or ancillary to those listed above, including, any business we or a restricted subsidiary conducts on November 14, 2001, and the acquisition, holding or exploitation of any license relating to the delivery of those services; or

•	any other business or activity in which we and the restricted subsidiaries expressly contemplate engaging under the provisions of our certificate of incorporation and bylaws as in effect on November 14, 2001.

Permitted Holder means:

•	each of AT&T, AT&T Wireless, AT&T Wireless PCS, J.P. Morgan Partners (23A SBIC), LLC, J.P. Morgan SBIC LLC, Desai Capital Management Incorporated, and any of their respective affiliates and the respective successors, by merger, consolidation, transfer or otherwise, to all or substantially all of the respective businesses and assets of any of them; and

•	any person or group, as such terms are used in Section 13(d) and 14(d) of the Exchange Act, controlled by one or more entities identified above.

Permitted Investments means:

•	investments in cash equivalents;

•	investments representing capital stock or obligations issued to us or any restricted subsidiary in the course of good faith settlement of claims against any other entity or by reason of a composition or readjustment of debt or a reorganization of our or any of our restricted subsidiaries’ debtors;

•	deposits, including interest-bearing deposits, we maintain in the ordinary course of business in banks;

•	any investment in any entity; however, after giving effect to any investment, the entity must be a restricted subsidiary or must merge, consolidate or amalgamate with or into, or transfer or convey substantially all of its assets to, or liquidate into, us or one of our restricted subsidiaries;

•	trade receivables and prepaid expenses, in each case arising in the ordinary course of business, so long as such receivables and prepaid expenses would be recorded as assets of that entity in accordance with GAAP;

•	endorsements for collection or deposit in the ordinary course of business by that entity of bank drafts and similar negotiable instruments of a second entity, received as payment for ordinary course of business trade receivables;

•	any interest rate agreements with an unaffiliated entity otherwise permitted by clause (5) or (6) under “—Certain Covenants—Limitation on Incurrence of Indebtedness”;

•	investments received as consideration for an asset disposition in compliance with the provisions of the indenture described under “—Certain Covenants—Limitation on Certain Asset Dispositions”;

•	loans or advances to our employees or those of any restricted subsidiary in the ordinary course of business in an aggregate amount not to exceed $5.0 million at any one time outstanding;

•	any investment acquired by us or any of our restricted subsidiaries as a result of a foreclosure by us or any of our restricted subsidiaries or in connection with the settlement of any outstanding indebtedness or trade payable;

•	loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, each incurred in the ordinary course of business; and

•	other investments, with each such investment being valued as of the date made and without giving effect to subsequent changes in value, in an aggregate amount not to exceed $7.5 million at any one time outstanding.

Preferred Stock, as applied to the capital stock of any entity, means capital stock of such entity of any class or classes, however designated, that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such entity, to shares of capital stock of any other class of such entity.

Qualified Stock means any capital stock of Triton or Holdings or a special purpose corporation other than disqualified stock.

Restricted Subsidiary means any subsidiary of ours other than an unrestricted subsidiary.

Senior Credit Facilities means, upon the initial issuance of the 8 3/4% notes, the credit agreement and, at any time thereafter, may include the credit agreement and/or any other agreement providing for loans by banks, trust companies and/or other institutions principally engaged in the business of lending money to businesses under a credit facility, loan agreement or similar agreement.

Senior Debt means, with respect to any entity at any date,

(i)	in the case of us or the guarantors of the 8 3/4% notes, all indebtedness and other payment obligations under one or more senior credit facilities, including principal, premium, if any, and interest on such indebtedness and all other amounts due on or in connection with such indebtedness, including all charges, fees, expenses, reimbursement obligations, guarantees and indemnity payments,

(ii)	all other indebtedness of such entity for borrowed money or under vendor credit arrangements, including principal, premium, if any and interest on such indebtedness, unless the instrument under which such indebtedness for borrowed money is created, incurred, assumed or guaranteed expressly provides that such indebtedness for borrowed money is not senior or superior in right of payment to the 8 3/4% notes or the guarantees of the 8 3/4% notes, as the case may be, and all refinancing or modifications or amendments thereof, and

(iii)	all interest on any indebtedness referred to in clauses (i) and (ii) above accruing during the pendency of any bankruptcy or insolvency proceeding, whether or not allowed under the indebtedness.

Notwithstanding the foregoing, senior debt shall not include:

(a)	indebtedness that is, pursuant to its terms or any agreement relating to it or by operation of law, subordinated or junior in right of payment or otherwise to any other indebtedness of such entity, provided that no indebtedness shall be deemed to be subordinate or junior in right of payment or otherwise to any other indebtedness of an entity solely by reason of the other indebtedness being secured and such indebtedness not being secured,

(b)	the 8 3/4% notes,

(c)	any indebtedness of such entity to any of its subsidiaries,

(d)	indebtedness incurred in violation of the provisions of the indenture described under “—Certain Covenants—Limitation on Incurrence of Indebtedness,”

(e)	the existing 11% notes and the existing 9 3/8% notes and the respective related guarantees, and

(f)	any indebtedness which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code, is without recourse to us.

Strategic Equity Investor means each of CB Capital Investors, J.P. Morgan Investment Corporation, Sixty Wall Street SBIC Fund, L.P., Private Equity Investors III, L.P., Equity-Linked Investors-II and Toronto Dominion Capital (USA), Inc., any of their affiliates or any other entity engaged in a permitted business whose total equity market capitalization exceeds $500.0 million.

Subordinated Indebtedness means any indebtedness of ours or of any guarantor of the 8 3/4% notes, whether outstanding on the date hereof or hereafter incurred, which is by its terms expressly subordinate or junior in right of payment to the 8 3/4% notes or the guarantee of the 8 3/4% notes of such guarantor, as the case may be.

Subsidiary of any person means:

(i)	a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such person or by one or more other subsidiaries of such person or by such person and one or more other subsidiaries thereof, or

(ii)	any other person, other than a corporation, in which such person, or one or more other subsidiaries of such person or such person and one or more other subsidiaries thereof, directly or indirectly, has at least a majority ownership and voting power relating to the policies, management and affairs thereof.

Total Consolidated Indebtedness means, at any date of determination, an amount equal to:

•	the accreted value of all indebtedness, in the case of any indebtedness issued with original issue discount; plus

•	the principal amount of all indebtedness, in the case of any other indebtedness, of ours and of our restricted subsidiaries outstanding as of the date of determination.

Total Equity Market Capitalization of any person means, as of any day of determination, the sum of:

the product of:

(a)	the aggregate number of the entity’s outstanding primary shares of common stock on that day, which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of that entity’s common stock, multiplied by

(b)	the average closing price of the common stock listed on a national securities exchange or the NASDAQ National Market System over the 20 consecutive business days immediately preceding the day of determination, plus

(c)	the liquidation value of any outstanding shares of that entity’s preferred stock on that day.

Total Invested Capital means, at any time of determination, the sum of, without duplication:

•	the total amount of equity contributed to us as of November 14, 2001, as set forth on our combined balance sheet;

plus

•	irrevocable binding commitments to purchase capital stock, other than disqualified stock, existing as of November 14, 2001;

plus

•	the aggregate net cash proceeds we received from capital contributions, the issuance or sale of capital stock, other than disqualified stock but including capital stock issued upon the conversion of convertible indebtedness or from the exercise of options, warrants or rights to purchase capital stock, other than disqualified stock, subsequent to November 14, 2001, other than to a restricted subsidiary. However, the aggregate net cash proceeds we received under the terms of this clause shall exclude any amounts included as commitments to purchase capital stock in the preceding clause;

plus

•	the aggregate net cash proceeds we or any restricted subsidiary received from the sale, disposition or repayment of any investment made after November 14, 2001 and constituting a restricted payment in an amount equal to the lesser of:

(a)	the return of capital with respect to the investment, and

(b)	the initial amount of the investment,

in either case, less the cost of the disposition of the investment;

plus

•	an amount equal to the consolidated net investment on the date we and/or any of our restricted subsidiaries make in any subsidiary that has been designated as an unrestricted subsidiary after November 14, 2001, upon its re-designation as a restricted subsidiary in accordance with the covenant described under “—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries”;

plus

•	total consolidated indebtedness;

minus

•	the aggregate amount of all restricted payments, including any designation amount, but not a restricted payment of the type referred to in clause (iii) of “—Certain Covenants—Limitation on Restricted Payments,” declared or made on or after November 14, 2001.

Unrestricted Subsidiary means any of our subsidiaries, other than Triton PCS License Company, L.L.C., Triton PCS Equipment Company, L.L.C. or Triton PCS Property Company, L.L.C., designated after November 14, 2001 as such pursuant to and in compliance with the covenant described under “—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries.” Any such designation may be revoked by a resolution of our board delivered to the applicable trustee, subject to the provisions of such covenant.

Vendor Credit Arrangement means any indebtedness, including indebtedness under any credit facility, entered into with any vendor or supplier or any financial institution acting on behalf of a vendor or supplier. However, the net proceeds of the indebtedness must be utilized solely for the purpose of financing the cost, including the cost of design, development, site acquisition, construction, integration, handset manufacture or acquisition or microwave relocation, of assets used or usable in a permitted business, including, among other things, through the acquisition of capital stock of an entity engaged in a permitted business.

DESCRIPTION OF THE 8 1/2% NOTES

In this section, Triton, we, us and our each refers to Triton PCS, Inc. and not to any of its subsidiaries. The 8 1/2% notes were issued under an indenture among Triton, the guarantors and The Bank of New York, as trustee.

The following is a summary of the material terms of the indenture governing the 8 1/2% senior notes due 2013. This summary does not include all the provisions of the indenture, nor does it include certain terms made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended. When we refer to particular provisions of the indenture, those provisions, including the definitions of certain terms, are qualified in their entirety by reference to the indenture.

In addition, many of the terms used in this section have special meanings ascribed to them under the subheading “—Certain Definitions.”

Principal, Maturity and Interest

The 8 1/2% notes are general unsecured obligations of Triton. The 8 1/2% notes were issued in an aggregate principal amount of $725.0 million. We may issue additional amounts of 8 1/2% notes under the indenture in one or more series from time to time subject to the limitations set forth under “—Certain Covenants—Limitation on Incurrence of Indebtedness.” We will treat additional 8 1/2% notes as a single series for all purposes under the indenture.

The 8 1/2% notes will mature on June 1, 2013. Cash interest is payable semi-annually on June 1 and December 1 of each year to the holder in whose name a 8 1/2% note is registered at the close of business on the preceding May 15 or November 15, as the case may be. Cash interest on the 8 1/2% notes accrues from the most recent date to which interest has been paid. We will compute cash interest on the 8 1/2% notes on the basis of a 360-day year of twelve 30-day months. Noteholders must surrender the 8 1/2% notes to the paying agent to collect principal payments. At our option, we may pay principal and interest at the trustee’s corporate trust office or by check mailed to a holder’s registered address.

Optional Redemption

The 8 1/2% notes will be subject to redemption, at our option, in whole or in part, at any time on or after June 1, 2008 and prior to maturity, upon not less than 30 nor more than 60 days’ notice mailed to each holder of 8 1/2% notes to be redeemed at his or her registered address, and in amounts of $1,000 or an integral multiple of $1,000.

We will redeem the 8 1/2% notes at the following redemption prices, expressed as percentages of principal amount, plus accrued interest, if any, up to but excluding the date fixed for redemption and subject to the right of noteholders on the relevant record date to receive interest, if any, due on an interest payment date that is on or prior to the date fixed for redemption, if redeemed during the 12-month period beginning on June 1, 2008, of the years indicated:

Year	Redemption Price
2008	104.250%
2009	102.833%
2010	101.417%
2011 and thereafter	100.000%

In addition, prior to June 1, 2006, Triton may redeem up to 35% of the aggregate principal amount of the 8 1/2% notes issued under the indenture, at a redemption price equal to 108.5% of the principal amount of the 8 1/2% notes being redeemed, plus accrued and unpaid interest, if any, with the net proceeds of one or more equity offerings of qualified stock of Triton or Holdings. However, at least 65% of the aggregate principal amount of

8 1/2% notes originally issued under the indenture must remain outstanding immediately after giving effect to the redemption. Notice of redemption under this paragraph must be mailed to noteholders not later than 60 days following the completion of the relevant equity offering.

The trustee may select the 8 1/2% notes for any partial redemption in accordance with the rules of any national securities exchange on which the 8 1/2% notes may be listed or, if they are not so listed, ratably, by lot or in any other manner as the trustee shall deem appropriate and fair. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. Notice of redemption will be mailed to the registered address of each holder of 8 1/2% notes to be redeemed prior to the redemption date. On and after the redemption date, the 8 1/2% notes or portions of 8 1/2% notes called for redemption will cease to accrue interest.

The 8 1/2% notes do not have the benefit of any sinking fund.

Ranking

Our obligations regarding payment of the principal of, premium, if any, and interest, including additional interest on, and all other obligations in respect of each and all of the 8 1/2% notes constitute senior unsecured obligations and rank senior in right of payment to all of our existing and future obligations that are by their terms subordinated in right of payment to the 8 1/2% notes, rank equally in right of payment with all of our existing and future unsecured, unsubordinated debt, and are effectively subordinated in right of payment to all of our senior secured debt, including borrowings, if any, under our credit facility, to the extent of the value of the assets securing such debt.

The notes are also effectively subordinated to all existing and future obligations, including indebtedness, of any unrestricted subsidiaries. Claims of creditors of these subsidiaries, including trade creditors, will have priority as to the assets of these subsidiaries over the claims of Triton and the holders of Triton’s indebtedness, including the 8 1/2% notes.

At December 31, 2003, we had approximately $2.4 million of secured indebtedness outstanding, which related to our capital lease obligations. In addition, borrowings under our revolving credit facility will be secured. Although the indenture contains limitations on the amount of additional secured indebtedness that we and our restricted subsidiaries may incur, under certain circumstances, the amount of this Indebtedness could be substantial. See “—Certain Covenants—Limitation on Incurrence of Indebtedness” and “—Limitation on Liens.”

The Guarantees

The indenture provides that the guarantors of the 8 1/2% notes will, jointly and severally, unconditionally guarantee on a senior basis all of our obligations under the indenture, including our obligation to pay principal, premium, if any, and interest with respect to the 8 1/2% notes. As of the date of this prospectus, all of our direct and indirect subsidiaries, other than Triton PCS Property Company L.L.C. and Triton PCS License Company L.L.C. (our indirect subsidiaries that hold our real property and leasehold interests and FCC licenses, respectively), are guarantors on a full, unconditional, and joint and several basis. Such non-guarantor subsidiaries have no revenues, no outstanding indebtedness and hold assets with a carrying value of approximately $480.7 million at December 31, 2003. Holdings, our direct parent and sole stockholder, is not a guarantor. Each guarantor’s guarantee will be limited to the maximum amount which, after the guarantor gives effect to all other contingent and fixed liabilities, will result in its obligations under the guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

We will not permit any of our subsidiaries that are not guarantors of the 8 1/2% notes to become a direct or indirect obligor under, or in respect of, any indebtedness with certain exceptions without causing each such subsidiary to become a guarantor of our obligations under the 8 1/2% notes. Any subsidiary in that situation shall:

•	execute and deliver a supplemental indenture in a form reasonably satisfactory to the trustee. Under the terms of the supplemental indenture, the subsidiary shall unconditionally guarantee all of our obligations under the 8 1/2% notes and the indenture on the terms set forth in the indenture; and

•	deliver to the trustee an opinion of counsel that the supplemental indenture has been duly authorized, executed and delivered by the subsidiary and constitutes a valid and legally binding and enforceable obligation of the subsidiary.

Any guarantor that is no longer a direct or indirect obligor, including as a guarantor, under or in respect of all senior credit facilities shall be released from its guarantee upon delivery of an officers’ certificate to the trustee certifying to that effect.

In addition, the indenture provides that if we or any subsidiary sells all of a guarantor’s capital stock, including by issuance or otherwise, in a transaction constituting an asset disposition or which would constitute an asset disposition except that the aggregate consideration was not in excess of $5.0 million, and:

•	the net available proceeds from the asset disposition are used in accordance with the covenant limiting asset dispositions; or

•	we deliver to the trustee an officers’ certificate to the effect that the net available proceeds from the asset disposition will be used in accordance with the covenant limiting asset dispositions within specified time limits, then the guarantor shall be released and discharged from its guarantee obligations upon use of the proceeds, in the case of the first clause above, or upon delivery of the certificate, in the case of the second clause above.

We may, at our option, cause any of our subsidiaries to be a guarantor.

Each guarantor’s obligations under its guarantee of the 8 1/2% notes constitute its senior unsecured obligations and rank senior in right of payment to all such guarantor’s existing and future obligations that are by their terms subordinated in right of payment to the 8 1/2% notes, rank equally in right of payment with all of its existing and future unsecured, unsubordinated debt, and are effectively subordinated in right of payment to all of its senior secured debt, including its guaranty of our obligations under our revolving credit facility, to the extent of the value of the assets securing such debt.

Certain Covenants

The indenture contains, among others, the following covenants.

Limitation on Incurrence of Indebtedness

The indenture provides that we will not, and will not cause or permit any restricted subsidiary to, directly or indirectly, incur any indebtedness, including acquired indebtedness, except:

(1)	indebtedness incurred by us, if after giving effect to the incurrence, receipt and application or use of the net proceeds, including, without limitation, to repay indebtedness, complete an asset acquisition or make any restricted payment, the ratio of total consolidated indebtedness to annualized pro forma consolidated operating cash flow is less than 7.0 to 1.0; provided, however, that such indebtedness proposed to be incurred may not be senior indebtedness unless, after giving effect to the incurrence, receipt and application or use of the net proceeds therefrom, the ratio of total consolidated senior indebtedness to annualized pro forma consolidated operating cash flow is less than 5.0 to 1.0;

(2)	indebtedness that we and any guarantor incur under one or more senior credit facilities, in a principal amount at any one time outstanding not to exceed $250.0 million, less the amount in excess of $50.0 million incurred and outstanding pursuant to clause (3) below, in the aggregate for all such senior credit facilities; provided, however, that, after giving effect to such incurrence and the receipt and application or use of the net proceeds therefrom, the ratio of total consolidated senior indebtedness to annualized pro forma consolidated operating cash flow is less than 5.0 to 1.0;

(3)	indebtedness that we and any guarantor have outstanding from time to time according to the terms of any vendor credit arrangement in a principal amount at any one time outstanding not to exceed $50.0 million, plus an amount equal to the unused and available amount under clause (2) above; provided, however, that, after giving effect to such incurrence and the receipt and application or use of the net proceeds therefrom, the ratio of total consolidated senior indebtedness to annualized pro forma consolidated operating cash flow is less than 5.0 to 1.0;

(4)	indebtedness we owe to any guarantor or indebtedness a guarantor owes to us or to any guarantor. However, upon either:

(a)	a restricted subsidiary’s or our transfer or disposition of any indebtedness permitted under this clause to a person other than us or a guarantor; or

(b)	the issuance of shares, other than directors’ qualifying shares, or the sale, transfer or other disposition of shares of such guarantor’s capital stock or other ownership interests, including by consolidation or merger, to a person other than us or a guarantor, the exception provided by this paragraph (4) shall no longer be applicable to that indebtedness and the indebtedness shall be deemed to have been incurred at the time of the issuance, sale, transfer or other disposition, as the case may be;

(5)	indebtedness under any interest rate agreement to the extent entered into to protect us or a guarantor from fluctuations in interest rates on any other indebtedness permitted by the indenture, including the 8 1/2% notes, and not for speculative purposes;

(6)	indebtedness incurred to refinance any indebtedness incurred under our 8 1/2% notes, our 9 3/8% notes and our 8 3/4% notes, the guarantees of any such notes, or paragraphs (1) or (3) above. However, such indebtedness may not exceed:

(a)	the principal amount, or accreted value, if less, of the indebtedness so refinanced plus

(b)	the amount of any premium that must be paid in connection with the refinancing according to its terms or the amount of any premium the issuer of the indebtedness reasonably determines is necessary to accomplish the refinancing by means of:

•	a tender offer;

•	an exchange offer; or

•	a privately negotiated repurchase

plus

(c)	the expenses that the issuer of the indebtedness reasonably incurs in connection with the refinancing.

Further, any indebtedness incurred to refinance indebtedness that is ranked equally in right of payment with the 8 1/2% notes must rank equally in right of payment with or subordinate to the 8 1/2% notes in right of payment, and any refinancing indebtedness that is subordinate to the 8 1/2% notes in right of payment must be made subordinate to the 8 1/2% notes on terms no less favorable to the noteholders than those contained in the indebtedness being refinanced. Either way, the refinancing indebtedness may not have an average life less than the remaining average life of the indebtedness being refinanced, either by its terms or by the terms of any agreement or instrument under whose terms the indebtedness is issued. Finally we, or the obligor on the indebtedness being refinanced, must be the party incurring the refinancing indebtedness;

(7)	our indebtedness under the exchange notes and any other unrestricted securities issued in exchange for the 8 1/2% notes and the guarantors’ indebtedness under the guarantee of the 8 1/2% notes incurred in accordance with the indenture;

(8)	our or any restricted subsidiary’s capital lease obligations regarding leasing of tower sites and equipment. However, capital lease obligations incurred pursuant to this clause (8) shall not exceed $50.0 million in aggregate principal amount at any time outstanding;

(9)	our or any guarantor’s indebtedness consisting of a guarantee of indebtedness otherwise permitted to be incurred by another provision of this covenant;

(10)	our or any restricted subsidiary’s indebtedness in respect of statutory obligations, performance, surety or appeal bonds or other obligations of a like nature incurred in the ordinary course of business; and

(11)	our or any guarantor’s indebtedness not otherwise permitted to be incurred under clauses (1) through (10) above which, together with any other outstanding indebtedness incurred under this clause, has an aggregate principal amount not in excess of $100.0 million at any time outstanding.

Indebtedness of an entity that exists at the time the entity becomes a restricted subsidiary, or that is secured by a lien on an asset we or a restricted subsidiary acquired, whether or not the acquiring entity assumes the indebtedness, shall be deemed incurred at the time the entity becomes a restricted subsidiary or at the time of the asset acquisition, as the case may be.

For purposes of determining compliance with this covenant, in the event that an item of indebtedness meets the criteria of more than one of the categories of indebtedness permitted under clauses (1) through (11) above, we may, in our sole discretion, classify the item of indebtedness in any manner that complies with this covenant and may from time to time reclassify the item of indebtedness in any manner that would comply with this covenant at the time of reclassification. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of indebtedness for purposes of this covenant.

Limitation on Restricted Payments

The indenture provides that we will not, and will not cause or permit any restricted subsidiary to, directly or indirectly, engage in the transactions set forth below, each of which constitutes a restricted payment:

(1)	declare or pay any dividend, or make any distribution of any kind or character, whether in cash, property or securities, in respect of any class of our capital stock, excluding any dividends or distributions payable solely in shares of our qualified stock or in options, warrants or other rights to acquire our qualified stock;

(2)	purchase, redeem or otherwise acquire or retire for value any shares of our capital stock, any options, warrants or rights to purchase or acquire shares of our capital stock or any securities convertible or exchangeable into shares of our capital stock, other than any such shares of capital stock, options, warrants, rights or securities that are owned by us or by a restricted subsidiary;

(3)	make any investment other than a permitted investment in any entity, other than us or a restricted subsidiary; or

(4)	redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to its scheduled maturity, repayment or any sinking fund payment, subordinated indebtedness;

if, at the time of such restricted payment:

(A)	a default or an event of default has occurred and is continuing at the time of or after giving effect to the restricted payment;

(B)	immediately after giving effect to the restricted payment, we could not incur at least $1.00 of additional indebtedness under clause (1) of “—Limitation on Incurrence of Indebtedness” above unless, prior to July 1, 2004, our total consolidated indebtedness is less than or equal to 75% of our total invested capital; and

(C)	immediately after giving effect to the restricted payment, the aggregate amount of all restricted payments declared or made on or after December 31, 2000, including any designation amount, as defined below in “—Limitation on Designations of Unrestricted Subsidiaries,” exceeds the sum, without duplication, of:

(a)	the amount of:

•	our consolidated cash flow after December 31, 2000 through the end of the latest full fiscal quarter for which our consolidated financial statements are available preceding the date of the restricted payment, treated as a single accounting period, less

•	150% of our cumulative consolidated interest expense after December 31, 2000 through the end of the latest full fiscal quarter for which our consolidated financial statements are available preceding the date of the restricted payment, treated as a single accounting period, plus

(b)	100% of the aggregate net cash proceeds, other than excluded cash proceeds, and 75% of the fair market value of non-cash proceeds, as reasonably determined by our Board of Directors, which we receive as a capital contribution in respect of, or from the proceeds of a sale of, qualified stock made after April 29, 1998, excluding in each case:

•	the proceeds from a sale of qualified stock to a restricted subsidiary; and

•	the proceeds from a sale, other than from a public sale, of qualified stock, if the proceeds are applied to optionally redeem 8 1/2% notes prior to June 1, 2006 plus

(c)	100% of the aggregate net cash proceeds and 75% of the fair market value of non-cash proceeds, as reasonably determined by our Board of Directors, that we or any restricted subsidiary receive from the sale, disposition or repayment, other than to us or a restricted subsidiary, of any investment made after April 29, 1998 that constituted a restricted payment in an amount equal to the lesser of:

•	the return of capital with respect to the investment, and

•	the initial amount of the investment,

in either case, less the cost of disposition of the investment,

plus

(d)	an amount equal to the consolidated net investment, on the date of revocation of the designation of any subsidiary as an unrestricted subsidiary, made by us and/or any of our restricted subsidiaries, in any subsidiary that has been designated as an unrestricted subsidiary after April 29, 1998, upon its redesignation as a restricted subsidiary in accordance with the covenant described under “—Limitation on Designations of Unrestricted Subsidiaries,”

less

(e)	the amount of all restricted payments made by us or our restricted subsidiaries between April 29, 1998 and prior to January 1, 2001.

For purposes of the preceding clause (b), the value of the aggregate net cash proceeds we receive from, or as a capital contribution in connection with, the issuance of qualified stock, either upon the conversion of convertible indebtedness of ours or of any of our restricted subsidiaries, in exchange for outstanding indebtedness of ours or of any of our restricted subsidiaries or upon the exercise of options, warrants or rights, will be the net cash proceeds received by us or any of our restricted subsidiaries upon the issuance of such indebtedness, options, warrants or rights plus the incremental amount received upon their conversions, exchange or exercise.

For purposes of the preceding clause (d), the value of the consolidated net investment, on the date of revocation of the designation of any subsidiary as an unrestricted subsidiary, shall be equal to the fair market value of the aggregate amount of our and/or any restricted subsidiary’s investments in the subsidiary on the applicable date of designation.

For purposes of determining the amount expended for restricted payments, cash distributed shall be valued at its face amount and property other than cash shall be valued at its fair market value on the date we or a restricted subsidiary makes the restricted payment, as the case may be.

The provisions of this covenant do not prohibit:

(i)	payment of any dividend or distribution within 60 days after the date the dividend or distribution is declared, if payment of the dividend or distribution at the date of declaration would comply with the provisions of the indenture;

(ii)	so long as no default or event of default under the indenture has occurred and is continuing, our purchase, redemption, retirement or other acquisition of any of our capital stock out of the net cash proceeds of a substantially concurrent capital contribution to us in connection with qualified stock or out of the net cash proceeds we receive from a substantially concurrent issuance or sale, other than to a restricted subsidiary, of our qualified stock. However, the net cash proceeds:

•	shall be excluded from clause (C)(b) above, and

•	if from a sale other than a public sale, shall not be applied to any optional redemption of the 8 1/2% notes prior to June 1, 2006;

(iii)	so long as no default or event of default under the indenture has occurred and is continuing, our purchase, redemption, retirement, defeasance or other acquisition of our subordinated indebtedness made by exchange for or conversion into, or out of the net cash proceeds we receive from, or out of a capital contribution made to us in connection with a substantially concurrent issuance and sale, other than to a restricted subsidiary, of

(a)	qualified stock, provided that the net cash proceeds from the qualified stock:

•	shall be excluded from clause (C)(b) above, and

•	if from a sale other than a public sale, shall not be applied to any optional redemption of the 8 1/2% notes prior to June 1, 2006; or

(b)	other subordinated indebtedness of ours that has an average life equal to or greater than the average life of the subordinated indebtedness being purchased, redeemed, retired, defeased or otherwise acquired;

(iv)	so long as no default or event of default under the indenture has occurred and is continuing, the making of a direct or indirect investment constituting a restricted payment in an amount not to exceed the amount of the proceeds of a capital contribution in respect of qualified stock or from our issuance or sale, other than to a restricted subsidiary, of our qualified stock. However, the net cash proceeds:

•	shall be excluded from clause (C)(b) above, and

•	if from a sale other than a public sale, shall not be applied to any optional redemption of the 8 1/2% notes prior to June 1, 2006;

(v)	so long as no default or event of default under the indenture has occurred and is continuing, dividends or distributions we make to Holdings for repurchase, redemption, acquisition or retirement for value of any capital stock of Holdings held by any member of its management, or of us or of any of our subsidiaries pursuant to any management equity subscription agreement, stock option agreement or other similar agreement; however:

•	the aggregate amount of these dividends or distributions shall not exceed $2.0 million in any twelve-month period,

•	any unused amount in any twelve-month period may be carried forward to one or more future periods, and

•	the amount available to us as of the issue date under this clause (v) shall be equal to $2.0 million plus the amount available to us as of the issue date for such payments pursuant to the comparable clause of any of the indenture governing the terms of our 11% notes, the indenture governing the terms of our 8 3/4% notes, the indenture governing the terms of our 9 3/8% notes or the indenture governing the terms of our 8 1/2% notes.

(vi)	the purchase, redemption or retirement of our outstanding 11% notes.

Restricted payments made pursuant to clauses (i) and (v) above shall be included in making the determination of available amounts under clause (C) above, and restricted payments made pursuant to clauses (ii), (iii), (iv) and (vi) above shall not be included in making the determination of available amounts under clause (C) above.

Limitation on Restrictions Affecting Restricted Subsidiaries

The indenture provides that we will not, and will not cause or permit any restricted subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual encumbrance or restriction of any kind on the ability of any restricted subsidiary to:

(1)	pay, directly or indirectly, dividends, in cash or otherwise, or make any other distributions in respect of its capital stock or pay any indebtedness or other obligation owed to us or any other restricted subsidiary;

(2)	make any investment in us or any other restricted subsidiary; or

(3)	transfer any of its property or assets to us or to any other restricted subsidiary,

except for encumbrances or restrictions existing under or by reason of:

(a)	any agreement in effect on the issue date as that agreement was in effect on the issue date;

(b)	any senior credit facilities or vendor credit arrangement so long as the encumbrance or restriction is applicable only to the property or assets that are the subject of such vendor credit arrangement;

(c)	any agreement relating to any indebtedness incurred by a restricted subsidiary prior to the date on which we acquired it, and outstanding and not incurred in anticipation or contemplation of becoming a restricted subsidiary, so long as the encumbrance or restriction does not apply to any property or assets of ours or of any restricted subsidiary other than the acquired restricted subsidiary;

(d)	customary provisions contained in an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock of a restricted subsidiary or assets of any restricted subsidiary, so long as the encumbrance or restriction is applicable only to the restricted subsidiary or the property and assets that are the subject of such agreement;

(e)	any agreement effecting a refinancing or amendment of indebtedness incurred under any agreement referred to in sub-clause (a) above, so long as the provisions contained in the refinancing or amended agreement relating to the encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the original agreement in the reasonable judgment of:

•	the board of Holdings if, at the time of the refinancing or amendment, we are a subsidiary of Holdings, or

•	our board if, at the time of the refinancing or amendment, we are not a subsidiary of Holdings;

(f)	the indenture;

(g)	applicable law or any applicable rule, regulation or order;

(h)	customary provisions restricting the assignment of contracts or restricting subletting or assignment of any lease governing any leasehold interest of any restricted subsidiary;

(i)	purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the type referred to in clause (3) of this covenant;

(j)	restrictions of the type referred to in clause (3) of this covenant contained in security agreements securing indebtedness of a restricted subsidiary to the extent those liens were otherwise incurred in accordance with the covenant described under “—Limitation on Liens” below and restrict the transfer of property subject to the agreements; or

(k)	customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business.

Limitation on Liens

The indenture provides that we will not, and will not cause or permit any restricted subsidiary to, directly or indirectly, create, cause, incur or suffer to exist any lien on or with respect to any capital stock, property or assets of ours or those of our restricted subsidiaries, in each case created or acquired to secure any indebtedness, without making, or causing the restricted subsidiary to make, effective provision for securing the 8 1/2% notes and all other amounts due under the indenture equally and ratably with the indebtedness or, in the event the indebtedness is subordinated indebtedness, prior to the indebtedness, as to the property or assets for so long as the indebtedness shall be so secured.

The restrictions set forth in the preceding paragraph do not apply to:

(1)	liens existing on the issue date securing indebtedness existing on the issue date;

(2)	liens securing indebtedness under any senior credit facilities, and any corresponding guarantees, to the extent that the covenant described under “—Limitation on Incurrence of Indebtedness” above permits the incurrence of such indebtedness;

(3)	liens securing only the 8 1/2% notes and the guarantees of the 8 1/2% notes, if any;

(4)	liens in favor of us or any guarantor of the 8 1/2% notes;

(5)	liens to secure indebtedness incurred in connection with vendor credit arrangements;

(6)	liens on property existing immediately prior to the acquisition of that property, and not created in connection with or in anticipation or contemplation of the financing of the acquisition;

(7)	liens on property of an entity existing at the time the entity is acquired or merged with or into or consolidated with us or any restricted subsidiary, and not created in connection with or in anticipation or contemplation of the business combination;

(8)	liens to secure the performance of statutory obligations, surety or appeal bonds or bid or performance bonds, or landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s or other similar liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP, shall have been made;

(9)	liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, as long as any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made;

(10)

liens to secure indebtedness incurred to refinance in whole or in part, any indebtedness secured by liens referred to in clauses (1) through (9) above, so long as the liens do not extend to any additional category of property and the principal amount of indebtedness so secured is not increased, except for the amount of any premium required to be paid in connection with refinancing under the terms of the indebtedness refinanced or the amount of any premium we have reasonably determined is necessary to accomplish the refinancing by means of

•	a tender offer,

•	an exchange offer, or

•	a privately negotiated repurchase,

plus

the expenses of the issuer of the indebtedness reasonably incurred in connection with the refinancing;

(11)	liens in favor of the trustee as provided for in the indenture on money or property held or collected by the trustee in its capacity as trustee;

(12)	encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of the company or any restricted subsidiary or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the company or such restricted subsidiary;

(13)	judgment liens so long as such lien is adequately bonded;

(14)	liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution;

(15)	liens securing obligations under interest rate agreements permitted pursuant to the “—Limitation on Incurrence of Indebtedness” covenant; and

(16)	other liens securing indebtedness permitted to be incurred under the indenture in an aggregate principal amount not to exceed $25.0 million.

Limitation on Certain Asset Dispositions

The indenture provides that we will not, and will not cause or permit any restricted subsidiary to, directly or indirectly, make any asset dispositions unless:

(1)	we or the restricted subsidiary receives consideration for the asset disposition at least equal to the fair market value of the assets sold or disposed of, as determined by either:

(a)	the board of Holdings if, at the time of the asset disposition, we are a subsidiary of Holdings, or

(b)	our board if, at the time of the asset disposition, we are not a subsidiary of Holdings,

in good faith and evidenced by a resolution of the appropriate board filed with the trustee;

(2)	other than in the case of a permitted asset swap, not less than 75% of the consideration received by us or our restricted subsidiary from the disposition consists of:

(a)	cash or cash equivalents,

(b)	the assumption of indebtedness, other than non-recourse indebtedness or any subordinated indebtedness, of ours or our restricted subsidiary or other obligations relating to the assets, accompanied by the irrevocable unconditional release of us or of the restricted subsidiary from all liability on the indebtedness or other obligations assumed, or

(c)	notes or other obligations received by us or the restricted subsidiary from the transferee that we or the restricted subsidiary convert into cash concurrently with the receipt of such notes or other obligations, to the extent of the cash we actually receive; and

(3)	all net available proceeds, less any amounts invested within 365 days of such asset disposition:

(a)	to acquire all or substantially all of the assets of, or a majority of the voting stock of, an entity primarily engaged in a permitted business;

(b)	to make a capital expenditure;

(c)	to acquire other long-term assets that are used or useful in a permitted business; or

(d)	to reduce obligations under senior credit facilities,

are applied, on or prior to the 365th day after the asset disposition, or earlier if we so elect, to make an offer to purchase outstanding 8 1/2% notes, and other notes of ours that rank pari passu with the 8 1/2% notes to the extent required by the agreements governing the terms of any such other notes, at a purchase price in cash equal to 100% of the aggregate principal amount plus accrued and unpaid interest to the purchase date.

However, we may defer making any offer to purchase 8 1/2% notes until there are aggregate unutilized net available proceeds from asset dispositions otherwise subject to the two immediately preceding sentences equal to or in excess of $15.0 million, at which time the entire unutilized net available proceeds from asset dispositions otherwise subject to the two immediately preceding sentences, and not just the amount in excess of $15.0 million, shall be applied as this covenant requires. We may use any remaining net available proceeds following the completion of the required offer to purchase for any other purpose, subject to the other provisions of the indenture, and the amount of net available proceeds then required to be otherwise applied in accordance with this covenant shall be reset to zero. These provisions will not apply to a transaction completed in compliance with the provisions of the indenture described under “—Mergers, Consolidations and Certain Sales of Assets” below.

Pending application as set forth above, the net available proceeds of any asset disposition may be invested in cash or cash equivalents or used to reduce temporarily indebtedness outstanding under any credit agreement to which we are a party and under which we have incurred indebtedness.

In the event that we make an offer to purchase the 8 1/2% notes, we will comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

Limitation on Transactions with Affiliates

The indenture provides that we will not, and will not cause or permit any restricted subsidiary to, directly or indirectly, conduct any business or enter into, renew or extend any transaction with any of our respective affiliates or those of our subsidiaries, or any beneficial holder of 10% or more of any class of our or Holdings’ capital stock, including, without limitation, the purchase, sale, lease or exchange of property, the rendering of any service, or the making of any guarantee, loan, advance or investment, either directly or indirectly, unless the terms of the transaction are at least as favorable to us or such restricted subsidiary, as the case may be, as the terms that we or the restricted subsidiary could obtain at that time in a comparable transaction made on an arm’s-length basis with a person who is not an affiliate. However, in any transaction involving aggregate consideration in excess of $10.0 million, we will deliver an officers’ certificate to the trustee stating that a majority of the disinterested directors of either:

•	the board of Holdings if, at the time of the transaction, we are a subsidiary of Holdings, or

•	our board if, at the time of the transaction, we are not a subsidiary of Holdings,

have determined, in their good faith judgment, that the terms of the transaction are at least as favorable as the terms that we or a restricted subsidiary could obtain in a comparable transaction made on an arm’s-length basis between unaffiliated parties. If the aggregate consideration is in excess of $25.0 million, we will also deliver to the trustee, prior to the closing of the transaction, the favorable written opinion of a nationally recognized accounting, appraisal or investment banking firm as to the fairness of the transaction to the noteholders, from a financial point of view.

Notwithstanding the foregoing, the restrictions set forth in this covenant do not apply to:

(1)	transactions between or among us and/or any restricted subsidiaries;

(2)	any restricted payment or permitted investment permitted by the covenant described under “—Limitation on Restricted Payments”;

(3)	directors’ fees, indemnification and similar arrangements, officers’ indemnification, employee stock option or employee benefit plans and employee salaries and bonuses paid or created in the ordinary course of business;

(4)	any other agreement in effect on the issue date, as it shall be amended from time to time, so long as any material amendment complies with the provisions of the preceding paragraph of this covenant;

(5)	transactions with AT&T, AT&T Wireless, AT&T Wireless PCS, or any of their respective affiliates, relating to the marketing or provision of telecommunication services or related hardware, software or equipment on terms that are no less favorable, when taken as a whole, to us or our restricted subsidiaries, as applicable, than those available from unaffiliated third parties;

(6)	transactions involving the leasing, sharing or other use by us or any restricted subsidiary of communications network facilities, including, without limitation, cable or fiber lines, equipment or transmission capacity, of any affiliate of ours or any beneficial holder of 10% or more of any class of capital stock of Triton or Holdings on terms that are no less favorable, when taken as a whole, to us or our restricted subsidiary, as applicable, than those available from such related party to unaffiliated third parties;

(7)	transactions involving the provision of telecommunication services by a related party in the ordinary course of its business to us or any restricted subsidiary, or by us or any restricted subsidiary to a related party, on terms that are no less favorable, when taken as a whole, to us or the restricted subsidiary, as applicable, than those available from such related party to unaffiliated third parties;

(8)	any sales agency agreements under which an affiliate has the right to market any or all of our or any of our restricted subsidiaries’ products or services; and

(9)	customary commercial banking, investment banking, underwriting, placement agent or financial advisory fees paid in connection with services rendered to us and our subsidiaries in the ordinary course.

Limitation on Our Activities and the Activities of Our Restricted Subsidiaries

The indenture provides that we will not, and will not permit any restricted subsidiary to, engage in any business other than a permitted business, except to the extent it is not material to us and our restricted subsidiaries, taken as a whole.

Change of Control

Within 30 days following the closing date of a transaction resulting in a change of control, we will commence an offer to purchase all outstanding 8 1/2% notes at a purchase price in cash equal to 101% of the aggregate principal amount, plus accrued and unpaid interest, if any, to the purchase date.

We will complete the offer to purchase not earlier than 30 days and not later than 60 days after the commencement of the offer. Each note holder shall be entitled to tender all or any portion of the 8 1/2% notes he or she owns according to the terms of our offer to purchase, subject to the requirement that any portion of a 8 1/2% note tendered must be in an integral multiple of $1,000 aggregate principal amount.

In the event that we make an offer to purchase the 8 1/2% notes, we will comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

We will not be required to make an offer to purchase upon a change of control if a third party makes the offer to purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to an offer to purchase made by us and purchases all 8 1/2% notes validly tendered and not withdrawn under the third party’s offer to purchase.

With respect to a sale of assets referred to in the definition of change of control, the phrase “all or substantially all of our assets” will likely be interpreted under applicable law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of all or substantially all of our assets has occurred. In addition, we cannot assure you that we will be able to acquire 8 1/2% notes tendered upon the occurrence of a change of control. Our ability to pay cash to the noteholders upon a change of control may be limited to our then existing financial resources. The terms of our senior credit facilities may contain covenants prohibiting, or requiring waiver or consent of the lenders prior to, the repurchase of the 8 1/2% notes upon a change of control. Future debt agreements we enter into may provide the same. If we do not obtain a waiver or consent or repay the indebtedness, we will remain prohibited from repurchasing the 8 1/2% notes. In that event, our failure to purchase tendered 8 1/2% notes would constitute an event of default under the indenture, which in turn would constitute a default under the senior credit facilities and possibly other indebtedness. Neither our board of directors nor the trustee may waive any of the provisions relating to a repurchase upon a change of control.

The provisions summarized above will not prevent us from entering into transactions of the types described above with management or their affiliates. In addition, those provisions may not necessarily afford the noteholders protection in the event of a highly leveraged transaction, including a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the noteholders because the transaction may not involve a shift in voting power or beneficial ownership, or, even if it does, it may not involve a shift of the magnitude required under the definition of change of control to trigger the provisions.

Provision of Financial Information

The indenture provides that, whether or not required by the SEC’s rules and regulations, so long as any 8 1/2% notes are outstanding, we will furnish to the noteholders:

(1)	all quarterly and annual financial information that we would be required to include on Forms 10-Q and 10-K if we were required to file those forms with the SEC, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section that describes our consolidated financial condition and results of operations and, with respect to the annual information only, a report by our certified independent accountants; and

(2)	all current reports that we would be required to file on Form 8-K if we were required to file those reports with the SEC,

in each case within the time period specified in the SEC’s rules and regulations. In addition, we will file a copy of all information and reports with the SEC for public availability within the time periods specified in the SEC’s rules and regulations, unless the SEC will not accept the filing, and make the information available to securities analysts and prospective investors upon request. We will also, for as long as any 8 1/2% notes remain outstanding, furnish to the noteholders and to securities analysts and prospective investors, upon their request, the information we are required to deliver under Rule 144A(d)(4) under the Securities Act.

Limitation on Designations of Unrestricted Subsidiaries

The indenture provides that we may designate any of our subsidiaries, other than Triton PCS License Company L.L.C., Triton PCS Property Company L.L.C. and Triton PCS Equipment Company L.L.C., as an unrestricted subsidiary under the indenture only if:

(1)	no default or event of default has occurred and is continuing at the time of or after giving effect to the designation;

(2)	we would be permitted under the indenture to make an investment at the time of designation, assuming the effectiveness of the designation, in an amount, referred to as a designation amount, equal to the fair market value of the aggregate amount of our investments in the subsidiary on that date; and

(3)	except in the case of a subsidiary in which we are investing under and as permitted by the terms set forth in the fifth paragraph described under “—Limitation on Restricted Payments,” we would be permitted to incur $1.00 of additional indebtedness under clause (1) of “—Limitation on Incurrence of Indebtedness” at the time of designation, assuming the effectiveness of the designation.

In the event of any designation, we shall be deemed to have made an investment, constituting a restricted payment as described under “—Limitation on Restricted Payments” for all purposes of the indenture, in the designation amount.

The indenture further provides that we will not, and will not permit any restricted subsidiary to, at any time:

(1)	provide direct or indirect credit support for, or a guarantee of, any indebtedness of any unrestricted subsidiary, including any undertaking, agreement or instrument evidencing the indebtedness;

(2)	be directly or indirectly liable for any indebtedness of any unrestricted subsidiary; or

(3)	be directly or indirectly liable for any indebtedness which provides that the holder may, upon notice, lapse of time or both, declare a default or cause payment to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any indebtedness of any unrestricted subsidiary, including any right to take enforcement action against the unrestricted subsidiary, except, in the case of clause (1) or (2) above, to the extent permitted under “—Limitation on Restricted Payments.”

The indenture further provides that we may revoke any designation of a subsidiary as an unrestricted subsidiary. The subsidiary shall then constitute a restricted subsidiary if:

(1)	no default has occurred and is continuing at the time of and after giving effect to the revocation; and

(2)	all liens and indebtedness of the unrestricted subsidiary outstanding immediately following the revocation would, if incurred at that time, have been permitted to be incurred for all purposes of the indenture.

All designations and revocations must be evidenced by resolutions of our board of directors delivered to the trustee certifying compliance with the provisions of this covenant.

Mergers, Consolidations and Certain Sales of Assets

We will not consolidate or merge with or into any person, or sell, assign, lease, convey or otherwise dispose of all or substantially all of our assets, determined on a consolidated basis for us and our restricted subsidiaries, whether as an entirety or substantially an entirety in one transaction or a series of related transactions, including by way of liquidation or dissolution, to any person unless, in each case:

(1)	the entity formed by or surviving a consolidation or merger, if other than Triton, or to which the sale, assignment, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States, any State or the District of Columbia;

(2)	the surviving entity assumes by supplemental indenture all of our obligations under the 8 1/2% notes and the indenture;

(3)	immediately after giving effect to the transaction and the use of any resulting net proceeds, on a pro forma basis, we or the surviving entity, as the case may be, could incur at least $1.00 of indebtedness under clause (1) of “—Limitation on Incurrence of Indebtedness” above;

(4)	immediately after giving effect to the transaction, and treating any indebtedness that becomes an obligation of ours or of any of our restricted subsidiaries as a result of the transaction as having been incurred by us or our restricted subsidiary at the time of the transaction, no default or event of default has occurred and is continuing; and

(5)	if, as a result of the transaction, property or assets of ours or our restricted subsidiary would become subject to a lien not excepted from the provisions of the indenture described under “—Limitation on Liens” above, we, the restricted subsidiary or the surviving entity, as the case may be, shall have secured the 8 1/2% notes as required by that covenant.

The provisions of this paragraph shall not apply to any merger of a restricted subsidiary with or into Triton or any of its wholly-owned subsidiaries or the release of any guarantor of the 8 1/2% notes in accordance with the terms of the guarantee of the 8 1/2% notes and the indenture in connection with any transaction complying with the provisions of the indenture described under “—Limitation on Certain Asset Dispositions” above.

Events of Default

The following are events of default under the indenture:

(1)	we fail to pay the principal of, or premium, if any, on, any 8 1/2% note when due;

(2)	we fail to pay any interest on any 8 1/2% note when due, continued for 30 days;

(3)	we default in the payment of the principal of and interest on 8 1/2% notes required to be purchased through an offer to purchase, as described under “—Certain Covenants—Change of Control” and “—Certain Covenants—Limitation on Certain Asset Dispositions” above, when due and payable;

(4)	we fail to perform or comply with any of the provisions described under “—Certain Covenants—Mergers, Consolidations and Certain Sales of Assets” above;

(5)	we fail to perform any other covenant or agreement of ours under the indenture or the 8 1/2% notes, continued for 60 days after the trustee or holders of at least 25% in aggregate principal amount of the 8 1/2% notes submit written notice to us;

(6)	we default under the terms of one or more instruments evidencing or securing indebtedness of ours or any of our subsidiaries having an outstanding principal amount of $25.0 million or more individually or in the aggregate that has resulted in the acceleration of payment of such indebtedness or failure to pay principal when due at the final stated maturity of the indebtedness;

(7)	the rendering of a final judgment or judgments, not subject to appeal, against us or any of our restricted subsidiaries in an amount of $25.0 million or more which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

(8)	the occurrence of events of bankruptcy, insolvency or reorganization affecting us or any material subsidiary; or

(9)	any guarantee of the 8 1/2% notes of a material subsidiary ceases to be in full force and effect, is declared null and void and unenforceable, or is found to be invalid or any guarantor of the 8 1/2% notes denies its liability under the guarantee, other than by reason of a release of that guarantor from the guarantee in accordance with the terms of the indenture and the guarantee.

If an event of default, other than an event of default with respect to us described in clause (8) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding 8 1/2% notes may accelerate the maturity of all the 8 1/2% notes. However, after an acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding 8 1/2% notes may, under certain circumstances, rescind and annul the acceleration if all defaults, other than the non-payment of accelerated principal, have been cured or waived as provided in the indenture. If an event of default specified in clause (8) above with respect to us occurs, the outstanding 8 1/2% notes will become immediately due and payable without any declaration or other act on the part of the trustee or any note holder. For information as to waiver of defaults, see “—Modification and Waiver.”

The indenture provides that the trustee shall, within 90 days after the occurrence of any default or event of default with respect to the 8 1/2% notes, give the noteholders notice of all uncured defaults or events of default known to it. However, except in the case of an event of default or a default in any payment with respect to the 8 1/2% notes or a default or event of default in complying with the provisions described in “—Certain Covenants—Mergers, Consolidations and Certain Sales of Assets,” the trustee shall be protected in withholding notice if and so long as the board of directors, the executive committee or a trust committee or responsible officers of the trustee in good faith determine that the withholding of such notice is in the interest of the noteholders.

No note holder will have any right to pursue any remedy under the indenture, unless that holder has previously given to the trustee written notice of a continuing event of default and unless:

•	the holders of at least 25% in aggregate principal amount of the outstanding 8 1/2% notes have made written request, and, if requested by the trustee, offered reasonable indemnity, to the trustee to pursue a remedy as trustee; and

•	the trustee has not received from the holders of a majority in aggregate principal amount of the 8 1/2% notes a direction inconsistent with the request and has failed to pursue the remedy within 60 days.

However, these limitations do not apply to a suit instituted by a note holder for enforcement of payment of the principal of and premium, if any, or interest on a 8 1/2% note on or after the respective due dates set forth in the 8 1/2% note.

We are required to furnish to the trustee an annual statement as to our performance of certain of our obligations under the indenture and as to any default in such performance.

Satisfaction and Discharge of Indenture; Defeasance

We may terminate our substantive obligations and the substantive obligations of the guarantors of the 8 1/2% notes in respect of the 8 1/2% notes and the guarantees of the 8 1/2% notes by delivering all outstanding 8 1/2% notes to the trustee for cancellation and paying all sums payable by us on account of principal of, premium, if any, and interest on all the 8 1/2% notes or otherwise. In addition, we may, provided that no default or event of default has occurred and is continuing or would arise, or, with respect to a default or event of default specified in clause (8) of “—Events of Default” above, any time on or prior to the 91st calendar day after the date of the deposit, it being understood that this condition shall not be deemed satisfied until after the 91st day, terminate our substantive obligations and the substantive obligations of the guarantors in respect of the 8 1/2% notes and the guarantees, except for our obligation to pay the principal of, and premium, if any, on, and the interest on the 8 1/2% notes and the guarantors’ guarantee thereof by:

(1)	depositing with the trustee, under the terms of an irrevocable trust agreement, money or direct, non-callable United States government obligations sufficient, without reinvestment, to pay all remaining indebtedness on the 8 1/2% notes to maturity or to redemption;

(2)	delivering to the trustee either an opinion of counsel or a ruling directed to the trustee from the Internal Revenue Service to the effect that the noteholders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations;

(3)	delivering to the trustee an opinion of counsel to the effect that our option exercise under this paragraph will not result in our, the trustee or the trust created by our deposit of funds according to this provision becoming or being deemed to be an investment company under the Investment Company Act; and

(4)	delivering to the trustee an officers’ certificate and an opinion of counsel, each stating that there has been compliance with all of the foregoing conditions.

We also may, provided that no default or event of default has occurred and is continuing or would arise or, with respect to a default or event of default specified in clause (8) of “—Events of Default” above, any time on or prior to the 91st calendar day after the date of the deposit, it being understood that this condition shall not be deemed satisfied until after the 91st day, terminate all of our substantive obligations and all of the substantive obligations of the guarantors in respect of the 8 1/2% notes and the guarantees of the 8 1/2% notes, including our obligation to pay the principal of, and premium, if any, on, and interest on the 8 1/2% notes and the guarantors’ guarantee by:

(1)	depositing with the trustee, under the terms of an irrevocable trust agreement, money or direct, non-callable United States government obligations sufficient, without reinvestment, to pay all remaining indebtedness on the 8 1/2% notes to maturity or to redemption;

(2)	delivering to the trustee either a ruling directed to the trustee from the Internal Revenue Service to the effect that the noteholders will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and termination of obligations, or an opinion of counsel based upon such a ruling addressed to the trustee, or a change in the applicable federal tax law since the date of the indenture, to that effect;

(3)	delivering to the trustee an opinion of counsel to the effect that our exercise of our option under this paragraph will not result in our, the trustee or the trust created by our deposit of funds pursuant to this provision becoming or being deemed to be an investment company under the Investment Company Act; and

(4)	delivering to the trustee an officers’ certificate and an opinion of counsel, each stating that there has been compliance with all of the foregoing conditions.

Governing Law

The indenture, the 8 1/2% notes and the guarantees of the 8 1/2% notes are governed by the laws of the State of New York without regard to principles of conflicts of law.

Modification and Waiver

We, the guarantors of the 8 1/2% notes and the trustee may amend or supplement the indenture with the written consent of the holders of a majority in aggregate principal amount of the outstanding notes. However, no such amendment or supplement may, without the consent of the holder of each 8 1/2% note affected by the change:

(1)	change the stated maturity of the principal of any 8 1/2% note;

(2)	alter the optional redemption or repurchase provisions of any 8 1/2% note or of the indenture in a manner adverse to the noteholders, other than, prior to the consummation of an asset disposition or occurrence of a change of control, certain provisions of the indenture relating to an offer to purchase;

(3)	reduce the principal amount of any 8 1/2% note;

(4)	reduce the rate of, or change the time for payment of interest on, any 8 1/2% note;

(5)	change the place or currency of payment of principal of or interest on any 8 1/2% note;

(6)	modify any provisions of the indenture relating to the waiver of past defaults, other than to add sections of the indenture subject to those provisions, or the right of the noteholders to institute suit for the enforcement of any payment on or with respect to any 8 1/2% note or the guarantees of the 8 1/2% notes, or the modification and amendment of the indenture and the 8 1/2% notes, other than to add sections of the indenture or the 8 1/2% notes which may not be amended, supplemented or waived without the consent of each note holder affected;

(7)	reduce the percentage of the principal amount of outstanding 8 1/2% notes necessary for amendment to or waiver of compliance with any provision of the indenture or the 8 1/2% notes or for waiver of any default;

(8)	waive a default in the payment of principal of, interest on, or redemption payment with respect to, any 8 1/2% note, except a rescission of acceleration of the 8 1/2% notes by the holders as provided in the indenture and a waiver of the payment default that resulted from acceleration;

(9)	modify the ranking or priority of the 8 1/2% notes or the guarantees in any manner adverse to the noteholders;

(10)	release any guarantor from any of its obligations under its guarantee or the indenture otherwise than in accordance with the indenture; or

(11)	modify any of the provisions, including the related definitions, relating to any offer to purchase required under the covenants described under “—Certain Covenants—Limitation on Certain Asset Dispositions” or “—Certain Covenants—Change of Control” in a manner materially adverse to the noteholders with respect to any asset disposition that has been completed or change of control that has occurred.

The holders of a majority in aggregate principal amount of the outstanding notes, on behalf of all noteholders, may waive our compliance with certain restrictive provisions of the indenture. Subject to certain rights of the trustee, as provided in the indenture, the holders of a majority in aggregate principal amount of the outstanding notes, on behalf of all noteholders, may waive any past default under the indenture except a default in the payment of principal, premium or interest or a default arising from failure to purchase any 8 1/2% note tendered pursuant to an offer to purchase, or a default in respect of a provision that under the indenture cannot be modified or amended without the consent of the holder of each outstanding note affected. Notwithstanding the previous paragraph, without the consent of any note holder, we, the guarantors of the 8 1/2% notes and the trustee may amend or supplement the indenture or the 8 1/2% notes:

(1)	to cure any ambiguity, defect or inconsistency, so long as such amendment or supplement does not adversely affect the rights of any note holder;

(2)	to provide for uncertificated 8 1/2% notes in addition to or in place of certificated 8 1/2% notes;

(3)	to provide for the assumption of our obligations to noteholders by our successor in the case of a merger or consolidation or sale of all or substantially all of our assets;

(4)	to make any change that would provide additional rights or benefits to the noteholders or that does not materially adversely affect their legal rights under the indenture;

(5)	to comply with SEC requirements in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

(6)	for certain other purposes provided in the indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee or stockholder of ours or any of our subsidiaries, acting in that capacity, will have any liability for any obligations of ours or any guarantor under the 8 1/2% notes, the indenture, the guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each note holder, by accepting a 8 1/2% note, waives and releases all liability to this effect. This waiver and release are part of the consideration for issuance of the 8 1/2% notes. The waiver may not be effective to waive liabilities under the federal securities laws, and the SEC believes that this type of a waiver is against public policy.

The Trustee

The Bank of New York is the trustee for the indenture, and Triton has appointed it as registrar and paying agent with regard to the 8 1/2% notes.

The indenture provides that, except during the continuance of a default, the trustee will perform only the duties specifically set forth in the indenture. During the existence of a default, the trustee will exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in their exercise as a prudent person would exercise under the circumstances in the conduct of his or her own affairs. The indenture and provisions of the Trust Indenture Act it incorporates by reference contain limitations on the rights of the trustee, should it become a creditor of ours, of the guarantors of the 8 1/2% notes, or of any other obligor upon the 8 1/2% notes, to obtain payment of claims in certain cases or to realize on property it receives in respect of any claim as security or otherwise. The trustee is permitted to engage in other transactions with us or our affiliates. However, if it acquires any conflicting interest, as defined in the indenture or in the Trust Indenture Act, it must eliminate the conflict or resign.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the indenture. Please refer to the indenture for the full definition of all terms listed below, as well as any other terms we use in this section without providing a definition here.

Affiliate of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with any specified person. For purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Annualized Pro Forma Consolidated Operating Cash Flow means consolidated cash flow for the latest two full fiscal quarters for which our consolidated financial statements are available, multiplied by two. For purposes of calculating consolidated cash flow for any period, for purposes of this definition only:

•	any of our subsidiaries that is a restricted subsidiary on the date of the transaction giving rise to the need to calculate annualized pro forma consolidated operating cash flow shall be deemed to have been a restricted subsidiary at all times during that period; and

•	any of our subsidiaries that is not a restricted subsidiary on the transaction date shall be deemed not to have been a restricted subsidiary at any time during such period.

In addition to, and without limitation of, the previous paragraph, for purposes of this definition only, consolidated cash flow shall be calculated after giving effect on a pro forma basis for the applicable period to, without duplication, any asset dispositions or asset acquisitions, including any asset acquisition giving rise to the need to make this calculation as a result of our or one of our restricted subsidiaries, including any entity that becomes a restricted subsidiary as a result of the asset acquisition, incurring, assuming or otherwise being liable for acquired indebtedness, occurring during the period commencing on the first day of the two fiscal quarter period to and including the transaction date, as if that asset sale or asset acquisition occurred on the first day of the reference period.

Asset Acquisition means:

(i)

any purchase or other acquisition, by means of transfer of cash or other property to others or payment for property or services for the account or use of others, or otherwise, of equity interests of any entity by us or any restricted subsidiary, in either case pursuant to which such entity shall become a restricted subsidiary or shall be merged with or into us or any restricted subsidiary, or

(ii)	any acquisition by us or any restricted subsidiary of the property or assets of any entity that constitute all or substantially all of an operating unit or line of business of such entity.

Asset Disposition means any sale, transfer or other disposition, including, without limitation, by merger, consolidation or sale-and-leaseback transaction, of:

(i)	shares of capital stock of a subsidiary of ours, other than directors’ qualifying shares,

(ii)	any FCC license for the provision of wireless telecommunications services held by us or any restricted subsidiary, whether by sale of capital stock or otherwise, or

(iii)	property or assets of ours or any restricted subsidiary of ours;

however, an asset disposition shall not include

(a)	any sale, transfer or other disposition of shares of capital stock, property or assets by a restricted subsidiary to us or to any other restricted subsidiary or by us to any restricted subsidiary,

(b)	any sale, transfer or other disposition of defaulted receivables for collection or any sale, transfer or other disposition of property or assets in the ordinary course of business,

(c)	any sale, transfer or other disposition that does not, together with all related sales, transfers or dispositions, involve aggregate consideration in excess of $5.0 million,

(d)	the sale, lease, conveyance or disposition or other transfer of all or substantially all of our assets as permitted under “—Certain Covenants—Mergers, Consolidations and Certain Sales of Assets” above or

(e)	any disposition that constitutes a change of control.

Average Life means, as of the date of determination, with respect to any indebtedness for borrowed money or preferred stock, the quotient obtained by dividing:

•	the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal or liquidation value payments of the indebtedness or preferred stock, respectively, and the amount of the principal or liquidation value payments, by,

•	the sum of all principal or liquidation value payments.

Capital Lease Obligations of any entity means the obligations to pay rent or other amounts under a lease of, or other indebtedness arrangements conveying the right to use, real or personal property of such entity which are required to be classified and accounted for as a capital lease or liability on the face of a balance sheet of such entity in accordance with GAAP. The amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

Cash Equivalents means:

(1)	direct obligations of, or obligations whose principal and interest are unconditionally guaranteed by, the United States of America, or by any of its agencies to the extent the obligations are backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition;

(2)	investments in commercial paper maturing within 365 days from the date of acquisition and having, at the date of acquisition, the highest credit rating obtainable from Standard & Poor’s Rating Service or from Moody’s Investors Service;

(3)	investments in certificates of deposit, banker’s acceptances and time deposits maturing within 365 days from the date of acquisition issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any state which has a combined capital and surplus and undivided profits of not less than $500.0 million;

(4)	fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (1) above and entered into with a financial institution satisfying the criteria described in clause (3) above; and

(5)	money market funds substantially all of whose assets comprise securities of the type described in clauses (1) through (3) above.

Change of Control means the occurrence of one or more of the following events:

(1)	Any person or group, as such terms are used in Section 13(d) and 14(d) of the Exchange Act, other than a permitted holder or permitted holders, or a person or group controlled by a permitted holder or permitted holders, is or becomes the beneficial owner, as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all securities that that person has the right to acquire within one year, upon the happening of an event or otherwise, directly or indirectly, of:

•	securities of Holdings representing 50% or more of the combined voting power of Holdings’ then outstanding voting stock, or

•	our securities representing 50% or more of the combined voting power of our then outstanding voting stock;

(2)	the following individuals cease for any reason to constitute more than a majority of the number of directors then serving on the board of Holdings or us:

•	individuals who, on the issue date, constitute the board, and

•	any new director, other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including a consent solicitation relating to the election of directors of Holdings or us, whose appointment or election by the board or nomination for election by our stockholders was approved by the vote of at least two-thirds of the directors then still in office or whose appointment, election or nomination was previously so approved or recommended; or

(3)	the stockholders of Holdings or of Triton shall approve any plan of liquidation, whether or not otherwise in compliance with the provisions of the indenture.

For purposes of the foregoing, the transfer, by lease, assignment, sale or otherwise, in a single transaction or series of transactions, of all or substantially all of the properties or assets of one or more of our subsidiaries, the capital stock of which constitutes all or substantially all of our properties and assets, shall be deemed to be the transfer of all or substantially all of our properties and assets.

Consolidated Cash Flow means, for any period, our consolidated net income for the period:

(1)	increased, to the extent consolidated net income for the period has been reduced, by the sum of, without duplication:

(a)	our consolidated interest expense for the period, plus

(b)	our consolidated income tax expense for the period, plus

(c)	our consolidated depreciation and amortization expense and our restricted subsidiaries for the period, plus

(d)	any other non-cash charges of our and of our restricted subsidiaries for the period except for any non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period; and

(2)	decreased, to the extent consolidated net income for the period has been increased, by any non-cash gains from asset dispositions.

Consolidated Income Tax Expense means, for any period, the consolidated provision for income taxes of Triton and our restricted subsidiaries for the period, calculated on a consolidated basis in accordance with GAAP.

Consolidated Interest Expense means, for any period, without duplication:

(1)	the consolidated interest expense included in a consolidated income statement, without deduction of interest or finance charge income, of Triton and our restricted subsidiaries for that period calculated on a consolidated basis in accordance with GAAP, including:

(a)	any amortization of debt discount,

(b)	the net costs under interest rate agreements,

(c)	all capitalized interest,

(d)	the interest portion of any deferred payment obligation, and

(e)	all amortization of any premiums, fees and expenses payable in connection with the incurrence of any indebtedness;

plus

(2)	the interest component of capital lease obligations paid, accrued and/or scheduled to be paid or accrued by us and our restricted subsidiaries during the period as determined on a consolidated basis in accordance with GAAP.

Consolidated Net Income means, for any period the consolidated net income, or loss, of Triton and our restricted subsidiaries for such period determined on a consolidated basis in accordance with GAAP. However, the following items are excluded from the determination of consolidated net income:

(1)	the net income, or loss, of any entity acquired by us or our restricted subsidiaries in a pooling-of-interests transaction for any period prior to the date of the transaction;

(2)	the net income, but not loss, of any our restricted subsidiaries which is subject to restrictions preventing or limiting payment of dividends or making of distributions to us to the extent of those restrictions;

(3)	the net income of any entity, other than a restricted subsidiary of ours, except to the extent of the amount of dividends or other distributions representing the entity’s proportionate share of our net income for such period actually paid in cash to us by such entity during such period;

(4)	gains or losses, other than for purposes of calculating consolidated net income under the provisions described in clause (C) of “—Certain Covenants—Limitation on Restricted Payments,” on asset dispositions by Triton or its restricted subsidiaries;

(5)	all extraordinary gains but not, other than for purposes of calculating consolidated net income under the provisions described in clause (3) of “—Certain Covenants—Limitation on Restricted Payments,” losses, determined in accordance with GAAP; and

(6)	in the case of a successor to Triton by consolidation or merger or as a transferee of Triton’s assets, any earnings or losses of the successor corporation prior to the consolidation, merger or transfer of assets.

Disqualified Stock of any entity means any capital stock of the entity which, by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, under a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity of the 8 1/2% notes.

Equity Offering means any public or private sale of qualified stock made on a primary basis by us, or Holdings or a special purpose corporation; provided that proceeds from such issuance or sale of any qualified stock sold by Holdings or the special purpose corporation, as the case may be, will be required, prior to any redemption of 8 1/2% notes prior to June 1, 2006, to be contributed as equity in exchange for qualified stock to, or to be used to purchase qualified stock in, us.

Excluded Cash Proceeds means the first $122.0 million of net cash proceeds we received prior to January 19, 2001 from capital contributions in respect of our qualified stock or from the issuance or sale, other than to a restricted subsidiary, of our qualified stock.

Indebtedness means, without duplication, with respect to any entity, whether recourse is to all or a portion of the assets of the entity and whether or not contingent:

(1)	every obligation of the entity for money borrowed;

(2)	every obligation of the entity evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

(3)	every reimbursement obligation of the entity with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of that entity;

(4)	every obligation of the entity issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith;

(5)	every capital lease obligation of the entity;

(6)	every net obligation under interest rate swap or similar agreements of the entity; and

(7)	every obligation of the type referred to in clauses (1) through (6) above of a second entity and all dividends of the second entity the payment of which, in either case, the first entity has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise.

Indebtedness shall include the liquidation preference and any mandatory redemption payment obligations in respect of any disqualified stock of ours and any preferred stock of our restricted subsidiaries held by persons other than Triton or any of our restricted subsidiaries.

Indebtedness shall never be calculated taking into account any cash and cash equivalents held by the first entity. Indebtedness shall not include obligations arising from agreements of ours and any of our restricted subsidiaries to provide for indemnification, adjustment of purchase price, earn-out, or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business or assets of a restricted subsidiary. The amount of any indebtedness outstanding as of any date shall be:

(A)	its accreted value, in the case of any indebtedness issued with original issue discount;

(B)	principal amount thereof, in the case of any indebtedness other than indebtedness issued with original issue discount; and

(C)	the greater of the maximum repurchase or redemption price or liquidation preference, in the case of any disqualified stock or preferred stock.

Investment by any person means any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to, by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise, or purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidence of indebtedness issued by, any other person.

Lien means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, easement, other than any easement not materially impairing usefulness or marketability, encumbrance, preference, priority or other security agreement with respect to such property or assets, including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing.

Material Subsidiary means, at any date of determination,

(a)	any restricted subsidiary that, together with its subsidiaries that constitute restricted subsidiaries,

(i)	for our most recent fiscal year accounted for more than 10.0% of our consolidated revenues and that of our restricted subsidiaries, or

(ii)	as of the end of such fiscal year, owned more than 10.0% of our consolidated assets and that of our restricted subsidiaries,

all as set forth on our consolidated financial statements for such year prepared in conformity with GAAP, and

(b)	any restricted subsidiary which, when aggregated with all other restricted subsidiaries that are not otherwise material subsidiaries and as to which any event described in clause (8) of “—Events of Default” above has occurred, would constitute a material subsidiary under clause (a) of this definition.

Net Available Proceeds from any asset disposition by any entity means cash or readily marketable cash equivalents received, including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquirer of indebtedness or other obligations relating to the properties or assets or received in any other non-cash form, by the entity, including any cash received by way of deferred payment or upon the monetization or other disposition of any non-cash consideration, including notes or other securities, received in connection with the asset disposition, net of:

•	all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such asset disposition;

•	all payments made by the entity or any of its restricted subsidiaries on any indebtedness that is secured by the assets in accordance with the terms of any lien upon or with respect to the assets or which must by the terms of the lien, or in order to obtain a necessary consent to the asset disposition or by applicable law, be repaid out of the proceeds from the asset disposition;

•	all payments made with respect to liabilities associated with the assets which are the subject of the asset disposition, including, without limitation, trade payables and other accrued liabilities;

•	appropriate amounts to be provided by the entity or any of its restricted subsidiaries, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with the assets and retained by the entity or any restricted subsidiary, as the case may be, after the asset disposition, including, liabilities under any indemnification obligations and severance and other employee termination costs associated with the asset disposition, until such time as the amounts are no longer reserved or the reserve is no longer necessary, at which time any remaining amounts will become net available proceeds to be allocated in accordance with the provisions of clause (3) of the covenant described under “—Certain Covenants—Limitation on Certain Asset Dispositions;” and

•	all distributions and other payments made to minority interest holders in restricted subsidiaries of the entity or joint ventures as a result of the asset disposition.

Net Investment means the excess of:

(1)

the aggregate amount of all investments made in any unrestricted subsidiary or joint venture by us or any of our restricted subsidiaries on or after April 29, 1998, which, in the case of an investment made other than in cash, shall be the fair market value of the investment as determined in good faith by the board of Triton or our restricted subsidiary; over

(2)	the aggregate amount returned in cash on or with respect to those investments whether through interest payments, principal payments, dividends or other distributions or payments, provided that these payments or distributions shall not be, and have not been, included in clause (C) of “—Certain Covenants—Limitation on Restricted Payments.”

Furthermore, with respect to all investments made in any unrestricted subsidiary or joint venture, the amounts referred to in clause (2) above with respect to those investments shall not exceed the aggregate amount of all investments made in the unrestricted subsidiary or joint venture.

Offer to Purchase means a written offer sent by us by first class mail, postage prepaid, to each note holder at his address appearing in the register for the 8 1/2% notes on the date of the offer, offering to purchase up to the aggregate principal amount of the 8 1/2% notes at the purchase price specified in the offer, as determined under the terms of the indenture.

Unless otherwise required by applicable law, the offer shall specify an expiration date, which shall be not less than 30 days nor more than 60 days after the date of the offer, and a settlement date, referred to herein as the purchase date, for purchase of the 8 1/2% notes within five business days after the expiration date. We will notify the trustee at least 15 business days, or any shorter period acceptable to the trustee, prior to mailing the offer, of our obligation to make an offer to purchase. We will mail the offer, or, at our request, the trustee will mail the offer in our name and at our expense. The offer will contain all the information required by applicable law. The offer will contain all instructions and materials necessary to enable noteholders to tender 8 1/2% notes under the terms of the offer to purchase. The offer will also state:

•	the section of the indenture under which we are making the offer to purchase;

•	the expiration date and the purchase date;

•	the aggregate principal amount of the outstanding 8 1/2% notes we are offering to purchase, and, if less than 100%, the manner by which we determined that amount under the terms of the indenture;

•	the purchase price to be paid by us for each $1,000 aggregate principal amount of 8 1/2% notes accepted for payment, as specified under the terms of the indenture;

•	that the note holder may tender all or any portion of the 8 1/2% notes registered in his name and that any portion of a 8 1/2% note tendered must be tendered in an integral multiple of $1,000 principal amount;

•	the place or places where noteholders may surrender 8 1/2% notes for tender;

•	that interest on any 8 1/2% note not tendered, or tendered but not purchased, will continue to accrue;

•	that on the purchase date the purchase price will become due and payable upon each 8 1/2% note being accepted for payment, and that interest shall cease to accrue on the purchased 8 1/2% notes on and after the purchase date;

•	that each note holder electing to tender all or any portion of a 8 1/2% note will be required to surrender the 8 1/2% note at the place or places specified in the offer prior to the close of business on the expiration date. If we or the trustee so requires, the note holder must duly endorse the 8 1/2% note or accompany it with a written instrument of transfer in form satisfactory to us and the trustee and duly executed by the note holder or the note holder’s attorney duly authorized in writing;

•	that noteholders will be entitled to withdraw all or any portion of 8 1/2% notes tendered if we or our paying agent receive, not later than the close of business on the fifth business day next preceding the expiration date, a facsimile transmission or letter setting forth the note holder’s name, the principal amount of the 8 1/2% notes tendered, the certificate number of the 8 1/2% notes tendered and a statement that the note holder is withdrawing all or a portion of his or her tender;

•	that:

(a)	we will purchase all 8 1/2% notes in an aggregate principal amount less than or equal to the purchase amount that are duly tendered and not withdrawn, and

(b)	if 8 1/2% notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn, we will purchase 8 1/2% notes having an aggregate principal amount equal to the purchase amount on a proportionate basis, with adjustments as we may deem appropriate so that we will purchase only 8 1/2% notes in denominations of $1,000 or integral multiples of $1,000; and

•	that in the case of any note holder whose 8 1/2% note is purchased only in part, we will execute and the trustee will authenticate and deliver to the note holder without service charge, a 8 1/2% note or notes of any authorized denomination as the note holder requests in writing, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the 8 1/2% note so tendered.

An offer to purchase shall be governed by and effected in accordance with the provisions above pertaining to any offer.

Permitted Asset Swap means any exchange of assets by us or a restricted subsidiary of ours where we and/or our restricted subsidiaries receive consideration at least 75% of which consists of (a) cash, (b) assets that are used or useful in a permitted business or (c) any combination thereof.

Permitted Business means:

•	the delivery or distribution of telecommunications, voice, data or video services;

•	any business or activity reasonably related or ancillary to those listed above, including, any business we or a restricted subsidiary conducts on the issue date, and the acquisition, holding or exploitation of any license relating to the delivery of those services; or

•	any other business or activity in which we and the restricted subsidiaries expressly contemplate engaging under the provisions of our certificate of incorporation and bylaws as in effect on the issue date.

Permitted Holder means:

•	each of AT&T, AT&T Wireless, AT&T Wireless PCS, J.P. Morgan Partners (23A SBIC), LLC, J.P. Morgan SBIC LLC, Desai Capital Management Incorporated, and any of their respective affiliates and the respective successors, by merger, consolidation, transfer or otherwise, to all or substantially all of the respective businesses and assets of any of them; and

•	any person or group, as such terms are used in Section 13(d) and 14(d) of the Exchange Act, controlled by one or more entities identified above.

Permitted Investments means:

•	investments in cash equivalents;

•	investments representing capital stock or obligations issued to us or any restricted subsidiary in the course of good faith settlement of claims against any other entity or by reason of a composition or readjustment of debt or a reorganization of our or any of our restricted subsidiaries’ debtors;

•	deposits, including interest-bearing deposits, we maintain in the ordinary course of business in banks;

•	any investment in any entity; however, after giving effect to any investment, the entity must be a restricted subsidiary or must merge, consolidate or amalgamate with or into, or transfer or convey substantially all of its assets to, or liquidate into, us or one of our restricted subsidiaries;

•	trade receivables and prepaid expenses, in each case arising in the ordinary course of business, so long as such receivables and prepaid expenses would be recorded as assets of that entity in accordance with GAAP;

•	endorsements for collection or deposit in the ordinary course of business by that entity of bank drafts and similar negotiable instruments of a second entity, received as payment for ordinary course of business trade receivables;

•	any interest rate agreements with an unaffiliated entity otherwise permitted by clause (5) or (6) under “—Certain Covenants—Limitation on Incurrence of Indebtedness;”

•	investments received as consideration for an asset disposition in compliance with the provisions of the indenture described under “—Certain Covenants—Limitation on Certain Asset Dispositions;”

•	loans or advances to our employees or those of any restricted subsidiary in the ordinary course of business in an aggregate amount not to exceed $5.0 million at any one time outstanding;

•	any investment acquired by us or any of our restricted subsidiaries as a result of a foreclosure by us or any of our restricted subsidiaries or in connection with the settlement of any outstanding indebtedness or trade payable;

•	loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, each incurred in the ordinary course of business; and

•	other investments, with each such investment being valued as of the date made and without giving effect to subsequent changes in value, in an aggregate amount not to exceed $15.0 million at any one time outstanding.

Preferred Stock, as applied to the capital stock of any entity, means capital stock of such entity of any class or classes, however designated, that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such entity, to shares of capital stock of any other class of such entity.

Qualified Stock means any capital stock of Triton or Holdings or a special purpose corporation other than disqualified stock.

Restricted Subsidiary means any subsidiary of ours other than an unrestricted subsidiary.

Senior Credit Facilities means, any credit agreement and/or any other agreement providing for loans by banks, trust companies and/or other institutions principally engaged in the business of lending money to businesses under a credit facility, loan agreement or similar agreement.

Senior Indebtedness means all unsubordinated indebtedness of ours or of any restricted subsidiary, whether outstanding on the date hereof or hereafter incurred, including, without limitation all indebtedness outstanding under senior credit facilities.

Subordinated Indebtedness means all indebtedness of ours or of any restricted subsidiary, whether outstanding on the date hereof or hereafter incurred, which is by its terms expressly subordinate or junior in right of payment to any other indebtedness of ours or of such restricted subsidiary, as the case may be.

Subsidiary of any person means:

(i)	a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such person or by one or more other subsidiaries of such person or by such person and one or more other subsidiaries thereof, or

(ii)	any other person, other than a corporation, in which such person, or one or more other subsidiaries of such person or such person and one or more other subsidiaries thereof, directly or indirectly, has at least a majority ownership and voting power relating to the policies, management and affairs thereof.

Total Consolidated Indebtedness means, at any date of determination, an amount equal to:

•	the accreted value of all indebtedness, in the case of any indebtedness issued with original issue discount; plus

•	the principal amount of all indebtedness, in the case of any other indebtedness, of ours and of our restricted subsidiaries outstanding as of the date of determination.

Total Consolidated Senior Indebtedness means, at any date of determination, an amount equal to:

•	the accreted value of all senior indebtedness, in the case of any senior indebtedness issued with original issue discount; plus

•	the principal amount of all senior indebtedness, in the case of any other senior indebtedness, of ours and of our restricted subsidiaries outstanding as of the date of determination.

Total Equity Market Capitalization of any person means, as of any day of determination, the sum of:

the product of:

(a)	the aggregate number of the entity’s outstanding primary shares of common stock on that day, which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of that entity’s common stock, multiplied by

(b)	the average closing price of the common stock listed on a national securities exchange or the NASDAQ National Market System over the 20 consecutive business days immediately preceding the day of determination, plus

(c)	the liquidation value of any outstanding shares of that entity’s preferred stock on that day.

Total Invested Capital means, at any time of determination, the sum of, without duplication:

•	the total amount of equity contributed to us as of the issue date as set forth on our combined balance sheet;

plus

•	irrevocable binding commitments to purchase capital stock, other than disqualified stock, existing as of the issue date;

plus

•	the aggregate net cash proceeds and 75% of the fair market value of non-cash proceeds, as reasonably determined by our board of directors, that we receive from capital contributions or the issuance or sale of capital stock, other than disqualified stock but including capital stock issued upon the conversion of convertible indebtedness or from the exercise of options, warrants or rights to purchase capital stock, other than disqualified stock, subsequent to the issue date, other than to a restricted subsidiary.

However, the aggregate net cash proceeds we received under the terms of this clause shall exclude any amounts included as commitments to purchase capital stock in the preceding clause;

plus

•	the aggregate net cash proceeds and 75% of the fair market value of non-cash proceeds, as reasonably determined by our board of directors, that we or any restricted subsidiary received from the sale, disposition or repayment of any investment made after the issue date and constituting a restricted payment in an amount equal to the lesser of:

(a)	the return of capital with respect to the investment, and

(b)	the initial amount of the investment,

in either case, less the cost of the disposition of the investment;

plus

•	an amount equal to the consolidated net investment on the date we and/or any of our restricted subsidiaries have made in any subsidiary that has been designated as an unrestricted subsidiary after the issue date, upon its re-designation as a restricted subsidiary in accordance with the covenant described under “—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries;”

plus

•	total consolidated indebtedness;

minus

•	the aggregate amount of all restricted payments, including any designation amount, but not a restricted payment of the type referred to in clauses (iii) or (vi) of “—Certain Covenants—Limitation on Restricted Payments,” declared or made on or after the issue date.

Unrestricted Subsidiary means any of our subsidiaries, other than Triton PCS License Company L.L.C., Triton PCS Equipment Company L.L.C. or Triton PCS Property Company L.L.C., designated after the issue date as such pursuant to and in compliance with the covenant described under “—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries.” Any such designation may be revoked by a resolution of our board delivered to the applicable trustee, subject to the provisions of such covenant.

Vendor Credit Arrangement means any indebtedness, including indebtedness under any credit facility entered into with any vendor or supplier or any financial institution acting on behalf of a vendor or supplier. However, the net proceeds of the indebtedness must be utilized solely for the purpose of financing the cost, including the cost of design, development, site acquisition, construction, integration, handset manufacture or acquisition or microwave relocation, of assets used or usable in a permitted business, including, among other things, through the acquisition of capital stock of an entity engaged in a permitted business.

BOOK-ENTRY; DELIVERY AND FORM

The 9 3/8% notes, the 8 3/4% notes and the 8 1/2% notes are represented by one or more notes in global form without interest coupons. The global notes were deposited upon issuance with the trustee as custodian for DTC in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below.

Except as set forth below, the global notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below.

Transfer of beneficial interests in the global notes are subject to the applicable rules and procedures of DTC and its direct or indirect participants, including, if applicable, those of Euroclear and Clearstream, Luxembourg, which may change from time to time.

The 9 3/8% notes, the 8 3/4% notes and the 8 1/2% notes, as the case may be, may be presented for registration of transfer at the offices of the registrar.

Depository Procedures

DTC has advised Triton that DTC is a limited-purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between the participants through electronic book-entry changes in accounts of the participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the participants and the indirect participants.

DTC has also advised Triton that pursuant to procedures established by it, ownership of interests in the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the global notes).

Investors in the global notes may hold their interests therein directly through DTC, if they are participants in such system, or indirectly through organizations which are participants in such system. All interests in a global note may be subject to the procedures and requirements of DTC.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons may be limited to that extent. Because DTC can act only on behalf of the participants, which in turn act on behalf of the indirect participants and certain banks, the ability of a person having beneficial interests in a global note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indentures for any purpose.

Payments in respect of the principal of (and premium, if any) and interest on a global note registered in the name of DTC or its nominee will be payable to DTC or its nominee in its capacity as the registered holder under the applicable indenture. Under the terms of the indentures, Triton and The Bank of New York, as trustee, will treat the persons in whose names the 9 3/8% notes, the 8 3/4% notes and the 8 1/2% notes, as the case may be, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of Triton, the trustee, nor any agent of Triton or the trustee has or will have any responsibility or liability for (i) any aspect or accuracy of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership or (ii) any other matter relating to the actions and practices of DTC or any of the participants or the indirect participants.

DTC has advised Triton that its current practice, upon receipt of any payment in respect of securities such as the 9 3/8% notes, the 8 3/4% notes and the 8 1/2% notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of the 9 3/8% notes, the 8 3/4% notes and the 8 1/2% notes are governed by standing instructions and customary practices and are not the responsibility of DTC, the trustee or Triton. Neither Triton nor the trustee will be liable for any delay by DTC or any of the participants in identifying the beneficial owners of the 9 3/8% notes, the 8 3/4% notes and the 8 1/2% notes, and Triton and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the global notes for all purposes.

Interests in the global notes will trade in DTC’s same-day funds settlement system and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and the participants. Transfers between participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds.

DTC has advised Triton that it will take any action permitted to be taken by a holder of 9 3/8% notes, the 8 3/4% notes and the 8 1/2% notes only at the direction of one or more participants to whose account with DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount at maturity of the 9 3/8% notes, the 8 3/4% notes and the 8 1/2% notes, as the case may be, as to which such participant or participants has or have given such direction. However, if any of the events described under “—Certificated Notes” occurs, DTC reserves the right to exchange the global notes for registered 9 3/8% notes, the 8 3/4% notes and the 8 1/2% notes, as the case may be, in certificated form and to distribute such registered notes to its participants.

The information in the section concerning DTC and its book-entry systems has been obtained from sources that Triton believes to be reliable, but Triton takes no responsibility for the accuracy thereof.

Certificated Notes

Subject to specific conditions, any person having a beneficial interest in a global note may, upon request to the trustee, exchange the beneficial interest for certificated notes. Upon their issuance, the trustee is required to register any certificated notes in the name of, and cause the same to be delivered to, that person or persons, or any nominee. In addition, if:

•	we notify the trustee in writing that DTC is no longer willing or able to act as a depository and we are unable to locate a qualified successor within 90 days; or

•	at our option, we notify the trustee in writing that we elect to cause the issuance of notes in definitive form under an indenture,

then, upon surrender by DTC of the applicable global note, certificated notes will be issued to each person that DTC identifies as being the beneficial owner of the 9 3/8% notes, the 8 3/4% notes and the 8 1/2% notes, as the case may be, represented by the applicable global note.

The information in this section concerning DTC and the DTC book-entry system has been obtained from sources we believe to be reliable. We will have no responsibility for DTC’s or its participants’ performance of their respective obligations as described above or under the rules and procedures governing their respective operations.

DESCRIPTION OF CREDIT FACILITY

The following are summaries of certain material provisions of our revolving credit facility. This summary is qualified in its entirety by the credit facility, which we have previously filed with the SEC. In this section, Triton, we, us and our each refers only to Triton PCS, Inc. and not to any of its subsidiaries.

On June 13, 2003, we entered into a credit agreement with Lehman Commercial Paper Inc., CoBank, ACB, Citicorp North America, Inc., Chase Lincoln First Commercial Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, whom we refer to as the lenders, and Lehman Brothers Inc., CoBank, ACB and Citigroup Global Markets Inc. as joint-lead arrangers, pursuant to which the lenders agreed to lend to us up to $100 million in revolving credit loans. The following is a summary of certain of the provisions of our credit facility. As a summary it does not purport to be complete and is subject to, and qualified in its entirety by, the terms of the credit agreement.

All loans made under the credit facility will be due on June 30, 2008.

Our obligations under the credit facility are guaranteed by all of our domestic subsidiaries, other than the special purpose subsidiaries that hold our real property and leasehold interests and our FCC licenses, and are secured by liens and security interests in substantially all of our and such subsidiaries’ personal property and by a pledge by Holdings of our capital stock and by a pledge of the capital stock and membership interests of each of our domestic subsidiaries, including the membership interests of the non-guarantor subsidiaries. The proceeds of the loans will be available for general corporate purposes. As of the date of this prospectus, we have not drawn any amounts under the credit facility.

The loans will bear interest at either LIBOR, the London interbank offered rate, plus an applicable margin of initially 2.75%, or an adjusted base rate, plus an applicable margin of initially 1.50%, at our option. The applicable margin will fluctuate from and after January 1, 2004, depending on our credit rating. We will also be required to pay a fee of 0.5% on the unused portion of the revolving credit commitment.

The credit facility contains customary financial covenants that will become effective only upon the initial drawing under the credit facility, including a minimum interest coverage ratio of 1.25:1, a maximum senior leverage ratio of 4.00:1, a maximum total leverage ratio of 7.50:1 and a limit on capital expenditures, as well as customary representations and warranties and affirmative and negative covenants. The credit facility contains restrictions on Triton’s, Triton’s subsidiaries’ and Holdings’ ability to dispose of assets, incur additional indebtedness, incur guaranty obligations, pay dividends, make capital distributions, create liens on assets, make investments, make acquisitions, engage in mergers or consolidations, engage in certain transactions with affiliates and otherwise restrict corporate activities. We do not expect that such covenants will materially impact our ability or the ability of our subsidiaries to operate our respective businesses.

The credit facility permits, subject to certain limitations, the cash payment of dividends on the preferred stock of Holdings, the redemption of Holdings’ preferred stock and our senior and subordinated debt and, subject to certain limitations, our common stock.

The credit facility contains customary events of default, including the failure to pay principal when due or any interest or other amount that becomes due within a period of time after the due date thereof, any representation or warranty being made that is incorrect in any material respect on or as of the date made, a default in the performance of any negative covenants, a default in the performance of certain other covenants or agreements for a specified period, certain insolvency events, certain change of control events and cross-defaults to other indebtedness.

As of September 29, 2003, we entered into a first amendment to clarify that we are permitted to enter into certain interest rate swap arrangements.

CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

The following is a summary of the material United States federal income, estate and gift tax consequences of the purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all potential tax effects. This summary is based upon the Internal Revenue Code of 1986, as amended, existing and proposed regulations promulgated thereunder, published rulings and court decisions, all as in effect and existing on the date hereof and all of which are subject to change at any time, which change may be retroactive or prospective. No rulings have been sought or are expected to be sought from the Internal Revenue Service with respect to any of the tax consequences discussed below, and no assurance can be given that the Internal Revenue Service will not take contrary positions. Unless otherwise specifically noted, this summary applies only to those persons that purchased the notes for cash and hold them as capital assets within the meaning of Section 1221 of the Internal Revenue Code. We intend to treat the notes as indebtedness for United States federal income tax purposes, and the following discussion assumes that such treatment will be respected.

This summary is for general information only and does not address the tax consequences to taxpayers who are subject to special rules, such as financial institutions, tax exempt organizations, insurance companies, S corporations, regulated investment companies, real estate investment trusts, broker-dealers, taxpayers subject to the alternative minimum tax, persons whose functional currency is not the U.S. dollar and persons that will hold the notes as part of a position in a straddle or as part of a constructive sale or a hedging, conversion or other integrated transaction, nor does this summary address aspects of United States federal taxation that might be relevant to a prospective investor based upon such investor’s particular tax situation. This summary does not address any tax consequences arising under any state, municipality, foreign or other Non-U.S. taxing jurisdiction. We urge you to consult your own tax advisor regarding the United States federal tax consequences of purchasing, owning and disposing of the notes, including your status as a U.S. Holder or a Non U. S. Holder (as defined below), as well as any tax consequences that may arise under the laws of any state, municipality, foreign or other Non-U.S. taxing jurisdiction and the possible effects of changes in United States federal or other tax laws.

A U.S. Holder means a beneficial owner of a note that, for United States federal income tax purposes, is:

(i)	a citizen or individual resident, as defined in Section 7701(b) of the Internal Revenue Code, of the United States;

(ii)	a corporation or partnership, including any entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise);

(iii)	an estate, the income of which is subject to United States federal income tax without regard to its source; or

(iv)	a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Notwithstanding the preceding sentence, certain trusts in existence on August 20, 1996, and treated as U.S. trusts prior to such date, may elect to be treated as U.S. Holders. A Non-U.S. Holder means a beneficial owner of a note that is not a U.S. Holder.

If a partnership holds a note, the tax treatment of each of its partners generally will depend upon the status of such partner and the activities of the partnership. Partners of partnerships holding notes should consult their own tax advisors regarding the United States federal tax consequences of purchasing, owning and disposing of the notes.

U.S. Holders

Stated Interest.    Payments of stated interest on the notes will generally be taxable to a U.S. Holder as ordinary interest income at the time such payments are received or accrued, in accordance with such holder’s regular method of tax accounting.

We do not intend to treat the possibility of:

(i)	an optional redemption of the notes by us, as described under “Description of the 9 3/8% Notes—Optional Redemption,” “Description of the 8 3/4% Notes—Optional Redemption;” and “Description of the 8 1/2% Notes—Optional Redemption;” or

(ii)	our repurchase of the notes pursuant to a change in control, as described under “Description of the 9 3/8% Notes—Certain Covenants—Change of Control”, “Description of the 8 3/4% Notes—Certain Covenants—Change of Control” and “Description of the 8 1/2% Notes—Certain Covenants—Change of Control”

as resulting in original issue discount with respect to the notes, or in the recognition of ordinary income upon the redemption, sale or exchange of a note, in excess of any amounts treated as accrued but unpaid interest or accrued market discount. We urge you to consult your own tax advisor concerning the consequences to you if any of these events were to occur.

Amortizable Bond Premium.    A U.S. Holder that purchases a note for an amount in excess of its principal amount will be considered to have purchased such note at a premium equal to the amount of such excess and may elect to amortize such premium, using a constant yield method, over the remaining term of such note, or, if a smaller amortization allowance would result, by computing such allowance with reference to the amount payable on an earlier call date and amortizing such allowance over the shorter period to such call date. The amount amortized in any year will be treated as a reduction of the U.S. Holder’s interest income from such note. A U.S. Holder that elects to amortize such premium must reduce such U.S. Holder’s tax basis in the note by the amount of the premium amortized during such U.S. Holder’s holding period. Bond premium on a note held by a U.S. Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of such note. The election to amortize bond premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service. The rules governing amortizable bond premium are complicated, and we urge you to consult your own tax advisor regarding the application of these rules to your situation, including the impact of our right to redeem the notes on the amortization of the bond premium.

Market Discount.    If a U.S. Holder purchases a note, subsequent to its original issuance, for an amount that is less than its principal amount, the amount of the difference generally will be treated as market discount, unless such difference is less than a specified de minimis amount. The U.S. Holder will be required to treat any partial principal payment on, or any gain recognized on the sale, exchange, redemption, retirement or other disposition (including a gift) of, such a note as ordinary income to the extent of any accrued market discount that has not previously been included in income and that is treated as having accrued on such note at the time of such payment or disposition. If a U.S. Holder disposes of such note in a nontaxable transaction (other than as provided in Sections 1276(c) and (d) of the Internal Revenue Code), such holder must include as ordinary income the accrued market discount as if such holder had disposed of such note in a taxable transaction at the note’s fair market value. In addition, the U.S. Holder may be required to defer, until the maturity or disposition of such note (including a nontaxable transaction other than as provided in Sections 1276(c) and (d)), the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such note.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of such note, unless the U.S. Holder elects to accrue market discount on a constant yield method. A U.S. Holder may elect to include market discount in income currently as it accrues, under either the ratable or constant yield method. This election to include currently, once made, applies to all market discount obligations acquired in or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service. If the U.S. Holder makes such an election, the foregoing rules with respect to the recognition of ordinary income on sales and other dispositions of such instruments, and with respect to the deferral of interest deductions on debt incurred or continued to purchase or carry such debt instruments, will not apply.

Sale, Exchange or Redemption of the notes.    Generally, a sale, exchange, redemption or other disposition of the notes will result in taxable gain or loss equal to the difference between the amount of cash plus the fair market value of other property received (other than amounts representing accrued but unpaid interest and to the extent not previously included in income, which are taxed as interest income as described above) and the U.S. Holder’s adjusted tax basis in the notes. A U.S. Holder’s adjusted tax basis for determining gain or loss on the sale or other disposition of a note will equal the initial cost of such note to such holder increased by any market discount previously included in income by such holder, and decreased by any amortized premium previously deducted from income by such holder. Except as described above with respect to market discount, such gain or loss will be capital gain or loss. Capital gain or loss will be long-term gain if the note is held by the U.S. Holder for more than one year, otherwise it will be short-term.

U.S. Holders that are corporations generally will be taxed on net capital gains at a maximum rate of 35%. In contrast, U.S. Holders that are individuals generally will be taxed on net capital gains at a maximum rate of 15% with respect to notes held for more than 12 months, and 35% with respect to notes held for 12 months or less. In addition, special rules, and generally lower maximum rates, apply to individuals in lower tax brackets. Any capital losses realized by a U.S. Holder that is a corporation generally may be used only to offset capital gains. Any capital losses realized by a U.S. Holder that is an individual generally may be used only to offset capital gains plus $3,000 of ordinary income per year.

Non-U.S. Holders

Interest.    Under current United States federal income tax law, and subject to the discussion of backup withholding below, interest paid on the notes to a Non-U.S. Holder will be subject to United States federal withholding tax at a flat rate of 30% unless:

(i)	the interest is exempt from withholding tax because it is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, the Non-U.S. Holder timely furnishes to us or our paying agent a properly completed Internal Revenue Service Form W-8ECI (or Internal Revenue Service Form W-8BEN if such Non-U.S. Holder claims that such effectively connected income is exempt from tax pursuant to an applicable income tax treaty because the income is not attributable to a permanent establishment in the United States), or any successor form, duly executed under penalties of perjury, certifying to the foregoing, and neither we nor our paying agent have actual knowledge or reason to know that the conditions of this exemption are, in fact, not satisfied; or

(ii)	the interest is exempt from withholding tax because all of the following conditions of the portfolio interest exception are met:

(A)	the Non-U.S. Holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote,

(B)	the Non-U.S. Holder is not a controlled foreign corporation that is related, directly or indirectly, to us through stock ownership,

(C)	the Non-U.S. Holder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business,

(D)	either (1) the Non-U.S. Holder timely certifies to us or our paying agent, under penalties of perjury, that such holder is a Non-U.S. Holder and provides its name and address; or (2) a custodian, broker, nominee or other intermediary acting as an agent for the Non-U.S. Holder (such as a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business) that holds the notes in such capacity timely certifies to us or our paying agent, under penalties of perjury, that such statement has been received from the beneficial owner of the notes by such intermediary, or by any other financial institution between such intermediary and the beneficial owner, and furnishes to us or our paying agent with a copy thereof. The foregoing certification may be provided on a properly completed Internal Revenue Service Form W-8BEN or W-8IMY, as applicable, or any successor forms, duly executed under penalties of perjury; and

(E)	neither we nor our paying agent have actual knowledge or reason to know that the conditions of this exemption are, in fact, not satisfied; or

(iii)	the interest is eligible for a reduced or zero percent withholding tax rate pursuant to an applicable income tax treaty, such Non-U.S. Holder timely furnishes to us or our agent a properly completed Internal Revenue Service Form W-8BEN or W-8IMY, as applicable, or any successor form, duly executed under penalties of perjury, certifying that such Non-U.S. Holder is entitled to the reduced or zero percent withholding tax rate under the income tax treaty, and neither we nor our paying agent have actual knowledge or reason to know that the conditions of this exemption are, in fact, not satisfied.

In the event that the interest paid on the notes is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder, the Non-U.S. Holder will generally be taxed on a net income basis, that is, after allowance for applicable deductions, at the graduated rates that are applicable to U.S. Holders in essentially the same manner as if the notes were held by a U.S. Holder, as discussed above, unless such interest is otherwise exempt pursuant to an applicable income tax treaty and such Non-U.S. Holder is entitled to such treaty benefits. In the case of a Non-U.S. Holder that is a corporation, such income may also be subject to the United States federal branch profits tax, which is generally imposed on a foreign corporation upon the deemed repatriation from the United States of effectively connected earnings and profits, at a 30% rate, unless the rate is reduced or eliminated by an applicable income tax treaty and the Non-U.S. Holder is a qualified resident of the treaty country.

For purposes of the above certification requirements, those persons that, under United States federal income tax principles, are the taxpayers with respect to payments on the notes are generally treated as the beneficial owners of such payments, rather than persons such as nominees or agents legally entitled to such payments from us or our paying agent. In the case of payments to an entity classified as a foreign partnership or trust under United States federal income tax principles, the partners or beneficiaries, rather than the partnership or trust, generally must provide the required certifications to qualify for the withholding tax exemption described above, unless the partnership or trust has entered into a special agreement with the Internal Revenue Service. In contrast, a payment to a United States partnership or trust is treated for these purposes as payment to a U.S. Holder, even if the partnership or trust has one or more foreign partners or beneficiaries. The discussion under this heading and under “—Backup Withholding Tax and Information Reporting,” below, is not intended to be a complete discussion of the United States federal withholding tax rules. We urge you to consult your own tax advisor concerning the tax consequences of your proposed investment in light of these rules, including your possible eligibility for benefits available under any applicable income tax treaty.

Gain on Sale or Other Disposition.    A Non-U.S. Holder generally will not be subject to regular United States federal income or withholding tax on gain recognized on a sale or other disposition of the notes (other than amounts attributable to accrued but unpaid interest, which may be subject to the rules described above with respect to interest), unless:

(a)	the gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder or by a partnership, trust or estate in which such Non-U.S. Holder is a partner or beneficiary; or

(b)	the Non-U.S. Holder is an individual that:

(i)	is present in the United States for 183 days or more in the taxable year of the sale or other disposition, and

(ii)	either (A) has a “tax home” in the United States, as specially defined for purposes of the United States federal income tax, or (B) maintains an office or other fixed place of business in the United States and the gain from the sale or other disposition of the notes is attributable to such office or other fixed place of business.

Non-U.S. Holders who are individuals may also be subject to tax pursuant to provisions of United States federal income tax law applicable to certain United States expatriates, including certain former long term residents of the United States.

Gains realized by a Non-U.S. Holder upon the sale or other disposition of the notes that are effectively connected with the conduct of a trade or business within the United States of the Non-U.S. Holder will generally be taxed on a net income basis, that is, after allowance for applicable deductions, at the graduated rates that are applicable to U.S. Holders in essentially the same manner as if the notes were held by a U.S. Holder, as discussed above, unless such gains are otherwise exempt pursuant to an applicable income tax treaty and such Non-U.S. Holder is entitled to such treaty benefits. In the case of a Non-U.S. Holder that is a corporation, such income may also be subject to the United States federal branch profits tax, which is generally imposed on a foreign corporation upon the deemed repatriation from the United States of effectively connected earnings and profits, at a 30% rate, unless the rate is reduced or eliminated by an applicable income tax treaty and the Non-U.S. Holder is a qualified resident of the treaty country.

Federal Estate and Gift Taxes.    Notes beneficially owned by an individual who is a Non-U.S. Holder at the time of death will not be subject to United States federal estate tax upon such individual’s death; provided, however, that any interest thereon would have been eligible for the portfolio interest exception described above in “—Non-U.S. Holders—Interest,” without regard to the requirement that a beneficial owner provide a statement that it is a Non-U.S. Holder.

An individual who is a Non-U.S. Holder will not be subject to United States federal gift tax on a transfer of the notes, unless such individual is subject to provisions of United States federal gift tax law applicable to certain United States expatriates, including certain former long term residents of the United States.

Backup Withholding Tax and Information Reporting

Under current United States federal income tax law, information reporting requirements apply to interest paid to, and to the proceeds of sales or other dispositions of the notes before maturity by, certain U.S. Holders. In addition, a 28% backup withholding tax applies to a non corporate U.S. Holder if such person:

(i)	fails to furnish such person’s taxpayer identification number, which, for an individual, is his or her Social Security Number, to the payor in the manner required;

(ii)	furnishes an incorrect taxpayer identification number, and the payor is so notified by the Internal Revenue Service;

(iii)	is notified by the Internal Revenue Service that such person has failed to report properly payments of interest or dividends; or

(iv)	in certain circumstances, fails to certify, under penalties of perjury, that such person has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that such person is subject to backup withholding for failure properly to report interest or dividend payments.

Backup withholding does not apply to payments made to certain exempt U.S. Holders, such as corporations and tax exempt organizations.

In the case of a Non-U.S. Holder, backup withholding does not apply to payments of interest, with respect to the notes, or to payments of proceeds on the sale or other disposition of the notes, if such holder has provided to us or our paying agent the certification described in clause (ii)(D) of “Non-U.S. Holders Interest” or has otherwise established an exemption, provided that neither we nor our paying agent have actual knowledge or reason to know that the holder is a U.S. Holder that is not an exempt recipient or that the conditions of any claimed exemption are, in fact, not satisfied.

We must annually report to the Internal Revenue Service and to each Non-U.S. Holder the amount of interest paid to, and the tax withheld with respect to, such Non-U.S. Holder, regardless of whether tax was actually withheld and whether withholding was reduced by an applicable income tax treaty. Pursuant to certain income tax treaties and other agreements, that information may also be made available to the tax authorities of the country in which the Non-U.S. Holder resides.

Neither backup withholding nor information reporting generally applies to payments of proceeds on the sale or other disposition of the notes to or through a foreign office of a foreign broker that is not a U.S. related person. For this purpose, a U.S. related person means (i) a controlled foreign corporation for United States federal income tax purposes, (ii) a foreign person 50% or more of whose gross income is effectively connected with the conduct of a trade or business within the United States for a specified three year period, or (iii) a foreign partnership (A) one or more of whose partners are United States persons, as defined in Section 7701(a)(30) of the Internal Revenue Code, that in the aggregate hold more than 50% of the income or capital interest in the partnership at any time during its tax year, or (B) that is engaged at any time during its tax year in the conduct of a trade or business in the United States.

If payments of proceeds on the sale or other disposition of the notes are made to or through the foreign office of a broker that is a United States person or a U.S. related person, as described above, such broker may be subject to certain information reporting, but not backup withholding, requirements with respect to such payments, unless such broker has in its records documentary evidence that the beneficial owner is not a U.S. Holder and certain conditions are met, or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that such broker is required to report if such broker has actual knowledge or reason to know that the payee is a U.S. Holder that is not an exempt recipient or that the conditions of the exemption are, in fact, not satisfied.

Payments of proceeds on the sale or other disposition of the notes to or through the United States office of a U.S. or foreign broker will be subject to backup withholding and information reporting, unless the holder certifies, under penalties of perjury, that it is not a U.S. Holder or otherwise establishes an exemption; provided, however, that the broker does not have actual knowledge or reason to know that the payee is a U.S. Holder that is not an exempt recipient or that the conditions of the exemption are, in fact, not satisfied.

Backup withholding tax is not an additional tax. Rather, any amounts withheld from a payment to a holder of the notes under the backup withholding rules are allowed as a refund or a credit against such holder’s United States federal income tax; provided, however, that the required information is timely furnished to the Internal Revenue Service.

PLAN OF DISTRIBUTION

J.P. Morgan Securities Inc. may use this prospectus in connection with offers and sales of the notes in market-making transactions. J.P. Morgan Securities Inc. may act as principal or agent in these transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. We will not receive any of the proceeds of such sale. J.P. Morgan Securities Inc. has no obligation to make a market in the notes and may discontinue its market-making activities at any time without notice, at its sole discretion.

We have agreed to indemnify J.P. Morgan Securities Inc. against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that they may be required to make in that respect. See “Management”, “Certain Relationships and Related Transactions” and “Principal Stockholders” for information regarding our relationships with J.P. Morgan Securities Inc. and its affiliates.

LEGAL MATTERS

The validity of the 9 3/8% notes, the 8 3/4% notes and the 8 1/2% notes was passed upon for Triton by Dow, Lohnes & Albertson, PLLC, Washington, D.C., counsel to Triton. Certain members of Dow, Lohnes & Albertson, PLLC own shares of Holdings’ Class A common stock.

EXPERTS

The consolidated financial statements of Triton PCS, Inc. and its subsidiaries as of December 31, 2002 and 2003 and for each of the three years in the period ended December 31, 2003 included in this registration statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Triton files annual, quarterly and special reports with the SEC. Triton’s SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document Triton files at the SEC’s public reference rooms at 450 Fifth Street, N.W., Washington, D.C. and Chicago. Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms and their copy charges.

Under the indentures that govern the notes, Triton has agreed to furnish to the trustee and to registered holders of the notes, without cost to the trustee or the registered holders, copies of all reports and other information that Triton is required to file with the SEC under the Securities Exchange Act of 1934, as amended. In the event that Triton ceases to be subject to the informational requirements of the Exchange Act, Triton has agreed that, so long as any notes remain outstanding, it will file with the SEC and distribute to the noteholders copies of the financial information that would have been contained in its annual reports and quarterly reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, as the Exchange Act otherwise would have required Triton to file.

PART I.    FINANCIAL INFORMATION

ITEM 1.    FINANCIAL STATEMENTS

TRITON PCS, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	December 31, 2003	June 30, 2004
ASSETS:
Current assets:
Cash and cash equivalents	$105,966	$69,156
Accounts receivable, net of allowance for doubtful accounts of $3,839 and $4,329, respectively	62,939	63,972
Accounts receivable—roaming partners	19,378	24,265
Inventory, net	24,344	33,974
Prepaid expenses	10,980	13,207
Other current assets	7,194	7,040

Total current assets	$230,801	$211,614

Long term assets:
Property and equipment, net	788,870	749,903
Intangible assets, net	488,883	486,246
Other long-term assets	11,379	9,318

Total assets	$1,519,933	$1,457,081

LIABILITIES AND STOCKHOLDER’S DEFICIT:
Current liabilities:
Accounts payable	$67,462	$67,110
Accrued liabilities	73,641	57,785
Current portion of capital lease obligations	1,444	1,102
Other current liabilities	35,709	37,586

Total current liabilities	178,256	163,583

Long-term debt:
Capital lease obligations	909	418
Senior notes	710,205	698,449

Senior long-term debt	711,114	698,867
Subordinated notes	732,674	733,500

Total long-term debt	1,443,788	1,432,367

Deferred income taxes	45,956	51,982
Deferred revenue	2,663	1,652
Fair value of derivative instruments	846	13,094
Deferred gain on sale of property and equipment	25,882	25,287
Other long-term liabilities	1,850	1,972

Total liabilities	1,699,241	1,689,937

Commitments and contingencies	—	—

Common Stock, $0.01 par value, 1,000 shares authorized, 100 shares issued and outstanding as of December 31, 2003 and June 30, 2004	—	—
Additional paid-in capital	730,965	735,721
Accumulated deficit	(875,493)	(940,046)
Deferred compensation	(34,780)	(28,531)

Total stockholder’s deficit	(179,308)	(232,856)

Total liabilities and stockholder’s deficit	$1,519,933	$1,457,081

See accompanying notes to financial statements.

TRITON PCS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2004	2003	2004
Revenues:
Service	$145,839	$155,454	$279,346	$303,122
Roaming	49,323	38,520	92,094	72,156
Equipment	11,308	18,515	23,491	35,171

Total revenue	206,470	212,489	394,931	410,449

Expenses:
Cost of service (excluding the below amortization, excluding depreciation of $31,419 and $38,447 for the three months ended June 30, 2003, and 2004, respectively, and $61,646 and $71,913 for the six months ended June 30, 2003 and 2004, respectively, and excluding non-cash compensation of $863 and $800 for the three months ended June 30, 2003 and 2004, respectively and $1,751 and $1,626 for the six months ended June 30, 2003 and 2004, respectively)	61,432	63,777	119,433	122,942
Cost of equipment	23,147	31,818	46,898	64,343
Selling, general and administrative (excluding depreciation of $4,355 and $4,476 for the three months ended June 30, 2003 and 2004, respectively, and $8,652 and $9,111 for the six months ended June 30, 2003 and 2004, respectively, and excluding non-cash compensation of $11,405 and $5,092 for the three months ended June 30, 2003 and 2004, respectively, and $15,755 and $9,868 for the six months ended June 30, 2003 and 2004, respectively)	56,655	60,051	115,886	123,053
Termination benefits and other related charges	195	—	2,350	—
Non-cash compensation	12,268	5,892	17,506	11,494
Depreciation and asset disposal	35,774	42,923	70,298	81,024
Amortization	941	1,744	2,070	3,602

Income from operations	16,058	6,284	20,490	3,991

Interest expense	(37,414)	(30,932)	(74,925)	(62,258)
Other expense	(3,613)	—	(2,898)	—
Debt extinguishment costs	(34,080)	—	(34,080)	—
Interest and other income	696	265	1,292	571

Loss before taxes	(58,353)	(24,383)	(90,121)	(57,696)
Income tax provision	(2,974)	(3,483)	(6,018)	(6,857)

Net loss	(61,327)	(27,866)	(96,139)	(64,553)

Other comprehensive income, net of tax:
Unrealized gain on derivative instruments	—	—	1,429	—
Plus: reclassification adjustment for losses included in net loss	4,030	—	4,030	—

Comprehensive loss	$(57,297)	$(27,866)	$(90,680)	$(64,553)

See accompanying notes to financial statements.

TRITON PCS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Six Months Ended June 30,
	2003	2004
Cash flows from operating activities:
Net loss	$(96,139)	$(64,553)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, asset disposal and amortization	72,368	84,626
Deferred income taxes	5,083	6,026
Accretion of interest	19,516	1,667
Loss on equity investment	875	—
Bad debt expense	4,273	3,815
Non-cash compensation	17,506	11,494
Loss on derivative instruments	2,023	—
Loss on debt extinguishment	34,080	—
Change in operating assets and liabilities:
Accounts receivable	(3,118)	(9,735)
Inventory	12,011	(9,630)
Prepaid expenses and other current assets	(4,995)	(1,962)
Intangible and other assets	(817)	1,723
Accounts payable	3,947	(3,620)
Accrued payroll and liabilities	(3,551)	(6,211)
Deferred revenue	2,828	79
Accrued interest	2,384	(86)
Other liabilities	3,001	200

Net cash provided by operating activities	71,275	13,833

Cash flows from investing activities:
Capital expenditures	(45,748)	(40,108)
Investment in and advances to non-consolidated entity	(875)	—
Repayments from non-consolidated entity	58	—
Proceeds from sale of property and equipment	725	532
Acquisition of FCC licenses	(28,330)	—
Other	—	(8)

Net cash used in investing activities	(74,170)	(39,584)

Cash flows from financing activities:
Proceeds from issuance of senior debt, net of discount	710,500	—
Payment under credit facility	(207,961)	—
Payments of subordinated debt	(408,591)	—
Payment of debt extinguishment costs	(25,502)	—
Change in bank overdraft	(9,229)	(10,048)
Contributions under employee stock purchase plan	57	—
Payment of deferred financing costs	(2,221)	(67)
Extinguishment of interest rate swaps	(20,383)	—
Advances to related party	(60)	(111)
Principal payments under capital lease obligations	(1,044)	(833)

Net cash (used in) provided by financing activities	35,566	(11,059)

Net (decrease) increase in cash and cash equivalents	32,671	(36,810)
Cash and cash equivalents, beginning of period	212,450	105,966

Cash and cash equivalents, end of period	$245,121	$69,156

Non-cash investing and financing activities
Deferred stock compensation	$(8,655)	$4,310
Change in fair value of derivative instruments acting as a hedge	(1,429)	(12,248)
Change in capital expenditures included in accounts payable	117	3,268
FCC license acquisition through retirement of note receivable	71,961	—

See accompanying notes to financial statements.

TRITON PCS, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2004

(1)    Basis of Presentation

The accompanying consolidated financial statements are unaudited and have been prepared by management. In the opinion of management, these consolidated financial statements contain all of the adjustments, consisting of normal recurring adjustments, necessary to present fairly, in summarized form, the financial position and the results of operations of Triton PCS, Inc. (“Triton”). The results of operations for the three and six months ended June 30, 2004 may not be indicative of the results that may be expected for the year ending December 31, 2004. The financial information presented herein should be read in conjunction with the consolidated financial statements for the year ended December 31, 2003, which include information and disclosures not included herein.

Triton is a wholly-owned subsidiary of Triton PCS Holdings, Inc. (“Holdings”); Triton PCS Operating Company L.L.C., Triton PCS License Company L.L.C., Triton PCS Equipment Company L.L.C., Triton PCS Property Company L.L.C., Triton PCS Holdings Company L.L.C., Triton Management Company, Inc., Triton PCS Investment Company L.L.C. and Triton PCS Finance Company Inc. are each wholly-owned subsidiaries of Triton. All of Triton’s subsidiaries, other than Triton PCS Property Company L.L.C and Triton PCS License Company L.L.C., have guaranteed on a full, unconditional and joint and several basis Triton’s 8 1/2% senior notes due 2013 (the “8 1/2% Notes”), its 9 3/8% senior subordinated notes due 2011 (the “9 3/8% Notes”) and its 8 3/4% senior subordinated notes due 2011(the “8 3/4% Notes”). The 8 1/2% Notes are effectively subordinated in right of payment to all of Triton PCS’s senior secured debt. The 9 3/8% Notes and the 8 3/4% Notes constitute unsecured obligations of Triton and rank subordinate in right of payment to all of Triton’s existing and future senior debt, including the 8 1/2% Notes, and any secured debt.

The consolidated accounts include Triton and its wholly-owned subsidiaries (collectively, the “Company”). All significant intercompany accounts or balances have been eliminated in consolidation.

Stock Compensation

The Company accounts for stock compensation under the intrinsic value method of Accounting Principles Board Opinion 25. Pro forma compensation expense is calculated for the fair value of stock compensation using the Black-Scholes model for stock issued under Holdings’ employee stock purchase plan. With regard to the pro forma net loss, there was no offsetting impact to the tax provision related to pro forma compensation expense because of historical net losses and recognition of a valuation allowance against the associated net operating loss carryforwards. The employee stock purchase plan was suspended in January 2003; therefore, there was no pro forma compensation expense calculated for the quarters ended June 30, 2003 and 2004 or the six months ended June 30, 2004. Assumptions for the six months ended June 30, 2003 included an expected life of three months, weighted average risk-free interest rate of 1.2%, dividend yield of 0.0% and expected volatility of 150%. Had compensation expense for grants of stock-based compensation related to the employee stock purchase plan been determined consistent with SFAS No. 123, “Accounting for Stock-Based Compensation,” the pro forma net loss would have been:

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2004	2003	2004
	(Dollars in thousands)
Net loss	$(61,327)	$(27,866)	$(96,139)	$(64,553)
Add: stock-based employee compensation expense included in reported net loss, net of related tax effects	12,268	5,892	17,506	11,494
Deduct: total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(12,268)	(5,892)	(17,530)	(11,494)

Pro forma net loss	$(61,327)	$(27,866)	$(96,163)	$(64,553)

TRITON PCS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

JUNE 30, 2004

(2)    New Accounting Pronouncements

In March 2004, the Emerging Issues Task Force issued EITF 03-06 “Participating Securities an the Two-Class Method under SFAS No. 128, Earnings per Share.” EITF 03-06 clarifies the computation of earnings per share (“EPS”) by companies that have issued securities other than common stock that participate in dividends and earnings of the issuing entity. Such securities are contractually entitled to receive dividends when and if the entity declares dividends on common stock. EITF 03-06 also provides further guidance in applying the two-class method of calculating EPS once it is determined that a security is participating in such dividends. The provisions of EITF 03-06 were effective for the quarter ended June 30, 2004. EITF 03-06 had no impact on the Company’s financial position or results of operations.

(3)    Stock Compensation

Restricted Stock

On May 19, 2004, Holdings granted 1,008,625 shares of restricted Class A common stock to certain of its management employees under Holdings’ Stock and Incentive Plan (the “Stock Incentive Plan”). Of the total grant, 36,700 shares were issued from Holdings’ treasury stock. All of these shares are subject to four-year vesting provisions. Deferred compensation of approximately $3.9 million was recorded based on the market value at the date of grant.

On May 25, 2004, Holdings granted 317,000 shares of restricted Class A common stock to the non-employee directors on Holdings’ Board of Directors under Holdings’ Directors’ Stock and Incentive Plan. Of these shares, 315,000 are subject to three-year vesting provisions, with the first vest occurring on August 15, 2004 and the remaining 2,000 shares vested immediately. Deferred compensation of approximately $1.3 million was recorded based on the market value at the date of grant.

During the six months ended June 30, 2004, certain employees who resigned their employment with the Company forfeited approximately $0.9 million of deferred compensation and in so doing returned 52,365 shares of Holdings’ restricted Class A common stock which were issued under Holdings’ Stock Incentive Plan.

Retirement Plan

The Company’s employees are eligible to participate in the Triton Management Company, Inc. Savings and Investment Plan which permits employees to make contributions on a pre-tax salary reduction basis in accordance with applicable provisions of the Internal Revenue Code. Substantially all full-time employees are eligible to participate as of the first day of the calendar quarter following the employee’s completion of three months of employment. The Company matches a portion of its employees’ pre-tax contributions.

In addition, commencing in 2004, Holdings’ authorized a retirement contribution equal to 3% of each eligible employee’s compensation, to the Savings and Investment Plan. Employees vest immediately in the retirement contribution, and the contributions generally will be made by the Company in the quarter subsequent to being earned. The Company is permitted to make such retirement contributions in Holdings’ Class A common stock or cash or in a combination of stock and cash. On May 12, 2004, the Company contributed 106,342 shares of Holdings’ Class A common stock, at a price of $4.20, to the Savings and Investment Plan for participants in the first quarter of 2004. As of June 30, 2004, the Company had accrued non-cash compensation of approximately $0.5 million in connection with shares that are expected to be contributed in the third quarter of 2004.

TRITON PCS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

JUNE 30, 2004

Employee Stock Purchase Plan

Holdings’ previously offered an employee stock purchase plan pursuant to which employees were able to purchase shares of Holdings’ Class A common stock. In January 2003, due to a limited number of remaining shares available for issuance under the employee stock purchase plan, Holdings suspended participation in the plan.

Deferred Compensation Plan

In June 2004, Holdings implemented a non-qualified deferred compensation plan for the benefit of a selected group of management employees and members of Holdings Board of Directors. The plan permits the deferral of earned compensation, including salary, bonus and stock grants. Holdings may set aside assets in a trust in order to assist it in meeting the obligations of the plan when they come due. The assets of the trust, if any, remain subject to the claims of Holdings’ general creditors under federal and state laws in the event of insolvency. Consequently, the trust qualifies as a grantor trust for income tax purposes (i.e. a “Rabbi Trust”). In accordance with EITF 97-14, “Accounting for Compensation Arrangements Where Amounts Earned are Held in a Rabbi Trust and Invested”, Holdings’ stock contributed to the trust is recorded at historical cost and classified with Additional Paid in Capital. Since these investments are in Holdings’ stock, an offsetting amount is recorded as deferred compensation in the equity section of the balance sheet. Compensation contributed to the plan in the form of cash is invested in diversified assets classified as trading securities, which are held by the Rabbi Trust. These assets are classified within other long-term assets on the balance sheet and are recorded at fair market value, with changes recorded to other income and expense. The liabilities related to this plan are included in other long-term liabilities on the balance sheet, with changes in the liability related to the Rabbi Trust being recorded as adjustments to compensation expense. As of June 30, 2004, amounts held in the Rabbi Trust were not significant.

(4)    Property and Equipment

The following table summarizes the Company’s property and equipment as of December 31, 2003 and June 30, 2004, respectively.

	December 31, 2003	June 30, 2004
	(Dollars in thousands)
Property and equipment:
Land	$377	$377
Network infrastructure and equipment	1,141,200	1,194,341
Furniture, fixtures and computer equipment	98,134	99,111
Capital lease assets	8,946	8,374
Construction in progress	22,843	10,188

	1,271,500	1,312,391
Less accumulated depreciation	(482,630)	(562,488)

Property and equipment, net	$788,870	$749,903

Effective April 1, 2004, the Company implemented the results of a review of the estimated service lives of its time division multiple access, or TDMA, wireless communications equipment. This review was completed as the result of the Company’s successful launch of its overlapping next generation global system for mobile

TRITON PCS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

JUNE 30, 2004

communications and general packet radio service, or GSM/GPRS, network in all of our covered markets. Service lives were shortened to fully depreciate all such equipment by the end of 2008. Similar equipment acquired after April 1, 2004 has a useful life no longer than 57 months. The impact of this change for the quarter and six months ended June 30, 2004, was an increase in depreciation expense and net loss available to common stockholders of approximately $4.7 million.

(5)    AT&T License Agreement

Pursuant to a Network Membership License Agreement, dated February 4, 1998 (as amended, the “License Agreement”), between AT&T Corp. and the Company, AT&T Corp. granted to the Company a royalty-free, nontransferable, nonsublicensable, limited right and license to use certain licensed marks solely in connection with certain licensed activities. The License Agreement’s initial fair value was determined to be $8.4 million with an estimated useful life of 10 years. As of December 31, 2003, the net book value of this intangible asset was $3.4 million.

On February 17, 2004, AT&T Wireless and Cingular Wireless entered into an Agreement and Plan of Merger. Subsequent to the proposed merger, AT&T Wireless and Cingular Wireless have announced that the merged entity will not continue the use of the AT&T brand, which will affect the benefits provided to the Company under its co-branding arrangement with AT&T Wireless. As a result, the Company has accelerated the amortization of the License Agreement to fully amortize this intangible by December 31, 2004. See Note 9.

(6)    Detail of Certain Liabilities

The following table summarizes certain current liabilities as of December 31, 2003 and June 30, 2004, respectively.

	December 31, 2003	June 30, 2004
	(Dollars in thousands)
Accrued liabilities:
Bank overdraft liability	$22,721	$12,673
Accrued payroll and related expenses	13,831	9,938
Accrued expenses	13,819	11,990
Accrued interest	23,270	23,184

Total accrued liabilities	$73,641	$57,785

Other current liabilities:
Deferred revenue	$21,605	$22,695
Deferred gain on sale of property and equipment	1,190	1,190
Security deposits	12,914	13,701

Total other current liabilities	$35,709	$37,586

TRITON PCS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

JUNE 30, 2004

(7)    Long-Term Debt

The following table summarizes the Company’s borrowings as of December 31, 2003 and June 30, 2004, respectively.

	December 31, 2003	June 30, 2004
	(Dollars in thousands)
Current portion of long-term debt:
Current portion of capital lease obligations	$1,444	$1,102

Total current portion of long-term debt	1,444	1,102

Long-term debt:
Capital lease obligations	$909	$418
8 1/2% senior notes	710,205	698,449
9 3/8% senior subordinated notes	340,395	340,878
8 3/4% senior subordinated notes	392,279	392,622

Total long-term debt	1,443,788	1,432,367

Total debt	$1,445,232	$1,433,469

(8)    Guarantor Financial Information

The following tables set forth condensed consolidating financial information of Triton (the “Parent Company”), for all of Triton’s subsidiaries other than Triton PCS License Company L.L.C. and Triton PCS Property Company L.L.C. (collectively, the “Subsidiary Guarantors”) and Triton PCS License Company L.L.C. and Triton PCS Property Company L.L.C. (together, the “Subsidiary Non-Guarantors”) for the balance sheet as of December 31, 2003 and June 30, 2004, the statement of operations for the three and six months ended June 30, 2003 and 2004 and the statement of cash flows for the six months ended June 30, 2003 and 2004. During the periods prior to June 13, 2003, both the Subsidiary Guarantors and Subsidiary Non-Guarantors guaranteed Triton’s 11% senior subordinated discount notes (which were repurchased and redeemed in 2003), the 9 3/8% Notes and the 8 3/4% Notes on a full and unconditional, joint and several basis.

TRITON PCS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

JUNE 30, 2004

Consolidating Balance Sheet as of December 31, 2003

(amounts in thousands)

	Parent Company	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
ASSETS:
Current assets:
Cash and cash equivalents	$105,514	$452	$—	$—	$105,966
Accounts receivable, net of allowance for doubtful accounts	76	62,863	—	—	62,939
Accounts receivable—roaming partners	—	19,378	—	—	19,378
Inventory, net	—	24,344	—	—	24,344
Prepaid expenses	4	4,708	6,268	—	10,980
Intercompany receivable	273,297	—	—	(273,297)	—
Other current assets	514	6,680	—	—	7,194

Total current assets	379,405	118,425	6,268	(273,297)	230,801

Long term assets:
Property and equipment, net	—	788,493	377	—	788,870
Investments in subsidiaries	904,317	230,694	—	(1,135,011)	—
Intangible assets, net	3,790	14,206	470,887	—	488,883
Other long-term assets	175	8,076	3,128	—	11,379

Total assets	$1,287,687	$1,159,894	$480,660	$(1,408,308)	$1,519,933

LIABILITIES AND STOCKHOLDER’S DEFICIT:
Current liabilities:
Accounts payable	$—	$54,594	$12,868	$—	$67,462
Accrued liabilities	23,270	50,371	—	—	73,641
Current portion of capital lease obligations	—	1,444	—	—	1,444
Other current liabilities	—	117,864	191,142	(273,297)	35,709

Total current liabilities	23,270	224,273	204,010	(273,297)	178,256

Long-term debt:
Capital lease obligations	—	909	—	—	909
Senior debt	710,205	—	—	—	710,205

Senior long-term debt	710,205	909	—	—	711,114
Subordinated debt	732,674	—	—	—	732,674

Total long-term debt	1,442,879	909	—	—	1,443,788

Deferred income taxes	—	—	45,956	—	45,956
Deferred revenue	—	2,663	—	—	2,663
Fair value of derivative instruments	846	—	—	—	846
Deferred gain on sale of property and equipment	—	25,882	—	—	25,882
Other long-term liabilities	—	1,850	—	—	1,850

Total liabilities	1,466,995	255,577	249,966	(273,297)	1,699,241

Commitments and contingencies	—	—	—	—	—

Stockholder’s equity (deficit):
Common Stock, $0.01 par value, 1,000 shares authorized; 100 shares issued and outstanding as of December 31, 2003	—	—	—	—	—
Additional paid-in-capital	730,965	1,391,930	493,295	(1,885,225)	730,965
Accumulated deficit	(875,493)	(487,613)	(262,601)	750,214	(875,493)
Deferred compensation	(34,780)	—	—	—	(34,780)

Total stockholder’s equity (deficit)	(179,308)	904,317	230,694	(1,135,011)	(179,308)

Total liabilities and stockholder’s equity (deficit)	$1,287,687	$1,159,894	$480,660	$(1,408,308)	$1,519,933

TRITON PCS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

JUNE 30, 2004

Consolidating Statement of Operations for the Three Months Ended June 30, 2003

(amounts in thousands)

	Parent Company	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
Revenues:
Service	$—	$145,839	$—	$—	$145,839
Roaming	—	49,323	—	—	49,323
Equipment	—	11,308	—	—	11,308

Total revenues	—	206,470	—	—	206,470
Expenses:
Cost of service	—	51,502	9,930	—	61,432
Cost of equipment	—	23,147	—	—	23,147
Selling, general and administrative	43	53,873	2,739	—	56,655
Termination benefits and other related charges	—	195	—	—	195
Non-cash compensation	—	12,268	—	—	12,268
Depreciation and asset disposal	—	35,774	—	—	35,774
Amortization	—	941	—	—	941

Income (loss) from operations	(43)	28,770	(12,669)	—	16,058
Interest expense	(37,375)	(39)	—	—	(37,414)
Other expense	(3,613)	—	—	—	(3,613)
Debt extinguishment costs	(34,080)	—	—	—	(34,080)
Interest and other income	696	—	—	—	696

Income (loss) before taxes	(74,415)	28,731	(12,669)	—	(58,353)
Income tax provision	—	(398)	(2,576)	—	(2,974)

Net income (loss) before equity in earnings of subsidiaries	(74,415)	28,333	(15,245)	—	(61,327)
Equity in earnings of subsidiaries	13,088	(15,245)	—	2,157	—

Net income (loss)	$(61,327)	$13,088	$(15,245)	$2,157	$(61,327)

TRITON PCS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

JUNE 30, 2004

Consolidating Statement of Operations for the Six Months Ended June 30, 2003

(amounts in thousands)

	Parent Company	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
Revenues:
Service	$—	$279,346	$—	$—	$279,346
Roaming	—	92,094	—	—	92,094
Equipment	—	23,491	—	—	23,491

Total revenues	—	394,931	—	—	394,931
Expenses:
Cost of service	—	99,428	20,005	—	119,433
Cost of equipment	—	46,898	—	—	46,898
Selling, general and administrative	69	110,339	5,478	—	115,886
Termination benefits and other related charges	—	2,350	—	—	2,350
Non-cash compensation	—	17,506	—	—	17,506
Depreciation and asset disposal	—	70,298	—	—	70,298
Amortization	—	2,070	—	—	2,070

Income (loss) from operations	(69)	46,042	(25,483)	—	20,490
Interest expense	(74,829)	(96)	—	—	(74,925)
Other expense	(2,898)	—	—	—	(2,898)
Debt extinguishment costs	(34,080)	—	—	—	(34,080)
Interest and other income	1,292	—	—	—	1,292

Income (loss) before taxes	(110,584)	45,946	(25,483)	—	(90,121)
Income tax provision	—	(934)	(5,084)	—	(6,018)

Net income (loss) before equity in earnings of subsidiaries	(110,584)	45,012	(30,567)	—	(96,139)
Equity in earnings of subsidiaries	14,445	(30,567)	—	16,122	—

Net income (loss)	$(96,139)	$14,445	$(30,567)	$16,122	$(96,139)

TRITON PCS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

JUNE 30, 2004

Consolidating Statement of Cash Flows for the Six Months Ended June 30, 2003

(amounts in thousands)

	Parent Company	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
Cash flows from operating activities:
Net cash provided by (used in) operating activities	$(51,731)	$146,794	$(23,788)	$—	$71,275

Cash flows from investing activities:
Capital expenditures	—	(45,748)	—	—	(45,748)
Net investment in and advances to non-consolidated entity	(875)	—	—	—	(875)
Repayments from non-consolidated entity	58	—	—	—	58
Proceeds from sale of property and equipment, net	—	725	—	—	725
Acquisition of FCC licenses	—	—	(28,330)	—	(28,330)
Investment in subsidiaries	(54,978)	(28,330)	—	83,308	—
Dividends received	26,648	—	—	(26,648)	—
Net intercompany loans	—	(89,370)	—	89,370	—

Net cash provided by (used in) investing activities	(29,147)	(162,723)	(28,330)	146,030	(74,170)

Cash flows from financing activities:
Proceeds from senior debt	710,500	—	—	—	710,500
Payments under credit facility	(207,961)	—	—	—	(207,961)
Payment of subordinated debt	(408,591)	—	—	—	(408,591)
Payment of debt extinguishment costs	(25,502)	—	—	—	(25,502)
Change in bank overdraft	—	(9,229)	—	—	(9,229)
Capital contribution from parent	57	54,978	28,330	(83,308)	57
Advances to related party	—	(60)	—	—	(60)
Payment of deferred financing costs	(2,221)	—	—	—	(2,221)
Extinguishment of interest rate swaps	(20,383)	—	—	—	(20,383)
Dividends paid	—	(26,648)	—	26,648	—
Principal payment under capital lease obligations	—	(1,044)	—	—	(1,044)
Net intercompany loans	65,582	—	23,788	(89,370)	—

Net cash provided by (used in) financing activities	111,481	17,997	52,118	(146,030)	35,566

Net increase in cash and cash equivalents	30,603	2,068	—	—	32,671
Cash and cash equivalents, beginning of period	212,411	39	—	—	212,450

Cash and cash equivalents, end of period	$243,014	$2,107	$—	$—	$245,121

TRITON PCS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

JUNE 30, 2004

Consolidating Balance Sheet as of June 30, 2004

(amounts in thousands)

	Parent Company	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
ASSETS:
Current assets:
Cash and cash equivalents	$66,620	$2,536	$—	$—	69,156
Accounts receivable, net of allowance for doubtful accounts	72	63,900	—	—	63,972
Accounts receivable—roaming partners	—	24,265	—	—	24,265
Inventory, net	—	33,974	—	—	33,974
Prepaid expenses	62	6,815	6,330	—	13,207
Intercompany receivable	262,997	—	—	(262,997)	—
Other current assets	768	6,272	—	—	7,040

Total current assets	330,519	137,762	6,330	(262,997)	211,614

Long term assets:
Property and equipment, net	—	749,526	377	—	749,903
Investments in subsidiaries	901,293	198,838	—	(1,100,131)	—
Intangible assets, net	3,564	11,795	470,887	—	486,246
Other long-term assets	—	6,381	2,937	—	9,318

Total assets	$1,235,376	$1,104,302	$480,531	$(1,363,128)	$1,457,081

LIABILITIES AND STOCKHOLDER’S DEFICIT:
Current liabilities:
Accounts payable	$5	$53,273	$13,832	$—	$67,110
Accrued liabilities	23,184	34,601	—	—	57,785
Current portion of capital lease obligation	—	1,102	—	—	1,102
Other current liabilities	—	84,704	215,879	(262,997)	37,586

Total current liabilities	23,189	173,680	229,711	(262,997)	163,583

Long-term debt:
Capital lease obligations	—	418	—	—	418
Senior notes	698,449	—	—	—	698,449

Senior long-term debt	698,449	418	—	—	698,867
Subordinated notes	733,500	—	—	—	733,500

Total long-term debt	1,431,949	418	—	—	1,432,367

Deferred income taxes	—	—	51,982	—	51,982
Deferred revenue	—	1,652	—	—	1,652
Fair value of derivative instruments	13,094	—	—	—	13,094
Deferred gain on sale of property and equipment	—	25,287	—	—	25,287
Other long-term liabilities	—	1,972	—	—	1,972

Total liabilities	1,468,232	203,009	281,693	(262,997)	1,689,937

Commitments and contingencies	—	—	—	—	—

Stockholder’s equity (deficit):
Common Stock, $0.01 par value, 1,000 shares authorized; 100 shares issued and outstanding as of June 30, 2004	—	—	—	—	—
Additional paid-in-capital	735,721	1,417,160	493,295	(1,910,455)	735,721
Accumulated deficit	(940,046)	(515,867)	(294,457)	810,324	(940,046)
Deferred compensation	(28,531)	—	—	—	(28,531)

Total stockholder’s equity (deficit)	(232,856)	901,293	198,838	(1,100,131)	(232,856)

Total liabilities and stockholder’s equity (deficit)	$1,235,376	$1,104,302	$480,531	$(1,363,128)	$1,457,081

TRITON PCS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

JUNE 30, 2004

Consolidating Statement of Operations for the Three Months Ended June 30, 2004

(amounts in thousands)

	Parent Company	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
Revenues:
Service	$—	$155,454	$—	$—	$155,454
Roaming	—	38,520	—	—	38,520
Equipment	—	18,515	—	—	18,515

Total revenues	—	212,489	—	—	212,489
Expenses:
Cost of service	—	53,774	10,003	—	63,777
Cost of equipment	—	31,818	—	—	31,818
Selling, general and administrative	8	56,997	3,046	—	60,051
Non-cash compensation	—	5,892	—	—	5,892
Depreciation and asset disposal	—	42,923	—	—	42,923
Amortization	—	1,744	—	—	1,744

Income (loss) from operations	(8)	19,341	(13,049)	—	6,284
Interest expense	(30,849)	(83)	—	—	(30,932)
Interest and other income	265	—	—	—	265

Income (loss) before taxes	(30,592)	19,258	(13,049)	—	(24,383)
Income tax provision	—	(430)	(3,053)	—	(3,483)

Net income (loss) before equity in earnings of subsidiaries	(30,592)	18,828	(16,102)	—	(27,866)
Equity in earnings of subsidiaries	2,726	(16,102)	—	13,376	—

Net income (loss)	$(27,866)	$2,726	$(16,102)	$13,376	$(27,866)

TRITON PCS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

JUNE 30, 2004

Consolidating Statement of Operations for the Six Months Ended June 30, 2004

(amounts in thousands)

	Parent Company	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
Revenues:
Service	$—	$303,122	$—	$—	$303,122
Roaming	—	72,156	—	—	72,156
Equipment	—	35,171	—	—	35,171

Total revenues	—	410,449	—	—	410,449
Expenses:
Cost of service	—	103,299	19,643	—	122,942
Cost of equipment	—	64,343	—	—	64,343
Selling, general and administrative	13	116,853	6,187	—	123,053
Non-cash compensation	—	11,494	—	—	11,494
Depreciation and asset disposal	—	81,024	—	—	81,024
Amortization	—	3,602	—	—	3,602

Income (loss) from operations	(13)	29,834	(25,830)	—	3,991
Interest expense	(62,087)	(171)	—	—	(62,258)
Interest and other income	571	—	—	—	571

Income (loss) before taxes	(61,529)	29,663	(25,830)	—	(57,696)
Income tax provision	—	(831)	(6,026)	—	(6,857)

Net income (loss) before equity in earnings of subsidiaries	(61,529)	28,832	(31,856)	—	(64,553)
Equity in earnings of subsidiaries	(3,024)	(31,856)	—	34,880	—

Net income (loss)	$(64,553)	$(3,024)	$(31,856)	$34,880	$(64,553)

TRITON PCS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

JUNE 30, 2004

Consolidating Statement of Cash Flows for the Six Months Ended June 30, 2004

(amounts in thousands)

	Parent Company	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
Cash flows from operating activities:
Net cash provided by (used in) operating activities	$(60,178)	$98,748	$(24,737)	$—	$13,833

Cash flows from investing activities:
Capital expenditures	—	(40,108)	—	—	(40,108)
Proceeds from sale of property and equipment, net	—	532	—	—	532
Other	—	(8)	—	—	(8)
Investment in subsidiaries	(25,230)	—	—	25,230	—
Dividends received	25,230	—	—	(25,230)	—
Net intercompany loans	—	(46,088)	—	46,088	—

Net cash provided by (used in) investing activities	—	(85,672)	—	46,088	(39,584)

Cash flows from financing activities:
Change in bank overdraft	—	(10,048)	—	—	(10,048)
Capital contribution from parent	—	25,230	—	(25,230)	—
Advances to related party	—	(111)	—	—	(111)
Payment of deferred financing costs	(67)	—	—	—	(67)
Dividends paid	—	(25,230)	—	25,230	—
Principal payment under capital lease obligations	—	(833)	—	—	(833)
Net intercompany loans	21,351	—	24,737	(46,088)	—

Net cash provided by (used in) financing activities	21,284	(10,992)	24,737	(46,088)	(11,059)

Net increase (decrease) in cash and cash equivalents	(38,894)	2,084	—	—	(36,810)
Cash and cash equivalents, beginning of period	105,514	452	—	—	105,966

Cash and cash equivalents, end of period	$66,620	$2,536	$—	$—	$69,156

(9)    Subsequent Events

On July 7, 2004, Holdings entered into a non-binding letter of intent with Cingular and AT&T Wireless. Under the terms of this letter of intent, Holdings would exchange its network assets and customers in Virginia for $175.0 million in cash from Cingular and certain AT&T Wireless network assets and customers in Raleigh, Charlotte, Greensboro and Burlington, North Carolina, and Puerto Rico. As a result of the proposed transaction, the Company’s potential customers would increase from 13.8 million to 18.1 million, and the Company would gain entrance into 5 of the top 50 basic trading areas in the United States. Employees in the affected markets would transition to Triton or AT&T Wireless, as appropriate, with the respective assets that are being exchanged.

TRITON PCS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

JUNE 30, 2004

The exchange transactions contemplated by the non-binding letter of intent are subject to the negotiation and execution of definitive agreements and the subsequent receipt of customary regulatory approvals.

Also on July 7, 2004, the Company entered into two definitive agreements with Cingular and AT&T Wireless. Pursuant to the first agreement, subject to the satisfaction of certain closing conditions (including the completion of the merger between AT&T Wireless and Cingular), AT&T Wireless has agreed to surrender to Holdings all of the Holdings stock owned by AT&T Wireless, including all of Holdings’ Series A preferred stock and Series D preferred stock. Upon the surrender of that stock, the First Amended and Restated Stockholders Agreement among Holdings and certain of its stockholders will terminate. Such termination will allow AT&T Wireless and its affiliates to operate in regions where the Company presently operates, and will also allow the Company to operate beyond its current operating territory in geographical areas where it currently is prohibited. AT&T Wireless also has agreed to transfer to the Company at the closing all of AT&T Wireless’ interest in Affiliate License Co., L.L.C., which controls the “SUNCOM” brand name and related trademarks. AT&T Wireless has further agreed to waive the payment of the $3.5 million dividend previously declared by Holdings on the Series A preferred stock. Further, Holdings, Cingular and AT&T Wireless have agreed to enter into mutual releases relating to claims arising under certain specified existing contracts among the parties.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholder of Triton PCS, Inc.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and comprehensive loss, member’s capital and stockholder’s equity (deficit) and cash flows present fairly, in all material respects, the financial position of Triton PCS, Inc. and its subsidiaries (the “Company”) at December 31, 2002 and 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 5, effective January 1, 2002, the Company changed its accounting for intangible assets pursuant to the provisions of Statements of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.”

/s/    PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 6, 2004, except for Note 2,

as to which the date is February 17, 2004

TRITON PCS, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	December 31, 2002	December 31, 2003
ASSETS:
Current assets:
Cash and cash equivalents	$212,450	$105,966
Accounts receivable, net of allowance for doubtful accounts of $7,008 and $3,839, respectively	68,213	62,939
Accounts receivable—roaming partners	23,037	19,378
Inventory, net	28,510	24,344
Prepaid expenses	8,767	10,980
Other current assets	6,578	7,194

Total current assets	347,555	230,801

Long term assets:
Property and equipment, net	796,503	788,870
Intangible assets, net	395,249	488,883
Investment in and advances to non-consolidated entities	72,019	—
Other long-term assets	6,767	11,379

Total assets	$1,618,093	$1,519,933

LIABILITIES AND STOCKHOLDER’S DEFICIT:
Current liabilities:
Accounts payable	$57,758	$67,462
Accrued liabilities	68,810	73,641
Current portion of long term debt	17,169	1,444
Other current liabilities	31,206	35,709

Total current liabilities	174,943	178,256

Long-term debt:
Capital lease obligations	964	909
Bank credit facility	192,579	—
Senior notes	—	710,205

Senior long-term debt	193,543	711,114
Subordinated notes	1,219,720	732,674

Total long-term debt	1,413,263	1,443,788

Deferred income taxes	35,609	45,956
Deferred revenue	3,051	2,663
Fair value of derivative instruments	23,819	846
Asset retirement obligation	—	1,850
Deferred gain on sale of property and equipment	27,072	25,882

Total liabilities	1,677,757	1,699,241

Commitments and contingencies (Note 11)	—	—

Stockholder’s deficit:
Common Stock, $0.01 par value, 1,000 shares authorized, 100 shares issued and outstanding as of December 31, 2002 and December 21, 2003	—	—
Additional paid-in capital	741,872	730,965
Accumulated deficit	(721,523)	(875,493)
Accumulated other comprehensive loss	(5,459)	—
Deferred compensation	(74,554)	(34,780)

Total stockholder’s deficit	(59,664)	(179,308)

Total liabilities and stockholder’s deficit	$1,618,093	$1,519,933

See accompanying notes to consolidated financial statements.

TRITON PCS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Dollars in thousands)

	For the Year Ended December 31,
	2001	2002	2003
Revenues:
Service	$387,381	$502,402	$576,359
Roaming	126,909	175,405	180,314
Equipment	25,810	38,178	53,426

Total revenues	540,100	715,985	810,099

Expenses:
Costs of service (excluding the below amortization, excluding depreciation of $90,851, $114,007 and $130,639, and excluding noncash compensation of $2,544, $3,646 and $3,300, respectively)	174,500	212,221	244,226
Cost of equipment	73,513	84,377	104,630
Selling, general and administrative (excluding depreciation of $16,657, $16,072 and $18,155, and excluding noncash compensation of $14,647, $17,784 and $25,510, respectively)	228,259	253,129	235,677
Termination benefits and other related charges	—	—	2,731
Non-cash compensation	17,191	21,430	28,810
Depreciation and asset disposal	107,508	130,079	148,794
Amortization	19,225	4,926	4,300

Income (loss) from operations	(80,096)	9,823	40,931

Interest expense	(117,499)	(144,086)	(141,210)
Other expense	(18,034)	(7,693)	(2,898)
Debt extinguishment costs	—	—	(41,171)
Interest and other income	18,322	6,292	2,285

Loss before taxes	(197,307)	(135,664)	(142,063)
Income tax provision	(1,083)	(24,650)	(11,907)

Net loss	$(198,390)	$(160,314)	$(153,970)

Other comprehensive income (loss), net of tax:
Cumulative effect of change in accounting principle	$(4,162)	$—	$—
Unrealized gain (loss) on derivative instruments	(3,498)	2,201	1,429
Plus: reclassification adjustment for previous unrealized losses	—	—	4,030

Comprehensive loss	$(206,050)	$(158,113)	$(148,511)

See accompanying notes to consolidated financial statements.

TRITON PCS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY (DEFICIT) AND MEMBER’S CAPITAL

(Dollars in thousands)

	Common Stock Shares	Amount	Additional Paid-In Capital	Deferred Compensation	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Stockholder’s Equity (Deficit)
Balance at December 31, 2000	100	$—	$564,665	$(42,193)	$—	$(362,819)	$159,653

Capital contributions from parent	—	—	105,056	—	—	—	105,056
Deferred compensation	—	—	67,852	(67,852)	—	—	—
Non-cash compensation	—	—	—	17,426	—	—	17,426
Fair value of cash flow hedges	—	—	—	—	(7,660)	—	(7,660)
Net loss	—	—	—	—	—	(198,390)	(198,390)

Balance at December 31, 2001	100	$—	$737,573	$(92,619)	$(7,660)	$(561,209)	$76,085

Capital contributions from parent	—	—	934	—	—	—	934
Deferred compensation	—	—	3,365	(3,365)	—	—	—
Non-cash compensation	—	—	—	21,430	—	—	21,430
Fair value of cash flow hedges	—	—	—	—	2,201	—	2,201
Net loss	—	—	—	—	—	(160,314)	(160,314)

Balance at December 31, 2002	100	$—	$741,872	$(74,554)	$(5,459)	$(721,523)	$(59,664)

Capital contributions from parent	—	—	57	—	—	—	57
Deferred compensation	—	—	(10,964)	10,964	—	—	—
Non-cash compensation	—	—	—	28,810	—	—	28,810
Fair value of cash flow hedges	—	—	—	—	5,459	—	5,459
Net loss	—	—	—	—	—	(153,970)	(153,970)

Balance at December 31, 2003	100	$—	$730,965	$(34,780)	$—	$(875,493)	$(179,308)

See accompanying notes to consolidated financial statements

TRITON PCS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	For the Years Ended December 31,
	2001	2002	2003
Cash flows from operating activities:
Net loss	$(198,390)	$(160,314)	$(153,970)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	126,733	135,005	153,094
Accretion of interest	48,271	53,969	21,662
Loss on equity investment	718	1,761	875
Bad debt expense	12,103	18,889	8,530
Non-cash compensation	17,191	21,430	28,810
Deferred income taxes	—	23,674	10,347
Loss on debt extinguishment	—	—	41,171
Loss on derivative instruments	12,924	5,436	2,023
Change in operating assets and liabilities
Accounts receivable	(29,944)	(41,454)	403
Inventory	(8,165)	(33)	4,166
Prepaid expenses and other current assets	(5,664)	(2,562)	(2,709)
Intangible and other assets	379	680	(3,489)
Accounts payable	(11,937)	(8,104)	15,079
Accrued payroll and liabilities	3,661	(1,734)	5,369
Deferred revenue	7,908	7,371	1,669
Accrued interest	18,928	286	2,633
Other liabilities	1,963	(29)	1,256

Net cash provided by (used in) operating activities	(3,321)	54,271	136,919

Cash flows from investing activities:
Capital expenditures	(214,713)	(165,935)	(145,874)
Proceeds from sale of property and equipment, net	201	72	738
Net investments in and advances to non-consolidated entity	(100,484)	(14,922)	(875)
Repayments from non-consolidated entity	—	57,873	58
Acquisition of FCC licenses	—	(113,705)	(28,413)
Other	(3,185)	(20)	—

Net cash used in investing activities	(318,181)	(236,637)	(174,366)

Cash flows from financing activities:
Proceeds from issuance of debt, net of discount	728,995	—	710,500
Borrowings under credit facility	281,000	65,000	—
Payments under credit facility	(428,750)	(42,039)	(207,961)
Payments of subordinated debt	—	—	(511,989)
Payment of debt extinguishment costs	—	—	(31,342)
Change in bank overdraft	8,595	3,627	(3,171)
Payment of deferred transaction costs	(1,142)	—	—
Payment of deferred financing costs	(1,899)	(1,480)	(2,680)
Extinguishment of interest rate swaps	—	—	(20,383)
Advances to related-party, net	(177)	(181)	(120)
Capital contributions from parent	106,324	934	57
Principal payments under capital lease obligations	(1,973)	(2,133)	(1,948)

Net cash provided by (used in) financing activities	690,973	23,728	(69,037)

Net increase (decrease) in cash and cash equivalents	369,471	(158,638)	(106,484)
Cash and cash equivalents, beginning of period	1,617	371,088	212,450

Cash and cash equivalents, end of period	$371,088	$212,450	$105,966

See accompanying notes to consolidated financial statements

TRITON PCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2001, 2002 and 2003

(1)    Summary of Operations and Significant Accounting Policies

Triton PCS Inc. (“Triton”) is a wholly-owned subsidiary of Triton PCS Holdings, Inc. (“Holdings”); Triton PCS Operating Company L.L.C., Triton PCS License Company L.L.C., Triton PCS Equipment Company L.L.C., Triton PCS Property Company L.L.C., Triton PCS Holdings Company L.L.C., Triton Management Company, Inc., Triton PCS Investment Company L.L.C. and Triton PCS Finance Company, Inc. are each wholly-owned subsidiaries of Triton. Triton has no independent assets or operations, and all of Triton’s subsidiaries, other than Triton PCS Property Company L.L.C. and Triton PCS License Company L.L.C., have guaranteed on a full, unconditional and joint and several basis Triton’s 8 1/2% senior notes due 2013 (the “8 1/2% Notes”), its 9 3/8% senior subordinated notes due 2011 (the “9 3/8% Notes”) and its 8 3/4% senior subordinated notes due 2011 (the “8 3/4% Notes”). The 8 1/2% Notes are effectively subordinated in right of payment to all of Triton PCS’ senior secured debt, including the current revolving credit facility (the “Current Credit Facility”). The 9 3/8% Notes and the 8 3/4% Notes constitute unsecured obligations of Triton and rank subordinate in right of payment to all of Triton’s existing and future senior debt, including the 8 1/2% Notes and the Current Credit Facility.

The consolidated accounts include Triton and its wholly-owned subsidiaries (collectively, the “Company”). The Company operates under one segment. The Company’s more significant accounting policies follow:

(a)    Nature of Operations

In February 1998, the Company entered into a joint venture with AT&T Wireless Services, Inc. (“AT&T Wireless”) whereby AT&T Wireless contributed to the Company personal communications services licenses for 20 MHz of authorized frequencies covering approximately 13.6 million potential subscribers in a contiguous geographic area encompassing portions of Virginia, North Carolina, South Carolina, Tennessee, Georgia and Kentucky. As part of this agreement, the Company was granted the right to be the exclusive provider of wireless mobility services using equal emphasis co-branding with AT&T Corp. in the Company’s licensed markets (see Note 2).

The Company began generating revenues from the sale of personal communications services in the first quarter of 1999 as part of its initial personal communications services network build-out. The Company offers service in all 37 markets in its licensed area. As of December 31, 2003, the Company’s network in these markets included 2,267 TDMA cell sites and seven TDMA switches. In addition, the Company has overlaid approximately one-half of its cell sites with GSM/GPRS technology and has deployed two GSM/GPRS switches.

(b)    Liquidity and Capital Resources

The construction of the Company’s network and the marketing and distribution of wireless communications products and services have required, and will continue to require, substantial capital. Capital outlays have included license acquisition costs, capital expenditures for network construction, funding of operating cash flow losses and other working capital costs, debt service and financing fees and expenses. The Company may have additional capital requirements, which could be substantial for future upgrades due to advances in new technology.

The Company’s credit facility, as amended, will provide the Company with the ability, subject to various terms and conditions, including compliance with specified leverage ratios, to borrow an additional $100.0 million as of December 31, 2003, to finance working capital requirements, capital expenditures, permitted acquisitions and other corporate purposes. The Company believes that cash on hand and available credit facility borrowings will be sufficient to meet the Company’s projected capital requirements through 2004. Although management estimates that these funds will be sufficient to finance its continued growth, it is possible that additional funding will be necessary, which could include equity or debt offerings.

TRITON PCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2001, 2002 and 2003

(c)    Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(d)    Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, demand deposits and short-term investments with initial maturities of three months or less. The Company maintains cash balances at financial institutions, which at times exceed the $100,000 Federal Deposit Insurance Corporation limit. Bank overdraft balances are classified as a current liability.

(e)    Inventory

Inventory, consisting primarily of wireless handsets and accessories held for resale, is valued at lower of cost or market. Cost is determined by the first-in, first-out method. Market is determined using replacement cost. Losses on sales of wireless phones are recognized in the period in which sales are made as a cost of acquiring subscribers.

(f)    Construction in Progress

Construction in progress includes expenditures for the design, construction and testing of the Company’s PCS network and also includes costs associated with developing information systems. The Company capitalizes interest on certain of its construction in progress activities. When the assets are placed in service, the Company transfers the assets to the appropriate property and equipment category and depreciates these assets over their respective estimated useful lives.

(g)    Investment in PCS Licenses

Investments in PCS licenses are recorded at their estimated fair value at the time of acquisition. As there is an observable market for PCS licenses and an indefinite life, the Company believes that FCC licenses qualify as indefinite life intangibles. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, investments in PCS licenses are tested for impairment annually or more frequently if events or changes in circumstances indicate that the PCS licenses may be impaired, rather than amortized on a straight-line basis over 40 years (see Note 5). The impairment test consists of a comparison of the fair value with the carrying value.

(h)    Deferred Costs

Costs incurred in connection with the negotiation and documentation of debt instruments are deferred and amortized over the terms of the debt instruments using the effective interest rate method.

Costs incurred in connection with the issuance and sale of equity securities are deferred and netted against the proceeds of the stock issuance upon completion of the transaction. Costs incurred in connection with acquisitions are deferred and included in the aggregate purchase price allocated to the net assets acquired upon completion of the transaction.

TRITON PCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2001, 2002 and 2003

(i)    Long-Lived Assets

Property and equipment is carried at original cost. Depreciation is calculated based on the straight-line method over the estimated useful lives of the assets, which are ten to twelve years for network infrastructure and equipment and three to five years for office furniture and equipment. In addition, the Company capitalizes interest on expenditures related to the build-out of its network. Expenditures for repairs and maintenance are charged to expense as incurred. When property is retired or otherwise disposed of, the cost of the property and the related accumulated depreciation are removed from the accounts, and any resulting gains or losses are reflected in the statement of operations. Capital leases are included under property and equipment with the corresponding amortization included in accumulated depreciation. The related financial obligations under the capital leases are included in current and long-term obligations. Capital leases are amortized over the useful lives of the respective assets.

The Company periodically evaluates the carrying value of long-lived assets, other than indefinite-lived intangible assets, when events and circumstances warrant such review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flows expected to result from the use and eventual disposition from such assets are less than the carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value is determined by using the anticipated cash flows discounted at a rate commensurate with the risk involved.

(j)    Deferred Gain on Sale of Property and Equipment

In 1999, the Company sold and transferred 187 of its towers, related assets and certain liabilities to American Tower Corporation (“ATC”). The purchase price was $71.1 million, reflecting a price of $380,000 per tower. The Company also entered into a master lease agreement with ATC, in which the Company agreed to pay ATC monthly rent for the continued use of the space that the Company occupied on the towers prior to the sale. The initial term of the lease was for 12 years. The carrying value of the towers sold was $25.7 million. After deducting $1.6 million of selling costs, the gain on the sale of the towers was approximately $43.8 million, of which $11.7 was recognized immediately to reflect the portion of the gain in excess of the present value of the future minimum lease payments, and $32.1 million was deferred and is being recognized over operating lease terms. As of December 31, 2003, $5.0 million has been amortized.

(k)    Revenue Recognition

Revenues from operations consist of charges to customers for activation, monthly access, airtime, roaming charges, long-distance charges, and equipment sales as well as revenues earned from other carriers’ customers using the Company’s network. Revenues are recognized as services are rendered. Unbilled revenues result from service provided from the billing cycle date to the end of the month and from other carrier’s customers using the Company’s systems. In accordance with EITF 00-21 “Accounting for Revenue Arrangements with Multiple Deliverables” in a subscriber activation, the total proceeds are allocated to the associated deliverables. When equipment cost exceeds equipment revenue, referred to as equipment margin, the activation fee collected, up to the amount of the equipment margin, is recognized immediately as equipment revenue. Any subscriber activation fee collected in excess of the equipment margin is deferred and recognized over the estimated subscriber’s life. Equipment sales are a separate earnings process from other services we offer and are recognized upon delivery to the customer and reflect charges to customers for wireless handset equipment purchases.

TRITON PCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2001, 2002 and 2003

(l)    Income Taxes

Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using statutory tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

(m)    Financial Instruments

Derivative financial instruments are accounted for in accordance with SFAS No. 133. Derivatives, which qualify as a cash-flow hedge, are reflected on the balance sheet at their fair market value and changes in their fair value are reflected in Accumulated Other Comprehensive Income and reclassified into earnings as the underlying hedge items affect earnings. Financial instruments, which do not qualify as a cash flow hedge, are reflected on the balance sheet at their fair market value and changes in their fair value are recorded as other income or expense on the income statement. Derivatives, which qualify as a fair value hedge, are reflected on the balance sheet at their fair market value and changes in their fair value are reflected in adjustments to the carrying value of the matched debt. As of December 31, 2003 all of the Company’s derivatives, which consisted of interest rate swaps, were classified as fair value hedges. (see Note 9)

(n)    Advertising Costs

The Company expenses advertising costs when the advertisement occurs. Total advertising expense amounted to $36.3 million in 2001, $35.2 million in 2002 and $32.6 million in 2003.

(o)    Concentrations of Credit Risk

Financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of cash, cash equivalents and accounts receivable. The Company’s credit risk is managed through diversification and by investing its cash and cash equivalents in high-quality investment holdings.

Concentrations of credit risk with respect to accounts receivable are limited due to a large customer base. Initial credit evaluations of customers’ financial condition are performed and security deposits are obtained for customers with a higher credit risk profile. The Company maintains reserves for potential credit losses.

(p)    Stock Compensation

The Company accounts for grants of Holdings’ restricted stock to employees under the fair value method of SFAS No. 123 by recording deferred compensation based upon the stock’s fair value at the date of issuance (see Note 3 for a description of Holdings’ stock compensation plans). The Company amortizes deferred compensation over the respective vesting period.

The Company accounts for Holdings’ stock compensation related to Holdings’ employee stock purchase plan under the intrinsic value method of Accounting Principles Board Opinion 25. Pro forma compensation expense is calculated for the fair value of stock compensation using the Black-Scholes model for stock issued under Holdings’ employee stock purchase plan. With regard to the pro forma net loss, there was no offsetting impact to the tax provision related to pro forma compensation expense because of historical net losses and recognition of a valuation allowance against the associated net operating loss carryforwards. Assumptions, for the year ended December 31, 2003, include an expected life of three months, weighted average risk-free interest

TRITON PCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2001, 2002 and 2003

rate of 1.2%, a dividend yield of 0.0% and expected volatility of 150%. For the year ended December 31, 2002, assumptions included an expected life of three months, weighted average risk-free interest rate between 1.6%— 1.8%, a dividend yield of 0.0% and expected volatility between 42%—141%. For the year ended December 31, 2001, assumptions included an expected life of three months, weighted average risk-free interest rate between 2.2%—5.7%, dividend yield of 0.0% and expected volatility between 70%—78%. Had compensation expense for grants of stock-based compensation been determined consistent with SFAS No. 123, the pro forma net loss would have been:

	December 31,
	2001	2002	2003
	(Dollars in thousands)
Net loss as reported	$(198,390)	$(160,314)	$(153,970)
Add: stock-based employee compensation expense included in reported net loss, net of related tax effects	17,191	21,430	28,810
Deduct: total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(17,466)	(21,712)	(28,834)
Pro forma net loss	(198,665)	(160,596)	(153,994)

(q)    Reclassifications

Certain reclassifications have been made to prior period financial statements to conform to the current period presentation.

(2)    AT&T Transaction

On October 8, 1997, Triton entered into a Securities Purchase Agreement with AT&T Wireless PCS LLC (as successor to AT&T Wireless PCS, Inc.) (“AT&T Wireless PCS”) and the stockholders of Triton, whereby Triton was to become the exclusive provider of wireless mobility services in AT&T’s Southeast region.

On February 4, 1998, Triton executed a Closing Agreement with AT&T Wireless PCS and the other stockholders of Triton finalizing the transactions contemplated in the Security Purchase Agreement. Pursuant to the Closing Agreement, Holdings’ issued 732,371 shares of Series A convertible preferred stock and 366,131 shares of Series D convertible preferred stock to AT&T Wireless PCS in exchange for 20 MHz A and B block PCS licenses covering certain areas in the southeastern United States and the execution of certain related agreements, as further described below. The fair value of the FCC licenses was $92.8 million. This amount is substantially in excess of the tax basis of such licenses, and accordingly, the Company recorded a deferred tax liability, upon the closing of the transaction.

In accordance with the Closing Agreement, the Company and AT&T Wireless PCS and the other stockholders of Holdings consented to executing the following agreements:

(a)    Stockholders’ Agreement

The Stockholders’ Agreement expires on February 4, 2009. The agreement was amended and restated on October 27, 1999 in connection with Holdings’ initial public offering and includes the sub-agreements listed below:

Resale Agreement—The Company is required to enter into a Resale Agreement at the request of AT&T Wireless PCS, which provides AT&T Wireless PCS with the right to purchase and resell on a nonexclusive basis access to and usage of the Company’s services in the Company’s Licensed Area. The Company will retain the continuing right to market and sell its services to customers and potential customers in competition with AT&T Wireless PCS.

TRITON PCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2001, 2002 and 2003

Exclusivity—None of Holdings’ stockholders who are party to the Stockholders’ Agreement, or their affiliates, will provide or resell, or act as the agent for any person offering, within the defined territory wireless mobility telecommunications services initiated or terminated using frequencies licensed by the Federal Communications Commission (“FCC”) and Time Division Multiple Access or, in certain circumstances such as if AT&T Wireless PCS and its affiliates move to a successor technology in a majority of the defined southeastern region, a successor technology (“Company Communications Services”), except AT&T Wireless PCS and its affiliates may (i) resell or act as agent for the Company in connection with the provision of Company Communications Services, (ii) provide or resell wireless telecommunications services to or from certain specific locations, and (iii) resell Company Communications Services for another person in any area where the Company has not placed a system into commercial service, provided that AT&T Wireless PCS has provided the Company with prior written notice of AT&T Wireless PCS’s intention to do so and only dual band/dual mode phones are used in connection with such resale activities.

Preferred Provider Status—With respect to the markets listed in the Roaming Agreement, Holdings and AT&T Wireless PCS agreed to cause their respective affiliates in their home carrier capacities to program and direct the programming of customer equipment so that the other party in its capacity as the serving carrier is the preferred provider in such markets, and refrain from inducing any of its customers to change such programming.

Build-out—The Company is required to conform to certain requirements regarding the construction of the Company’s PCS system. In the event that the Company breaches these requirements, AT&T Wireless may terminate its exclusivity provisions. This provision has been satisfied.

Disqualifying Transactions—In the event of a merger, asset sale or consolidation, as defined, involving AT&T Corp. or its affiliates and another person that derives from telecommunications businesses annual revenues in excess of $5.0 billion, derives less than one third of its aggregate revenues from wireless telecommunications, and owns FCC licenses to offer wireless mobility telecommunications services to more than 25% of the population within the Company’s territory (the “AT&T Corporation Merger Party”), AT&T Wireless PCS and the Company have certain rights. AT&T Wireless PCS may terminate its exclusivity in the territory in which the AT&T Corporation Merger Party overlaps that of the Company. In the event that AT&T Wireless PCS proposes to sell, transfer or assign to a non-affiliate its PCS system owned and operated in the Charlotte, NC; Atlanta, GA; Baltimore, MD; and Washington, DC, basic trading areas, then AT&T Wireless PCS will provide the Company with the opportunity for a 180-day period to have AT&T Wireless PCS jointly market the Company’s licenses that are included in the major trading area that AT&T Wireless PCS is requesting to sell.

(b)    License Agreement

Pursuant to a Network Membership License Agreement, dated February 4, 1998 (as amended, the “License Agreement”), between AT&T Corp. and the Company, AT&T Corp. granted to the Company a royalty-free, nontransferable, nonsublicensable, limited right, and license to use certain licensed marks (the “Licensed Marks”) solely in connection with certain licensed activities. The Licensed Marks include the logo containing the AT&T and globe design and the expression “Member, AT&T Wireless Services Network”. The License Agreement also grants to the Company the right and license to use Licensed Marks on certain permitted mobile phones. The licensed activities include (i) the provision to end-users and resellers, solely within the defined territory, of Company Communications Services on frequencies licensed to the Company for Commercial Mobile Radio Services provided in accordance with the AT&T PCS contributed licenses and permitted cellular licenses (collectively, the “Licensed Services”) and (ii) marketing and offering the Licensed Services within the defined territory.

TRITON PCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2001, 2002 and 2003

The License Agreement had an initial five-year term, which expired on February 4, 2003. The agreement has since been renewed through February 4, 2005. The agreement was also amended to include automatic renewals for one-year terms unless AT&T notifies the Company of its intention to terminate the agreement. The license may be terminated at any time in the event of the Company’s significant breach, including the Company’s misuse of any Licensed Marks, the Company’s license or assignment of any of the rights in the License Agreement, the Company’s failure to maintain AT&T quality standards or if the Company experiences a change of control. The License Agreement, along with the Exclusivity and Resale Agreements, had a fair value of $8.4 million and $11.9 million, respectively, with an estimated useful life of 10 years. Amortization commenced upon the effective date of the Agreements.

(c)    Roaming Agreement

Pursuant to the Intercarrier Roamer Service Agreement, dated as of February 4, 1998 (as amended, the “Roaming Agreement”), between AT&T Wireless and the Company, each of AT&T Wireless and the Company have agreed to provide (each in its capacity as serving provider, the “Serving Carrier”) wireless mobility radiotelephone service for registered customers of the other party’s (the “Home Carrier”) customers while such customers are out of the Home Carrier’s geographic area and in the geographic area where the Serving Carrier (itself or through affiliates) holds a license or permit to construct and operate a wireless mobility radio/telephone system and station. Each Home Carrier whose customers receive service from a Serving Carrier shall pay to such Serving Carrier 100% of the Serving Carrier’s charges for wireless service and 100% of pass-through charges (i.e., toll or other charges).

The fair value of the Roaming Agreement, as determined by an independent appraisal, was $5.5 million, with an estimated useful life of 20 years. Amortization commenced upon the effective date of the agreement.

On October 4, 2002, AT&T Wireless Services and the Company entered into a supplement to their Roaming Agreement. The supplement primarily provides pricing, which rates shall be kept reasonably competitive in each geographic area, for the use of one party’s Global Systems for Mobile Communications/General Packet Radio Service (“GSM/GPRS”) network by another party’s GSM/GPRS subscribers. The supplement has a four-year term and, unless either party provides the other with no less than 90 days notice prior to the expiration of the initial four-year term, thereafter continues month-to-month subject to termination by either party on 90 days notice.

AT&T Wireless PCS or any subsequent holder of the Series A preferred stock (the “Series A Stock”) is bound by the material rights and obligations in the aforementioned agreements. The Company reserves all rights with respect to any transfer of Holdings’ Series A preferred stock.

On February 17, 2004, AT&T Wireless and Cingular Wireless entered into an Agreement and Plan of Merger. The merger agreement filed with the SEC provides that Cingular Wireless has agreed to acquire all of the outstanding stock of AT&T Wireless through a merger of a Cingular Wireless subsidiary with and into AT&T Wireless, with AT&T Wireless as the surviving corporation of the merger. The proposed transaction is subject to the receipt of various governmental and regulatory consents and approvals. If and when AT&T Wireless becomes a subsidiary of Cingular Wireless through this merger, all rights and obligations associated with Holdings’ Series A preferred stock would, by operation of law, continue to apply to AT&T Wireless PCS as holder of the Series A preferred stock.

Subsequent to the proposed merger, AT&T Wireless and its affiliates, including Cingular Wireless, may reconsider AT&T Wireless’ use of the AT&T brand. Any changes in use of the brand may affect the benefits

TRITON PCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2001, 2002 and 2003

provided under the co-branding arrangement (see “License Agreement” above), which expires in February 2005. The Company will evaluate the prospective effects of the proposed merger on the License Agreement prior to such expiration.

The Company will continue to evaluate the potential effects of the proposed merger on all other material agreements, including an evaluation of the appropriateness of the useful lives and potential impairments on related intangible assets, as facts and circumstance become known.

(3)    Stock Compensation and Employee Benefits

Restricted Awards:

Holdings’ has made grants of restricted stock to provide incentive to key employees and non-management directors and to further align the interests of such individuals with those of its stockholders. Grants of restricted stock generally are made annually under the stock and incentive plan and deferred compensation is recorded for these awards based upon the stock’s fair value at the date of issuance. Grants generally vest over a four to five year period.

The following table summarizes restricted stock activity in 2001, 2002 and 2003 respectively:

	Deferred Compensation	Restricted Incentive Plan Shares Available	Restricted Incentive Plan Shares Issued	Per Share Average Grant Price
	(Dollars in thousands, except share amounts)
January 1, 2001	$42,193	1,830,429	1,624,066

Additional Incentive Plan shares authorized		1,500,000
Restricted stock grants	$74,985	(1,904,505)	1,904,505	$39.37
Restricted stock forfeitures	$(7,133)	250,921	(250,921)
Amortization of deferred compensation	$(17,426)

December 31, 2001	$92,619	1,676,845	3,277,650

Restricted stock grants	$7,379	(845,070)	845,070	$8.33
Restricted stock forfeitures	$(4,014)	135,617	(135,617)
Amortization of deferred compensation	$(21,430)

December 31, 2002	$74,554	967,392	3,987,103

Restricted stock grants	$3,123	(1,002,628)	1,002,628	$3.12
Restricted stock forfeitures	$(14,087)	508,472	(508,472)
Amortization of deferred compensation	$(28,810)

December 31, 2003	$34,780	473,236	4,481,259

In 2002, Holdings entered into Director Stock Award Agreements with four of its non-employee directors, Scott I. Anderson, John D. Beletic, Arnold L. Chavkin and Rohit M. Desai. Each such director received an award of 11,250 shares of Class A common stock for service on the Board of Directors and an additional 6,250 shares for service on each of the Audit Committee and Compensation Committee. Accordingly, Mr. Anderson and Mr. Beletic each received total awards of 17,500 shares under agreements dated as of June 24, 2002, recognizing their service on the audit committee and the compensation committee, respectively, and Mr. Chavkin and Mr. Desai each received a total award of 23,750 shares under agreements dated as of July 1, 2002, recognizing their

TRITON PCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2001, 2002 and 2003

service on both committees. Each award vests in equal installments over a five-year period, with the first installment vesting on June 1, 2003, and the awards vest under certain circumstances involving a change of control. Deferred compensation of approximately $0.3 million was recorded based on the market value at the date of grant. Upon each director’s termination of service as a member of Holdings’ Board of Directors for any reason, the director has agreed to forfeit any unvested shares, subject to the exception that if the director is not nominated to serve as a member of the Board of Directors when his term expires or if nominated, does not receive the requisite vote to be elected, the director will be deemed to have served on the Board of Directors as of the vesting date closest to the relevant annual meeting of Holdings’ stockholders.

401(k) Savings Plan:

The Company’s employees are eligible to participate in a 401(k) savings plan (the “Savings Plan”) which permits employees to make contributions to the Savings Plan on a pre-tax salary reduction basis in accordance with the Internal Revenue Code. Substantially all full-time employees are eligible to participate in the next quarterly open enrollment after 90 days of service. The Company matches a portion of the voluntary employee contributions. The cost of the Savings Plan charged to expense was $1,172,000 in 2001, $1,303,000 in 2002 and $1,242,000 in 2003.

Employee Stock Purchase Plan:

Holdings’ has an Employee Stock Purchase Plan (the “Plan”), which was suspended as of January 2003, pursuant to which employees were able to purchase shares of Holdings’ Class A common stock. Under the terms of the Plan, Holdings’ Stock Plan Committee establishes offering periods during each calendar year in which employees can participate. The purchase price is determined at the discretion of the Stock Plan Committee but shall not be less than the lesser of: (i) 85% of the fair market value on the first business day of each offering period or (ii) 85% of the fair market value on the last business day of the offering period. Holdings issued 38,167 shares of Class A common stock, at an average per share price of $26.69 in 2001; 202,704 shares of Class A common stock, at an average per share price of $4.52 in 2002 and 36,504 shares of Class A common stock, at an average per share price of $1.57, in January 2003. Following these issuances, Holdings’ has 440 shares available under the employee stock purchase plan.

(4)    Property and Equipment

	December 31,
	2002	2003
	(Dollars in thousands)
Property and equipment:
Land	$377	$377
Network infrastructure and equipment	1,004,323	1,141,200
Furniture, fixtures and computer equipment	89,208	98,134
Capital lease assets	8,454	8,946
Construction in progress	37,647	22,843

	$1,140,009	$1,271,500
Less accumulated depreciation	(343,506)	(482,630)

Property and equipment, net	$796,503	$788,870

TRITON PCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2001, 2002 and 2003

Depreciation for the years ended December 31, 2001, 2002 and 2003 totaled $107.3 million, $126.2 million and $144.4 million, respectively. During the years ended December 31, 2001, 2002 and 2003, the Company incurred charges of $0.2 million, $3.9 million and $4.4 million, respectively, as the result of losses on the sale of property and equipment, charges to accelerate depreciation on certain assets as a result of management’s decision not to complete the construction of certain network infrastructure and cell site equipment deemed obsolete. These charges are included in depreciation and asset disposal expense in the statement of operations and comprehensive loss.

In July 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 143 “Accounting for Asset Retirement Obligations”. This statement provides accounting and reporting standards for costs associated with the retirement of long-lived assets and requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes the cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value, and the capitalized cost is depreciated over the estimated useful life of the related asset. Upon settlement of the liability, an entity either settles the obligations for its recorded amount or incurs a gain or loss.

Triton is subject to asset retirement obligations associated with its cell site operation leases, which are subject to the provisions of SFAS No. 143. Cell site lease arrangements may contain clauses requiring restoration of the leased site at the end of the lease term, creating an asset retirement obligation. In addition to cell site operating leases, leases related to retail and administrative locations are subject to the provisions of SFAS No. 143.

Upon adoption, Triton recorded an asset retirement obligation of $1.2 million and capitalized the same amount by increasing the related assets’ carrying costs. In addition, $0.7 million of accretion expense was recorded to increase the asset retirement obligation to its present value.

During 2003, there were no liabilities settled or changes in cash flow estimates used to establish this obligation. No assets are legally restricted for the purposes of settling asset retirement obligations.

(5)    Intangible Assets

On January 1, 2002, the Company adopted SFAS, No. 142, “Goodwill and Other Intangible Assets”. With the adoption of SFAS No. 142, FCC licenses are classified as having an indefinite life and are no longer subject to amortization. As an asset with an indefinite life, the licenses are subject to at least an annual assessment for impairment. All of the Company’s FCC licenses are aggregated for the purpose of performing the impairment test as they are operated as a single asset, and, as such are essentially inseparable from one another. The Company has evaluated these assets, and based upon a discounted future cash flows model, the FCC licenses are not impaired.

TRITON PCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2001, 2002 and 2003

The elimination of FCC license amortization would have reduced net loss by approximately $6.9 million for the year ended December 31, 2001. The pro forma net loss information is shown below as if the provisions of SFAS No. 142 were in effect for fiscal year 2001.

	December 31,
	2001	2002	2003
	Pro forma	Actual	Actual
	(Dollars in thousands)
Net Loss:
Reported net loss	($198,390)	($160,314)	($153,970)
Add back: FCC license amortization	$6,943	—	—

Adjusted net loss	($191,447)	($160,314)	($153,970)

The following table summarizes the Company’s intangible assets as of December 31, 2002 and 2003, respectively.

	December 31,		Amortizable Lives
	2002	2003
	(Dollars in thousands)
PCS Licenses	$392,922	$493,296	Indefinite
AT&T agreements	26,026	26,026	10-20 years
Bank financing	17,706	4,522	5-10 years
Exclusivity agreement	2,964	164	1-3 years
Trademark	64	64	40 years
Other	3,357	3,163	1-10 years

	443,039	527,235
Less: accumulated amortization	(47,790)	(38,352)

Intangible assets, net	$395,249	$488,883

Amortization of intangibles for the years ended December 31, 2001, 2002 and 2003 totaled $23.8 million, $7.5 million and $10.2 million, respectively. AT&T agreements, trademarks and other intangible asset amortization, which is recorded as amortization expense on the consolidated statement of operations and comprehensive loss, was $2.7 million, $2.9 million and $2.7 million for the years ended December 31, 2001, 2002 and 2003, respectively. Bank financing amortization, which is recorded as interest expense or debt extinguishment costs, as applicable, on the consolidated statement of operations and comprehensive loss was $5.6 million, $1.8 million and $5.5 million for the years ended December 31, 2001, 2002 and 2003, respectively. Exclusivity agreement amortization, which is recorded as contra equipment revenue on the consolidated statement of operations and comprehensive loss, was $1.1 million, $2.8 million and $2.0 million for the years ended December 31, 2001, 2002, and 2003, respectively. In addition, during 2001, the Company recorded an additional $14.4 million of amortization expense, which was comprised of $7.0 million of amortization of the Company’s FCC licenses prior to the adoption of SFAS No. 142 and $7.4 million of amortization of its subscriber lists.

TRITON PCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2001, 2002 and 2003

Estimated aggregate amortization of intangibles for the next five years is as follows:

(000s)
2004	$3,499
2005	3,328
2006	3,219
2007	3,094
2008	1,060

(6)    Detail of Certain Liabilities

The following table summarizes certain current liabilities as of December 31, 2002 and 2003, respectively.

	December 31,
	2002	2003
	(Dollars in thousands)
Accrued liabilities:
Bank overdraft liability	$25,892	$22,721
Accrued payroll and related expenses	16,282	13,831
Accrued expenses	5,999	13,819
Accrued interest	20,637	23,270

Total accrued liabilities	$68,810	$73,641

Other current liabilities:
Deferred revenue	$19,548	$21,605
Deferred gain on sale of property and equipment	1,190	1,190
Security deposits	10,468	12,914

Total other current liabilities	$31,206	$35,709

(7)    Long-Term Debt

The following table summarizes the Company’s borrowings as of December 31, 2002 and 2003, respectively.

	December 31,
	2002	2003
	(Dollars in thousands)
Current portion of long-term debt:
Current portion of capital lease obligations	$1,787	$1,444
Current portion of bank credit facility	15,382	—

Total current portion of long-term debt	17,169	1,444

Long-term debt:
Capital lease obligations	$964	$909
Bank credit facility	192,579	—
8 1/2% senior notes	—	710,205
11% senior subordinated discounted notes	488,590	—
9 3/8% senior subordinated notes	339,495	340,395
8 3/4% senior subordinated notes	391,635	392,279

Total long-term debt	1,413,263	1,443,788

Total debt	$1,430,432	$1,445,232

TRITON PCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2001, 2002 and 2003

Interest expense, net of capitalized interest was $117.5 million, $144.1 million and $141.2 million for the years ended December 31, 2001, 2002 and 2003, respectively. The Company capitalized interest of $5.9 million, $4.2 million and $1.7 million in the years ended December 31, 2001, 2002 and 2003 respectively. The weighted average interest rate for total debt outstanding during 2002 and 2003 was 9.69% and 9.06% respectively. The average rate at December 31, 2002 and 2003 was 9.70% and 8.40%, respectively. The Company is in compliance with all required covenants as of December 31, 2003.

Aggregate maturities are as follows:

(000s)
2004	$1,444
2005	877
2006	29
2007	3
2008	—
Thereafter	1,442,879

Total	$1,445,232

Old Credit Facility

The Company repaid all outstanding borrowings and retired its then existing credit facility with a portion of the proceeds from the sale of the 8 1/2% notes on June 13, 2003. In connection with the retirement of this credit facility, the Company wrote-off deferred financing costs of approximately $3.7 million for the year ended December 31, 2003.

Current Credit Facility

On June 13, 2003, Triton and Holdings, (collectively referred to as the “Obligors”) entered into a credit agreement with Lehman Commercial Paper Inc., CoBank, ACB, Citicorp North America, Inc., Chase Lincoln First Commercial Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, whom the Obligors refer to as the lenders, and Lehman Brothers Inc., CoBank, ACB and Citigroup Global Markets Inc. as joint-lead arrangers, pursuant to which the lenders agreed to lend to us up to $100 million in revolving credit loans. The following is a summary of certain of the provisions of the new credit facility.

All loans made under the new credit facility will be due on June 30, 2008.

The Obligors’ obligations under the new credit facility are guaranteed by all of their domestic subsidiaries, other than the special purpose subsidiaries that hold the Obligors’ real property and leasehold interests and their FCC licenses, and are secured by liens and security interests in substantially all of Triton and its subsidiaries’ personal property and by a pledge by Holdings’ of its capital stock and by a pledge of the capital stock and membership interests of each of Holdings’ domestic subsidiaries, including the membership interests of the non-guarantor subsidiaries. The proceeds of the loans will be available for general corporate purposes.

The loans will bear interest at either LIBOR, the London interbank offered rate, plus an applicable margin of initially 2.75%, or an adjusted base rate, plus an applicable margin of initially 1.50%, at the Company’s option. The applicable margin will fluctuate from and after January 1, 2004, depending on the Company’s credit rating. The Company will also be required to pay a fee of 0.5% on the unused portion of the revolving credit commitment.

TRITON PCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2001, 2002 and 2003

The credit facility contains customary financial covenants that will become effective only upon the initial drawing under the credit facility, including a minimum interest coverage ratio of 1.25:1, a maximum senior leverage ratio of 4.25:1 at any time prior to January 1, 2004, and 4.00:1 at any time after December 31, 2003, a maximum total leverage ratio of 7.50:1 and a limit on capital expenditures, as well as customary representations and warranties and affirmative and negative covenants. The credit facility contains restrictions on the Obligor’s, the Obligor’s subsidiaries’ and Holdings’ ability to dispose of assets, incur additional indebtedness, incur guaranty obligations, pay dividends, make capital distributions, create liens on assets, make investments, make acquisitions, engage in mergers or consolidations, engage in certain transactions with affiliates and otherwise restrict corporate activities. The Obligors do not expect that such covenants will materially impact their ability or the ability of their subsidiaries to operate their respective businesses.

The credit facility permits, subject to certain limitations, the cash payment of dividends on Holdings’ preferred stock, the redemption of the Holdings’ preferred stock and the Company’s senior and subordinated debt and, subject to certain limitations, Holdings’ common stock.

The new credit facility contains customary events of default, including the failure to pay principal when due or any interest or other amount that becomes due within a period of time after the due date thereof, any representation or warranty being made that is incorrect in any material respect on or as of the date made, a default in the performance of any negative covenants, a default in the performance of certain other covenants or agreements for a specified period, certain insolvency events, certain change of control events and cross-defaults to other indebtedness.

As of December 31, 2003, the Company had no outstanding borrowing on its $100.0 million revolving credit facility. In addition, the Company was in pro forma compliance with all credit facility covenants, which would become effective in the event of a draw on the credit facility, as of December 31, 2003.

Senior Notes

8 1/2% Senior Notes

On June 13, 2003, Triton completed a private offering of $725.0 million principal amount of its 8 1/2% Senior Notes due 2013 (the “8 1/2% Notes”), pursuant to Rule 144A and Regulation S of the Securities Act. The net proceeds of the offering (after deducting the initial purchasers’ discount of approximately $14.5 million) were approximately $710.5 million.

Cash interest is payable semiannually on June 1 and December 1.

The 8 1/2% Notes may be redeemed at the option of Triton, in whole or in part, at various points in time after June 1, 2008 at redemption prices specified in the indenture governing the 8 1/2% Notes plus accrued and unpaid interest, if any.

The 8 1/2% Notes are guaranteed on a senior basis by all of the subsidiaries of Triton, other than Triton PCS Property Company L.L.C. and Triton PCS License Company L.L.C. (Triton’s indirect subsidiaries that hold its real estate interests and FCC licenses, respectively). In addition, Holdings is not a guarantor of the 8 1/2% Notes. The 8 1/2% Notes are effectively subordinated in right of payment to all of Triton’s senior secured debt, including the new credit facility.

Upon a change in control, each holder of the 8 1/2% Notes may require Triton to repurchase such holder’s 8 1/2% Notes, in whole or in part, at a purchase price equal to 101% of the aggregate principal amount, as applicable, plus accrued, unpaid and additional interest, if any to the purchase date.

TRITON PCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2001, 2002 and 2003

All outstanding principal and interest of the 8 1/2% Notes mature and require complete repayment on June 1, 2013.

The Company has utilized interest rate swaps to hedge the fair value of a portion of the 8 1/2% Notes (see Note 9).

Senior Subordinated Debt

9 3/8% Senior Subordinated Notes

On January 19, 2001, Triton completed a private offering of $350.0 million principal amount of 9 3/8% Senior Subordinated Notes due 2011 (the “9 3/8% Notes”), pursuant to Rule 144A and Regulation S of the Securities Act. The net proceeds of the offering (after deducting the initial purchasers’ discount of approximately $9.2 million) were approximately $337.5 million.

Cash interest is payable semiannually on August 1 and February 1.

The 9 3/8% Notes may be redeemed at the option of Triton, in whole or in part, at various points in time after February 1, 2006 at redemption prices specified in the indenture governing the 9 3/8% Notes plus accrued and unpaid interest, if any.

The 9 3/8% Notes are guaranteed on a subordinated basis by all of the subsidiaries of Triton, other than Triton PCS Property Company L.L.C. and Triton PCS License Company L.L.C. In addition, Holdings’ is not a guarantor of the 9 3/8% notes. The guarantees are unsecured obligations of the guarantors, and are subordinated in right to the full payment of all senior debt under the new credit facility, including all of their obligations as guarantors thereunder.

Upon a change in control, each holder of the 9 3/8% Notes may require Triton to repurchase such holder’s 9 3/8% Notes, in whole or in part, at a purchase price equal to 101% of the aggregate principal amount, as applicable, plus accrued and unpaid interest to the purchase date.

All outstanding principal and interest of the 9 3/8% Notes mature and require complete repayment on February 1, 2011.

8 3/4% Senior Subordinated Notes

On November 14, 2001, Triton completed an offering of $400 million principal amount of 8 3/4% Senior Subordinated Notes due 2011 (the “8 3/4% Notes”), pursuant to Rule 144A and Regulation S of the Securities Act. The net proceeds of the offering (after deducting the initial purchasers’ discount of $9.0 million and estimated expenses of $1.0 million) were approximately $390.0 million.

Cash interest is payable semiannually on May 15 and November 15.

The 8 3/4% Notes may be redeemed at the option of Triton, in whole or in part, at various points in time after November 15, 2006 at redemption prices specified in the indenture governing the 8 3/4% Notes plus accrued and unpaid interest, if any.

The 8 3/4% Notes are guaranteed on a subordinated basis by all of the subsidiaries of Triton, other than Triton PCS Property Company L.L.C. and Triton PCS License Company L.L.C. In addition, Holdings’ is not a

TRITON PCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2001, 2002 and 2003

guarantor of the 8 3/4% note. The guarantees are unsecured obligations of the guarantors, and are subordinated in right to the full payment of all senior debt under the new credit facility, including all of their obligations as guarantors thereunder.

Upon a change in control, each holder of the 8 3/4% Notes may require Triton to repurchase such holder’s 8 3/4% Notes, in whole or in part, at a purchase price equal to 101% of the aggregate principal amount, as applicable, plus accrued and unpaid interest to the purchase date.

All outstanding principal and interest of the 8 3/4% Notes mature and require complete repayment on November 15, 2011.

Repayment of Senior Subordinated Notes

11% Senior Subordinated Notes

On May 30, 2003, Triton commenced a tender offer to purchase any and all of its then outstanding $512.0 million aggregate principal amount of 11% notes. On June 13, 2003, Triton used a portion of the proceeds from the sale of its 8 1/2% Notes to purchase approximately $408.6 million principal amount of 11% Notes deemed to have been validly tendered pursuant to the tender offer for aggregate cash consideration of approximately $438.3 million, representing the tender offer consideration plus accrued and unpaid interest from the last interest payment date to, but excluding June 13, 2003. On July 14, 2003, in accordance with the terms and the indenture governing the 11% Notes, the Company redeemed the remaining $111.4 million in the aggregate, which amount consisted of a redemption price of 105.5% of principal amount of the 11% Notes plus accrued and unpaid interest to, but not including, the redemption date. In connection with the repurchase and redemption of the 11% Notes, Triton incurred total costs of approximately $37.5 for the year ended December 31, 2003, which primarily included the tender offer premium, tender offer fee, and write-off of deferred financing costs related to the 11% Notes.

(8)    Income Taxes

The components of income tax expense are presented in the following table (in thousands):

	Years Ended December 31,
	2001	2002	2003
Current
Federal	—	—	—
State	$1,083	$976	$1,560

	1,083	976	1,560

Deferred
Federal	—	21,409	8,818
State	—	2,265	1,529

	—	23,674	10,347

Total income tax expense	$1,083	$24,650	$11,907

TRITON PCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2001, 2002 and 2003

The income tax expense differs from those computed using the statutory U.S. federal income tax rate as set forth below:

	2001	2002	2003
U.S. federal statutory rate	35.00%	35.00%	35.00%
State income taxes, net of federal benefit	(0.35)%	(1.55)%	(1.41)%
Change in federal valuation allowance	(35.26)%	(50.75)%	(40.01)%
Other, net	0.06%	(0.85)%	(1.95)%

Effective Tax Rate	(0.55)%	(18.15)%	(8.37)%

The tax effects of significant temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows (in thousands):

	2002	2003
Deferred tax assets:
Non-deductible accruals	$10,533	$17,205
Capitalized startup costs	320	—
Deferred gain	11,426	10,713
Unrealized losses	7,387	7,231
Intangibles	239	—
Net operating loss carry forward	351,237	381,745

	381,142	416,894
Valuation allowance	(315,129)	(351,631)
Net deferred tax assets	66,013	65,263

Deferred liabilities
FCC licenses	35,609	45,956
Depreciation and amortization	66,013	65,263

Deferred tax liabilities	101,622	111,219

Net deferred tax liabilities	$35,609	$45,956

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management believes it is more likely than not that the Company will realize the benefits of the deferred tax assets, net of the existing valuation allowance at December 31, 2003. As of December 31, 2003, approximately $7.0 million of the gross deferred tax asset and related valuation allowance is attributable to restricted stock compensation. To the extent that such assets are realized in the future, the benefit is applied to equity. If not utilized, the net operating losses will begin to expire in 2018.

(9)    Fair Value of Financial Instruments

Fair value estimates, assumptions, and methods used to estimate the fair value of the Company’s financial instruments are made in accordance with the requirements of SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”. The Company has used available market information to derive its estimates. However,

TRITON PCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2001, 2002 and 2003

because these estimates are made as of a specific point in time, they are not necessarily indicative of amounts the Company could realize currently. The use of different assumptions or estimating methods may have a material effect on the estimated fair value amounts.

	December 31,
	2002		2003
	Carrying amount	Estimated fair value	Carrying amount	Estimated fair value
	(in thousands)
Interest rate swaps—acting as a hedge	$(5,459)	$(5,459)	$(846)	$(846)
Interest rate swaps—not acting as a hedge	(18,360)	(18,360)	—	—
Long-term debt:
Senior debt	—	—	710,205	779,375
Subordinated debt	1,219,720	1,060,060	732,674	751,000
Bank term loan	207,961	207,961	—	—
Capital leases	2,751	2,751	2,353	2,353

The carrying amounts of cash and cash equivalents, accounts and notes receivable, bank overdraft liability, accounts payable and accrued expenses are a reasonable estimate of their fair value due to the short-term nature of the instruments.

Long-term debt is comprised of senior debt, subordinated debt, bank loans and capital leases. The fair value of senior and subordinated debt is stated at quoted market value. The carrying amounts of bank loans are a reasonable estimate of its fair value because market interest rates are variable. Capital leases are recorded at their net present value, which approximates fair value.

Management believes that determining a fair value for the Holdings’ preferred stock is impractical due to the closely held nature of these investments.

The Company recognizes all derivatives on the balance sheet at fair value. The Company adopted SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, as amended, on January 1, 2001 and the Company recorded a cumulative transition adjustment of $4.2 million to other comprehensive income, to recognize the fair value of its derivative instruments as of the date of adoption. Changes in the fair value for the effective portion of the gain or loss on a derivative that was designated as, and met all the required criteria for, a cash flow hedge were recorded in accumulated other comprehensive income and reclassified into earnings as the underlying hedged items affected earnings. Amounts reclassified into earnings related to interest rate swap agreements were included in interest expense. The ineffective portion of the gain or loss on a derivative was recognized in earnings within other income or expense. Due to the repayment of its former credit facility on June 13, 2003, the Company terminated all 13 of its previously existing interest rate swaps for aggregate cash consideration of $23.7 million, which included accrued and unpaid interest through the date of termination. Approximately $0.0 million, $0.1 million and $0.0 million of hedge ineffectiveness for existing derivative instruments for the years ended December 31, 2001 and 2002 and the period January 1, 2003 through June 13, 2003, respectively, was recorded based on calculations in accordance with SFAS No. 133, as amended. In addition, approximately $20.4 million of cumulative expense had been realized in the statement of operations for interest rate swaps that no longer acted as hedges.

During the fourth quarter of 2003, the Company entered into three interest rate swap agreements for an aggregate notional amount of $155.0 million. The Company utilizes these interest rate swap derivatives to manage changes in market conditions related to interest rate payments on its fixed rate debt obligations. All

TRITON PCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2001, 2002 and 2003

interest rate swaps, as of December 31, 2003, are classified as fair value hedges, and therefore, any changes in the fair value of the interest rate swaps are recorded as an adjustment to the carrying value of the matched debt. As of December 31, 2003, the fair value of the derivatives were recorded as a $0.8 million liability.

(10)    Relationship with Lafayette Communications Company L.L.C.

On June 20, 2003, Lafayette (in two separate transactions) sold 12 personal communication service licenses to the Company for an aggregate fair value of approximately $100.1 million. As a part of these transactions, the Company paid approximately $28.1 million to the FCC to satisfy Lafayette’s outstanding obligations due to the FCC. In addition, all loans receivable from Lafayette to the Company were satisfied in connection with these transactions. These licenses cover populations totaling approximately 4.3 million people, including all of South Carolina and parts of Virginia and Georgia.

In a separate transaction, Lafayette acquired the Company’s 39% ownership interest in Lafayette for nominal consideration, and as a result, the Company no longer has any interest in or relationship with Lafayette. As of June 30, 2003, all loans receivable from Lafayette to the Company had been satisfied.

(11)    Commitments and Contingencies

(a)    Leases

The Company has entered into various leases for its offices, land for cell sites, cell sites and furniture and equipment under capital and operating leases expiring through 2026. The Company recognizes rent expense on a straight-line basis over the life of the lease, which establishes deferred rent on the balance sheet. The Company has various capital lease commitments of approximately $2.4 million as of December 31, 2003. As of December 31, 2003, the future minimum rental payments under these lease agreements having an initial or remaining term in excess of one year were as follows:

(1)    Future Minimum Lease Payments:

	Operating	Capital
	(in thousands)
2004	48,254	1,565
2005	40,723	910
2006	34,972	30
2007	29,021	3
2008	24,518	—
Thereafter	131,506	—

Total	$308,994	$2,508

Interest expense		155

Net present value of future payments		2,353
Current portion of capital lease obligation		1,444

		$909

Rent expense under operating leases was $47.1 million, $50.9 million and $51.8 million for the years ended December 31, 2001, 2002 and 2003, respectively.

TRITON PCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2001, 2002 and 2003

As of December 31, 2003, the Company had entered into contractual commitments to purchase equipment and software to complete the overlay of its GSM/GPRS network as well as certain support related to its administrative systems. The total amount of these commitments as of December 31, 2003 was $26.5 million, of which $25.7 million, $0.5 million and $0.3 million is committed for the years ended December 31, 2004, 2005 and 2006, respectively.

(b)    Litigation

The Company has been involved in litigation relating to claims arising out of its operations in the normal course of business. The Company does not believe that an adverse outcome of any of these legal proceedings will have a material adverse effect on the Company’s results of operations.

(12)    Stockholder’s Equity

(a)    Public Offering

On February 28, 2001, Holdings’ issued and sold 3,500,000 shares of Class A common stock in an offering at $32 per share and raised approximately $106.1 million, net of $5.9 million of costs.

(13)    Termination Benefits and Other Related Charges

In January 2003, the Company completed a streamlining of its operations, which consolidated operations functionally from a more decentralized structure and resulted in the termination of 157 positions and the elimination of 13 unfilled positions, or 8% of the Company’s workforce. In addition, 14 employees were relocated as a result of the streamlining. The workforce reduction resulted in $2.7 million of expenses incurred during the year ended December 31, 2003, consisting of $1.7 million for one-time termination benefits and $1.0 million for relocation and other related workforce reduction expenses. As of December 31, 2003, the Company had incurred all costs associated with this streamlining of operations.

(14)    Quarterly Results of Operations (Unaudited)

The following table summarizes the Company’s quarterly financial data for the two years ended December 31, 2003, and December 31, 2002, respectively. This information is derived from the Company’s unaudited financial statements included in its Form 10-Q filings and includes, in management’s opinion, only normal and recurring adjustments that it considers necessary for a fair presentation of the results for such periods. The operating results for any particular quarter are not necessarily indicative of results for that year or any future period.

2002	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	(in thousands)
Total revenue	$156,698	$183,012	$193,244	$183,031
Income (loss) from operations	(681)	7,145	9,406	(6,047)
Net loss	(48,825)	(32,493)	(34,365)	(44,631)

2003	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	(in thousands)
Total revenue	$188,461	$206,470	$213,668	$201,500
Income from operations	4,432	16,058	17,728	2,713
Net loss	(34,812)	(61,327)	(26,634)	(31,197)

TRITON PCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2001, 2002 and 2003

(15)    Supplemental Cash Flow Information

	2001	2002	2003
	(in thousands)
Cash paid during the year for interest, net of amounts capitalized	$50,301	$89,831	$116,915
Cash paid during the year for taxes	1,083	976	1,560

Non-cash investing and financing activities:
Deferred stock compensation	67,617	3,365	(10,964)
Equipment acquired under capital lease obligation	786	291	1,551
Change in fair value of derivative instruments	20,584	3,235	(583)
Change in capital expenditures included in accounts payable	24,519	(30,667)	(5,375)
FCC license acquisition through retirement of note receivable	—	—	71,961

(16)    Guarantor Financial Information

The following tables set forth condensed consolidating financial information of Triton (the “Parent Company”), for all of Triton’s subsidiaries other than Triton PCS License Company L.L.C. and Triton PCS Property Company L.L.C. (collectively, the “Subsidiary Guarantors”) and Triton PCS Licenses Company L.L.C. and Triton PCS Property Company L.L.C. (together, the “Subsidiary Non-Guarantors”). Set forth below are the balance sheet as of December 31, 2002 and 2003, the statement of operations for the twelve months ended December 31, 2001, 2002 and 2003 and the statement of cash flows for the twelve months ended December 31, 2001, 2002 and 2003 for the Parent Company, the Subsidiary Guarantors and the Subsidiary Non-Guarantors. During the periods prior to June 13, 2003, both the Subsidiary Guarantors and Subsidiary Non-Guarantors guaranteed the 11% Notes, the 9 3/8% Notes and the 8 3/4% Notes on a full and unconditional, joint and several basis.

TRITON PCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2001, 2002 and 2003

Consolidating Statement of Operations for the Year Ended December 31, 2001

(amounts in thousands)

	Parent Company	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
Revenues:
Service	$—	$387,381	$—	$—	$387,381
Roaming	—	126,909	—	—	126,909
Equipment	—	25,810	—	—	25,810

Total revenue	—	540,100	—	—	540,100
Expenses:
Cost of service	—	138,676	35,824	—	174,500
Cost of equipment	—	73,513	—	—	73,513
Selling, general and administrative	138	217,857	10,264	—	228,259
Non-cash compensation	—	17,191	—	—	17,191
Depreciation and asset disposal	—	107,508	—	—	107,508
Amortization	—	12,282	6,943	—	19,225

Loss from operations	(138)	(26,927)	(53,031)	—	(80,096)
Interest expense	(117,138)	(361)	—	—	(117,499)
Other expense	(17,632)	(402)	—	—	(18,034)
Interest and other income	18,322	—	—	—	18,322

Loss before taxes	(116,586)	(27,690)	(53,031)	—	(197,307)
Income tax provision	—	(1,138)	55	—	(1,083)

Net loss before equity in earnings of subsidiaries	(116,586)	(28,828)	(52,976)	—	(198,390)
Equity in earnings of subsidiaries	(81,804)	(52,976)	—	134,780	—

Net income (loss)	$(198,390)	$(81,804)	$(52,976)	$134,780	$(198,390)

TRITON PCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2001, 2002 and 2003

Consolidating Statement of Cash Flows for the Year Ended December 31, 2001

(amounts in thousands)

	Parent Company	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
Cash flows from operating activities:
Net cash provided by (used in) operating activities	$(32,035)	$70,665	$(41,951)	$—	$(3,321)

Cash flows from investing activities:
Capital expenditures	—	(214,713)	—	—	(214,713)
Proceeds from sale of property and equipment, net	—	201	—	—	201
Net investment in and advances to non-consolidated entity	(100,484)	—	—	—	(100,484)
Other	—	(3,185)	—	—	(3,185)
Investment in subsidiaries	(37,124)	(24)	—	37,148	—
Dividends received	37,100	—	—	(37,100)	—
Net intercompany loans	(184,189)	—	—	184,189	—

Net cash provided by (used in) investing activities	(284,697)	(217,721)	—	184,237	(318,181)

Cash flows from financing activities:
Proceeds from issuance of debt, net of discount	728,995	—	—	—	728,995
Borrowings under credit facility	281,000	—	—	—	281,000
Payments under credit facility	(428,750)	—	—	—	(428,750)
Change in bank overdraft	—	8,595	—	—	8,595
Payment of deferred transaction costs	(1,142)	—	—	—	(1,142)
Payment of deferred financing costs	(1,899)	—	—	—	(1,899)
Advances to related party, net	—	(177)	—	—	(177)
Capital contributions from parent	106,324	37,124	24	(37,148)	106,324
Dividends paid	—	(37,100)	—	37,100	—
Principal payments under capital lease obligations	—	(1,973)	—	—	(1,973)
Net intercompany loans	—	142,262	41,927	(184,189)	—

Net cash provided by (used in) financing activities	684,528	148,731	41,951	(184,237)	690,973

Net increase in cash and cash equivalents	367,796	1,675	—	—	369,471
Cash and cash equivalents, beginning of period	1,617	—	—	—	1,617

Cash and cash equivalents, end of period	$369,413	$1,675	$—	$—	$371,088

TRITON PCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2001, 2002 and 2003

Consolidating Balance Sheet as of December 31, 2002

(amounts in thousands)

	Parent Company	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
ASSETS:
Current assets:
Cash and cash equivalents	$212,411	$39	$—	$—	$212,450
Accounts receivable, net of allowance for doubtful accounts	—	68,213	—	—	68,213
Accounts receivable—roaming partners	—	23,037	—	—	23,037
Inventory, net	—	28,510	—	—	28,510
Prepaid expenses	—	2,402	6,365	—	8,767
Intercompany receivable	345,532	—	—	(345,532)	—
Other current assets	327	6,251	—	—	6,578

Total current assets	558,270	128,452	6,365	(345,532)	347,555

Long-term assets:
Property and equipment, net	—	796,126	377	—	796,503
Investment in subsidiaries	775,581	191,456	—	(967,037)	—
Intangible assets, net	6,603	18,132	370,514	—	395,249
Investment in and advances to non-consolidated entities	72,019	—	—	—	72,019
Other long-term assets	—	3,543	3,224	—	6,767

Total assets	$1,412,473	$1,137,709	$380,480	$(1,312,569)	$1,618,093

LIABILITIES AND STOCKHOLDER’S DEFICIT:
Current liabilities:
Accounts payable	$—	$47,301	$10,457	$—	$57,758
Accrued liabilities	20,637	48,173	—	—	68,810
Current portion of long-term debt	15,382	1,787	—	—	17,169
Other current liabilities	—	233,780	142,958	(345,532)	31,206

Total current liabilities	36,019	331,041	153,415	(345,532)	174,943

Long-term debt:
Capital lease obligations	—	964	—	—	964
Bank credit facility	192,579	—	—	—	192,579

Senior long-term debt	192,579	964	—	—	193,543
Subordinated debt	1,219,720	—	—	—	1,219,720

Total long-term debt	1,412,299	964	—	—	1,413,263

Deferred income taxes	—	—	35,609	—	35,609
Deferred revenue	—	3,051	—	—	3,051
Fair value of derivative instruments	23,819	—	—	—	23,819
Deferred gain on sale of property and equipment	—	27,072	—	—	27,072

Total liabilities	1,472,137	362,128	189,024	(345,532)	1,677,757

Commitments and contingencies	—	—	—	—	—

Stockholder’s equity (deficit):
Common stock, $0.01 par value, 1,000 shares authorized; 100 shares issued and outstanding as of December 31, 2002	—	—	—	—	—
Additional paid-in capital	741,872	1,239,109	392,922	(1,632,031)	741,872
Accumulated deficit	(721,523)	(463,528)	(201,466)	664,994	(721,523)
Accumulated other comprehensive loss	(5,459)	—	—	—	(5,459)
Deferred compensation	(74,554)	—	—	—	(74,554)

Total stockholder’s equity (deficit)	(59,664)	775,581	191,456	(967,037)	(59,664)

Total liabilities and stockholder’s equity (deficit)	$1,412,473	$1,137,709	$380,480	$(1,312,569)	$1,618,093

TRITON PCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2001, 2002 and 2003

Consolidating Statement of Operations for the Year Ended December 31, 2002

(amounts in thousands)

	Parent Company	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
Revenues:
Service	$—	$502,402	$—	$—	$502,402
Roaming	—	175,405	—	—	175,405
Equipment	—	38,178	—	—	38,178

Total revenue	—	715,985	—	—	715,985
Expenses:
Cost of service	—	173,707	38,514	—	212,221
Cost of equipment	—	84,377	—	—	84,377
Selling, general and administrative	108	241,622	11,399	—	253,129
Non-cash compensation	—	21,430	—	—	21,430
Depreciation and asset disposal	—	130,079	—	—	130,079
Amortization	—	4,926	—	—	4,926

Income (loss) from operations	(108)	59,844	(49,913)	—	9,823
Interest expense	(143,689)	(397)	—	—	(144,086)
Other expense	(7,640)	(53)	—	—	(7,693)
Interest and other income	6,292	—	—	—	6,292

Income (loss) before taxes	(145,145)	59,394	(49,913)	—	(135,664)
Income tax provision	—	(976)	(23,674)	—	(24,650)

Net income (loss) before equity in earnings of subsidiaries	(145,145)	58,418	(73,587)	—	(160,314)
Equity in earnings of subsidiaries	(15,169)	(73,587)	—	88,756	—

Net income (loss)	$(160,314)	$(15,169)	$(73,587)	$88,756	$(160,314)

TRITON PCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2001, 2002 and 2003

Consolidating Statement of Cash Flows for the Year Ended December 31, 2002

(amounts in thousands)

	Parent Company	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
Cash flows from operating activities:
Net cash provided by (used in) operating activities	$(83,660)	$185,215	$(47,284)	$—	$54,271

Cash flows from investing activities:
Capital expenditures	—	(165,871)	(64)	—	(165,935)
Proceeds from sale of property and equipment, net	—	72	—	—	72
Net investment in and advances to non-consolidated entity	(14,922)	—	—	—	(14,922)
Repayments from non-consolidated entity	57,873	—	—	—	57,873
Acquisition of FCC licenses	—	—	(113,705)	—	(113,705)
Other	—	(20)	—	—	(20)
Investment in subsidiaries	(174,315)	(114,905)	—	289,220	—
Dividends received	59,410	—	—	(59,410)	—
Net intercompany loans	(23,803)	(22,345)	—	46,148	—

Net cash provided by (used in) investing activities	(95,757)	(303,069)	(113,769)	275,958	(236,637)

Cash flows from financing activities:
Borrowings under credit facility	65,000	—	—	—	65,000
Payments under credit facility	(42,039)	—	—	—	(42,039)
Change in bank overdraft	—	3,627	—	—	3,627
Payment of deferred financing costs	(1,480)	—	—	—	(1,480)
Advances to related party, net	—	(181)	—	—	(181)
Capital contributions from parent	934	174,315	114,905	(289,220)	934
Dividends paid	—	(59,410)	—	59,410	—
Principal payments under capital lease obligations	—	(2,133)	—	—	(2,133)
Net intercompany loans	—	—	46,148	(46,148)	—

Net cash provided by (used in) financing activities	22,415	116,218	161,053	(275,958)	23,728

Net decrease in cash and cash equivalents	(157,002)	(1,636)	—	—	(158,638)
Cash and cash equivalents, beginning of period	369,413	1,675	—	—	371,088

Cash and cash equivalents, end of period	$212,411	$39	$—	$—	$212,450

TRITON PCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2001, 2002 and 2003

Consolidating Balance Sheet as of December 31, 2003

(amounts in thousands)

	Parent Company	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
ASSETS:
Current assets:
Cash and cash equivalents	$105,514	$452	$—	$—	$105,966
Accounts receivable, net of allowance for doubtful accounts	76	62,863	—	—	62,939
Accounts receivable—roaming partners	—	19,378	—	—	19,378
Inventory, net	—	24,344	—	—	24,344
Prepaid expenses	4	4,708	6,268	—	10,980
Intercompany receivable	273,297	—	—	(273,297)	—
Other current assets	514	6,680	—	—	7,194

Total current assets	379,405	118,425	6,268	(273,297)	230,801

Long-term assets:
Property and equipment, net	—	788,493	377	—	788,870
Investment in subsidiaries	904,317	230,694	—	(1,135,011)	—
Intangible assets, net	3,790	14,206	470,887	—	488,883
Other long-term assets	175	8,076	3,128	—	11,379

Total assets	$1,287,687	$1,159,894	$480,660	$(1,408,308)	$1,519,933

LIABILITIES AND STOCKHOLDER’S DEFICIT:
Current liabilities:
Accounts payable	$—	$54,594	$12,868	—	$67,462
Accrued liabilities	23,270	50,371	—	—	73,641
Current portion of long-term debt	—	1,444	—	—	1,444
Other current liabilities	—	117,864	191,142	(273,297)	35,709

Total current liabilities	23,270	224,273	204,010	(273,297)	178,256

Long-term debt:
Capital lease obligations	—	909	—	—	909
Senior notes	710,205	—	—	—	710,205

Senior long-term debt:	710,205	909	—	—	711,114
Subordinated notes	732,674	—	—	—	732,674

Total long-term debt	1,442,879	909	—	—	1,443,788

Deferred income taxes	—	—	45,956	—	45,956
Deferred revenue	—	2,663	—	—	2,663
Fair value of derivative instruments	846	—	—	—	846
Asset Retirement Obligation	—	1,850	—	—	1,850
Deferred gain on sale of property and equipment	—	25,882	—	—	25,882

Total liabilities	1,466,995	255,577	249,966	(273,297)	1,699,241

Commitments and contingencies	—	—	—	—	—

Stockholder’s equity (deficit):
Common stock, $0.01 par value, 1,000 shares authorized; 100 shares issued and outstanding as of December 31, 2003	—	—	—	—	—
Additional paid-in capital	730,965	1,391,930	493,295	(1,885,225)	730,965
Accumulated deficit	(875,493)	(487,613)	(262,601)	750,214	(875,493)
Deferred compensation	(34,780)	—	—	—	(34,780)

Total stockholder’s equity (deficit)	(179,308)	904,317	230,694	(1,135,011)	(179,308)

Total liabilities and stockholder’s equity (deficit)	$1,287,687	$1,159,894	$480,660	$(1,408,308)	$1,519,933

TRITON PCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2001, 2002 and 2003

Consolidating Statement of Operations for the Year Ended December 31, 2003

(amounts in thousands)

	Parent Company	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
Revenues:
Service	$—	$576,359	$—	$—	$576,359
Roaming	—	180,314	—	—	180,314
Equipment	—	53,426	—	—	53,426

Total revenue	—	810,099	—	—	810,099
Expenses:
Cost of service	—	204,574	39,652	—	244,226
Cost of equipment	—	104,630	—	—	104,630
Selling, general and administrative	135	224,406	11,136	—	235,677
Termination benefits and other related charges	—	2,731	—	—	2,731
Non-cash compensation	—	28,810	—	—	28,810
Depreciation and asset disposal	—	148,794	—	—	148,794
Amortization	—	4,300	—	—	4,300

Income (loss) from operations	(135)	91,854	(50,788)	—	40,931
Interest expense	(140,414)	(796)	—	—	(141,210)
Other expense	(2,898)	—	—	—	(2,898)
Debt extinguishment costs	(41,171)	—	—	—	(41,171)
Interest and other income	2,285	—	—	—	2,285

Income (loss) before taxes	(182,333)	91,058	(50,788)	—	(142,063)
Income tax provision	—	(1,560)	(10,347)	—	(11,907)

Net income (loss) before equity in earnings of subsidiaries	(182,333)	89,498	(61,135)	—	(153,970)
Equity in earnings of subsidiaries	28,363	(61,135)	—	32,772	—

Net income (loss)	$(153,970)	$28,363	$(61,135)	$32,772	$(153,970)

TRITON PCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2001, 2002 and 2003

Consolidating Statement of Cash Flows for the Year Ended December 31, 2003

(amounts in thousands)

	Parent Company	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
Cash flows from operating activities:
Net cash provided by (used in) operating activities	$(115,074)	$300,177	$(48,184)	$—	$136,919

Cash flows from investing activities:
Capital expenditures	—	(145,874)	—	—	(145,874)
Proceeds from sale of property and equipment, net	—	738	—	—	738
Net investment in and advances to non-consolidated entity	(875)	—	—	—	(875)
Repayments from non-consolidated entity	58	—	—	—	58
Acquisition of FCC licenses	—	—	(28,413)	—	(28,413)
Investment in subsidiaries	(80,860)	(28,413)	—	109,273	—
Dividends received	52,448	—	—	(52,448)	—
Net intercompany loans	—	(149,388)	—	149,388	—

Net cash provided by (used in) investing activities	(29,229)	(322,937)	(28,413)	206,213	(174,366)

Cash flows from financing activities:
Proceeds from issuance of debt, net of discount	710,500	—	—	—	710,500
Payments under credit facility	(207,961)	—	—	—	(207,961)
Payments of subordinated debt	(511,989)	—	—	—	(511,989)
Payment of debt extinguishment costs	(31,342)	—	—	—	(31,342)
Change in bank overdraft	—	(3,171)	—	—	(3,171)
Payment of deferred financing costs	(2,680)	—	—	—	(2,680)
Extinguishment of interest rate swaps	(20,383)	—	—	—	(20,383)
Advances to related party, net	—	(120)	—	—	(120)
Capital contributions from parent	57	80,860	28,413	(109,273)	57
Dividends paid	—	(52,448)	—	52,448	—
Principal payments under capital lease obligations	—	(1,948)	—	—	(1,948)
Net intercompany loans	101,204	—	48,184	(149,388)	—

Net cash provided by (used in) financing activities	37,406	23,173	76,597	(206,213)	(69,037)

Net increase (decrease) in cash and cash equivalents	(106,897)	413	—	—	(106,484)
Cash and cash equivalents, beginning of period	212,411	39	—	—	212,450

Cash and cash equivalents, end of period	$105,514	$452	$—	$—	$105,966

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses payable by the Registrants in connection with this registration are as follows:

SEC registration fee	$—	(1)
Legal fees and expenses	20,000
Accounting fees and expenses	8,000
Printing and engraving expenses	18,000
Trustee fees	15,000
Miscellaneous	2,000

Total	$63,000

(1)	Each original registration statement on Form S-4 filed by the registrants included an indeterminable amount of notes and subsidiary guarantees to be offered and sold by J.P. Morgan Securities Inc. in market-making activities and, therefore, pursuant to Rule 457(o) under the Securities Act, no registration fee was required for the notes and guarantees covered by this post-effective amendment on Form S-1.

ITEM 14.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors’ fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. In the absence of the limitations authorized by the Delaware statute, directors could be accountable to corporations and their stockholders for monetary damages for conduct that does not satisfy their duty of care. Although the statute does not change directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The certificate of incorporation provides that Triton’s directors will not be personally liable to Triton or its stockholders for monetary damages for breach of a director’s fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Triton or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (which relates to the unlawful payment of dividend or unlawful stock purchase or redemption by a corporation) or (iv) for any transaction from which a director derived an improper personal benefit. The inclusion of this provision in Triton’s certificate of incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited Triton and its stockholders. Under the applicable provisions of the Delaware General Corporation Law, in general, a corporation may indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceedings brought by third parties to which they may be made parties by reason of their being or having been directors, officers, employees or agents and shall so indemnify such persons only if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Triton’s certificate of incorporation gives Triton the power to indemnify its officers, directors, employees and agents to the fullest extent permitted by Delaware law. Triton’s bylaws provide that Triton shall indemnify its officers and directors and any person who served, at the request of Triton, as director or officer of another corporation, partnership, joint venture, trust or other enterprise. Triton has entered into indemnification agreements with each director and certain executive officers which generally provide for indemnification of the director or executive officer to the fullest extent provided by law. In addition, Triton has purchased directors’ and officers’ liability insurance coverage for its directors and certain of its officers in amounts customary for similarly situated companies.

ITEM 15.    RECENT SALES OF UNREGISTERED SECURITIES

On June 13, 2003, Triton completed the private placement of $725.0 million principal amount of its 8 1/2% senior notes to a group of “qualified institutional buyers” pursuant to Rule 144A and Regulation S of the Securities Act for 100% of the principal amount of the 8 1/2% notes. Lehman Brothers Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Rabo Securities USA, Inc. acted as underwriters for aggregate consideration of $14.5 million. The 8 1/2% notes are guaranteed on a full, unconditional and joint and several basis by all of Triton’s subsidiaries other than Triton PCS Property Company L.L.C. and Triton PCS License Company L.L.C. (Triton’s indirect subsidiaries that hold its real estate interests and FCC licenses, respectively). The net proceeds of the offering, after deducting the initial purchasers’ discount and estimated expenses, were approximately $710.5 million, and such net proceeds were used to repurchase and redeem the 11% notes and to repay amounts outstanding under the then existing credit facility. On July 18, 2003, Triton closed its registered exchange offer of $725.0 million principal amount of 8 1/2% notes due 2013 for $725.0 million principal amount of newly issued 8 1/2% notes, which have been registered under the Securities Act.

On November 14, 2001, Triton completed the private placement of $400.0 million principal amount of its 8 3/4% senior subordinated notes to a group of “qualified institutional buyers” pursuant to Rule 144A and Regulation S of the Securities Act for 100% of the principal amount of the 8 3/4% notes. J.P. Morgan Securities, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated. CIBC World Markets Corp., Credit Lyonnais Securities (USA) Inc., Credit Suisse First Boston Corporation, Dresdner Kleinwort Wasserstein-Grantchester, Inc., Fleet Securities, Inc., Morgan Stanley & Co. Incorporated, NatCity Investments, Inc., Salomon Smith Barney Inc., Scotia Capital Markets (USA) Inc., SunTrust Capital Markets, Inc. and TD Securities (USA) Inc. acted as underwriters for aggregate consideration of $10.0 million. The 8 3/4% notes are guaranteed on a subordinated basis by all of Triton’s subsidiaries, other than Triton PCS Property Company L.L.C. and Triton PCS License Company L.L.C. The net proceeds of the offering, after deducting the initial purchasers’ discount and estimated expenses, were approximately $390.0 million, and such net proceeds were used to repay term loan borrowings under the then existing credit facility. On February 14, 2002, Triton closed its registered exchange offer of $400.0 million principal amount 8 3/4% notes due 2011 for $400.0 million principal amount of newly issued 8 3/4% notes, which have been registered under the Securities Act.

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number	Description
2.1	Agreement for Purchase and Sale of FCC License, dated as of July 25, 2002, by and between AT&T Wireless PCS, Inc., AT&T Wireless Services, Inc., Triton PCS, Inc. and Triton PCS License Company L.L.C. (incorporated by reference to Exhibit 10.10 to the Form 10-Q of Triton PCS Holdings, Inc. for the quarter ended June 30, 2002).
2.2	Agreement for Purchase and Sale of FCC Licenses, dated as of October 9, 2002, by and between Lafayette Communications Company L.L.C. and Triton PCS License L.L.C. (incorporated by reference to Exhibit 2.3 to the Form 10-K of Triton PCS Holdings, Inc. for the year ended December 31, 2002).
2.3	First Amendment, dated as of December 2, 2002, to Agreement for Purchase and Sale of FCC Licenses, dated as of October 9, 2002, by and between Lafayette Communications Company L.L.C. and Triton PCS License Company L.L.C. (incorporated by reference to Exhibit 2.4 to the Form 10-K of Triton PCS Holdings, Inc. for the year ended December 31, 2002).
2.4	Second Amendment, dated as of December 31, 2002, to Agreement for Purchase and Sale of FCC Licenses, dated as of October 9, 2002, by and between Lafayette Communications Company L.L.C. and Triton PCS License Company L.L.C. (incorporated by reference to Exhibit 2.5 to the Form 10-K of Triton PCS Holdings, Inc. for the year ended December 31, 2002).
2.5	Agreement, dated the July 7, 2004, by and among Triton PCS, Inc., AT&T Wireless Services, Inc., AT&T Wireless PCS LLC, and Cingular Wireless LLC (incorporated by reference to Exhibit 10.4 to the Form 10-Q of Triton PCS Holdings, Inc. for the quarter ended June 30, 2004).
2.6	License Exchange Agreement, dated July 7, 2004, by and among Triton PCS, Inc., Triton PCS License Company L.L.C., a Delaware limited liability company AT&T Wireless Services, Inc., AT&T Wireless PCS LLC, and Cingular Wireless LLC (incorporated by reference to Exhibit 10.2 to the Form 10-Q of Triton PCS Holdings, Inc. for the quarter ended June 30, 2004).
3.1	Certificate of Incorporation of Triton PCS, Inc. (incorporated by reference to Exhibit 3.1 to the Form S-4/A, Amendment No. 1, Registration Statement of Triton PCS, Inc., File No. 333-57715).
3.2	Bylaws of Triton PCS, Inc. (incorporated by reference to Exhibit 3.2 to the Form S-4/A Registration Statement, Amendment No. 1, of Triton PCS, Inc., File No. 333-57715).
3.3	Certificate of Formation of Triton PCS Holdings Company L.L.C. (incorporated by reference to Exhibit 3.5 on the Form S-4 Registration Statement of Triton PCS, Inc., File No. 333-57715).
3.4	Limited Liability Company Agreement of Triton PCS Holdings Company L.L.C. (incorporated by reference to Exhibit 3.8 to the Form S-4 Registration Statement of Triton PCS, Inc., File No. 333-57715).
3.5	Certificate of Incorporation of Triton Management Company, Inc. (incorporated by reference to Exhibit 3.3 to the Form S-4 Registration Statement of Triton PCS, Inc., File No. 333-57715).
3.6	Bylaws of Triton Management Company, Inc. (incorporated by reference to Exhibit 3.4 to the Form S-4 Registration Statement of Triton PCS, Inc., File No. 333-57715).
3.7	Certificate of Formation of Triton PCS Equipment Company L.L.C. (incorporated by reference to Exhibit 3.9 to the Form S-4 Registration Statement of Triton PCS, Inc., File No. 333-57715).
3.8	Limited Liability Company Agreement of Triton PCS Equipment Company L.L.C. (incorporated by reference to Exhibit 3.10 to the Form S-4 Registration Statement of Triton PCS, Inc., File No. 333-57715).
3.9	Certificate of Formation of Triton PCS Operating Company L.L.C. (incorporated by reference to Exhibit 3.11 to the Form S-4 Registration Statement of Triton PCS, Inc., File No. 333-57715).
3.10	Limited Liability Company Agreement of Triton PCS Operating Company L.L.C. (incorporated by reference to Exhibit 3.12 to the Form S-4 Registration Statement of Triton PCS, Inc., File No. 333-57715).

Exhibit Number	Description
3.11	Certificate of Incorporation of Triton PCS Finance Company, Inc. (incorporated by reference to Exhibit 3.15 to the Form S-4 Registration Statement of Triton PCS, Inc., File No. 333-58878).
3.12	Bylaws of Triton PCS Finance Company, Inc. (incorporated by reference to Exhibit 3.16 to the Form S-4 Registration Statement of Triton PCS, Inc., File No. 333-58878).
3.13	Certificate of Formation of Triton PCS Investment Company L.L.C. (incorporated by reference to Exhibit 3.17 to the Form S-4 Registration Statement of Triton PCS, Inc., File No. 333-58878).
3.14	Limited Liability Company Agreement of Triton PCS Investment Company L.L.C. (incorporated by reference to Exhibit 3.18 to the Form S-4 Registration Statement of Triton PCS, Inc., File No. 333-58878).
4.1	Indenture, dated as of January 19, 2001, among Triton PCS, Inc., the Guarantors party thereto and The Bank of New York (incorporated by reference to Exhibit 4.5 to Amendment No. 2 to the Form S-3 Registration Statement of Triton PCS Holdings, Inc., File No. 333-49974).
4.2	Indenture, dated as of November 14, 2001, among Triton PCS, Inc., the Guarantors thereto and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K/A of Triton PCS Holdings, Inc. filed November 15, 2001).
4.3	Indenture, dated as of June 13, 2003, among Triton PCS, Inc., the Guarantors thereto and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K/A of Triton PCS Holdings, Inc. filed June 16, 2003).
4.4	First Amended and Restated Stockholders’ Agreement, dated as of October 27, 1999, among AT&T Wireless PCS LLC, Triton PCS Holdings, Inc., CB Capital Investors, L.P., J.P. Morgan Investment Corporation, Sixty Wall Street SBIC Fund, L.P., Private Equity Investors III, L.P., Equity-linked Investors-II, Toronto Dominion Capital (USA) Inc., First Union Capital Partners, Inc., DAG-Triton PCS, L.P., and the Management Stockholders and Independent Directors named therein (incorporated by reference to Exhibit 10.47 to the Form 10-Q of Triton PCS Holdings, Inc. for the quarter ended September 30, 1999).
4.5	Amendment No. 1 to First Amended and Restated Stockholders’ Agreement, dated as of April 4, 2002, among AT&T Wireless PCS, L.L.C., Triton PCS Holdings, Inc., the cash equity investor party thereto, the management stockholders party thereto and the independent directors party thereto (incorporated by reference to Exhibit 4.9 to the Form 10-Q of Triton PCS Holdings, Inc. for the quarter ended June 30, 2002).
4.6	Amendment No. 2 to First Amended and Restated Stockholders’ Agreement, dated as of November 6, 2003, among AT&T Wireless PCS, L.L.C., Triton PCS Holdings, Inc., the cash equity investor party thereto, the management stockholders party thereto and the independent directors party thereto (incorporated by reference to Exhibit 4.7 to the Form 10-K of Triton PCS Holdings, Inc. for the year ended December 31, 2003).
4.7	Amendment No. 3 to First Amended and Restated Stockholders’ Agreement, dated as of July 7, 2004, among AT&T Wireless PCS, L.L.C., Triton PCS Holdings, Inc., the cash equity investor party thereto, the management stockholders party thereto and the independent directors party thereto (incorporated by reference to Exhibit 4.8 to the Form 10-Q of Triton PCS Holdings, Inc. for the quarter ended June 30, 2004).
4.8	Investors Stockholders’ Agreement, dated as of February 4, 1998, among CB Capital Investors, L.P., J.P. Morgan Investment Corporation, Sixty Wall Street SBIC Fund, L.P., Private Equity Investors III, L.P., Equity-Linked Investors-II, Toronto Dominion Capital (USA), Inc., DAG-Triton PCS, L.P., First Union Capital Partners, Inc., and the stockholders named therein (incorporated by reference to Exhibit 10.10 to the Form S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-57715).
4.9	Amendment No. 1 to Investors Stockholders’ Agreement among CB Capital Investors, L.P., J.P. Morgan Investment Corporation, Sixty Wall Street SBIC Fund, L.P., Private Equity Investors III, L.P., Equity-Linked Investors-II, Toronto Dominion Capital (USA), Inc., DAG-Triton PCS, L.P., First Union Capital Partners, Inc., and the stockholders named therein (incorporated by reference to Exhibit 10.48 to the Form 10-Q of Triton PCS Holdings, Inc. for the quarter ended September 30, 1999).

Exhibit Number	Description
5.1	Opinion of Dow, Lohnes & Albertson, PLLC.
10.1	Credit Agreement dated as of June 13, 2003, among Triton PCS, Inc., Triton PCS Holdings, Inc., the lenders party thereto, Lehman Commercial Paper, Inc., as Administrative Agent, Cobank, ACB, as Co-Syndication Agent, Citicorp North America, Inc., as Co-Syndication Agent, Chase Lincoln First Commercial Corporation, as Co-Documentation Agent and Merrill Lynch Capital Corporation, as Co-Documentation Agent (incorporated by reference to Exhibit 4.3 to the Form 8-K/A of Triton PCS, Inc. filed June 16, 2003).
10.2	First Amendment, dated as of September 29, 2003, to Credit Agreement dated as of June 13, 2003, among Triton PCS, Inc., Triton PCS Holdings, Inc., the lenders party thereto, Lehman Commercial Paper, Inc., as Administrative Agent, Cobank, ACB, as Co-Syndication Agent, Citicorp North America, Inc., as Co-Syndication Agent, Chase Lincoln First Commercial Corporation, as Co-Documentation Agent and Merrill Lynch Capital Corporation, as Co-Documentation Agent (incorporated by reference to Exhibit 10.2 to the Form 10-Q of Triton PCS Holdings, Inc. for the quarter ended September 30, 2003).
10.3	AT&T Wireless Services Network Membership License Agreement, dated as of February 4, 1998, between AT&T Corp. and Triton PCS Operating Company L.L.C. (incorporated by reference to Exhibit 10.8 to the Form S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-57715).
10.4	Amendment No. 1 to AT&T Wireless Services Network Membership License Agreement, dated as of December 31, 1998, between AT&T Corp. and Triton PCS Operating Company L.L.C. (incorporated by reference to Exhibit 10.17 to Amendment No. 1 to the Form S-1 Registration Statement of Triton PCS Holdings, Inc., File No. 333-85149).
10.5	Amendment No. 2 to AT&T Wireless Services Network Membership License Agreement, dated as of June 8, 1999, between AT&T Corp. and Triton PCS Operating Company L.L.C. (incorporated by reference to Exhibit 10.18 to Amendment No. 1 to the Form S-1 Registration Statement of Triton PCS Holdings, Inc., File No. 333-85149).
10.6	Amendment No. 3 to Network Membership License Agreement, dated as of April 4, 2002, between AT&T Corp. and Triton PCS Operating Company L.L.C. (incorporated by reference to Exhibit 10.1 to the Form 10-Q of Triton PCS Holdings, Inc. for the quarter ended June 30, 2002).
10.7	Amendment No. 4 to Network Membership License Agreement, dated as of October 22, 2002, by and between AT&T Corp. and Triton PCS Operating Company L.L.C. (incorporated by reference to Exhibit 10.10 to the Form 10-K of Triton PCS Holdings, Inc. for the year ended December 31, 2002).**
10.8	Amendment No. 5 to Network Membership License Agreement, dated as of October 31, 2003, by and among AT&T Corp., Triton PCS Operating Company L.L.C. and AT&T Wireless Services, Inc. (incorporated by reference to Exhibit 10.8 to the Form 10-K of Triton PCS Holdings, Inc. for the year ended December 31, 2003).
10.9	Intercarrier Roamer Service Agreement, dated as of February 4, 1998, between AT&T Wireless Service, Inc. and Triton PCS Operating Company L.L.C (incorporated by reference to Exhibit 10.11 to the Form S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-57715).
10.10	Amendment No. 1 to Intercarrier Roamer Service Agreement, dated as of December 31, 1998, between AT&T Wireless Services, Inc. and Triton PCS Operating Company L.L.C. (incorporated by reference to Exhibit 10.24 to Amendment No. 1 to the Form S-1 Registration Statement of Triton PCS Holdings, Inc., File No. 333-85149).
10.11	Amendment No. 2 to Intercarrier Roamer Service Agreement, dated as of June 8, 1999, between AT&T Wireless Services, Inc. and Triton PCS Operating Company L.L.C. (incorporated by reference to Exhibit 10.25 to Amendment No. 1 to the Form S-1 Registration Statement of Triton PCS Holdings, Inc., File No. 333-85149).

Exhibit Number	Description
10.12	Amendment to Intercarrier Roamer Service Agreement, dated as of August 11, 1999, between AT&T Wireless Services, Inc. and Triton PCS, Inc. (incorporated by reference to Exhibit 10.8 to the Form 10-K of Triton PCS Holdings, Inc. for the year ended December 31, 2000).
10.13	Amendment No. 3 to Intercarrier Roamer Service Agreement, dated as of April 4, 2002, between AT&T Wireless Services, Inc. and Triton PCS Operating Company L.L.C. (incorporated by reference to Exhibit 10.2 to the Form 10-Q of Triton PCS Holdings, Inc. for the quarter ended June 30, 2002).
10.14	Roaming Agreement Supplement for GSM and/or GPRS, by and between AT&T Wireless Services, Inc. and Triton PCS Operating Company (incorporated by reference to Exhibit 10.16 to the Form 10-K of Triton PCS Holdings, Inc. for the year ended December 31, 2002).**
10.15	Master Tower Site Lease Agreement, dated as of May 28, 1998, between Triton PCS Property Company L.L.C. and AT&T Corp. (incorporated by reference to Exhibit 10.23 to Amendment No. 1 to the Form S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-57715).
10.16	Ericsson Acquisition Agreement, dated as of March 11, 1998, between Triton Equipment Company L.L.C. and Ericsson, Inc. (incorporated by reference to Exhibit 10.15 to Amendment No. 2 to the Form S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-57715).**
10.17	First Addendum to Acquisition Agreement, dated as of May 24, 1999, between Triton PCS Equipment Company L.L.C. and Ericsson, Inc. (incorporated by reference to Exhibit 10.27 to Amendment No. 3 to the Form S-1 Registration Statement of Triton PCS Holdings, Inc., File No. 333-85149).**
10.18	Second Addendum to Acquisition Agreement, dated as of September 22, 1999, between Triton PCS Equipment Company L.L.C. and Ericsson, Inc. (incorporated by reference to Exhibit 10.13 to the Form 10-K of Triton PCS Holdings, Inc. for the year ended December 31, 2000).**
10.19	Third Addendum to Acquisition Agreement, dated as of June 20, 2000, between Triton PCS Equipment Company L.L.C. and Ericsson, Inc. (incorporated by reference to Exhibit 10.14 to the Form 10-K of Triton PCS Holdings, Inc. for the year ended December 31, 2000).**
10.20	Fourth Addendum to Acquisition Agreement, effective as of September 21, 2001, between Triton PCS Equipment Company L.L.C. and Ericsson Inc. (incorporated by reference to Exhibit 10.3 to the Form 10-Q of Triton PCS Holdings, Inc. for the quarter ended June 30, 2002).**
10.21	Employment Agreement, dated as of February 4, 1998, among Triton Management Company, Inc., Triton PCS Holdings, Inc. and Michael E. Kalogris (incorporated by reference to Exhibit 10.16 to the Form S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-57715).*
10.22	Amendment No. 1 to Employment Agreement, dated as of June 29, 1998, among Triton Management Company, Inc., Triton PCS Holdings, Inc., and Michael E. Kalogris (incorporated by reference to Exhibit 10.16.1 to Amendment No. 1 to the Form S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-57715).*
10.23	Amendment No. 2 to the Employment Agreement by and among Triton Management Company, Inc., Triton PCS Holdings, Inc. and Michael E. Kalogris, dated December, 1998 (incorporated by reference to Exhibit 10.39 to Post-Effective Amendment No. 2 to the Form S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-57715).*
10.24	Amendment No. 3 to the Employment Agreement by and among Triton Management Company, Inc., Triton PCS Holdings, Inc. and Michael E. Kalogris, dated June 8, 1999 (incorporated by reference to Exhibit 10.40 to Post-Effective Amendment No. 2 to the Form S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-57715).*
10.25	Letter Agreement, dated as of May 6, 2003, by and among Triton PCS Holdings, Inc., Triton Management Company, Inc. and Michael E. Kalogris (incorporated by reference to Exhibit 10.2 to the Form 10-Q/A, Amendment No. 1 of Triton PCS Holdings, Inc. for the quarter ended March 31, 2003).*

Exhibit Number	Description
10.26	Employment Agreement, dated May 24, 2001, to be effective as of January 1, 2001, by and between Triton Management Company, Inc. and David D. Clark (incorporated by reference to Exhibit 10.1 to the Form 10-Q/A, Amendment No. 1 of Triton PCS Holdings, Inc. for the quarter ended June 30, 2001).
10.27	Letter Agreement, dated as of May 6, 2003, by and among Triton PCS Holdings, Inc., Triton Management Company, Inc. and David D. Clark (incorporated by reference to Exhibit 10.3 to the Form 10-Q/A, Amendment No.1, of Triton PCS Holdings, Inc. for the quarter ended March 31, 2003).
10.28	Amended and Restated Common Stock Trust Agreement for Management Employees and Independent Directors, dated as of June 26, 1998 (incorporated by reference to Exhibit 10.19 to Amendment No. 1 to the Form S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-57715).*
10.29	Form of Stockholders Letter Agreement for Management Employees (incorporated by reference to Exhibit 10.43 to Post-Effective Amendment No. 2 to the Form S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-57715).*
10.30	Form of 2002 of Director Stock Award Agreement, as amended (incorporated by reference to Exhibit 10.9 to the Form 10-Q of Triton PCS Holdings, Inc. for the quarter ended June 30, 2002).*
10.31	Triton PCS Holdings, Inc. Amended and Restated Stock and Incentive Plan, as amended (incorporated by reference to Exhibit 10.4 to the Form 10-Q of Triton PCS Holdings, Inc. for the quarter ended March 31, 2004).*
10.32	Form of Executive Bonus Program Agreement (incorporated by reference to Exhibit 10.5 to the Form 10-Q of Triton PCS Holdings, Inc. for the quarter ended June 30, 2003).*
10.33	Nonqualified Deferred Compensation Plan (incorporated by reference to Exhibit 10.3 to the Form 10-Q of Triton PCS Holdings, Inc. for the quarter ended March 31, 2004).*
10.34	Triton PCS Holdings, Inc. Directors’ Stock and Incentive Plan, as amended (incorporated by reference to Exhibit 10.5 to the Form 10-Q of Triton PCS Holdings, Inc. for the quarter ended March 31, 2004).*
10.35	Master Purchase Agreement, effective as of September 21, 2001, between Ericsson Inc. and Triton PCS Equipment Company L.L.C. (incorporated by reference to Exhibit 10.4 to the Form 10-Q of Triton PCS Holdings, Inc. for the quarter ended June 30, 2002). **
10.36	Statement of Work No. 1, effective as of September 21, 2001, between Triton PCS Equipment Company L.L.C. and Ericsson Inc. (incorporated by reference to Exhibit 10.1 to the Form 10-Q of Triton PCS Holdings, Inc. for the quarter ended June 30, 2002). **
10.37	Statement of Work No. 2, effective as of April 10, 2002, between Triton PCS Equipment Company L.L.C. and Ericsson Inc. (incorporated by reference to Exhibit 10.6 to the Form 10-Q of Triton PCS Holdings, Inc. for the quarter ended June 30, 2002). **
10.38	Purchase and License Agreement, effective as of May 16, 2002, between Triton PCS Equipment Company L.L.C. and Nortel Networks Inc. (incorporated by reference to Exhibit 10.7 to the Form 10-Q of Triton PCS Holdings, Inc. for the quarter ended June 30, 2002). **
10.39	GSM/GPRS Supplement to the Purchase and License Agreement, effective as of May 16, 2002, between Triton PCS Equipment Company L.L.C. and Nortel Networks Inc. (incorporated by reference to Exhibit 10.8 to the Form 10-Q of Triton PCS Holdings, Inc. for the quarter ended June 30, 2002). **
10.40	Retirement Agreement by and among Triton Management Company, Inc., Triton PCS Holdings, Inc. and Steven R. Skinner, dated as of May 6, 2003 (incorporated by reference to Exhibit 10.35 to the Form S-4 Registration Statement of Triton PCS, Inc., File No. 333-107168). *
10.41	Separation Letter Agreement, dated as of February 24, 2004, by and between Triton PCS Holdings, Inc. and John D. Beletic (incorporated by reference to Exhibit 10.41 to the Form 10-K of Triton PCS Holdings, Inc. for the year ended December 31, 2003). *
10.42	Agreement, dated the July 7, 2004, by and among Triton PCS Holdings, Inc., AT&T Wireless Services, Inc., AT&T Wireless PCS LLC, and Cingular Wireless LLC (incorporated by reference to Exhibit 10.3 to the Form 10-Q of Triton PCS Holdings, Inc. for the quarter ended June 30, 2004).

Exhibit Number	Description
12.1	Computation of Deficiency of Earnings to Fixed Charges.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Dow, Lohnes & Albertson, PLLC (contained in Exhibit 5.1)
25.1	Statement of Eligibility of Trustee of the 9 3/8% notes on Form T-1 (incorporated by reference to Exhibit 25.2 to Post-Effective Amendment No.2 to the Form S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-58878).
25.2	Statement of Eligibility of Trustee of the 8 3/4% notes on Form T-1 (incorporated by reference to Exhibit 25.3 to Post-Effective Amendment No.2 to the Form S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-75778).
25.3	Statement of Eligibility of Trustee of the 8 1/2% notes on Form T-1 (incorporated by reference to Exhibit 25.1 to the Form S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-107168).

*	Management contract or compensatory plan.
**	Portions of this exhibit have been omitted under an Securities and Exchange Commission order granting confidential treatment.

b.    Financial Statement Schedules

Report of Independent Registered Public Accounting Firm on

Financial Statement Schedule

To the Board of Directors and

Stockholder of Triton PCS, Inc.

Our audits of the consolidated financial statements referred to in our report dated February 6, 2004, except for Note 2, as to which the date is February 17, 2004, appearing in this Post Effective Amendment on Form S-1 of Triton PCS, Inc and its subsidiaries also included an audit of the financial statement schedule listed in Item 16(b) of this Post Effective Amendment on Form S-1. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

/s/    PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 6, 2004 except for Note 2,

as to which the date is February 17, 2004

TRITON PCS, INC.

NOTES TO FINANCIAL STATEMENTS

TRITON PCS, INC.

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

(in thousands)

	Balance at Beginning of Year	Additions Charged to Cost and Expenses	Deductions Credited to Costs and Expenses	Balance at End of Year
Allowance for doubtful accounts:
Year ended December 31, 2001	$2,906	$12,103	$11,664	$3,345
Year ended December 31, 2002	3,345	18,889	15,226	7,008
Year ended December 31, 2003	7,008	8,530	11,699	3,839
Inventory Obsolescence Reserve:
Year ended December 31, 2001	$1,888	$592	$1,794	$686
Year ended December 31, 2002	686	1,056	1,096	646
Year ended December 31, 2003	646	3,092	3,049	689
Valuation Allowance for Deferred Tax Assets:
Year ended December 31, 2001	$142,425	$94,142	$—	$236,567
Year ended December 31, 2002	236,567	78,562	—	315,129
Year ended December 31, 2003	315,129	36,502	—	351,631

All other schedules for which provision is made in the applicable accounting regulations of the SEC are not required under the related instructions or are inapplicable and, therefore, have been omitted.

ITEM 17.    UNDERTAKINGS

The undersigned Registrants hereby undertake:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(5)    To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to sent the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(6)    To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, Commonwealth of Pennsylvania, on August 20, 2004.

TRITON PCS, INC.

By:	/s/ MICHAEL E. KALOGRIS
Michael E. Kalogris Sole Director and Chief Executive Officer

TRITON MANAGEMENT COMPANY, INC.

By:	/s/ MICHAEL E. KALOGRIS
Michael E. Kalogris Chief Executive Officer

TRITON PCS FINANCE COMPANY, INC.

By:	/s/ MICHAEL T. BONINI
Michael T. Bonini President

TRITON PCS HOLDINGS COMPANY L.L.C..
By:	Triton Management Company, Inc., its manager

By:	/s/ MICHAEL E. KALOGRIS
Michael E. Kalogris Chief Executive Officer

TRITON PCS EQUIPMENT COMPANY L.L.C
By: Triton Management Company, Inc., its manager

By:	/s/ MICHAEL E. KALOGRIS
Michael E. Kalogris Chief Executive Officer

TRITON PCS OPERATING COMPANY L.L.C.
By: Triton Management Company, Inc., its manager

By:	/s/ MICHAEL E. KALOGRIS
Michael E. Kalogris Chief Executive Officer

TRITON PCS INVESTMENT COMPANY L.L.C.
By: Triton Management Company, Inc., its manager

By:	/s/ MICHAEL E. KALOGRIS
Michael E. Kalogris Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of each of the Registrants and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ MICHAEL E. KALOGRIS Michael E. Kalogris

Chief Executive Officer and Sole Director of Triton PCS, Inc. and

Triton Management Company, Inc.

(Principal Executive Officer) and principal executive officer of each of Triton PCS Holdings Company L.L.C., Triton PCS Equipment Company L.L.C., Triton PCS Operating Company L.L.C., and Triton PCS Investment Company L.L.C. by virtue of being the Chief Executive Officer of Triton Management Company, Inc., the manager of each such entity

August 20, 2004

/s/ DAVID D. CLARK David D. Clark

Executive Vice President, Chief Financial Officer and Secretary of Triton PCS, Inc. and Triton Management Company, Inc.

(Principal Financial Officer) and principal financial officer of each of Triton PCS Holdings Company L.L.C., Triton PCS Equipment Company L.L.C., Triton PCS Operating Company L.L.C., and Triton PCS Investment Company L.L.C. by virtue of being the Chief Financial Officer of Triton Management Company, Inc., the manager of each such entity

August 20, 2004

/s/ WILLIAM A. ROBINSON William A. Robinson	Executive Vice President of Operations and Controller of Triton PCS, Inc. and Triton Management Company, Inc. (Principal Accounting Officer) and principal accounting officer of each of Triton PCS Holdings Company L.L.C., Triton PCS Equipment Company L.L.C., Triton PCS Operating Company L.L.C., and Triton PCS Investment Company L.L.C. by virtue of being the Controller of Triton Management Company, Inc., the manager of each such entity	August 20, 2004

Signature	Title	Date

/s/ MICHAEL T. BONINI Michael T. Bonini	President of Triton PCS Finance Company, Inc. (Principal Executive Officer)	August 20, 2004

/s/ BRIAN WOGRAM Brian Wogram	Chief Financial Officer of Triton PCS Finance Company, Inc. (Principal Financial Officer)	August 20, 2004

/s/ ROBERT SAGEDY Robert Sagedy	Vice President of Triton PCS Finance Company, Inc. (Principal Accounting Officer)	August 20, 2004

/s/ MICHAEL T. BONINI Michael T. Bonini	Director of Triton PCS Finance Company, Inc.	August 20, 2004

/s/ BRIAN WOGRAM Brian Wogram	Director of Triton PCS Finance Company, Inc.	August 20, 2004

/s/ ROBERT SAGEDY Robert Sagedy	Director of Triton PCS Finance Company, Inc.	August 20, 2004